As filed with the Securities and Exchange Commission on July 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Real Messenger Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

695 Town Center Drive, Suite 1200, Costa Mesa, CA 92626]

Telephone: +1 657 408 8684

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mr. Kwai Hoi Ma, 695 Town Center Drive, Suite 1200, Costa Mesa, CA 92626] Telephone: +1 657 408 8684

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Lawrence Venick, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990	David Cheng, Esq. David R. Brown, Esq. Nixon Peabody LLP 70 West Madison St. Suite 5200 Chicago, IL 60602-4378 Telephone: (312) 977-4400 Facsimile: (312) 977-4405

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†-The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 3, 2023

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

NOVA VISION ACQUISITION CORP.

AND PROSPECTUS FOR ORDINARY SHARES, RIGHTS AND WARRANTS

OF REAL MESSENGER CORPORATION

Proxy Statement/Prospectus dated June [    ], 2023

and first mailed to the shareholders of Nova Vision Acquisition Corp. on or about [    ], 2023

To the Shareholders of Nova Vision Acquisition Corp.:

You are cordially invited to attend the extraordinary general meeting of the Shareholders of Nova Vision Acquisition Corp. (“Nova Vision,” “NOVA,” “we”, “our”, or “us”), which will be held at [    ], on [    ], 2023 (the “Extraordinary General Meeting”) and virtually using the following dial-in information:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

To help ensure that all shareholders may conveniently participate in the Extraordinary General Meeting, and in the interests of continuing to protect the health and well-being of our shareholders, the board of directors of Nova Vision (the “Nova Vision Board” or “NOVA Board”) has determined to utilize virtual shareholder meeting technology. We encourage shareholders to attend the Extraordinary General Meeting.

Nova Vision is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” The business combination will be completed through a two-step process consisting of the Redomestication Merger (as defined below) and the Acquisition Merger (as defined below). The Redomestication Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

Nova Vision has entered into a merger agreement with Real Messenger Holdings Limited, a Cayman Islands exempted company (“Real Messenger”), dated as of March 27, 2023 (as it may be amended from time to time, the “Merger Agreement”), which provides for a Business Combination between Nova Vision and Real Messenger. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of Nova Vision, Nova Vision will merge with and into Real Messenger Corporation, a Cayman Islands exempted company to be formed shortly after the signing of the Merger Agreement as a wholly owned subsidiary of Nova Vision (such company before the Business Combination is referred to as “NewCo” and upon and following the Acquisition Merger is hereinafter sometimes referred to as “PubCo”), with NewCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); (ii) substantially concurrently with the Redomestication Merger, RM2 Limited (“Merger Sub”), a Cayman Islands exempted company to be formed shortly after the signing of the Merger Agreement as a wholly owned subsidiary of NewCo, will be merged with and into Real Messenger, with Real Messenger remaining as the surviving entity, resulting in Real Messenger being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among Nova Vision and Real Messenger. The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is up to $150,000,000, and is comprised of a closing payment equal to $75,000,000 (the “Closing Consideration Payment”) and an earnout component under which up to an additional $75,000,000 of consideration may be paid in the future, contingent on the achievement of certain performance milestones which are further described herein (the “Earnout Consideration”). The PubCo Ordinary Shares, if any, that are issued as Earnout Consideration are defined herein as the “Earnout Consideration Shares”. The Closing Consideration Payment will be made in the form of 7,500,000 newly issued PubCo Ordinary Shares (as defined below) valued at $10.00 per share, which is comprised of (A) 6,000,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 1,500,000 PubCo Ordinary Shares (the “Holdback Shares”, together with the Closing Payment Shares, the “Merger Consideration Shares”) which shall be issued at the Closing and are subject to surrender and forfeiture for indemnification obligations under the Merger Agreement.

Each of NewCo and Merger Sub was incorporated on June 27, 2023. On June 29, 2023, NewCo and Merger Sub executed a joinder agreement with Nova Vision and Real Messenger, pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Merger Agreement.

The PubCo Ordinary Shares are classified into class A ordinary shares (“PubCo Class A Ordinary Shares”) and class B ordinary shares (“PubCo Class B Ordinary Shares,” together with PubCo Class A Ordinary Shares, collectively “PubCo Ordinary Shares”) where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The Merger Consideration will be paid 80% in PubCo Class B Ordinary Shares and 20% in PubCo Class A Ordinary Shares. At the Closing of the Business Combination, the former Nova Vision shareholders will receive the consideration specified below and the former shareholders of Real Messenger will receive the Closing Payment Consideration consisting of an aggregate of 1,500,000 PubCo Class A Ordinary Shares and 6,000,000 PubCo Class B Ordinary Shares, of which 300,000 PubCo Class A Ordinary Shares and 1,200,000 PubCo Class B Ordinary Shares are to be issued as the Holdback Shares to satisfy any indemnification obligations incurred under the Merger Agreement, which are subject to surrender and forfeiture for indemnification obligations under the Merger Agreement. Any Earnout Consideration will be paid 20% in PubCo Class A Ordinary Shares and 80% in PubCo Class B Ordinary Shares. All of the PubCo Class A Ordinary Shares to be issued in the Acquisition Merger will be issued to an individual who, as of the date of this proxy statement/prospectus, is the owner of 5,000,000 restricted shares of Real Messenger. The agreement governing these restricted shares provides that all existing restrictions on shares shall lapse on the date that both (i) the Business Combination is consummated and (ii) such shareholder is an active employee of Real Messenger and/or any successor entity (such as PubCo). In addition, [*] PubCo Class A Ordinary Shares will be reserved and authorized for issuance under the 2023 Real Messenger Corporation 2023 Employee Incentive Plan upon closing (the “Incentive Plan”).

At the Extraordinary General Meeting, Nova Vision shareholders will be asked to consider and vote upon the following proposals:

1.	approval of the Redomestication Merger and the Plan and Articles of Merger (as defined below), which we refer to as the “Redomestication Merger Proposal” or “Proposal No. 1;”

2.	approval of the Acquisition Merger, which we refer to as the “Acquisition Merger Proposal” or “Proposal No. 2;”

3.	approval, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 7,500,000 PubCo Ordinary Shares in connection with the Business Combination and related financings, which we refer to as the “Nasdaq Proposal” or “Proposal No. 3”;

4.	approval of the Governance Proposal, which we refer to as the “Governance Proposal” or “Proposal No. 4”; and

5.	approval of PubCo’s 2023 Equity Incentive Plan, which we refer to as the “Incentive Plan Proposal” or “Proposal No. 5.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex C; and

6.	approval to adjourn the Extraordinary General Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus, which we refer to as the “Adjournment Proposal” or “Proposal No. 6” and, together with the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal and the Incentive Plan Proposal,

collectively, the “Proposals.”

If Nova Vision shareholders approve the Redomestication Merger Proposal and the Acquisition Merger Proposal, then, immediately prior to the consummation of the Business Combination, all outstanding units of Nova Vision (each of which consists of one NOVA Ordinary Share, one NOVA Warrant and one NOVA Right) (the “NOVV Units”) will separate into their individual components of NOVA Ordinary Shares, NOVA Warrants and NOVA Rights and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Nova Vision shareholders shall be exchanged as follows:

(i)	Each ordinary share of NOVA, par value $0.0001 per share (“NOVA Ordinary Share”), issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each such NOVA Ordinary Share, PubCo shall issue to each Nova Vision shareholder (other than Nova Vision shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued PubCo Class A Ordinary Share, which shall be fully paid;

(ii)	Each whole warrant to purchase one-half of one NOVA Ordinary Share (“NOVA Warrant”) issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a warrant to purchase one-half of one PubCo Class A Ordinary Share (each, a “PubCo Warrant”) (or equivalent portion thereof) provided, however, that the number of warrants issuable upon separation of the units will be rounded up to the nearest whole number of warrants. The PubCo Warrants will have substantially the same terms and conditions as set forth in the NOVA Warrants; and

(iii)	Each Nova Vision right (each exchangeable into one-tenth of one NOVA Ordinary Share) ( “NOVA Right”) issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Class A Ordinary Share in exchange for the cancellation of each NOVA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

It is anticipated that, upon consummation of the Business Combination, Nova Vision’s existing shareholders, including the Sponsor (as defined below), will own approximately 10.57% of the issued PubCo Ordinary Shares, and the Real Messenger Shareholders will own approximately 64.23% of the issued PubCo Ordinary Shares; and that Nova Vision’s existing shareholders, including the Sponsor (as defined below), will have approximately 6.63% of aggregate voting power of all issued PubCo Ordinary Shares, and the Real Messenger Shareholders will have approximately 93.64% of aggregate voting power of all issued PubCo Ordinary Shares.

These relative percentages assume that (i) none of Nova Vision’s existing public shareholders exercise their redemption rights or dissenting rights, as discussed herein; (ii) there is no exercise or conversion of PubCo Warrants; and (iii) the Notes (as defined herein) have not been converted. If any of Nova Vision’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of Nova Vision’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” and “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

The NOVA Units, NOVA Ordinary Shares, NOVA Rights and NOVA Warrants are currently listed on the Nasdaq Capital Market under the symbols “NOVVU,” “NOVV,” “NOVVR” and “NOVVW,” respectively. Each NOVA Unit consists of one Nova Vision Ordinary Share, one NOVA Right and one redeemable NOVA Warrant, exercisable 30 days after the consummation of the Business Combination. PubCo intends to apply to list the PubCo Ordinary Shares and PubCo Warrants on the Nasdaq Stock Market under the symbols “RMSG” and “RMSGW,” respectively, in connection with the closing of the Business Combination.

Nova Vision cannot assure you that the PubCo Class A Ordinary Shares and PubCo Warrants will be approved for listing on Nasdaq.

Investing in PubCo securities involves a high degree of risk. See “Risk Factors” beginning on page 28 for a discussion of information that should be considered in connection with an investment in PubCo securities.

As of [    ], 2023, there was approximately $[    ] in Nova Vision’s trust account (the “Trust Account”). On [    ], 2023, the last sale price of NOVA Ordinary Shares was $[    ].

Following the completion of the Business Combination, the issued and outstanding share capital of PubCo will consist of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares. The Real Messenger shareholders will beneficially own 64.23% of the issued PubCo Ordinary Shares and will be able to exercise 93.64% of the total voting power of the issued and outstanding share capital of PubCo immediately following the completion of the Business Combination, assuming that (i) none of Nova Vision’s existing public shareholders exercise their redemption rights or dissenting rights, as discussed herein, (ii) there is no exercise of PubCo Warrants, (iii) the Notes (as defined herein) not been converted and (iv) no Earnout Consideration Shares have been issued. Upon any sale, transfer, assignment or disposition of Pubco Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of Pubco Class B Ordinary Shares to any person or entity which is not an affiliate of the holder before the completion of the Redomestication Merger, such Pubco Class B Ordinary Shares shall be automatically and immediately converted into the same number of Pubco Class A Ordinary Shares. Pubco Class A Ordinary Shares are not convertible into Pubco Class B Ordinary Shares under any circumstances.

Pursuant to Nova Vision’s second amended and restated memorandum and articles of association, Nova Vision is providing its public shareholders with the opportunity to redeem all or a portion of their NOVA Ordinary Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Nova Vision’s Trust Account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding NOVA Ordinary Shares that were sold as part of the NOVA Units in Nova Vision’s initial public offering (“IPO”), subject to the limitations described herein. Nova Vision estimates that the per-share price at which NOVA Ordinary Shares held by the public (the “Public Shares”) may be redeemed from cash held in the Trust Account will be approximately $[    ] at the time of the Extraordinary General Meeting. Nova Vision’s public shareholders may elect to redeem their shares even if they vote for the Redomestication Merger or do not vote at all. Nova Vision has no specified maximum redemption threshold under the Nova Vision second amended and restated memorandum and articles of association.

Nova Vision is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. The Sponsor, which owns approximately 39.3% of the issued and outstanding NOVA Ordinary Shares as of the record date, has agreed to vote its NOVA Ordinary Shares in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal, which transactions comprise the Business Combination, and intends to vote for the Nasdaq Proposal, Governance Proposal, Incentive Plan Proposal and the Adjournment Proposal, although there is no agreement in place with respect to voting on those latter proposals.

Each shareholder’s vote is very important. Whether or not you plan to attend the Extraordinary General Meeting in person (including by virtual presence), please submit your proxy card without delay. Nova Vision’s shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person (including by virtual presence) if such shareholder subsequently chooses to attend the Extraordinary General Meeting. If you are a holder of record and you attend the Extraordinary General Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting and broker non-votes will have no effect on any of the Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person (including by virtual presence), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting of shareholders. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person (including by virtual presence).

This proxy statement/prospectus provides you with detailed information about the Merger Agreement and other matters to be considered at the Extraordinary General Meeting. We encourage you to read this entire proxy statement/prospectus, including the annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 28 of this proxy statement/prospectus.

Nova Vision’s board of directors has unanimously approved the Merger Agreement and the Plan and Articles of Merger, and unanimously recommends that Nova Vision’s shareholders vote “FOR” approval of each of the Proposals. When you consider the Nova Vision board of director’s recommendation of these Proposals, you should keep in mind that Nova Vision’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See the section titled “Summary of the Proxy Statement/Prospectus — Interests of Certain Persons in the Business Combination.”

On behalf of Nova Vision’s board of directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Sincerely,

Eric Ping Hang Wong
Chief Executive Officer
Nova Vision Acquisition Corp.
July [ ], 2023

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Nova Vision with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

If you would like to request documents, please do so no later than one week prior to the meeting date to receive them before the Extraordinary General Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about Nova Vision, PubCo and Real Messenger. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. None of Nova Vision, PubCo and Real Messenger has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement/prospectus:

●	References to “AI” refer to artificial intelligence;

●	References to “app” refer to a mobile application;

●	References to “CAGR” refer to compound annual growth rate;

●	References to “Cayman Companies Act” or “Companies Act” refer to the Companies Act (As Revised) of the Cayman Islands;

●	References to “Closing Date” refer to the date on which the Business Combination is consummated;

●	References to “Combined Company” refer to Nova Vision and Real Messenger as of the Effective Time;

●	References to “Current Charter” refer to Nova Vision’s current second amended and restated memorandum and articles of association as amended and restated on November 9, 2022;

●	References to “Earnout Consideration Shares” refer to the aggregate of up to 7,500,000 newly issued PubCo Ordinary Shares (rounded to the nearest whole share) subject to the attainment of certain post-Closing targets and subject to the other terms set forth on Schedule B to the Merger Agreement;

●	References to “EBITDA” refer to earnings before interest, taxes, depreciation and amortization;

●	References to “Effective Time” refer to the time when the Plan of Merger for the Acquisition Merger is accepted by the Registrar of Companies in the Cayman Islands in accordance with the Cayman Companies Act, or such other time as specified in such Plan of Merger;

●	References to “Exchange Act” refer to the Securities Exchange Act of 1934, as amended;

●	References to “Incentive Plan” refer to the Real Messenger Corporation 2023 Employee Incentive Plan, attached to this proxy statement as Annex C;

●	References to “Initial Shareholders” refer to all of Nova Vision’s shareholders immediately prior to the IPO, including all of Nova Vision’s officers and directors to the extent they hold NOVA Ordinary Shares;

●	References to “IPO” refer to the initial public offering of 5,000,000 units of Nova Vision consummated on August 10, 2021;

●	References to “Loeb” refer to Loeb & Loeb LLP;

●	References to “LOI” refer to a letter of intent;

●	References to “Merger Agreement” refer to the merger agreement between Nova Vision and Real Messenger;

●	References to “Notes” refer to (i) the non-interest bearing, unsecured promissory note in the principal amount of $575,000 issued by Nova Vision to Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; and (ii) an additional eight non-interest bearing, unsecured promissory notes, each in the principal amount of $75,030 (representing $0.0416 per NOVA Ordinary Share issued at the IPO that have not been redeemed), issued by Nova Vision to the Sponsor on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023, respectively, in exchange for Sponsor depositing such each amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of one month commencing November 10, 2022 through July 10, 2023.

●	References to “Plans and Article of Merger” refer to the articles of merger and the Plan of Merger to be filed with the British Virgin Islands Registrar of Corporate Affairs in connection with the Redomestication Merger;

●	References to “Plan of Merger” or “Plans of Merger” refer to, in the case of the Redomestication Merger, the plan of merger to be filed with the Registrar of Companies of the Cayman Islands, and in the case of the Acquisition Merger, the plan of merger to be filed with the Registrar of Companies of the Cayman Islands, as the case may be;

●	References to “PropTech” refer to the business of property technology.

●	References to “proxy solicitor” refer to Advantage Proxy, Inc., Nova Vision’s proxy solicitor;

●	References to “PubCo” refer to Real Messenger Corporation as the post-Business Combination entity;

●	References to “Sponsor” refer to Nova Pulsar Holdings Limited;

●	References to “Trust Account” refer to the trust account established pursuant to the Investment Management Trust Agreement dated August 5, 2021, between Nova Vision and American Stock Transfer and Trust Company, LLC;

●	References to “US Dollars,” “$,” or “US$” refer to the legal currency of the United States;

●	References to “U.S. GAAP” refer to accounting principles generally accepted in the United States; and

●	References to “VWAP” refer to Volume-Weighted Average Price.

Unless otherwise noted, all translations from [*] to U.S. dollars and from U.S. dollars to [*], as the case may be, in this proxy statement/prospectus are made at [    ] [*]to US$1.00, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on [    ]. We make no representation that any of the aforementioned currencies could have been, or could be, converted into any of the other aforementioned currencies, at any particular rate, the rates stated above, or at all. On [    ], the noon buying rate for [*] was [    ] to US$1.00.

Nova Vision Acquisition Corp.

2 Havelock Road #07-12

Singapore 059763

Tel: +65 87183000

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [    ], 2023

TO THE SHAREHOLDERS OF NOVA VISION ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of Nova Vision Acquisition Corp., a British Virgin Islands company (“Nova Vision”), will be held at [    ] on [    ], 2023 at [    ]AM/PM Eastern Time (“Extraordinary General Meeting”) virtually using the following dial-in information:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

To help ensure that all shareholders may conveniently participate in the Extraordinary General Meeting, and in the interests of continuing to protect the health and well-being of our shareholders, the Nova Vision Board has determined to utilize virtual shareholder meeting technology to promote social distancing due to COVID-19 pandemic. We encourage shareholders to attend the Extraordinary General Meeting. This proxy statement includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

The Extraordinary General Meeting will be held for the purposes of considering and voting upon, and if through fit passing and approving, the following resolutions that:

I.	the merger of Nova Vision with and into Real Messenger Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of Nova Vision (such company before the Business Combination is referred to as “NewCo” and upon and following the Acquisition Merger is hereinafter sometimes referred to as “PubCo”), with PubCo surviving the merger, be approved and authorized in all respects and that the Plan and Articles of Merger, a copy of which is included as Annex A2 to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan and Articles of Merger, be and is hereby authorized and any director and/or officer of Nova Vision be and is hereby authorized to execute the Plan and Articles of Merger, for and on behalf of Nova Vision, with such changes therein and additions thereto as any director and/or officer of Nova Vision may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof. We refer to this merger as the Redomestication Merger. This proposal is referred to as the Redomestication Merger Proposal or Proposal No. 1. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

II.	the merger of RM2 Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of NewCo (“Merger Sub”), into Real Messenger, resulting in Real Messenger surviving the merger and becoming a wholly owned subsidiary of PubCo be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the merger. We refer to this merger as the Acquisition Merger. This proposal is referred to as the Acquisition Merger Proposal or Proposal No. 2. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

III.	for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 19,177,362 PubCo Ordinary Shares by PubCo as the surviving entity in connection with the Business Combination be approved and authorized in all respect. We refer this proposal as the Nasdaq Proposal or Proposal No. 3. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

IV.	at the effective time of the Redomestication Merger, (i) the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement as Annex B (the “PubCo Amended and Restated Memorandum and Articles of Association”) and (ii) the adoption of the new name by PubCo as ‘[*]’, We refer this proposal as the Governance Proposal or Proposal No. 4. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

V.	the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Redomestication Merger with effect from the closing of the Business Combination. We refer this proposal as to approve the Incentive Plan to as the Incentive Plan Proposal or Proposal No. 5. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

VI.	the Extraordinary General Meeting be adjourned to a later date or dates to be determined by the chairman of the Extraordinary General Meeting as necessary, including without limitation (a) to permit further solicitation and vote of proxies in the event Nova Vision does not receive the requisite shareholder vote to approve any of the above Proposals; (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Nova Vision shareholders, or (c) if, as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Nova Vision Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting. This proposal is called the Adjournment Proposal or Proposal No. 6. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Redomestication Merger Proposal and the Acquisition Merger Proposal are dependent upon each other. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, then Nova Vision will not consummate the Business Combination. If Nova Vision does not consummate the Business Combination and fails to complete an initial business combination by August 10, 2023 (24 months after the consummation of the IPO, if the time period is extended), Nova Vision will be required to liquidate and dissolve. As disclosed in Nova Vision’s prospectus in relation to the IPO, Nova Vision originally had 12 months after the consummation of the IPO to consummate an initial business combination and may extend such period to a total of 21 months after the consummation of the IPO. As approved by its shareholders at the annual meeting of Shareholders held on November 9, 2022, Nova Vision entered into an amendment to the investment management trust agreement, dated November 9, 2022, with American Stock Transfer & Trust Company and adopted a second amended and restated memorandum and articles of association, giving Nova Vision the right to extend the time to complete a business combination additional nine (9) times for an additional one (1) month each time for a total of up to 24 months after the consummation of the IPO, or August 10, 2023, by depositing $0.0416 per share issued at the IPO that have not been redeemed to the Trust Account. As of the date of this prospectus, Nova Vision has issued non-interest bearing, unsecured Notes in the aggregate principal amount of $1,175,242 to the Sponsor in exchange for the Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination to July 10, 2023.

As of [    ], the record date, there were [    ] NOVA Ordinary Shares issued and outstanding and entitled to vote. Only Nova Vision’s shareholders who hold shares of record as of the close of business on [    ] are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. This proxy statement/prospectus is first being mailed to Nova Vision’s shareholders on or about [    ]. Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof; provided, however, that if holders of [    ] or more of the NOVA Ordinary Shares purchased in the IPO demand redemption of their NOVA Ordinary Shares, then the Business Combination may not be completed. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on any of the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

Whether or not you plan to attend the Extraordinary General Meeting (by virtual presence), please submit your proxy card without delay to the proxy solicitor not later than the time appointed for the Extraordinary General Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares yourself if you subsequently choose to attend the Extraordinary General Meeting. If you fail to return your proxy card and do not attend the Extraordinary General Meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. You may revoke a proxy at any time before it is voted at the Extraordinary General Meeting by executing and returning a proxy card dated later than the previous one, by attending the Extraordinary General Meeting and casting your vote by ballot or by submitting a written revocation to the proxy solicitor, that is received by the proxy solicitor before we take the vote at the Extraordinary General Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The Nova Vision Board unanimously recommends that you vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

Eric Ping Hang Wong
Chief Executive Officer of
Nova Vision Acquisition Corp.

July [ ], 2023

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed by PubCo (File No. 333-[    ]) with the SEC, constitutes a prospectus of PubCo under Section 5 of the Securities Act, with respect to the issuance of (i) the PubCo Ordinary Shares to Nova Vision’s shareholders, (ii) the PubCo Ordinary Shares to the shareholders of Real Messenger under the Merger Agreement, (iii) the PubCo Warrants to holders of NOVA Warrants in exchange for the NOVA Warrants, and (iv) the PubCo Ordinary Shares underlying the PubCo Warrants and the PubCo Rights, in each instance if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Extraordinary General Meeting at which Nova Vision’s shareholders will be asked to consider and vote upon the Proposals to approve the Redomestication Merger, the Acquisition Merger, the Nasdaq Proposal, the Governance Proposal and the Incentive Plan Proposal.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, PubCo will be required to file its Annual Report on Form 20-F with the SEC no later than four months following its fiscal year end. Nova Vision files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Nova Vision’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.report.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact the proxy solicitor, Advantage Proxy, Inc., individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

All information contained in this proxy statement/prospectus relating to Nova Vision, PubCo and Merger Sub has been supplied by Nova Vision, and all such information relating to Real Messenger has been supplied by Real Messenger. Information provided by either of Nova Vision or Real Messenger does not constitute any representation, estimate or projection of the other party.

Neither Nova Vision, PubCo, Merger Sub nor Real Messenger has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of PubCo, Nova Vision and/or Real Messenger and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Real Messenger,” and “Business of Real Messenger.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “predict,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Nova Vision and Real Messenger, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Nova Vision and the following:

●	expectations regarding Real Messenger’s strategies and future financial performance, including Real Messenger’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Real Messenger’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the real estate industry in general and the markets in which Real Messenger operates;

●	Real Messenger’s ability to stay in compliance with laws and regulations that currently apply or become applicable to its business in its current markets, both within the United States and internationally;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

●	the outcome of any legal proceedings that may be instituted against Real Messenger, Nova Vision and others following announcement of the Merger Agreement and transactions contemplated therein;

●	the inability to complete the Business Combination due to the failure to obtain approval by the shareholders of Nova Vision;

●	the risk that the proposed Business Combination disrupts current plans and operations of Real Messenger as a result of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the proposed Business Combination;

●	the amount of any redemptions by existing holders of NOVA Ordinary Shares being greater than expected;

●	the management and board composition of PubCo following the proposed Business Combination;

●	the ability to list PubCo’s securities on Nasdaq;

●	limited liquidity and trading of Nova Vision’s and PubCo’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Real Messenger, PubCo and/or Nova Vision may be adversely affected by other economic, business, and/or competitive factors;

●	operational risk;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Real Messenger’s resources;

●	fluctuations in exchange rates between the foreign currencies in which Real Messenger typically does business and the United States dollar; and

●	the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Nova Vision, Real Messenger and PubCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Real Messenger, Nova Vision, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, PubCo, Real Messenger and Nova Vision undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

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QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

Q:	What is the purpose of this document?

A:	Nova Vision is proposing to consummate the Business Combination. The Business Combination consists of the Redomestication Merger and the Acquisition Merger, each of which is described in this proxy statement/prospectus. In addition, the Merger Agreement and the Plan and Articles of Merger are attached to this proxy statement/prospectus as Annex A1 and Annex A2, respectively, and are incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Approval of the Redomestication Merger and the Acquisition Merger will each require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof; provided, however, that if holders of more than [    ] NOVA Ordinary Shares exercise their redemption rights then the Business Combination may not be completed.

Q:	What is being voted on at the Extraordinary General Meeting?

A:	Below are the Proposals that the Nova Vision’s shareholders are being asked to vote on:

●	The Redomestication Merger Proposal to approve the Redomestication Merger and the Plan and Articles of Merger;

●	The Acquisition Merger Proposal to approve the Acquisition Merger;

●	The Nasdaq Proposal to approve the issuance of up to an aggregate of 15,000,000 PubCo Ordinary Shares in connection with the Business Combination;

●	The Governance Proposal to approve, on a non-binding advisory basis, the amendment and restatement of the memorandum and articles of association of Pubco by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of Pubco in the form attached to this proxy statement as Annex B upon the Redomestication Merger Effective Time; and

●	The Incentive Plan Proposal to approve PubCo’s 2023 Equity Incentive Plan; and

●	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event Nova Vision does not receive the requisite shareholder vote to approve the above Proposals.

Approval of each of the Proposals requires the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof; provided, however, that if holders of more than [    ] NOVA Ordinary Shares exercise their redemption rights then the Business Combination may not be completed. As of the record date, [    ] shares held by the Initial Shareholders, including the Sponsor and all of Nova Vision’s officers and directors to the extent they hold NOVA Ordinary Shares (the “Initial Shareholders”), or approximately 43.3% of the outstanding NOVA Ordinary Shares, would be voted in favor of each of the Proposals.

Q:	Are any of the proposals conditioned on one another?

A:	Yes, the Redomestication Merger Proposal and the Acquisition Merger Proposal are dependent upon each other. The Nasdaq Proposal, the Governance Proposal and the Incentive Plan Proposal are dependent on the Redomestication Merger Proposal and the Acquisition Merger Proposal. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, Nova Vision will not consummate the Business Combination. If Nova Vision does not consummate the Business Combination and fails to complete an initial business combination by August 10, 2023 (24 months after the consummation of the IPO, as Nova Vision has extended the initial time period, as further described herein), Nova Vision will be required to liquidate and dissolve. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

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Q:	Do any of Nova Vision’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

●	On March 27, 2023, contemporaneously with the execution of the Merger Agreement, Nova Vision’s Initial Shareholders entered into a Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights; The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2023. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

●	On August 4, 2022, Nova Vision issued an unsecured promissory note in the aggregate principal amount of $575,000 the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022. Subsequently, Nova Vision issued a total of eight non-interest bearing, unsecured promissory notes (excluding the promissory note issued on August 4, 2022 mentioned above), each for an amount of $75,030 (representing $0.0416 per NOVA Ordinary Share issued at the IPO that have not been redeemed), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023 respectively (collectively, with the promissory note issued on August 4, 2022, the “Notes”), to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account. The Notes do not bear interest and mature upon the closing of a business combination by Nova Vision. In addition, the Notes may be converted by the holder into NOVA Units at a price of $10.00 per unit by providing Nova Vision with written notice of its intention to convert the Note at least one business day prior to the closing of the Business Combination. If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination; and

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●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

None of Nova Vision’s officers and directors has or will have any interest in, or affiliation with, PubCo. For a discussion of the fiduciary or contractual obligations that such persons may have to other entities, please see “Directors, Executive Officers, Executive Compensation and Corporate Governance of Nova Vision — Conflicts of Interest.”

Q:	What is the Merger Consideration and what will Real Messenger Shareholders receive in return for the Business Combination?

A:	At the Effective Time, among other things, by virtue of the Acquisition Merger and without any action on the part of Nova Vision, Merger Sub or Real Messenger, each Real Messenger Ordinary Share issued and outstanding immediately prior to the Effective Time (other than Company Excluded Shares, Redeeming Parent Shares and Company Dissenting Shares, each as defined in the Merger Agreement) shall be canceled and automatically converted into the right to receive, without interest, the applicable number of PubCo Ordinary Shares for such number of Real Messenger Ordinary Shares as specified in the Merger Agreement. After the Effective Time, each Real Messenger Shareholder will cease to have any rights with respect to Real Messenger Ordinary Shares, except the right to receive the Merger Consideration. The Merger Consideration Shares shall be comprised of two elements, namely the Closing Payment Shares (A) 6,000,000 PubCo Ordinary Shares which shall be issued at the Closing and (B) 1,500,000 PubCo Ordinary Shares which shall be issued at the Closing and subject to surrender and forfeiture for indemnification obligations under the Merger Agreement. In addition, the Earnout Consideration Shares shall be issued as additional consideration for the Acquisition Merger, subject to the attainment of certain contingent payment targets as further described in Schedule B to the Merger Agreement. For further details, see “Proposal No. 2: The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Real Messenger; Acquisition Merger Consideration.”

Q:	What are the Earnout Consideration Shares and under what circumstances will the Earnout Consideration Shares be issued?

A:	“Earnout Consideration Shares” refer to contingent shares that may be issued as part of a business combination from one party (usually the purchaser) to another (usually the seller) if certain financial or commercial conditions or milestones laid out in a business combination agreement are met. In this case, in connection with the Business Combination and pursuant to the Merger Agreement, up to an additional 7,500,000 Earnout Consideration Shares may be paid to the Real Messenger Shareholders as contingent post-closing earnout consideration. The earnout milestones are in five tiers, and are based on PubCo’s performance starting in 2024, with specific targets tied to PubCo’s revenues, PubCo’s EBITDA, and the trading price of PubCo Ordinary Shares. For further details, see “Proposal No. 2: The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Real Messenger; Acquisition Merger Consideration.”

Q:	When and where is the Extraordinary General Meeting?

A:	The Extraordinary General Meeting will take place at [ ] on [ ], 2023, in a virtual meeting format using the following dial-in information. Shareholders are encouraged to attend the Extraordinary General Meeting virtually:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

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This proxy statement includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Q:	Who may vote at the Extraordinary General Meeting?

A:	Only holders of record of NOVA Ordinary Shares as of the close of business on [ ], 2023 (the record date) may vote at the Extraordinary General Meeting. As of [ ], 2023, there were [ ] NOVA Ordinary Shares outstanding and entitled to vote. Please see the section titled “The Extraordinary General Meeting of Nova Vision Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Extraordinary General Meeting?

A:	Shareholders representing a majority of the shares of capital issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting must be present in person (including by virtual presence) or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. NOVA Ordinary Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum within two hours from the time appointed for the meeting, the Extraordinary General Meeting will be adjourned to a business day at the same time and place, or to such other time and place as the directors may determine. As of the date of this proxy statement/prospectus, the Initial Shareholders own 43.3% of the issued and outstanding NOVA Ordinary Shares. The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal and, accordingly, their shares will be counted towards the quorum.

Q:	What vote is required to approve the Proposals?

A:	Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Since each of the Proposals require the affirmative vote of a majority of the NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals. As of the date of this proxy statement/prospectus, the Initial Shareholders own 43.3% of the issued and outstanding NOVA Ordinary Shares. The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal and, accordingly, we would need only 240,807, or 11.89%, of the 2,026,612 Public Shares to be voted in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal in order to have them approved (assuming that only a quorum was present at the meeting).

Q:	How will the Initial Shareholders vote?

A:	Nova Vision’s Initial Shareholders, who as of the record date, owned 1,745,000 NOVA Ordinary Shares, or approximately 43.3% of the issued and outstanding NOVA Ordinary Shares, have agreed to vote their respective shares acquired by them prior to the IPO in favor of the Redomestication Merger Proposal, Acquisition Merger Proposal and other related proposals. The Initial Shareholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals.

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Q:	What do I need to do now?

A:	We urge you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a Nova Vision’s shareholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:	Do I need to attend the Extraordinary General Meeting to vote my shares?

A:	No. You are invited to attend the Extraordinary General Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Extraordinary General Meeting to vote your NOVA Ordinary Shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. Nova Vision encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:	Am I required to vote against the Redomestication Merger and the Acquisition Merger Proposal in order to have my NOVA Ordinary Shares redeemed?

A:	No. You are not required to vote against the Redomestication Merger Proposal and the Acquisition Merger Proposal in order to have the right to demand that Nova Vision redeem your NOVA Ordinary Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the Trust Account, net of taxes payable) before payment of deferred underwriting commissions. You will be entitled to redeem your NOVA Ordinary Shares for cash in connection with this vote whether or not you vote or abstain to vote on the Redomestication Merger Proposal and the Acquisition Merger Proposal so long as you elect to redeem your public shares for a pro rata portion of the funds available in the Trust Account in connection with the Business Combination. These redemption rights in respect of the NOVA Ordinary Shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of NOVA Ordinary Shares electing to exercise their redemption rights will not be entitled to receive such payments and their NOVA Ordinary Shares will be returned to them.

Q:	How do I exercise my redemption rights?

A:	If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time on [ ], 2023 (two business days before the Extraordinary General Meeting), that Nova Vision redeem your shares for cash, and (ii) submit your request in writing to Nova Vision’s transfer agent, at the address listed at the end of this section and deliver your shares to Nova Vision’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Extraordinary General Meeting.

Any corrected or changed written demand of redemption rights must be received by Nova Vision’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary General Meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against, or abstain from voting on, the Business Combination and whether or not they are holders of NOVA Ordinary Shares as of the record date. Any public shareholder who holds NOVA Ordinary Shares on or before [    ], 2023 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue, Brooklyn, NY 11219

Attn: Felix Orihuela

Senior Vice President SPAC Services Administration

Relationship Management

E-mail: Forihuela@astfinancial.com

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Nova Vision shareholders holding both NOVA Ordinary Shares and NOVA Warrants may redeem their NOVA Ordinary Shares but retain the NOVA Warrants, which, if the Business Combination closes, will become PubCo Warrants. Assuming that 100% of NOVA Ordinary Shares held by Nova Vision shareholders were to be redeemed, the 6,150,000 retained outstanding NOVA Warrants, which will be automatically and irrevocably assigned to, and assumed by, PubCo following the Closing of the Business Combination, would have an aggregate value of $[    ] million, based on a price per NOVA Warrants of $[    ] on [    ], 2023, the most recent practicable date prior to the date of this proxy statement/prospectus. In addition, on [    ], 2023, the most recent practicable date prior to the date of this proxy statement/prospectus, the price per share of NOVA Ordinary Shares closed at $[    ]. If PubCo Ordinary Shares are trading above the exercise price of $11.50 per warrant, the PubCo Warrants are considered to be “in the money” and are therefore more likely to be exercised by the holders thereof (when they become exercisable 30 days following the Closing of the Business Combination) and this in turn increases the risk to non-redeeming shareholders that the PubCo Warrants will be exercised, which would result in immediate dilution to the non-redeeming shareholders.

Q:	How can I vote?

A:	If you were a holder of record of NOVA Ordinary Shares on [ ], 2023, the record date for the Extraordinary General Meeting, you may vote with respect to the Proposals in person (including by virtual presence) at the Extraordinary General Meeting, or by submitting a proxy by mail so that it is received prior to 10:00 a.m. Eastern Time on [ ], 2023, in accordance with the instructions provided to you under the section titled “The Extraordinary General Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person (including by virtual presence), obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. Under Nasdaq rules, your broker, bank or nominee cannot vote your NOVA Ordinary Shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Nova Vision believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your NOVA Ordinary Shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your NOVA Ordinary Share; this indication that a bank, broker or nominee is not voting your NOVA Ordinary Shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your NOVA Ordinary Shares only if you provide instructions on how to vote. You should instruct your broker to vote your NOVA Ordinary Shares in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:	Nova Vision will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting of Nova Vision’s shareholders. For purposes of approval, an abstention on any Proposals, while considered present for the purpose of establishing a quorum are not treated as votes cast and will have no effect on any of the Proposals.

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Q:	What happens if I sell my NOVA Ordinary Shares before the Extraordinary General Meeting?

A:	The record date for the Extraordinary General Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your NOVA Ordinary Shares after the record date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting. However, you would not be entitled to receive any PubCo Ordinary Shares following the consummation of the Business Combination because only Nova Vision shareholders at the time of the consummation of the Business Combination will be entitled to receive PubCo Ordinary Shares in connection with the Business Combination.

Q:	Will I experience dilution as a result of the Business Combination?

A:	Prior to the Business Combination, the Nova Vision’s public shareholders who hold shares issued in the IPO own approximately 50.5% of Nova Vision’s issued and outstanding shares. After giving effect (i) to the issuance of the 15,000,000 PubCo Ordinary Shares in the Acquisition Merger, including [*] PubCo Class A Ordinary Shares and [*] PubCo Class B Ordinary Shares issued to the current Real Messenger majority shareholder; (ii) to the issuance of up to 7,500,000 PubCo Ordinary Shares to the Nova Vision’s shareholders in connection with the Redomestication Merger (assuming there are no Nova Vision shareholders who exercise their redemption rights and an aggregate of 575,000 shares are issued upon conversion of the NOVA Rights); (iii) to the issuance of up to 352,084 PubCo Ordinary Shares in conversion of private units (including private rights); and assuming no exercise of the PubCo Warrants, Nova Vision’s current public shareholders will own approximately 15.26% of the issued share capital of PubCo.

The following table summarizes the pro forma ownership of PubCo Ordinary Shares upon Closing of the Business Combination under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemption, and (iii) a maximum redemption scenario:

	No Redemption Scenario(1)		Interim Redemption Scenario(2)		Max Redemption Scenario(3)
Equity Capitalization Summary	# of Shares	%	# of Shares	%	# of Shares	%
Real Messenger Shareholders(4)	7,500,000	63.47	7,500,000	68.72	7,500,000	74.91%
Nova Vision Initial Public Shareholders (including rights shares)	2,378,612	20.13	1,476,806	13.53	575,000	5.74%
Nova Vision Initial Shareholders (included rights shares)	1,914,091	16.20	1,914,091	17.54	1,914,091	19.12%
Representative share	23,000	0.19	23,000	0.21	23,000	0.23%
						%
Total Ordinary Shares	11,815,703	100	10,913,897	100	10,012,091	100%

(1)	Under No Redemption Scenario, assumes redemptions of zero NOVA Ordinary Shares.

(2)	Under Interim Redemption Scenario, assumes a 50% redemption of 901,806 NOVA Ordinary Shares for aggregate redemption payments of $9.2 million using a per-share redemption price of $10.29.

(3)	Under Max Redemption Scenario, assumes a 100% redemption of 1,803,612 NOVA Ordinary Shares for aggregate redemption payments of $19,470 million using a per-share redemption price of $10.29.

(4)	Excludes shares issuable under the PubCo’s 2023 Equity Incentive Plan.

(5)	Includes [*] PubCo Ordinary Shares issued as payment for the Deferred Underwriting Fee (as defined below) in a Max Redemption Scenario

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Potential Impact of Additional Dilution

The table below shows the potential impact of additional dilution owing to shares underlying Earnout Consideration Shares, Nova Vision Public Warrants and Private Warrants

	No Redemption Scenario		Interim Redemption Scenario		Max Redemption Scenario
Including Additional Dilution Sources	# of Shares	%	# of Shares	%	# of Shares	%
PubCo Shareholders(1)	15,000,000	58.77	15,000,000	61.03	15,000,000	63.35
Nova Vision Initial Public Shareholders (including rights shares and Shares Underlying the Public Warrants)	8,128,612	31.85	7,226,806	29.40	6,325,000	26.71
Nova Vision Initial Shareholders (including rights shares and Shares Underlying the Nova Vision Sponsor Private Warrants)	2,373,766	9.30	2,373,766	9.66	2,373,766	10.03
Representative Shares(3)	23,000	0.09	23,000	0.09	23,000	0.09
Total Ordinary Shares	25,525,378	100	24,578,988	100	23,677,182	100

(1)	Includes 7,500,000 Earnout Consideration Shares payable in five tiers subject to achievement of specified financial milestones.

(3)	Assumes Real Messenger stock price at or above $16.50 and options are exercised (cashless) at $11.00; and warrants are then exercised (cashless) at $11.50.

Q:	Are Real Messenger’s shareholders required to approve the Acquisition Merger?

A:	Yes. Real Messenger’s shareholders’ approval of the Acquisition Merger, the Merger Agreement and the Plan of Merger is required to consummate the Business Combination. It is a condition to the obligations of Nova Vision to consummate the Closing of the Business Combination that Real Messenger shall have obtained authorization and approval of the Merger Agreement, the Acquisition Merger, the Plan of Merger and all other transactions contemplated by the Merger Agreement by way of a special resolution of Real Messenger Shareholders passed by the unanimous affirmative vote of holders of all Real Messenger Ordinary Shares in accordance with the organizational documents of Real Messenger and the Cayman Companies Act.

Q:	Is the consummation of the Business Combination subject to any conditions?

A:	Yes. The obligations of each of Nova Vision, Real Messenger, Merger Sub and PubCo to consummate the Business Combination are subject to conditions, as more fully described in the section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” in this proxy statement/prospectus.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Extraordinary General Meeting in person (including by virtual presence) and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your NOVA Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

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Q:	Should I send in my share certificates now?

A:	Yes. Nova Vision’s shareholders who intend to have their shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Extraordinary General Meeting. Please see the section titled “The Extraordinary General Meeting of Nova Vision Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:	When is the Business Combination expected to occur?

A:	Assuming the requisite shareholder approvals are received, Nova Vision expects that the Business Combination will occur as soon as practicable following the Extraordinary General Meeting, but only after the registration of the Plan and Articles of Merger by the British Virgin Islands Registrar of Corporate Affairs, the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to the Redomestication Merger and the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to the Acquisition Merger. Nova Vision has the rights to extend the time to complete a business combination till August 10, 2023 by depositing $0.0416 for each issued and outstanding NOVA Ordinary Share issued in the IPO that has not been redeemed for each one-month extension. As of the date of this prospectus, Nova Vision has issued Notes in the aggregate principal amount of $1,175,242 to the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination to July 10, 2023. Nova Vision may hold a shareholders meeting to further extend the time to complete a business combination if the Initial Shareholders expect that the business combination could not be completed by August 10, 2023.

Q:	Who will manage PubCo?

A:	Kwai Hoi Ma (Thomas Ma), who currently serves as Chief Executive Officer of Real Messenger, and Elaine Yee Ling Ho, who currently serves as Acting Chief Financial Officer of Real Messenger, will serve in those respective roles at PubCo following the consummation of the Business Combination. Real Messenger’s Board of Directors intends to name a new Chief Financial Officer in due course. For more information on PubCo’s current and anticipated management, see the section titled “PubCo’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q:	What happens if the Business Combination is not consummated?

A:	If the Business Combination is not consummated, Nova Vision may seek another suitable business combination. If Nova Vision does not consummate a business combination by July 10, 2023 (or August 10, 2023, if extended by the full amount of time allowed under its Current Charter), then pursuant to the Current Charter, Nova Vision’s officers must take all actions necessary to liquidate and dissolve Nova Vision as soon as reasonably practicable. Following dissolution, Nova Vision will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of NOVA Ordinary Shares who acquired such shares in Nova Vision’s IPO or in the aftermarket. The estimated consideration that each NOVA Ordinary Share would be paid at liquidation would be approximately $10.88 per share for shareholders based on amounts on deposit in the Trust Account as of June 27, 2023. The closing price of NOVA Ordinary Shares on Nasdaq as of [ ], 2023 was $[ ].

The Sponsor and other Initial Shareholders have waived the right to any liquidation distribution with respect to any NOVA Ordinary Shares held by them.

Q:	What happens to the funds deposited in the Trust Account following the Business Combination?

A:	Following the closing of the Business Combination, holders of NOVA Ordinary Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to PubCo and utilized to fund working capital needs of PubCo. As of June 27, 2023, there was approximately $19,618,365 in Nova Vision’s Trust Account. Nova Vision estimates that approximately $10.88 per outstanding share issued in Nova Vision’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

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Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	In the event that a U.S. Holder (as defined below) elects to redeem its NOVA Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the NOVA Ordinary Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code and whether Nova Vision would be characterized as a passive foreign investment company (“PFIC”). Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the NOVA Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the NOVA Ordinary Shares redeemed exceeds one year.

Subject to the PFIC rules, long-term capital gains recognized by non-corporate U.S. Holders (as defined below) will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the NOVA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See the section titled “U.S. Federal Income Tax Considerations — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its NOVA Ordinary Shares for cash, including with respect to Nova Vision’s potential PFIC status and certain tax implications thereof.

Additionally, because the Redomestication Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of NOVA Ordinary Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Q:	Will holders of NOVA Ordinary Shares, NOVA Rights or NOVA Warrants be subject to U.S. federal income tax on the PubCo Ordinary Shares or PubCo Warrants received in the Redomestication Merger?

A:	Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations,” including the application of the PFIC rules, the U.S. federal income tax consequences of the Redomestication Merger to U.S. Holders of Nova Vision securities (as defined below) will depend, in part, on whether the Redomestication Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of Nova Vision’s control.

Moreover, Section 367(a) of the Code may apply to the Redomestication Merger if PubCo transfers the assets it acquires from Nova Vision pursuant to the Redomestication Merger to certain subsidiary corporations in connection with the Business Combination. Section 367(a) of the Code, and the applicable Treasury regulations promulgated thereunder, would only apply to U.S. Holders who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of PubCo following the Business Combination (a “5 Percent Holder”) who do not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 (“GRA”), and would cause the Redomestication Merger to result in gain recognition (but not loss) by such 5 Percent Holders. The requirements under Section 367(a) are not discussed herein There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

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If the Redomestication Merger does not qualify as a “reorganization”, then a U.S. Holder that exchanges its NOVA Ordinary Shares, NOVA Rights, or NOVA Warrants for the consideration under the Redomestication Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares, NOVA Rights, and NOVA Warrants exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Redomestication Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Redomestication Merger.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Nova Vision’s proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

You may also obtain additional information about Nova Vision from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

DELIVERY OF DOCUMENTS TO NOVA VISION’S SHAREHOLDERS

Pursuant to the rules of the SEC, Nova Vision and vendors that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus, unless Nova Vision has received contrary instructions from one or more of such shareholders. Upon written or oral request, Nova Vision will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that Nova Vision deliver single copies of this proxy statement/prospectus in the future. Shareholders may notify Nova Vision of their requests by contacting the proxy solicitor as follows:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A1, the Plan and Articles of Merger attached as Annex A2, and PubCo’s Amended and Restated Memorandum and Articles of Association attached as Annex B, the Incentive Plan attached as Annex C. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by Nova Vision’s shareholders.

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The Parties to the Business Combination

Nova Vision Acquisition Corp.

Nova Vision was incorporated as a blank check company on March 18, 2021 under the original name Lighthouse Acquisition Corporation as a British Virgin Islands (“BVI”) business company with limited liability (company number 2057531), for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” In April 2021, it changed its name to Nova Vision Acquisition Corp. Nova Vision’s efforts to identify prospective target businesses were not limited to any particular industry or geographic location, although it intended to direct part of its efforts in Asia (excluding China) and focus on sourcing opportunities that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors and that it shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

On August 10, 2021, Nova Vision consummated the IPO of 5,000,000 units at an offering price of $10.00 per unit, generating gross proceeds of $50,000,000. The underwriters were granted a 45-day option to purchase up to an additional 750,000 Units to cover over-allotments, if any. The underwriters exercised their over-allotment option in in full and, on August 10, 2021, the underwriters purchased an additional 750,000 units at an offering price of $10.00 per unit, generating gross proceeds to Nova Vision of $7,500,000. Simultaneously with the closing of the IPO, Nova Vision consummated the private placement with the Sponsor of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

As of August 10, 2021, a total of $58,075,000 of the net proceeds from the IPO (including the over-allotment units and the sale of the Private Units) were deposited in a Trust Account established for the benefit of Nova Vision’s public shareholders and can be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to Nova Vision’s failure to complete a business combination within the Combination Period.

As of [*], 2023, Nova Vision had approximately $[●] of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of [*], 2023, there was $[____________] held in the Trust Account (including $[●] of accrued interest which Nova Vision can withdraw to pay taxes).

The Private Units are identical to the units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Furthermore, the Sponsor has agreed (A) to vote the ordinary shares underlying the Private Units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Current Charter that would stop its public shareholders from converting or selling their shares to Nova Vision in connection with a business combination or affect the substance or timing of Nova Vision’s obligation to redeem 100% of its public shares if it does not complete a business combination within 15 months after the IPO (or up to 21 months if it extends the period of time to consummate a business combination, as described in more detail herein) from the closing of the IPO unless it provides public shareholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any private shares for cash from the Trust Account in connection with a shareholder vote to approve Nova Vision’s proposed initial business combination or a vote to amend the provisions of Current Charter relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The Sponsor transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until 30 calendar days after the completion of Nova Vision’s initial business combination. If Nova Vision does not complete a business combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

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If public units or shares are purchased by any of Nova Vision’s directors, officers or Initial Shareholders, they will be entitled to funds from the Trust Account to the same extent as any public shareholder upon its liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by Nova Vision upon the consummation of a business combination, except that there can be released to Nova Vision, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations and up to US$50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of Nova Vision if applicable. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Nova Vision’s liquidation. Nova Vision must liquidate unless a business combination is consummated by August 10, 2023. If Nova Vision anticipates that it may not be able to consummate an initial business combination by August 10, 2023, Nova Vision may, but is not obligated to, extend the period of time to consummate a business combination two times by an additional one each time (for a total of up to 24 months after the closing of its IPO to complete a business combination). Pursuant to the terms of the Current Charter and the trust agreement entered into between Nova Vision and the transfer agent, in order to extend the time available for Nova Vision to consummate the initial business combination, Nova Vision’s insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the Trust Account for each one-month extension $0.0416 for each issued and outstanding NOVA Ordinary Share issued in the IPO that has not been redeemed on or prior to the date of the applicable deadline. On August 4, 2022, Nova Vision issued an unsecured promissory note in the aggregate principal amount of $575,000 the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022. Subsequently, Nova Vision further issued a total of eight non-interest bearing, unsecured promissory notes, each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023,  respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account. All Notes would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so.

Nova Vision’s units, shares, warrants and rights are each quoted on Nasdaq, under the symbols “NOVVU,” “NOVV,” “NOVVW” and “NOVVR,” respectively. Each NOVV Unit consists of one ordinary share, one redeemable warrant and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at the closing of the Business Combination at a price of $11.50 per full share. Nova Vision’s units commenced trading on Nasdaq on August 6, 2021. Nova Vision’s ordinary shares, public rights and public warrants underlying the units sold in the IPO commenced trading separately on September 30, 2021 on a voluntary basis on Nasdaq.

Real Messenger Holdings Limited

Real Messenger Holdings Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands on September 13, 2021 for the purposes of acting as a holding company for its operating affiliates prior to the consummation of the Business Combination.

NewCo/PubCo

NewCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands on June 27, 2023 for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Real Messenger following the Business Combination.

Merger Sub

Merger Sub is an exempted company with limited liability incorporated under the laws of the Cayman Islands on June 27, 2023, as a wholly owned subsidiary of PubCo for the purpose of effecting the Business Combination and to serve as the vehicle for, and be subsumed by, Real Messenger pursuant to the Acquisition Merger.

15

The Business Combination and the Merger Agreement

The Merger Agreement was entered into by and among Nova Vision and Real Messenger on March 27, 2023. NewCo and Merger Sub executed a joinder agreement with Nova Vision and Real Messenger dated June 29, 2023 (the “Joinder Agreement”), pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Merger Agreement. A copy of the Joinder Agreement is filed as Exhibit 10.13 to the registration statement on Form F-4 of which this proxy statement/prospectus forms a part and incorporated herein by reference. Pursuant to the terms of the Merger Agreement, the Business Combination will be completed through a two-step process consisting of the Redomestication Merger and the Acquisition Merger.

The Redomestication Merger

Immediately prior to the Acquisition Merger, Nova Vision will reincorporate to the Cayman Islands by merging with and into NewCo, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of Nova Vision, by way of the Redomestication Merger. The separate corporate existence of Nova Vision will cease and PubCo will continue as the surviving corporation. In connection with the Redomestication Merger, all outstanding NOVA Units will separate into their individual components of NOVA Ordinary Shares, NOVA Rights and NOVA Warrants, and the NOVA Units will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Nova Vision shareholders shall be exchanged as follows:

(i)	Each NOVA Ordinary Share issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares, excluded NOVA Ordinary Shares excluded NOVA Ordinary Shares and dissenting NOVA Ordinary Shares), will automatically be cancelled and cease to exist and for each such NOVA Ordinary Share, PubCo shall issue to each Nova Vision’s shareholder (other than Nova Vision’s shareholders who exercise their redemption rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of Nova Vision holding NOVA Ordinary Shares any direct or indirect wholly owned subsidiary of Nova Vision holding NOVA Ordinary Shares and any Nova Vision’s shareholders who exercise their dissenter’s rights under British Virgin Islands law) one validly issued PubCo Ordinary Share, which shall be fully paid;

(ii)	Each whole NOVA Warrant issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a PubCo Warrant to purchase one PubCo Class A Ordinary Share. The PubCo Warrants will have substantially the same terms and conditions as set forth in the NOVA Warrants; and

(iii)	The holders of NOVA Rights issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Class A Ordinary Share in exchange for the cancellation of each NOVA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

The PubCo Ordinary Shares is classified into PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares, where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at all general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The conversion of NOVA Ordinary Shares into PubCo Ordinary Shares will be made in PubCo Class A Ordinary Shares. All NOVA Ordinary Shares will be converted into PubCo Class A Ordinary Shares in the Redomestication Merger.

The Acquisition Merger

Substantially concurrently with the Redomestication Merger, Merger Sub will be merged with and into Real Messenger, resulting in Real Messenger being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is up to $150,000,000, and is comprised of a closing payment equal to $75,000,000 (the “Closing Consideration Payment”) and an earnout component under which up to an additional $75,000,000 of consideration may be paid in the future, contingent on the achievement of certain performance milestones which are further described herein (the “Earnout Consideration”). The PubCo Ordinary Shares, if any, that are issued as Earnout Consideration are defined herein as the “Earnout Consideration Shares”. The Closing Consideration Payment will be made in the form of 7,500,000 newly issued PubCo Ordinary Shares (as defined below) valued at $10.00 per share, which is comprised of (A) 6,000,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 1,500,000 PubCo Ordinary Shares (the “Holdback Shares”, together with the Closing Payment Shares, the “Merger Consideration Shares”) which shall be issued at the Closing and subject to surrender and forfeiture for indemnification obligations under the Merger Agreement.

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The ordinary shares of PubCo are classified into class A ordinary shares (“PubCo Class A Ordinary Shares”) and class B ordinary shares (“PubCo Class B Ordinary Shares,” together with PubCo Class A Ordinary Shares, collectively “PubCo Ordinary Shares”) where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The Merger Consideration will be paid 80% in PubCo Class B Ordinary Shares and 20% in PubCo Class A Ordinary Shares. At the Closing of the Business Combination, the former Nova Vision shareholders holding issued and outstanding NOVA Ordinary Shares immediately prior to the effective time of the Redomestication Merger will receive the consideration specified below and the former shareholders of Real Messenger holding issued and outstanding shares of Real Messenger immediately prior to the effective time of the Acquisition Merger will receive the Closing Payment Consideration consisting of an aggregate of 1,500,000 PubCo Class A Ordinary Shares and 6,000,000 PubCo Class B Ordinary Shares, of which 300,000 PubCo Class A Ordinary Shares and 1,200,000 PubCo Class B Ordinary Shares are to be issued as the Holdback Shares to satisfy any indemnification obligations incurred under the Merger Agreement. In addition, [*] PubCo Class A Ordinary Shares will be reserved and authorized for issuance under the (the “Incentive Plan”).

Additionally, the Real Messenger shareholders may be entitled to receive up to 7,500,000 PubCo Ordinary Shares of PubCo in the future (“Earnout Consideration Shares”), contingent upon the achievement by PubCo of certain performance milestones. Any Earnout Consideration will be paid 20% in PubCo Class A Ordinary Shares and 80% in PubCo Class B Ordinary Shares. See “Proposal No. 2: The Acquisition Merger Proposal – Acquisition Merger Consideration.”

Post-Business Combination Structure and Impact on the Public Float

The following chart illustrates the corporate structure of PubCo and its subsidiaries post-Business Combination.

The ownership percentages do not take into account of the shareholder structure of PubCo, as the ownership percentage retained by Nova Vision’s public shareholders following the business combination will be different depending on the redemption rights exercised by the public shareholders. For more information, please see “Unaudited Pro Forma Condensed Consolidated Financial Information - Basis of Pro Forma Presentation.”

Management and Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five members, three of whom shall be independent directors under Nasdaq rules, the Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, one director to serve as a director of PubCo until the second annual shareholder meeting of PubCo that takes place after the Effective Time, and Real Messenger shall have the right, but not the obligation, to designate, or cause to be designated, the remaining directors. In the event that Sponsor designates one director, the Real Messenger Shareholders and the ultimate beneficial owners of Real Messenger will enter into a voting agreement with the Sponsor pursuant to which they shall agree to vote their PubCo Ordinary Shares in favor of such designee’s nomination to PubCo’s board of directors for no less than two years after closing of the Business Combination. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

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Additional Agreements Executed at the Signing of the Merger Agreement

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain holders of NOVA Ordinary Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Business Combination.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on December 13, 2022 and is incorporated herein by reference.

Additional Agreements to be Executed at Closing

Lock-Up Agreements

Upon the Closing, the Real Messenger Shareholders will execute lock-up agreements (the “Lock-up Agreements”). Pursuant to the Lock-Up Agreements, the Real Messenger Shareholders will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Closing Payment Shares and Holdback Shares held by them (the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is two years after the date of the Closing (the “Lock-Up Period”).

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, PubCo will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain existing Nova Vision’s shareholders and with the Real Messenger Shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the closing. The Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which was filed as Exhibit 10.3 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023, and is incorporated herein by reference.

Employment Agreements

At the closing of the Business Combination, PubCo will enter into employment agreements with certain key executives of Real Messenger (the “Employment Agreements”) which will contain the terms and conditions governing the employment of such individuals.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a form of which is filed as Exhibit 10.8 to the registration statement on Form F-4 of which this proxy statement/prospectus forms a part and incorporated herein by reference.

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Redemption Rights

Pursuant to Nova Vision’s second amended and restated memorandum and articles of association, Nova Vision’s public shareholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of [    ], 2023, this would have amounted to approximately $[    ] per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(x) hold public NOVA Ordinary Shares or (y) hold public NOVA Ordinary Shares through NOVA Units and you elect to separate your NOVA Units into the underlying public NOVA Ordinary Shares, public NOVA Rights and public NOVA Warrants prior to exercising your redemption rights with respect to the public NOVA Ordinary Share; and

(ii)	prior to 5:00 p.m., Eastern Time, on [ ], 2023, (a) submit a written request to the transfer agent that Nova Vision redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

Holders of outstanding NOVA Units must separate the underlying NOVA Ordinary Shares, NOVA Warrants and NOVA Rights prior to exercising redemption rights with respect to the NOVA Ordinary Shares. If NOVA Units are registered in a holder’s own name, the holder must deliver the certificate for its NOVA Units to the transfer agent with written instructions to separate the NOVA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds NOVA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s NOVA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of NOVA Units to be separated and the nominee holding such NOVA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NOVA Units and a deposit of an equal number of NOVA Ordinary Shares, NOVA Warrants and NOVA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their NOVA Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to two business days immediately preceding the Extraordinary General Meeting. Furthermore, if a shareholder delivered his or her certificate for redemption and subsequently decided prior to the date immediately preceding the Extraordinary General Meeting not to elect redemption, such shareholder may simply request that the transfer agent return the certificate (physically or electronically).

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the NOVA Ordinary Shares.

If a holder exercises his or her redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of Nova Vision or PubCo. Such a holder will be entitled to receive cash for his or her Public Shares only by properly demanding redemption and delivering such shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Please see the section titled “The Extraordinary General Meeting of Nova Vision Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

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A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Nova Vision will promptly return the share certificates to the public shareholder.

The Proposals

At the Extraordinary General Meeting, Nova Vision’s shareholders will be asked to vote on the following:

●	the Redomestication Merger Proposal;

●	the Acquisition Merger Proposal;

●	the Nasdaq Proposal;

●	the Governance Proposal;

●	the Incentive Plan Proposal; and

●	the Adjournment Proposal.

Please see the sections titled “The Extraordinary General Meeting of Nova Vision Shareholders” on page 61 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of [    ], 2023, there were [    ] NOVA Ordinary Shares issued and outstanding. Only Nova Vision’s shareholders who hold NOVA Ordinary Shares of record as of the close of business on [    ], 2023 are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. Approval of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting; provided, however, that if [    ] or more of the holders of NOVA Ordinary Shares exercise their redemption rights then the Business Combination may not be completed.

As of [    ], 2023, the Initial Shareholders collectively owned and were entitled to vote [*] NOVA Ordinary Shares, or approximately [    ] of Nova Vision’s outstanding shares. With respect to the Business Combination, the Initial Shareholders who own approximately [    ]% of Nova Vision’s outstanding shares as of the record date, have agreed to vote their NOVA Ordinary Shares in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal, and intend to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Nova Vision will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Real Messenger expecting to have a majority of the voting power of the post-combination company, Real Messenger senior management comprising all of the senior management of the post-combination company, the relative size of Real Messenger compared to Nova Vision, and Real Messenger’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing stock for the net assets of Nova Vision, accompanied by a recapitalization. The net assets of Nova Vision will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

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Foreign Private Issuer

PubCo will be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, PubCo’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, PubCo will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues for the last fiscal year, PubCo qualifies as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, PubCo will be able to may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of its internal control over financial reporting. Under the JOBS Act, PubCo also does not need to comply with any new or revised financial accounting standards until the date that private companies are required to do so.

PubCo will remain an emerging growth company until the earliest of (1) the last day of its fiscal year during which it has total annual gross revenues of at least US$1.235 billion; (2) the last day of its fiscal year following the fifth anniversary of the closing of the Business Combination; (3) the date on which PubCo has, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (4) the date on which PubCo is deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if PubCo has been a public company for at least 12 months and the market value of its Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter. Once PubCo ceases to be an emerging growth company, it will not be entitled to the exemptions provided in the JOBS Act discussed above.

PubCo will be a “controlled company” as defined under the Nasdaq Listing Rules because Mr. Thomas Ma and Mr. Fredrik Eklund, the co-founders of Real Messenger, will together hold a majority of the aggregate voting power of PubCo upon the completion of the Business Combination.

Regulatory Approvals

The Redomestication Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the BVI or the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plans of Merger and by the British Virgin Islands Registrar of Corporate Affairs of the Plan and Articles of Merger.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Nova Vision Board in favor of adoption of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that Nova Vision’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	On March 27, 2023, contemporaneously with the execution of the Merger Agreement, Nova Vision’s Initial Shareholders entered into a the Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights;

●	The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

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●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2023. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

●	On August 4, 2022, Nova Vision issued an unsecured promissory note in the aggregate principal amount of $575,000 the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022. Subsequently, Nova Vision issued a total of eight non-interest bearing, unsecured promissory notes (excluding the promissory note issued on August 4, 2022 mentioned above), each for an amount of $75,030 (representing $0.0416 per NOVA Ordinary Share issued at the IPO that have not been redeemed), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 5, 2023, May 2, 2023 and June 8, 2023, respectively (collectively, with the promissory note issued on August 4, 2022, the “Notes”), to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account. The Notes do not bear interest and matures upon the closing of a business combination by Nova Vision. In addition, the Notes may be converted by the holder into NOVA Units at a price of $10.00 per unit by providing Nova Vision with written notice of its intention to convert the Note at least one business day prior to the closing of the Business Combination. If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination; and

●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

Recommendations of the Nova Vision’s Board of Directors to the Nova Vision’s Shareholders

After careful consideration of the terms and conditions of the Merger Agreement, the Nova Vision Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of Nova Vision and its shareholders. In reaching its decision with respect to the Redomestication Merger and the Acquisition Merger, the Nova Vision Board reviewed various industry and financial data and the due diligence and evaluation materials provided by Real Messenger. The Nova Vision Board did not obtain a fairness opinion on which to base its assessment. The Nova Vision Board recommends that Nova Vision’s shareholders vote:

●	FOR the Redomestication Merger Proposal;

●	FOR the Acquisition Merger Proposal;

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●	FOR the Nasdaq Proposal;

●	FOR the Governance Proposal;

●	FOR the Incentive Plan Proposal; and

●	FOR the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Extraordinary General Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 28 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) Nova Vision’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of PubCo following consummation of the Business Combination.

Risks Related to Real Messenger’s Business

●	Our limited operating history and our evolving business make it difficult to evaluate and assess the success of our business to date, our future prospects and the risks and challenges that we may encounter;

●	We are an early-stage company and have not generated, and may never generate, material revenue or become profitable;

●	Our business model is untested and may never be successful or generate sufficient growth to sustain profitability;

●	We have a short operating history in a new and unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;

●	We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our app provides our users with a premium experience;

●	If our security measures are compromised, or if our apps or our platform is subject to attacks that degrade or deny the ability of members to access our solutions, members may curtail or stop use of our solutions;

●	Our core value of putting our members first may conflict with the short-term interests of our business;

●	The number of our members is higher than the number of members who engage daily with our app, and a substantial majority of our app usage is by a minority of our members;

●	We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business;

●	Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby harming our business;

●	Artificial intelligence (AI) is a rapidly growing technology with the potential to transform many industries, but it also poses significant risks for our business;

●	Our business, including our ability to operate and expand internationally, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, products, features or our privacy policy;

●	We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all;

●	If we do not continue to attract new customers, or if existing customers do not maintain their relationship with us, reduce their interaction with us, or fail to adopt or purchase additional solutions, we may not achieve our revenue projections, and our operating results would be harmed;

●	We may in the future be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could harm our business and operating results;

●	Failure to protect or enforce our intellectual property rights could harm our business and operating results;

●	We may not be able to successfully halt the operations of apps and websites that aggregate our data as well as data from other companies, including social networks, or copycat websites that have misappropriated our data in the past or may misappropriate our data in the future;

●

Our business depends on a strong brand, and any failure to maintain, protect and enhance our brand would hurt our ability to retain or expand our base of members, enterprises and professional organizations, or our ability to increase their level of engagement;

Risks Related to Nova Vision and the Business Combination

●	requirement to liquidate the Trust Account if Nova Vision cannot consummate an initial business combination by July 10, 2023 or up to August 10, 2023, if extended;

●	a substantial majority of Nova Vision’s public shareholders may redeem their Public Shares;

●	redemption of Public Shares may not put a shareholder in a better economic position;

●	the requirement to tender shares in order to seek redemption;

●	third party claims could reduce the proceeds held in the Trust Account;

●	distributions to Nova Vision’s shareholders could be viewed as an unlawful payment;

●	Nova Vision’s due diligence investigation of Real Messenger may not be adequate;

●	risks and uncertainties in not going through a traditional underwritten initial public offering;

●	The Initial Shareholders will vote in favor of the Proposals, regardless of how public shareholders vote;

●	possibility of expensive shareholder litigation and regulatory inquiries;

●	The Initial Shareholders may have a conflict of interest since they will not participate in liquidation distribution;

●	The Initial Shareholders may receive a positive return on their investments even if public shareholders experience a negative return;

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●	Sponsor, executive officers, directors and certain affiliates may have interests that are different from, or in addition to, your interests as a shareholder;

●	redeeming shareholders must comply with specific requirements;

●	redeeming shareholders may be unable to sell their shares if the Business Combination is not consummated;

●	exercise of existing registration rights could adversely affect the market price of Nova Vision’s securities;

●	Nova Vision will not obtain a fairness opinion from an unaffiliated third party;

●	Business Combination’s benefits may not meet the expectations of financial or industry analysts;

●	costs incurred in connection with the Business Combination will reduce the cash available;

●	pro forma financial information may not be indicative of actual financial condition or results of operations;

●	termination of the Merger Agreement could negatively impact Nova Vision;

●	potential waiver of some conditions to the Business Combination without shareholder approval;

●	having a minority share position may reduce your influence on the management of PubCo;

●	any purchases of Public Shares by Nova Vision’s affiliates will increase the likelihood of approval of the Proposals and may affect the market price of Nova Vision’s securities;

Risks Related to PubCo’s Securities

●	no public market for PubCo’s shares and uncertainty in the development of an active trading market for PubCo’s shares;

●	price volatility of PubCo’s shares;

●	sale or availability for sale of substantial amounts of PubCo’s shares;

●	potential dilution for existing shareholders upon PubCo’s issuance of additional shares;

●	potential treatment of PubCo as a passive foreign investment company;

●	PubCo’s Memorandum and Articles of Association and Cayman Islands law may have the effect of discouraging lawsuits against PubCo’s directors and officers;

●	PubCo’s dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions;

●	anti-takeover provisions contained in PubCo’s Memorandum and Articles of Association, as well as provisions of Cayman Islands law, could impair a takeover attempt;

●	exemptions from requirements applicable to other public companies due to PubCo’s status as an emerging growth company;

●	difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against PubCo or its management named in the proxy statement/prospectus based on foreign laws;

●	significant redemptions could cause the PubCo Ordinary Shares to become less liquid;

●	ability to meet the initial listing requirements to be listed on Nasdaq or maintain the listing of its securities on Nasdaq in the future; and

●	exemptions from certain corporate governance requirement under the Corporate Governance Rules of Nasdaq due to PubCo’s status as a “controlled company.”

SELECTED HISTORICAL FINANCIAL INFORMATION

Nova Vision and Real Messenger are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF NOVA VISION

The following tables set forth summary historical financial data derived from Nova Vision’s unaudited financial statements for the three months ended March 31, 2023 and 2022 and audited financial statements for the year ended December 31, 2022 and for the period from March 18, 2021 (inception) through December 31, 2021, each of which is included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (US GAAP). Such financial information should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nova Vision” and Nova Vision’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	March 31, 2023 (Unaudited)	December 31, 2022 (Audited)	December 31, 2021 (Audited)
Balance Sheet Data:
Total assets	$19,429,538	$19,026,721	$58,966,737
Total liabilities	$1,925,347	$1,546,508	$788,178
Ordinary shares subject to possible redemption	$19,244,750	$18,742,020	$53,555,690
Total shareholders’ deficit	$(1,740,559)	$(1,261,807)	$4,622,869

	Three months ended March 31, 2023 (Unaudited)	Three months ended March 31, 2022 (Unaudited)	Year ended December 31, 2022 (Audited)	Period from March 18, 2021 (inception) though December 31, 2021 (Audited)
Income Statement Data:
Operating costs	$(178,634)	$(203,686)	$(713,827)	$(380,112)
Interest income and dividend income earned in investments held in Trust Account	$202,612	$4,757	$638,020	$1,651
Net income (loss)	$23,978	$(198,929)	$(75,807)	$(378,461)
Basic and diluted net income (loss) per share, subject to possible redemption	$0.01	$0.07	$0.27	$0.25
Basic and diluted net loss per share, attributable to Nova	$0.01	$(0.34)	$(0.85)	$(0.71)
Weighted average shares outstanding, basic and diluted, subject to possible redemption	1,803,612	5,750,000	5,187,775	2,855,035
Weighted average shares outstanding, basic and diluted, attributable to Nova	1,768,000	1,768,000	1,768,000	1,541,229

	Three months ended March 31, 2023 (Unaudited)	Three months ended March 31, 2022 (Unaudited)	Year ended December 31, 2022 (Audited)	Period from March 18, 2021 (inception) though December 31, 2021 (Audited)
Statements of Cash Flow Data:
Cash flows (used in) provided by operating activities	$(119,013)	$(112,341)	$(709,558)	$(488,471)
Cash flows (used in) provided by investing activities	$(300,121)	$-	$40,622,539	$(58,075,000)
Cash flows provided by financing activities	$378,839	$(180)	$(40,502,174)	$59,316,106
Net change in cash	$(40,295)	$(112,521)	$(589,193)	$752,635
Cash at beginning of year	$163,442	$752,635	$752,635	$-
Cash at end of year	123,147	640,114	163,442	752,635

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SELECTED HISTORICAL FINANCIAL INFORMATION OF REAL MESSENGER

Real Messenger presents below its summary consolidated financial data for the periods indicated. The following summary consolidated statements of operations and comprehensive loss data for the years ended March 31, 2023 and March 31, 2022, summary consolidated balance sheets data as of March 31, 2023 and 2022, and summary consolidated cash flow data for the years ended March 31, 2023 and 2022 have been derived from Real Messenger’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The summary consolidated financial data should be read in conjunction with Real Messenger’s consolidated financial statements and related notes and “Real Messenger’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus. The consolidated financial statements are prepared and presented in accordance with US GAAP. Real Messenger’s historical results are not necessarily indicative of its results for any future periods.

	March 31, 2023	March 31, 2022
Balance Sheet Data:
Cash	$276,150	$104,492
Other current assets	835,712	7,431
Deferred offering costs	257,815	-
Total Current Assets	1,369,677	111,923
Property and equipment, net	48,606	27,993
Operating lease right-of-use assets	-	58,306
Total Assets	$1,418,283	$198,222
Due to related parties	$-	$7,464,500
Accrued expenses and other liabilities	177,027	99,628
Operating lease liabilities, current	-	59,214
Total Liabilities	177,027	7,623,342
Total Shareholders’ Equity (Deficit)	1,241,256	(7,425,120)
Total Liabilities and Shareholders’ Equity (Deficit)	$1,418,283	$198,222

	For the Year Ended March 31,
	2023	2022
Statement of Operations Data:
Loss from operations	$(4,296,975)	$(1,666,982)
Net loss	$(4,263,231)	$(1,666,982)
Foreign currency translation differences	$18,750	$52,085
Net (loss) income and comprehensive (loss) income	$(4,244,481)	$(1,614,897)
Basic and diluted weighted average shares outstanding	4,000,000	4,000,000
Basic and diluted net loss per share of common stock	$(1.07)	$(0.42)

	For the Year Ended March 31,
	2023	2022
Statements of Cash Flow Data:
Net cash used in operating activities	$(5,061,602)	$(1,624,093)
Net cash used in investing activities	$(31,722)	$(28,608)
Net cash provided by financing activities	$5,264,382	$1,756,824
Effect of foreign exchange rate changes	$600	$(4)
Net increase in cash	$171,658	$104,119
Cash at the beginning of year	$104,492	$373
Cash at the end of the year	$276,150	$104,492

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of Real Messenger and Nova Vision on a stand-alone basis and the unaudited pro forma condensed consolidated per share data for the year ended March 31, 2023 after giving effect to the Business Combination assuming (i) no redemption of NOVA Ordinary Shares, and (ii) maximum redemption of NOVA Ordinary Shares. The pro forma earnings information for the year ended March 31, 2023 were computed as if the Business Combination had been completed on April 1, 2022, and carried forward through the interim period.

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The historical book value per share is computed by dividing total common shareholders’ equity by the number of NOVA Ordinary Shares outstanding at the end of the period. The pro forma combined book value per NOVA Ordinary Share is computed by dividing total pro forma common shareholders’ equity by the pro forma number of NOVA Ordinary Shares outstanding at the end of the period. The pro forma earnings per share of the Combined Company is computed by dividing the pro forma income available to the Combined Company’s ordinary shareholders by the pro forma weighted-average number of NOVA Ordinary Shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Nova Vision and Real Messenger and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Nova Vision and Real Messenger pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Nova Vision and Real Messenger would have been had the companies been combined during the periods presented.

(in thousands, except share and per share data)
	Real Messenger	Nova Vision	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended March 31, 2023
Net loss	$(4,263)	147	(4,832)	(4,832)
Weighted average shares outstanding – basic and diluted		1,768,000	11,209,953	10,308,147
Basic and diluted net (loss) income per share	$	0.08	(0.43)	(0.51)

SECURITIES AND DIVIDENDS

Nova Vision’s units, ordinary shares, warrants and rights are each quoted on the Nasdaq, under the symbols “NOVVU,” “NOVV,” “NOVVW,” and “NOVVR,” respectively. Each NOVV Unit consists of one ordinary share, one warrant entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Business Combination. Nova Vision’s units commenced trading on Nasdaq on August 6, 2021. Nova Vision’s ordinary shares, public rights and public warrants underlying the units sold in the IPO commenced trading separately on September 30, 2021 on a voluntary basis on Nasdaq.

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Nova Vision has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the PubCo board of directors. It is the present intention of the Nova Vision Board to retain all earnings, if any, for use in its business operations and, accordingly, Nova Vision’s board does not anticipate declaring any dividends in the foreseeable future.

Real Messenger’s securities are not currently publicly traded. We are applying to list the PubCo Ordinary Shares and PubCo Warrants on Nasdaq in connection with the Business Combination.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditioning and results of operations of PubCo, and could adversely affect the trading price of PubCo’s securities following the business combination. The value of your investment in PubCo following consummation of the Business Combination will be subject to the significant risks affecting PubCo and Real Messenger. In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the headings “Forward-Looking Statements,” “Real Messenger’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Nova Vision’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes contained herein, you should carefully consider the following risk factors in deciding how to vote on the Proposals presented in this proxy statement/prospectus and before making a decision to invest in PubCo’s securities. The risks associated with Real Messenger, Nova Vision, the Business Combination and PubCo have been generally organized according to these categories discussed below, and many of these risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks relating to Real Messenger, Nova Vision, the Business Combination and PubCo, and not as a limitation on the potential impact of the matters discussed. The business, results of operations, financial condition and prospects of Real Messenger and PubCo could also be harmed by risks and uncertainties that are not presently known to them or that they currently believe are not material. If any of the risks actually occur, the business, results of operations, financial condition and prospects of Real Messenger and PubCo could be materially and adversely affected. Unless otherwise indicated, references to business being harmed in these risk factors include harm to business, reputation, brand, financial condition, results of operations and prospects.

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Risks Related to Real Messenger’s Business

Our limited operating history and our evolving business make it difficult to evaluate and assess the success of our business to date, our future prospects and the risks and challenges that we may encounter.

These risks and challenges include our ability to:

●	accurately forecast our revenue and plan our expenses;
●	successfully introduce new products and services;
●	successfully compete with current and future competitors;
●	successfully expand our business in existing markets and enter new markets and geographies;
●	comply with existing and new laws and regulations applicable to our business and the industry in which we operate;
●	anticipate and respond to macroeconomic changes as well as changes in the markets and geographies in which we operate;
●	maintain and expand our relationships with members, advertisers and other third parties;
●	successfully execute on our sales and marketing strategies;
●	hire, integrate and retain talented people at all levels of our organization;
●	expand through future acquisitions and successfully identify and integrate acquired entities;
●	successfully in-license or acquire other products and technologies and the terms of these transactions;
●	successfully protect, maintain, expand, defend and enforce our intellectual property rights; and
●	effectively manage our growth.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition, results of operations and prospects could be adversely affected. Further, because we have limited historical financial data and our business continues to evolve, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history, operated a more predictable business or operated in a less regulated industry. We have encountered and will continue to encounter multiple risks and uncertainties that are frequently experienced by growing companies with limited operating histories and evolving business that operate in rapidly changing, competitive industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We are an early-stage company and have not generated, and may never generate, material revenue or become profitable.

To grow our revenue, we must move quickly to establish our business as a “go-to” solution for influential real estate industry participants and consumers, on a large scale, benefitting from network effects. This will require us to be successful in a range of challenging activities, including validating our business model and leveraging key third-party relationships.

Our ability to generate revenue depends on a number of factors, including, but not limited to, our ability to:

●	position our real estate solutions to effectively compete with other solutions;
●	hire additional qualified personnel;
●	enforce and defend intellectual property rights and claims; and
●	maintain substantial and sustained interest in, and engagement with, our solutions.

Due to the uncertainties and risks associated with these activities, we are unable to accurately and precisely predict the timing and amount of revenues, or the extent of any losses. We may never generate revenue that is significant enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis and we will continue to incur substantial research and development, advertising, and other expenditures to grow and market our solutions. Our failure in any of the above activities could jeopardize our revenue growth and profitability and could decrease the value of our securities and impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations.

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Our business model is untested and may never be successful or generate sufficient growth to sustain profitability.

We are building an innovative platform for the real estate industry, leveraging our proprietary technology and unique experiences. However, our business model is untested, and any of the assumptions underlying our expectations may be incorrect. There can be no assurance that our assumptions are correct or that, if correct, our strategy will succeed.

Our business model may never be successful or generate sufficient growth to sustain profitability. Our competitors or new market entrants may adopt similar or otherwise more favorable products and strategies, leading to significant price competition and/or reducing or eliminating our competitive advantage, each of which could adversely affect our revenues.

Dependence on Key Personnel

Real Messenger’s ability to effectively manage its growth relies on the performance of highly skilled personnel, including its Chief Executive Officer and Co-Founder, Kwai Ho (Thomas) Ma, and Co-Founder, Fredrik Eklund, among other members of its management team and other key employees. The loss of key personnel or an inability to attract, retain and motivate qualified personnel may impair Real Messenger’s ability to expand its business and achieve its financial goals. Real Messenger’s success is substantially dependent upon the continued service and performance of its senior management team and key personnel with digital, technical and real estate expertise. Although Real Messenger anticipates that its management and key personnel will remain in place following the Business Combination, it is possible that Real Messenger could lose some key personnel. Each of Mr. Ma and Mr. Eklund has a significant influence on and is a driver of Real Messenger’s business plan and business, design and technology development. If either of them were to discontinue his service to Real Messenger, Real Messenger would be significantly disadvantaged. The replacement of any members of Real Messenger’s senior management team or other key personnel likely would involve significant time and costs and may significantly delay or prevent the achievement of Real Messenger’s business objectives.

We have a short operating history in a new and unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a short operating history in a new and unproven market that may not develop as expected, if at all. This short operating history makes it difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we encounter in this rapidly evolving market. These risks and difficulties include our ability to, among other things:

●	increase our number of members and the level of member engagement;
●	avoid interruptions or disruptions in our services and our app or;
●	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased member usage globally, as well as the deployment of new features and products;
●	responsibly use the data that our members share with us to provide solutions that make our members more successful and productive;
●	increase revenue from the solutions we provide;
●	continue to earn and preserve our members’ trust with respect to their real estate needs;
●	process, store and use personal data in compliance with governmental regulation and other legal obligations related to privacy;
●	successfully compete with other companies that are currently in, or may in the future enter, the online real estate space;
●	hire, integrate and retain world class talent; and
●	successfully expand our business, especially in different countries.

If the market for our solutions does not develop as we expect, or if we fail to address the needs of this market, our business will be harmed. We may not be able to successfully address these risks and difficulties or others, including those described elsewhere in these risk factors. Failure to adequately address these risks and difficulties could harm our business and cause our operating results to suffer.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our app provides our users with a premium experience.

A key element to our continued growth is the ability of our members, users (whom we define as anyone who uses our app), enterprises and professional organizations in all geographies to access our app and our services within acceptable performance standards. We call this app performance. We have experienced, and may in the future experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our services simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times and as our solutions become more complex and our user traffic increases. If our app is unavailable when users attempt to access it or does not work as well as they expect, users may seek other solutions, and may not return to our offering as often in the future, or at all. This would negatively impact our ability to attract members, enterprises and professional organizations and increase engagement on our app. We expect to continue to make significant investments to maintain and improve app performance and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

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If our security measures are compromised, or if our apps or our platform is subject to attacks that degrade or deny the ability of members to access our solutions, members may curtail or stop use of our solutions.

Our solutions involve the storage and transmission of members’ information, some of which may be private, and security breaches could expose us to a risk of loss of this information, which could result in potential liability and litigation. Like all apps and websites, our app and our websites are vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security that result in app/website performance or availability problems, the complete shutdown of our app, or the loss or unauthorized disclosure of confidential information, our members may lose trust and confidence in us, and decrease the use of our app or stop using our app in its entirety. Further, outside parties may attempt to fraudulently induce employees, members or customers to disclose sensitive information in order to gain access to our information or our members’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to close their accounts or existing customers to cancel their contracts, subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our operating results.

Our core value of putting our members first may conflict with the short-term interests of our business.

One of our core values is to make decisions based on the best interests of our members, which we believe is essential to our success in increasing our member growth rate and engagement and in serving the best, long-term interests of the company and our shareholders. Therefore, in the past, we have forgone, and may in the future forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of our members, even if our decision negatively impacts our operating results in the short term. In addition, as part of our philosophy of putting our members first, as long as our members are adhering to our terms of service, this philosophy may cause disagreements, or negatively impact our relationships, with our existing or prospective customers. This could result in enterprises and professional organizations blocking access to our website or refusing to engage with our solutions. Our decisions may not result in the long-term benefits that we expect, in which case our member engagement, business and operating results could be harmed.

The number of our members is higher than the number of members who engage daily with our app, and a substantial majority of our app usage is by a minority of our members.

A substantial number of our members do not use our app on a daily basis, and a substantial majority of our app usage is generated by a minority of our members. If we are unable to increase the breadth and frequency of our visiting members, then our business may not grow as fast as we expect, which will harm our operating and financial results and may cause our stock price to decline. In addition, based upon the experience of other social network businesses, the number of registered members in our network may be higher than the number of actual members because some members may have multiple registrations. Given the challenges inherent in identifying these accounts, we do not have a reliable system to accurately identify the number of actual members, and thus we rely on the number of registered members as our measure of the size of our network.

If our members’ profiles are out-of-date, inaccurate or lack the information that users and customers want to see, we may not be able to realize the full potential of our network, which could adversely impact the growth of our business.

If our members do not update their information or provide accurate and complete information when they join Real Messenger or do not establish sufficient connections, the value of our network may be negatively impacted because our value proposition as a source of accurate and comprehensive data will be weakened. For example, customers of our real estate solutions may not find members that meet their qualifications or may misidentify a candidate as having such qualifications, which could result in mismatches that erode customer confidence in our solutions. Similarly, incomplete or outdated member information would diminish the ability of our marketing solutions customers to reach their target audiences and our ability to provide our customers with valuable insights. Therefore, we must provide features and products that demonstrate the value of our network to our members and motivate them to contribute additional, timely and accurate information to their profile and our network. If we fail to successfully motivate our members to do so, our business and operating results could be adversely affected.

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We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other member data, and we enable our members to share their personal information with each other and with third parties. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other member data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other member data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our members and customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or our policies, such violations may also put our members’ information at risk and could in turn have an adverse effect on our business.

Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet have recently come under increased public scrutiny. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, the European Union is in the process of proposing reforms to its existing data protection legal framework, which may result in a greater compliance burden for companies with users in Europe. Various government and consumer agencies have also called for new regulation and changes in industry practices.

Artificial intelligence (AI) is a rapidly growing technology with the potential to transform many industries, but it also poses significant risks for our business.

Our solutions incorporate AI and the potential for unintended consequences is a major concern, as it could lead to unexpected disruptions in business operations, financial losses, and reputational damage. AI has the potential to rapidly disrupt established industries, business models and practices. Notwithstanding the powerful potential of this new technology, it entails substantial risks. These include the potential for bias in the data used to train AI systems. If the data used to train an AI system is biased, the resulting model may make inaccurate or unfair decisions, leading to negative consequences for our members and our business. Use of biased models could lead to regulatory fines and legal action for our members and potentially for our business. Another risk associated with AI is the potential for unintended consequences from the use of AI systems. This could include customers feeling misled by, or mistrustful of, our solutions. Although we regularly take steps to mitigate the risks posed by AI, such as by implementing robust governance and risk management processes for our AI systems, and regularly testing and monitoring their performance, we cannot provide assurance that we will successfully leverage their potential.

Our business, including our ability to operate and expand internationally, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, products, features or our privacy policy.

In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly use the data that our members share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that our members voluntarily share with us.

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Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy and consumer protection, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that as our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. See the discussion included in “Government Regulation” beginning on page 109 of this proxy statement.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain solutions, which would negatively affect our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

We expect our operating results to fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet the expectations of securities analysts or investors.

Our revenue and operating results could vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance because of a variety of factors, some of which are outside of our control. Any of these events could cause the market price of our Class A Ordinary Shares to fluctuate. Factors that may contribute to the variability of our operating results include:

●	the unproven nature of our business model;
●	our commitment to putting our members first even if it means forgoing short-term revenue opportunities;
●	the cost of investing in our technology infrastructure may be greater than we anticipate;
●	our ability to increase our member base and member engagement;
●	disruptions or outages in our website availability, actual or perceived breaches of privacy, and compromises of our member data;
●	the entrance of new competitors in our market whether by established companies or the entrance of new companies;
●	changes in our pricing policies or those of our competitors;
●	macroeconomic changes, in particular, deterioration in real estate markets, which would adversely impact sales of our solutions, or economic growth that does not lead to growth in real estate prices and activity, for instance growth coupled with increases in interest rates;
●	the timing and costs of expanding our sales organization and delays or inability in achieving expected productivity;
●	our ability to increase sales of our products and solutions to new customers and expand sales of additional products and solutions to our existing customers; and
●	general industry and macroeconomic conditions.

Given our short operating history and the rapidly evolving market of real estate-related apps, our historical operating results may not be useful to you in predicting our future operating results. As our revenue growth rate slows, we expect that the cyclicality and seasonality in our business may become more pronounced and may in the future cause our operating results to fluctuate. In addition, global economic concerns continue to create uncertainty and unpredictability and add risk to our future outlook. Sovereign debt issues and economic uncertainty in the United States and Europe and around the world raise concerns in markets important to our business. An economic downturn in any particular region in which we do business or globally could result in reductions in real estate activity and other adverse effects that could harm our operating results.

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We have implemented a disaster recovery program, which allows us to move production to a back-up data center in the event of a catastrophe. Although this program is functional, it does not yet provide a real-time back-up data center, so if our primary data center shuts down, there will be a period of time that the website will remain shut down while the transition to the back-up data center takes place.

Our systems are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks and similar events. Our U.S. corporate offices and certain of the facilities we lease to house our computer and telecommunications equipment are located in the Southern California, a region known for seismic activity. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures.

We expect that our costs will increase, such we may not be able to generate sufficient revenue to create and sustain profitability over the long term.

We expect our costs to increase in future periods, which could negatively affect our future operating results. In particular, in 2023 and 2024, we plan to continue to invest for future growth, and as a result we do not expect to be profitable on a GAAP basis in 2023 or 2024. We expect to continue to expend substantial financial and other resources on:

●	our technology infrastructure, including website architecture, development tools scalability, availability, performance and security, as well as disaster recovery measures;
●	product development, including investments in our product development team and the development of new features;
●	sales and marketing, including a significant expansion of our sales organization;
●	international expansion in an effort to increase our member base, engagement and sales; and
●	general administration, including legal and accounting expenses related to being a public company.

These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business, our operating results and business would be harmed.

We expect to face increasing competition in the market for online professional networks from social networking sites and Internet search companies, among others, as well as continued competition for customers of our hiring and marketing solutions.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online professional networks.

Our industry is evolving rapidly and is becoming increasingly competitive.

Larger and more established companies may focus on our market and could directly compete with us. Smaller companies, including application developers, could also launch new products and services that compete with us and that could gain market acceptance quickly. We also expect our existing competitors in the market for online real estate solutions to continue to focus on these areas. A number of these companies may have greater resources than us, which may enable them to compete more effectively. Additionally, users of social networks may choose to use, or increase their use of, those networks for their real estate activities, which may result in those users decreasing or eliminating their use of Real Messenger. Companies that currently focus on social networking could also expand their focus to professionals. We and other companies have historically established alliances and relationships with some of these companies to allow broader exposure to users and access to data online. We may also, in the future, establish alliances or relationships with other competitors or potential competitors. To the extent companies terminate such relationships and establish alliances and relationships with others, our business could be harmed. Specifically, we compete for members, enterprises and professional organizations as discussed below.

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The market for online solutions focused on real estate is established (in terms of widespread interest by industry participants and solutions) and yet rapidly evolving (in terms of changes in features offered). Other companies such as large real estate brokerages, Zillow, Facebook, Alphabet (Google), Microsoft and Twitter are developing or could develop competing solutions. Further, some of these companies are partnering with third parties to offer products and services that could compete with ours. Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of members and customers, such as mobile access. Any such increased competition could cause pricing pressure, loss of market share or decreased member engagement, any of which could adversely affect our business and operating results. Internet search engines could also change their methodologies in ways that adversely affect our ability to optimize our page rankings within their search results.

If we fail to effectively manage our growth, our business and operating results could be harmed.

We expect rapid growth in our headcount and operations, which will place significant demands on our management and our operational and financial infrastructure. As of June 15, 2023, approximately 50% of our employees had been with us for less than one year and approximately 68% for less than two years. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees in various countries around the world, and we must maintain the beneficial aspects of our corporate culture. In particular, we intend to continue to make substantial investments to expand our research and development, sales, and general and administrative organizations, and our international operations. To attract top talent, we have had to offer, and believe we will need to continue to offer, highly competitive compensation packages before we can validate the productivity of those employees. The risks of over-hiring or over-compensating and the challenges of integrating a rapidly growing employee base into our corporate culture are exacerbated by our international expansion. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, and our business and operating results could be adversely affected.

Additionally, if we do not effectively manage the growth of our business and operations, the quality of our solutions could suffer, which could negatively affect our brand, operating results and overall business. Further, we have made changes in the past, and will in the future make changes, to our features, products and services that our members or customers may not like, find useful or agree with. We may also decide to discontinue certain features, products or services, or charge for certain features, products or services that are currently free or increase fees for any of our features, products or services. If members or customers are unhappy with these changes, they may decrease their engagement on our site, or stop using features, products or services or the site generally. They may, in addition, choose to take other types of action against us such as organizing petitions or boycotts focused on our company, our website or any of our services, filing claims with the government or other regulatory bodies, or filing lawsuits against us. Any of these actions could negatively impact our member growth and engagement and our brand, which would harm our business. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls, and our reporting systems and procedures by, among other things:

●	improving our information technology infrastructure to maintain the effectiveness of our solutions;
●	enhancing information and communication systems to ensure that our employees and offices around the world are well-coordinated and can effectively communicate with each other and our growing base of members, enterprises and professional organizations;
●	enhancing our internal controls to ensure timely and accurate reporting of all of our operations; and
●	appropriately documenting our information technology systems and our business processes.

These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired.

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Our international operations are subject to increased challenges and risks.

We expect to significantly expand our international operations in the future by expanding our offerings in new languages and possibly by opening offices in new countries. However, we have limited operating history, and our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. International expansion will require us to invest significant funds and other resources. Expanding internationally may subject us to risks that we have either not faced before or increase risks that we currently face, including risks associated with:

●	recruiting and retaining talented and capable employees in foreign countries;
●	providing solutions across a significant distance, in different languages and among different cultures, including potentially modifying our solutions and features to ensure that they are culturally relevant in different countries;
●	increased competition from local websites and services, that provide online real estate solutions, who may also expand their geographic footprint;
●	compliance with applicable foreign laws and regulations;
●	longer payment cycles in some countries;
●	credit risk and higher levels of payment fraud;
●	compliance with anti-bribery laws including without limitation, compliance with the Foreign Corrupt Practices Act and the UK Anti-Bribery Act;
●	currency exchange rate fluctuations;
●	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;
●	political and economic instability in some countries;
●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and
●	higher costs of doing business internationally.

If our revenue from our international operations, and particularly from our operations in the countries and regions on which we have focused our spending, do not exceed the expense of establishing and maintaining these operations, our business and operating results will suffer.

Our business depends on a strong brand, and any failure to maintain, protect and enhance our brand would hurt our ability to retain or expand our base of members, enterprises and professional organizations, or our ability to increase their level of engagement.

We have developed a strong brand that we believe has contributed significantly to the success of our business. Our brand is predicated on the idea that individual professionals will find immense value in building and maintaining their professional identities and reputations on our platform. Maintaining, protecting and enhancing the “Real Messenger” brand is critical to expanding our base of members, enterprises, advertisers, corporate customers and other partners, and increasing their engagement with our website, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality solutions, which we may not do successfully. If we do not successfully maintain a strong brand, our business could be harmed.

We may not be able to successfully halt the operations of apps and websites that aggregate our data as well as data from other companies, including social networks, or copycat websites that have misappropriated our data in the past or may misappropriate our data in the future.

From time to time, third parties have misappropriated our data through website scraping, robots or other means and aggregated this data on their websites with data from other companies. In addition, “copycat” websites and apps have misappropriated data on our network and attempted to imitate our brand or the functionality of our website. When we have become aware of such occurrences, we have employed technological or legal measures in an attempt to halt their operations. However, we may not be able to detect all such occurrences in a timely manner and, even if we could, technological and legal measures may be insufficient to stop their operations. In some cases, particularly in the case of third parties operating outside of the United States, our available remedies may not be adequate to protect us against such websites. Regardless of whether we can successfully enforce our rights against these third parties, any measures that we may take could require us to expend significant financial or other resources.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

As described elsewhere in this Proxy Statement, we have identified material weaknesses in our internal control over financial reporting as follows: (1) we lack sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address certain accounting issues and to prepare and review financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements; and (2) we lack a comprehensive accounting policies and procedures manual in accordance with U.S. GAAP.

We intend to take a number of measures to remediate these material weakness; however, if we are unable to remediate them in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely or reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities. In such a case, there could be a material adverse effect on our business. The existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we may incur additional costs to remediate the material weakness in our internal control over financial reporting.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls or otherwise.

We may face litigation and other risks as a result of the material weaknesses in our internal control over financial reporting.

As a result of the material weaknesses described above, we face potential litigation or other disputes, which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from, among others, the material weakness in our internal control over financial reporting and the preparation of our financial statements. As of the date of this Proxy Statement, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future.

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Failure to protect or enforce our intellectual property rights could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, trade dress, domain names and patents as critical to our success. In particular, we must maintain, protect and enhance the Real Messenger brand. We strive to protect our intellectual property rights by relying on foreign, federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of our domain names, trademarks, and service marks in the United States and in certain locations outside the United States. Effective trade secret, copyright, trademark, trade dress, domain name and patent prosecution is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We are seeking to protect our trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which may not pursue in every location. We may, over time, increase our investment in protecting our innovations through increased patent filing that is expensive and time-consuming.

Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our “Real Messenger” brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed and the market price of our Class A Ordinary Shares could decline.

We may in the future be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could harm our business and operating results.

We may become party to lawsuits in the normal course of business. Litigation in general is often expensive and disruptive to normal business operations. We expect to face in the future, allegations and lawsuits that we have infringed the intellectual property and other rights of third parties, including patents, privacy, trademarks, copyrights and other rights. Litigation, and particularly the patent infringement and class action matters we may face, may be protracted and expensive, and the results are difficult to predict. Adverse outcomes may result in significant settlement costs or judgments, require us to modify our products and features while we develop non-infringing substitutes or require us to stop offering certain features.

In addition, we use open-source software in our solutions and will use open-source software in the future. From time to time, we may face claims against companies that incorporate open-source software into their products, claiming ownership of, or demanding release of, the source code, the open-source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our solutions, any of which would have a negative effect on our business and operating results.

Although the results of litigation and claims cannot be predicted with certainty, we do not believe that the final outcome of any matter that we currently face will have a material adverse effect on our business. However, there can be no assurance that our expectations will prove correct, and even if these matters are not resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or, resolve them, could harm our business, our operating results, our reputation or the market price of our Class A Ordinary Shares.

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If we do not continue to attract new customers, or if existing customers do not maintain their relationship with us, reduce their interaction with us, or fail to adopt or purchase additional solutions, we may not achieve our revenue projections, and our operating results would be harmed.

In order to grow our business, we must continually attract new members, sell additional solutions to existing members and retain members while maintaining their engagement. The success of our business will be highly correlated with the “network effect” that we and our members achieve. Having a large member network provides users confidence that Real Messenger is the best place for their real estate activities, and the best source of information on real estate opportunities of interest to them. A large member network creates a “domino effect” that inures to the benefit of Real Messenger and its members – namely, more members makes our solution more attractive to new users, resulting in a network effect that potentially strengthens our first-to-market advantage. However, despite the potential first-mover advantage of the Real Messenger network over other similar solutions, it is possible that real or perceived shortcomings in our network, or technological, regulatory or other developments, including the failure to implement planned changes, could result in a decline in popularity and acceptance of our network.

Our ability to do so depends in large part on the success of our sales and marketing efforts. We do not enter into long-term contracts with our members, and even if we do in future, they would likely be terminable on short notice. We have limited historical data with respect to rates of long-term member usage and retention, so we may not accurately predict future trends for any of these metrics.

We must demonstrate that our real estate solutions are an important tool for participants in the relevant real estate markets, and that our solutions provide them with access to desirable properties and to influential, affluent and highly educated audiences. However, potential members may not be familiar with our solutions or may prefer other more traditional products and services for their real estate needs.

The rate at which we expand our member base or increase our members’ renewal rates may decline or fluctuate because of several factors, including the prices of our solutions, the prices of products and services offered by our competitors, reduced hiring by our members or reductions in their hiring or marketing spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of our solutions. If we do not attract new members or if our members do not renew their agreements for our solutions, renew on less favorable terms, or do not purchase additional functionality or offerings, our revenue may grow more slowly than expected or decline.

Ultimately, attracting new members and retaining existing members requires that we continue to provide high quality solutions that our members value. In particular, our real estate solutions members will discontinue their purchases of our solutions if we fail to effectively connect them with the properties they seek. Therefore we must continue to demonstrate to our members that using our solutions is the most effective and cost-efficient way to maximize their results. Even if our marketing solutions are providing value to our members, advertisers are sensitive to general economic downturns and reductions in consumer spending, among other events and trends, which generally results in reduced advertising expenditures and could adversely affect sales of our marketing solutions. If we fail to provide high quality solutions and convince members of our value proposition, we may not be able to retain existing members or attract new members, which would harm our business and operating results.

We depend on world class talent to grow and operate our business, and if we are unable to hire, retain and motivate our personnel, we may not be able to grow effectively.

Our future success will depend upon our continued ability to identify, hire, develop, motivate and retain world class talent. Our ability to execute efficiently is dependent upon contributions from all of our employees, in particular our senior management team. Key institutional knowledge remains with a small group of long-term employees and directors whom we may not be able to retain. We may not be able to retain the services of any of our long-term employees or other members of senior management in the future. We do not have employment agreements other than offer letters with any key employee, and we do not maintain key person life insurance for any employee. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed.

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Our growth strategy also depends on our ability to expand and retain our organization with world class talent.

Identifying, recruiting, training and integrating qualified individuals will require significant time, expense and attention. In addition to hiring new employees, we must continue to focus on retaining our best talent. Competition for these resources is intense, particularly in California, where our headquarters is located. If we are not able to effectively increase and retain our talent, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed.

Enterprises or professional organizations, including governmental agencies, may restrict access to our solutions, which could lead to the loss or slowing of growth in our member base or the level of member engagement.

Our solutions depend on the ability of our members to access the Internet and our application. Enterprises or professional organizations, including governmental agencies, could block access to our application or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or they may adopt policies that prohibit listing the employers’ names on their employees’ Real Messenger profiles in order to minimize the risk that employees will be contacted and hired by other employers. For example, the government of the People’s Republic of China has at times blocked access to other social networks in China, temporarily or permanently. We cannot assure you that the Chinese government will not block access to one or more of our features and products or our application in China for a longer period of time or permanently. As another example, governmental agencies and industry organizations with responsibility for regulating real estate brokerage and related professions (whether such regulation has the force of law or otherwise), may block or limit access to our application out of concern that our solution competes with established means of marketing real estate, and/or violates applicable law. If these entities block or limit access to our application or adopt policies restricting our members from providing us with accurate and up-to-date information, the value of our network could be negatively impacted, which would adversely affect our ability to offer compelling real estate solutions to our members.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that we will continue to depend on relationships with various third parties, including technology and content providers to grow our business. Identifying, negotiating and documenting relationships with third parties require significant time and resources, as does integrating third-party content and technology. Our agreements with technology and content providers and similar third parties are typically non-exclusive and do not prohibit them from working with our competitors or from offering competing services. Our competitors may be effective in providing incentives to these parties to favor their solutions or may prevent us from developing strategic relationships with these parties. In addition, these third parties may not perform as expected under our agreements with them, and we have had, and may in the future have, disagreements or disputes with these parties, which could negatively affect our brand and reputation. It is possible that these third parties may not be able to devote the resources we expect to the relationship. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to compete in the marketplace or to grow our revenue could be impaired, and our operating results would suffer. Even if we are successful, these relationships may not result in improved operating results.

If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. We incur expenses for employee compensation and other operating expenses in Hong Kong and in the United States (in the local currency), and we expect that an increasing percentage of our international revenue will be from customers who pay us in currencies other than the U.S. dollar. Fluctuations in the exchange rates between the U.S. dollar and those other currencies could result in the dollar equivalent of such expenses being higher and/or the dollar equivalent of such foreign-denominated revenue being lower than would be the case if exchange rates were stable. This may result in losses on foreign currency exchange and could have a negative impact on our reported operating results. To date, we have not engaged in any hedging strategies, and any such strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures that we may implement to mitigate this risk may not eliminate our exposure to foreign exchange fluctuations.

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The intended tax benefits of our corporate structure and intercompany arrangements depend on the application of the tax laws of various jurisdictions and on how we operate our business.

Our corporate structure and intercompany arrangements, including the manner in which we develop and use our intellectual property and the transfer pricing of our intercompany transactions, are intended to reduce our worldwide effective tax rate. The application of the tax laws of various jurisdictions, including the United States, to our international business activities is subject to interpretation and depends on our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for valuing developed technology or intercompany arrangements, including our transfer pricing, or determine that the manner in which we operate our business does not achieve the intended tax consequences, which could increase our worldwide effective tax rate and harm our financial position and results of operations.

The enactment of legislation implementing changes in the U.S. taxation of international business activities or the adoption of other tax reform policies could materially impact our financial position and results of operations.

The current administration has made public statements indicating that it has made international tax reform a priority, and key members of the U.S. Congress have conducted hearings and proposed new legislation. Changes to U.S. tax laws, including limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of our foreign earnings. Due to the large and expanding scale of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and harm our financial position and results of operations.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Ordinary Shares. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

As described elsewhere in this Proxy Statement, we have identified material weaknesses in our internal control over financial reporting as follows: (1) we lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address certain accounting issues, and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements; and (2) we lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP.

We intend to take a number of measures to remediate these material weakness; however, if we are unable to remediate them in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely or reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities. In such a case, there could be a material adverse effect on our business. The existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we may incur additional costs to remediate the material weakness in our internal control over financial reporting.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls or otherwise.

We may face litigation and other risks as a result of the material weaknesses in our internal control over financial reporting.

As a result of the material weaknesses described above, we face potential litigation or other disputes, which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from, among others, the material weakness in our internal control over financial reporting and the preparation of our financial statements. As of the date of this Proxy Statement, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future.

Risks Related to Nova Vision and the Business Combination

Nova Vision will be forced to liquidate the Trust Account if it cannot consummate a business combination by August 10, 2023, or up to 24 months from the closing of the IPO if it extends the period of time to consummate a business combination, as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Nova Vision’s public shareholders will receive $[    ] per share and the NOVA Warrants and NOVA Rights will expire worthless.

If Nova Vision is unable to complete a business combination within the Combination Period, and is forced to liquidate, the initial per-share liquidation distribution will be [$*], plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the NOVA Warrants and NOVA Rights, which will expire worthless as a result of Nova Vision’s failure to complete a business combination.

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Nova Vision does not have a specified maximum redemption threshold in Nova Vision’s current second amended and restated memorandum and articles of association. The absence of such a redemption threshold may make it possible for Nova Vision to consummate the Business Combination, in connection with which a substantial majority of Nova Vision’s public shareholders may redeem their Public Shares.

Nova Vision’s current second amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that (i) Nova Vision will not redeem the Public Shares in an amount that would cause Nova Vision’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination (such that it will not be subject to the SEC’s “penny stock” rules) and (ii) no shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without Nova Vision’s prior consent.

There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

Nova Vision can give no assurance as to the price at which a shareholder may be able to sell its Public Shares in the future following the consummation of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of PubCo and may result in a lower value realized upon redemption than a shareholder of Nova Vision might realize in the future had the shareholder not redeemed its Public Shares. Similarly, if a shareholder does not redeem its Public Shares, the shareholder will bear the risk of ownership of PubCo Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares of PubCo Ordinary Shares in the future for a greater amount than the redemption price paid in connection with the redemption of the Public Shares in connection with the consummation of the Business Combination. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Nova Vision’s shareholders who attempted to redeem their Public Shares may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

If Nova Vision requires public shareholders who wish to redeem their Public Shares in connection with the consummation of the Business Combination to comply with specific requirements for redemption as described in this proxy statement/prospectus and the Business Combination is not consummated, Nova Vision will promptly return such certificates to its public shareholders. Accordingly, public shareholders who attempted to redeem their Public Shares in such a circumstance will be unable to sell their Public Shares in the event that the Business Combination is not consummated until Nova Vision has returned their Public Shares to them. The market price for shares of the NOVA Ordinary Shares may decline during this time and you may not be able to sell your Public Shares when you wish, even while other shareholders that did not seek redemption may be able to sell their NOVA Ordinary Shares.

You must tender your NOVA Ordinary Shares in order to validly seek redemption at the Extraordinary General Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Nova Vision’s transfer agent by two business days before the Extraordinary General Meeting, or deliver your NOVA Ordinary Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, which election would likely be determined based on the manner in which you hold your NOVA Ordinary Shares. The requirement for physical or electronic delivery by two business days before the Extraordinary General Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

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If third parties bring claims against Nova Vision, the proceeds held in trust could be reduced and the per-share liquidation price received by Nova Vision’s shareholders may be less than [$*].

Nova Vision’s placing of funds in the Trust Account may not protect those funds from third party claims against Nova Vision. Although Nova Vision has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Nova Vision’s public shareholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Nova Vision’s public shareholders. The Sponsor has agreed that, if Nova Vision liquidates the Trust Account prior to the consummation of a business combination and distributes the proceeds held therein to its public shareholders, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Nova Vision for services rendered or contracted for or products sold to Nova Vision in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Nova Vision cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for Nova Vision’s shareholders may be less than [$*] due to such claims.

Additionally, if Nova Vision is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Nova Vision’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, Nova Vision may not be able to return [$*] per share to Nova Vision’s public shareholders.

Any distributions received by Nova Vision’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Nova Vision was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

Nova Vision’s second amended and restated memorandum and articles of association provides that in the event Nova Vision does not consummate a Business Combination before August 10, 2023 (assuming the deadline for consummation is extended in accordance with the second amended and restated memorandum and articles of association), Nova Vision shall cease all operations except for the purpose of winding up.

If Nova Vision is unable to consummate a transaction within the Combination Period ending on August 10, 2023, upon notice from Nova Vision, the trustee of the Trust Account will distribute the amount in its Trust Account to Nova Vision’s public shareholders. Concurrently, Nova Vision shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although Nova Vision cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has agreed that, if Nova Vision liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Nova Vision for services rendered or contracted for or products sold to Nova Vision in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Nova Vision cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Nova Vision also cannot assure you that a creditor or shareholder will not file a petition with the Cayman Islands court which, if successful, may result in its liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of Nova Vision’s assets to its public shareholders.

Thereafter, Nova Vision’s sole business purpose will be to voluntarily liquidate and dissolve in accordance with BVI law. In such a situation under BVI law, a liquidator would be appointed and, subject to the terms of the required plan of liquidation, the liquidator would give notice to creditors of his or her intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement. However, in practice the procedure to be followed by the liquidator will be subject to the terms of the plan of liquidation and the memorandum and articles of association of Nova Vision and the mentioned notice may not necessarily delay the distribution of assets particularly if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. In practice, as soon as the affairs of Nova Vision are fully-wound up, the liquidator would normally lay a final report and accounts before the shareholders of Nova Vision at the completion of the liquidation of Nova Vision as part of the liquidation plan. Once the liquidator has concluded the affairs of Nova Vision, the liquidator must file a statement of completion to the BVI Registrar of Corporate Affairs. The BVI Registrar will then strike Nova Vision off the Register of Companies and issue a certificate of dissolution, and the dissolution of Nova Vision is effective from the date of the issue of the certificate of dissolution. It is Nova Vision’s intention to liquidate the Trust Account to its public shareholders as soon as reasonably possible and Nova Vision’s Initial Shareholders have agreed to take any such action necessary to liquidate the Trust Account and to dissolve Nova Vision as soon as reasonably practicable if Nova Vision does not complete a business combination within the Combination Period. Pursuant to Nova Vision’s Current Charter, failure to consummate a business combination by August 10, 2023 (f extended by the full amount of time allowed under its Current Charter), will trigger its automatic winding up.

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If Nova Vision is forced to enter into an insolvent liquidation, any distributions received by Nova Vision shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Nova Vision was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Nova Vision shareholders. Furthermore, the Nova Vision Board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Nova Vision to claims of damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. Nova Vision cannot assure you that claims will not be brought against it for these reasons.

Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo’s shareholders may face additional risks and uncertainties.

Because PubCo will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the PubCo Ordinary Shares, and, accordingly, PubCo’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews often include an independent third party investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling PubCo Ordinary Shares, Nova Vision’s shareholders must rely on the information included in this proxy statement/prospectus. Although Nova Vision performed a due diligence review and investigation of Real Messenger in connection with the Business Combination, the lack of an independent third party due diligence review and investigation increases the risk of investment in PubCo because it may not have uncovered facts that would be important to a potential investor.

In addition, because PubCo will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of PubCo. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of PubCo than they might if PubCo became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with PubCo as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for PubCo Ordinary Shares could have an adverse effect on PubCo’s ability to develop a liquid market for PubCo Ordinary Shares. See “Risk Factors — Risks Related to PubCo’s Securities — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.”

The Initial Shareholders have agreed to vote in favor of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how Nova Vision’s public shareholders vote.

Unlike many other blank check companies in which the Initial Shareholders agree to vote their shares in accordance with the majority of the votes cast by Nova Vision’s public shareholders in connection with an initial business combination, the Initial Shareholders have agreed to vote any shares of Nova Vision Ordinary Share owned by them in favor of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, the Initial Shareholders own [    ]% of the issued and outstanding NOVA Ordinary Shares. The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal and, accordingly, we would need only [    ], or [    ]%, of the [    ] Public Shares to be voted in favor of the Redomestication Merger Proposal, and only [    ], or [    ]%, of the [    ] Public Shares to be voted in favor of the Acquisition Merger Proposal in order to have them approved (assuming that only a quorum was present at the meeting). As a result, it is more likely that the necessary shareholder approval will be received for the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals than would be the case if the Initial Shareholders agreed to vote any NOVA Ordinary Shares owned by them in accordance with the majority of the votes cast by Nova Vision’s public shareholders. While the Initial Shareholders have agreed to vote their shares in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal, shareholders should consider that the Initial Shareholders may have interests that are different from, or in addition to, those of other shareholders, and may be incentivized to complete the Business Combination even if it is with a less favorable target company or on less favorable terms, rather than liquidate. See “Nova Vision’s directors and officers may have certain conflicts in determining to recommend the acquisition of Real Messenger, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.”

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Shareholder litigation and regulatory inquiries and investigations are expensive and could harm Nova Vision’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any shareholder litigation and/or regulatory investigations against Nova Vision, whether or not resolved in Nova Vision’s favor, could result in substantial costs and divert Nova Vision’s management’s attention from other business concerns, which could adversely affect Nova Vision’s business, financial condition and results of operations and the ultimate value the Nova Vision’s shareholders receive as a result of the consummation of the Business Combination.

If Nova Vision’s due diligence investigation of Real Messenger was inadequate, then Nova Vision shareholders following the Business Combination could lose some or all of their investment.

Even though Nova Vision conducted a due diligence investigation of Real Messenger, it cannot be sure that this diligence uncovered all material issues that may be present inside Real Messenger or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Real Messenger and its business and outside of its control will not later arise. If Nova Vision’s due diligence investigation of Real Messenger was inadequate, then Nova Vision shareholders following the Business Combination could lose some or all of their investment.

Nova Vision’s Sponsor, officers and directors own NOVA Ordinary Shares NOVA Warrants and NOVA Rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

Nova Vision’s Initial Shareholders collectively own an aggregate of 1,437,500 NOVA Ordinary Shares and 307,500 NOVA Units. Such individuals/entities have waived their rights to redeem these shares (including shares underlying the units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination. Based on a market price of $[    ] per NOVA Ordinary Share and $[    ] per NOVA Unit on [    ], 2023, the aggregate value of these shares and units was approximately $[    ]. The NOVA Ordinary Shares acquired prior to the IPO, as well as the NOVA Units will be worthless if Nova Vision does not consummate a business combination. Consequently, Nova Vision’s directors’ and officers’ discretion in identifying and selecting Real Messenger as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Nova Vision shareholders’ best interest.

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Nova Vision is requiring shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Nova Vision is requiring public shareholders who wish to redeem their NOVA Ordinary Shares to either tender their certificates to Nova Vision’s transfer agent or deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC System two business days before the Extraordinary General Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Nova Vision’s transfer agent will need to act to facilitate this request. It is Nova Vision’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Nova Vision does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While Nova Vision has been advised that it takes a short time to deliver shares through the DWAC System, Nova Vision cannot assure you of this fact. Accordingly, if it takes longer than Nova Vision anticipates for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

Nova Vision will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Nova Vision requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, Nova Vision will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until Nova Vision has returned their securities to them. The market price for Nova Ordinary Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

The Initial Shareholders control a substantial interest in Nova Vision and thus may influence certain actions requiring a shareholder vote.

Nova Vision’s Initial Shareholders, including the Sponsor, the officers and directors, collectively own approximately [    ]% of its issued and outstanding NOVA Ordinary Shares. However, if a significant number of Nova Vision shareholders vote, or indicate an intention to vote, against the Business Combination, the Initial Shareholders or the affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. Nova Vision’s Initial Shareholders or the affiliates have agreed to vote any shares they own in favor of the Business Combination.

If the current Nova Vision’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

Nova Vision’s Initial Shareholders are entitled to demand that it register the resale of the NOVA Ordinary Shares underlying the Private Units and private rights and any securities the Initial Shareholders, or their affiliates may be issued in payment of working capital loans made to Nova Vision at any time upon or after the parties consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional [    ] PubCo Ordinary Shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares after the consummation of the Business Combination.

Nova Vision entered into the Merger Agreement on March 27, 2023, and the consideration for the Business Combination was set as of that date. The Real Messenger projections for the fiscal year ended December 31, 2022 were among the many factors that the Nova Vision Board considered in connection with the Business Combination, and there can be no assurances that these projections will be met. There may be changes beyond the parties’ control, such as changes in the real estate industry, changes to applicable regulations and the general economic climate, that may result in changes to the value of Real Messenger since March 27, 2023.

Nova Vision entered into the Merger Agreement on March 27, 2023 and the consideration for Real Messenger was set as of that date. The Nova Vision Board considered numerous factors and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the business of Real Messenger, in connection with the Business Combination, and the Real Messenger projections for the fiscal year ended March 31, 2023 were just one of those many factors. All of these factors are difficult to predict, and there may be changes in other factors that may be beyond parties’ control, such as changes in real estate industry, as well as changes to applicable regulations and to the economy in general, all of which may result in value of Real Messenger being materially different when the Merger Agreement was signed.

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If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

The market price of PubCo’s securities may decline as a result of the Business Combination if:

●	PubCo does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

Nova Vision’s directors and officers may have certain conflicts in determining to recommend the acquisition of Real Messenger, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Nova Vision’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Nova Vision’s securities owned by Nova Vision’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and Nova Vision otherwise fails to consummate a Business Combination prior to its liquidation. These interests include, among other things:

●	On March 27, 2023, contemporaneously with the execution of the Merger Agreement, the Initial Shareholders entered into a the Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights;

●	The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2023. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

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●	On August 4, 2022, Nova Vision issued an unsecured promissory note in the aggregate principal amount of $575,000 the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022. Subsequently, Nova Vision issued a total of eight non-interest bearing, unsecured promissory notes (excluding the promissory note issued on August 4, 2022 mentioned above), each for an amount of $75,030 (representing $0.0416 per NOVA Ordinary Share issued at the IPO that have not been redeemed), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023, respectively (collectively, with the promissory note issued on August 4, 2022, the “Notes”), to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account. The Notes do not bear interest and matures upon the closing of a business combination by Nova Vision. In addition, the Notes may be converted by the holder into NOVA Units at a price of $10.00 per unit by providing Nova Vision with written notice of its intention to convert the Note at least one business day prior to the closing of the Business Combination. If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination; and

●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

Nova Vision will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.

Nova Vision will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Nova Vision may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

The Business Combination may be materially adversely affected by the coronavirus (“COVID-19”) outbreak.

On March 11, 2020, the World Health Organization officially declared the outbreak of the COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which Nova Vision consummates a business combination could be materially and adversely affected. Although as of the date of this proxy statement/prospectus, the outbreak has largely been controlled in many countries, it is possible that subsequent outbreaks driven by new variants of COVID-19 may occur. If that happens, Nova Vision may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts Nova Vision’s search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, Nova Vision’s ability to consummate a business combination, or the operations of a target business with which Nova Vision ultimately consummates a business combination, may be materially adversely affected.

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Nova Vision and Real Messenger have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Nova Vision if the Business Combination is completed or by Nova Vision if the Business Combination is not completed.

Nova Vision and Real Messenger expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Nova Vision expects to incur approximately $[    ] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is completed or by Nova Vision if the Business Combination is not completed.

In the event that a significant number of NOVA Ordinary Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.

If a significant number of NOVA Ordinary Shares are redeemed, PubCo may be left with a significantly smaller number of shareholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. PubCo intends to apply to list the PubCo Ordinary Shares on the Nasdaq, and Nasdaq may not list the PubCo Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in PubCo Ordinary Shares and subject PubCo to additional trading restrictions.

Nova Vision may waive one or more of the conditions to the Business Combination without resoliciting Nova Vision’s shareholder approval for the Business Combination.

Nova Vision may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Nova Vision Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the Nova Vision Board determines that a waiver is not sufficiently material to warrant resolicitation of Nova Vision shareholders, Nova Vision has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to Nova Vision’s obligations to close the Business Combination that there be no decree, order, judgment, writ, award, injunction, rule or consent of or by a governmental authority or other order restricting Real Messenger’s conduct of its business, however, if the Nova Vision Board determines that any such order or injunction is not material to the business of Real Messenger, then the Nova Vision Board may elect to waive that condition and close the Business Combination.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed consolidated financial information was based upon available information and certain estimates and assumptions that Nova Vision and Real Messenger believe are reasonable. The unaudited pro forma condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for more information.

Termination of the Merger Agreement could negatively impact Nova Vision.

If the Business Combination is not consummated for any reason, including as a result of the Nova Vision’s shareholders declining to approve the Proposals required to effect the Business Combination, the ongoing business of Nova Vision may be adversely impacted and, without realizing any of the anticipated benefits of the consummation of the Business Combination, Nova Vision would be subject to a number of risks, including the following:

●	Nova Vision may experience negative reactions from the financial markets, including negative impacts on the stock price of the NOVA Ordinary Shares and other securities, including to the extent that the current market price reflects a market assumption that the Business Combination will be consummated;

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●	Nova Vision will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

●	since the Merger Agreement restricts the conduct of Nova Vision’s business prior to consummation of the Business Combination, Nova Vision may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Merger Agreement is terminated and the Nova Vision Board seeks another business combination, Nova Vision’s shareholders cannot be certain that Nova Vision will be able to find another target business or that such other business combination will be consummated.

There will be a substantial number of PubCo Ordinary Shares available for sale in the future that may adversely affect the market price of PubCo Ordinary Shares.

PubCo may issue such number of shares as may be authorized by its directors, in accordance with the terms of its memorandum and articles of association, provided it does not exceed its authorized share capital. No less than 100% shares to be issued in the Acquisition Merger to the current Real Messenger shareholders will be subject to certain restrictions on sale and cannot be sold for 24 months from the date of consummation of the Business Combination. In addition, the 1,437,500 NOVA Ordinary Shares owned by the Initial Shareholders that are currently held in escrow will be converted into 1,437,500 PubCo Ordinary Shares upon consummation of the Business Combination and be released and available for sale as early as (1) six months from the date of the consummation of the Business Combination; (2) after the date of the consummation of the Business Combination, and subsequently, Nova Vision consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property; or (3) after 150 calendar days after the date of the consummation of the Business Combination provided that such shares will be released on the date on which the closing price of the shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination. After the expiration of this restricted period and upon the registration statement for the resale becomes effective, there will then be an additional 1,437,500 PubCo Ordinary Shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares.

Nova Vision shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Nova Vision’s current shareholders have on the management of PubCo.

After the Business Combination, assuming (i) there are no redemptions of Nova Vision’s shares, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have not been converted and (iv) the Deferred Underwriting Shares are not included, Nova Vision’s current public shareholders will own approximately 16.09% of the issued share capital of PubCo, Nova Vision’s current directors, officers and affiliates will own approximately 1.25% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately 66.90% of the issued share capital of PubCo (including the 1,500,000 PubCo Ordinary Shares reserved and authorized for issuance under the Incentive Plan). Assuming maximum redemption by holders of 1,803,612 Nova Vision’s outstanding ordinary shares, Nova Vision’s current public shareholders will own approximately 0% of the issued share capital of PubCo, Nova Vision’s current directors, officers and affiliates will own approximately 1.49% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately 79.73% of the issued share capital of PubCo (including the 1,500,000 PubCo Ordinary Shares reserved and authorized for issuance under the Incentive Plan). The minority position of the former Nova Vision’s shareholders will give them limited influence over the management and operations of the Combined Company. See “Will I experience dilution as a result of the Business Combination?”

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Activities taken by Nova Vision’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals and may affect the market price of Nova Vision’s securities.

The Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, may purchase NOVA Ordinary Shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of the Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, currently anticipates paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of NOVA Ordinary Shares by the persons described above would allow them to exert more influence over the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals and would likely increase the chances that the Business Combination would be approved. If the market does not view the Business Combination positively, purchases of the Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of Nova Vision’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of Nova Vision’s securities.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of the Public Shares by Nova Vision or the persons described above have been entered into. Nova Vision will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the Sponsor or Nova Vision’s officers, directors and advisors, or their respective affiliates, that would affect the vote on the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals.

Subsequent to the consummation of the Business Combination, Nova Vision may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Nova Vision has conducted due diligence on Real Messenger, Nova Vision cannot assure you that this diligence revealed all material issues that may be present in its business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Nova Vision’s or Real Messenger’s control will not later arise. As a result, Nova Vision may be forced to later write- down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Nova Vision’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Nova Vision’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on its liquidity, the fact that Nova Vision reports charges of this nature could contribute to negative market perceptions about PubCo’s securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

Risks Related to PubCo’s Securities

Certain judgments obtained against PubCo by PubCo’s shareholders may not be enforceable.

PubCo is a company incorporated under the laws of the Cayman Islands. All of Real Messenger’s assets are located outside of the United States. In addition, after the Business Combination, all of PubCo’s senior executive officers will reside outside of the United States for a significant portion of the time and all are nationals of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of Real Messenger’s directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Comparison of Shareholder’ Rights — Enforceability of Civil Liabilities.”

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Currently, there is no public market for the PubCo Ordinary Shares. Nova Vision shareholders cannot be sure that an active trading market will develop for or of the market price of the PubCo Ordinary Shares they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

Upon the consummation of the Business Combination, each NOVA Ordinary Share will be converted into the right to receive one PubCo Class A Ordinary Share. See “Summary of the Proxy Statement/Prospectus — the Business Combination and the Merger Agreement.” PubCo is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. Nova Vision, Real Messenger and PubCo have agreed to use their best efforts to cause the PubCo Ordinary Shares to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the PubCo Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the PubCo Ordinary Shares following the closing of the Business Combination and the PubCo Ordinary Shares may trade at a price less than the current market price of the NOVA Ordinary Shares.

Even if PubCo is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for PubCo Ordinary Shares does not develop, investors may not be able to re-sell their PubCo Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. PubCo cannot predict the extent to which investor interest in PubCo will lead to the development of an active, liquid trading market. The trading price of and demand for the PubCo Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the PubCo Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of PubCo, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the PubCo Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the PubCo Ordinary Shares. Many of these factors and conditions are beyond the control of PubCo or PubCo shareholders.

PubCo’s share price may be volatile and could decline substantially.

The market price of PubCo Ordinary Shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in PubCo’s share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of PubCo or other companies in a similar business;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other education technology companies;

●	announcements by PubCo or its competitors of expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving PubCo;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

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●	the passage of legislation or other developments affecting PubCo or its industry;

●	the trading volume of PubCo Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on PubCo’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and regional economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of PubCo Ordinary Shares.

The sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the PubCo Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the PubCo Ordinary Shares and could materially impair PubCo’s ability to raise capital through equity offerings in the future. The PubCo Ordinary Shares listed after the Business Combination will be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, Real Messenger and its directors, executive officers and existing shareholders will exchange the ordinary shares of Real Messenger held by them for PubCo Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any PubCo Ordinary Shares for twenty-four months after the date of the consummation of the Business Combination without the prior written consent of PubCo. Thereafter, PubCo Ordinary Shares to be held by Real Messenger’s existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. There will be 7,500,000 outstanding and issued PubCo Ordinary Shares immediately after the Business Combination, assuming no redemption of NOVA Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by PubCo’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the PubCo Ordinary Shares.

PubCo will issue PubCo Ordinary Shares as consideration for the Business Combination, and PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities without approval of the holders of PubCo Ordinary Shares which would dilute existing ownership interests and may depress the market price of PubCo Ordinary Shares.

PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the PubCo Ordinary Shares in certain circumstances. PubCo’s issuance of additional PubCo Ordinary Shares or other equity or convertible debt securities of equal or senior rank would have the following effects: (1) PubCo’s existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding PubCo Ordinary Share may be diminished; and (4) the market price of PubCo Ordinary Shares may decline.

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Volatility in PubCo’s share price could subject PubCo to securities class action litigation.

The market price of PubCo Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. After the completion of the Business Combination, PubCo may be the target of securities class action litigation and investigations. Securities litigation against PubCo, regardless of the result thereof, could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect PubCo’s business, financial condition and results of operations.

The requirements of being a public company may strain PubCo’s resources, divert PubCo management’s attention and affect PubCo’s ability to attract and retain qualified board members.

Upon the consummation of the Business Combination, PubCo will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, listing requirements of Nasdaq and other applicable securities rules and regulations. As such, PubCo will incur relevant legal, accounting and other expenses, and these expenses may increase even more if PubCo no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. See “Summary of the Proxy Statement/Prospectus – Implications of Being an Emerging Growth Company.” The Exchange Act requires, among other things, that PubCo file annual and current reports with respect to PubCo’s business and results of operations. The Sarbanes-Oxley Act requires, among other things, that PubCo maintains effective disclosure controls and procedures and internal control over financial reporting. PubCo may need to hire more employees or engage outside consultants to comply with these requirements, which will increase PubCo’s costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. These laws and regulations may increase PubCo’s legal and financial compliance costs and render PubCo’s certain business activities more time-consuming and costly.

Members of PubCo’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. PubCo’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing PubCo’s growth strategy, which could prevent the improvement of PubCo’s business, financial condition and results of operations. Furthermore, these rules and regulations may make it more difficult and more expensive for PubCo to obtain director and officer liability insurance, and consequently PubCo may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on PubCo’s business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of PubCo’s board of directors, particularly to serve on PubCo’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, Real Messenger’s business and financial condition will become more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Real Messenger’s business and results of operations could be adversely affected, and, even if the claims do not result in litigation or are resolved in Real Messenger’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on Real Messenger’s business, financial condition, results of operations, prospects and reputation.

Recent market volatility could impact the share price and trading volume of PubCo’s securities.

The trading market for PubCo’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for PubCo Ordinary Shares.

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A possible “short squeeze” due to a sudden increase in demand of PubCo Ordinary Shares that largely exceeds supply may lead to price volatility in PubCo Ordinary Shares. Investors may purchase PubCo Ordinary Shares to hedge existing exposure or to speculate on the price of the PubCo Ordinary Shares. Speculation on the price of PubCo Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of PubCo Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase PubCo Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the PubCo Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the PubCo Ordinary Shares that are not directly correlated to the operating performance of PubCo.

It is not expected that PubCo will pay dividends in the foreseeable future after the proposed Business Combination.

It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of PubCo’s business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future.

PubCo’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from PubCo’s subsidiaries, PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that PubCo’s shares will appreciate in value or that the trading price of the shares will not decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.

The trading market for PubCo Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about PubCo or its business. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover PubCo downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of PubCo or fail to publish reports on PubCo, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

PubCo’s dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.

PubCo has adopted a dual class share structure such that PubCo’s Ordinary Shares is comprised of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each PubCo Class A Ordinary Share is entitled to one vote and each PubCo Class B Ordinary Share is entitled to ten votes. Each PubCo Class B Ordinary Share is convertible into one PubCo Class A Ordinary Share at any time by the holder thereof. PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. Only PubCo Class A Ordinary Shares are tradable on the market immediately after the Business Combination.

As a result of such dual class share structure and the concentration of ownership, holders of PubCo Class B Ordinary Shares have substantial influence over PubCo’s business, including decisions regarding mergers, consolidations and the sale of all or substantially all of PubCo’s assets, election of directors and other significant corporate actions. They may take actions that are not in the best interest of PubCo or PubCo’s other shareholders. Such dual class arrangement may discourage, delay or prevent a change in control of PubCo, which could deprive PubCo’s shareholders of an opportunity to receive a premium for their shares as part of a sale of PubCo and may reduce the price of PubCo Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.

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PubCo’s amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of PubCo Ordinary Shares.

In connection with the Business Combination, PubCo will adopt an amended and restated memorandum and articles of association that will become effective at the effective time of the Redomestication Merger. PubCo’s post-closing memorandum and articles of association will contain provisions to limit the ability of others to acquire control of PubCo or cause PubCo to engage in change-of-control transactions. These provisions could have the effect of depriving PubCo shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of PubCo in a tender offer or similar transaction. For example, PubCo’s board of directors will have the authority to issue any additional shares, provided such issuance will not exceed the authorized share capital of PubCo, without any approval required from the shareholders.

PubCo’s has adopted a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of the Ordinary Shares.

PubCo has adopted a dual-class structure with different voting rights, and such dual-class share structure may result in a lower or more volatile market price of PubCo’s Class A Ordinary Shares. Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain stock market indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, PubCo’s dual-class share structure may prevent the inclusion of PubCo’s Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about PubCo’s corporate governance practices or otherwise seek to cause PubCo to change its capital structure. Any such exclusion from indices could result in a less active trading market for PubCo’s securities. Any actions or publications by shareholder advisory firms critical of PubCo’s corporate governance practices or capital structure could also adversely affect the value of PubCo’s securities.

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Risk Factors Relating to PubCo

Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of Cayman Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a Foreign Private Issuer PubCo is exempt from certain corporate governance standards applicable to U.S. domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

PubCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. PubCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if PubCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, PubCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, minimum number of shareholders and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its ordinary shares are a “penny stock,” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

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As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq corporate governance listing standards.

PubCo is a company incorporated in the Cayman Islands. Nasdaq market rules permit a foreign private issuer like PubCo to follow the corporate governance practices of PubCo’s home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.

Among other things, as a matter of Cayman Islands law, PubCo is not required to have: (1) a majority-independent board of directors; (2) a compensation committee consisting of independent directors; (3) a nominating committee consisting of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

Currently, PubCo does not plan to rely on any exemption offered to foreign private issuers under Nasdaq Stock Market Rules. However, if PubCo relies on any of these exemptions in the future, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Capital Market or Capital Market. PubCo may also follow the home country practice for certain other corporate governance practices in the future, which may differ from the requirements of the Nasdaq Capital Market or Capital Market. If PubCo chooses to follow the home country practice, PubCo’s shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by its memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicating upon provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained by fraud and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against PubCo or against PubCo’s directors and officers in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. PubCo’s directors have discretion under its amended and restated articles of association that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

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As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against PubCo or its management named in this proxy statement/ prospectus based on foreign laws.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. In addition, all of PubCo’s senior executive officers reside outside of the United States for a significant portion of the time and most are nationals of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. It may also be difficult for you to effect service of process upon PubCo or those persons outside of the United States or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against PubCo and its officers and directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo, its assets, directors and officers or their assets. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

PubCo will be an “emerging growth company,” as defined under the federal securities laws, and PubCo cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make PubCo’s securities less attractive to investors.

PubCo will be an “emerging growth company” as defined in the JOBS Act, and it will remain an “emerging growth company” until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo’s Shares held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (2) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. It is expected that PubCo will take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of PubCo’s internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. If PubCo elects not to opt out of such extended transition period, which means that when a standard is issued or revised and PubCo has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

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Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, PubCo’s shareholders may not have access to certain information they deem important. PubCo cannot predict if investors will find PubCo Ordinary Shares less attractive because PubCo relies on these exemptions. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market and share price for PubCo Ordinary Shares may be more volatile.

The Redomestication Merger may be a taxable event for U.S. Holders of NOVA Ordinary Shares, NOVA Warrants, and NOVA Rights.

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders,” the Redomestication Merger may qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder would not recognize gain or loss on the exchange of NOVA Ordinary Shares, the NOVA Rights, or NOVA Warrants for PubCo Ordinary Shares or PubCo Warrants, as applicable, pursuant to the Redomestication Merger.

However, U.S. Holders of Nova Vision securities who would be treated as 5 Percent Holders, and who do not enter into a GRA under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Redomestication Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Redomestication Merger or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Redomestication Merger if PubCo transfers the assets it acquires from Nova Vision pursuant to the Redomestication Merger to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Redomestication Merger to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

Alternatively, if the Redomestication Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its NOVA Ordinary Shares, NOVA Rights, or NOVA Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares, NOVA Rights, and NOVA Warrants exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Redomestication Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders” in this proxy statement/ prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Redomestication Merger.

In addition, U.S. Holders of NOVA Ordinary Shares, NOVA Rights and NOVA Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Nova Vision’s potential PFIC status and certain tax implications thereof.

Further, because the Redomestication Merger will occur immediately prior to the redemption of NOVA Ordinary Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Redomestication Merger. All U.S. Holders considering exercising redemption rights with respect to their NOVA Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Redomestication Merger and exercise of redemption rights.

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PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the PubCo Ordinary Shares or PubCo Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that PubCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward. Please see the section entitled “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to PubCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Ordinary Shares and PubCo Warrants.

PubCo will be required to meet the initial listing requirements to be listed on Nasdaq. However, PubCo may be unable to maintain the listing of its securities in the future.

If PubCo fails to meet the continued listing requirements and Nasdaq delists the PubCo Ordinary Shares, PubCo could face significant material adverse consequences, including:

●	a limited availability of market quotations for PubCo Ordinary Shares;

●	a limited amount of news and analyst coverage for PubCo; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

PubCo will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect PubCo’s public shareholders.

Mr. Thomas Ma and Mr. Fredrik Eklund together will hold 7,500,000 of PubCo Ordinary Shares (Mr. Ma will hold 6,000,000 PubCo Class B Ordinary Shares and Mr. Eklund will hold 1,500,000 PubCo Class A Ordinary Shares) giving them a majority of the aggregate voting power of PubCo upon the completion of the Business Combination. Therefore, PubCo will qualify as a “controlled company” under the Corporate Governance Rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of the Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of PubCo consist entirely of independent directors. PubCo currently does not intend to rely on these exemptions. However, if PubCo decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, its public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

In addition to the Incentive Plan, PubCo may adopt share incentive plans in the future, which may adversely affect PubCo’s results of operations.

In addition to the Incentive Plan, PubCo may adopt share-based incentive plan in the future, and grant share-based awards to its employees, directors and consultants to incentivize their performance and align their interests with that of PubCo. If PubCo adopts one or more share-based incentive plans and grants share-based compensation in the future, it will be required to account such awards for share-based compensation expenses in accordance with the applicable accounting standards. The Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation generally requires a company to recognize, as an expense, the fair value of share options and other equity incentives to employees based on the fair value of equity awards on the date of the grant, with the compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. If PubCo adopts any such share incentive plan and grants options or other equity incentives in the future, such grants could have dilutive impact on PubCo’s existing shareholders, and cause PubCo to incur significant compensation charges and its results of operations could be adversely affected.

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THE EXTRAORDINARY GENERAL MEETING OF NOVA VISION SHAREHOLDERS

General

We are furnishing this proxy statement/prospectus to the Nova Vision shareholders as part of the solicitation of proxies by Nova Vision Board for use at the Extraordinary General Meeting to be held at [     ] on [     ], 2023 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [     ], 2023 in connection with the vote on the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting will be held on [     ], 2023 at [     ] a.m./p.m. Eastern Time, and virtually using the following dial-in information:

US Toll-free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

The Nova Vision Board has determined to utilize virtual shareholder meeting technology to facilitate participation by all shareholders. We encourage shareholders to attend the Extraordinary General Meeting virtually. This proxy statement includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, we are asking holders of NOVA Ordinary Shares to approve the following Proposals:

●	The Redomestication Merger Proposal to approve the Redomestication Merger and the Plan and Articles of Merger;

●	The Acquisition Merger Proposal to approve the Acquisition Merger;

●	The Nasdaq Proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 15,000,000 PubCo Ordinary Shares in connection with the Business Combination and related financings;

●	The Governance Proposal to approve, on a non-binding advisory basis, the amendment and restatement of the memorandum and articles of association of Pubco by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of Pubco in the form attached as Annex [2] to the Plan of Merger for the Redomestication Merger upon the effective time of the Redomestication Merger, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals;

●	The Incentive Plan Proposal to approve PubCo’s 2023 Equity Incentive Plan; and

●	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event Nova Vision does not receive the requisite shareholder vote to approve the above Proposals.

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Recommendation of Nova Vision’s Board of Directors

The Nova Vision Board:

●	has determined that each of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal are fair to, and in the best interests of, Nova Vision and its shareholders;

●	has approved the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal; and

●	recommends that the Nova Vision shareholders vote “FOR” each of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

Members of the Nova Vision Board have interests that may be different from or in addition to your interests as a shareholder. See “Proposal No. 2: the Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [     ], 2023, as the record date for determining those Nova Vision’s shareholders entitled to notice of and to vote at the Extraordinary General Meeting. As of the close of business on [     ], 2023, there were [     ] NOVA Ordinary Shares issued and outstanding and entitled to vote. Each holder of NOVA Ordinary Shares is entitled to one vote per share on each of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

As of the date of this prospectus/proxy statement, the Initial Shareholders collectively own and are entitled to vote 43.3% NOVA Ordinary Shares, or approximately 1,545,000 of Nova Vision’s issued and outstanding ordinary shares. With respect to the Business Combination, the Initial Shareholders who own approximately 43.3% of Nova Vision’s issued and outstanding ordinary shares as of the record date, have agreed to vote their NOVA Ordinary Shares acquired by them in favor of the Redomestication Proposal and the Acquisition Merger Proposal. The Sponsor has indicated that it intends to vote its shares, as applicable, “FOR” the other Proposals, although there is no agreement in place with respect to the other Proposal.

Quorum and Required Vote for the Proposals

A quorum of Nova Vision’s shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the shares issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting is represented in person (including by virtual presence) or by proxy. A Nova Vision’s shareholder present in person (including by virtual presence) or by proxy and abstaining from voting at the Extraordinary General Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting; provided, however, that if [     ] or more of the holders of NOVA Ordinary Shares exercise their redemption rights then the Business Combination may not be completed. Attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the voting on the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

Voting Your Shares

Each NOVA Ordinary Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Extraordinary General Meeting. Your proxy card shows the number of NOVA Ordinary Shares that you own.

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There are two ways to ensure that your NOVA Ordinary Shares are voted at the Extraordinary General Meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Nova Vision Board, “FOR” the adoption of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

●	You can attend the Extraordinary General Meeting and vote in person (including by virtual presence). If you attend in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE REDOMESTICATION MERGER PROPOSAL AND THE ACQUISITION MERGER PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, Inc., in writing before the Extraordinary General Meeting that you have revoked your proxy; or

●	you may attend the Extraordinary General Meeting, revoke your proxy, and vote in person (including by virtual presence), as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Advantage Proxy, Inc., our proxy solicitor, with individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

No Additional Matters May Be Presented at the Extraordinary General Meeting

This Extraordinary General Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to Nova Vision’s second amended and restated memorandum and articles of association, a holder of NOVA Ordinary Shares has the right to have its Public Shares redeemed for cash equal to its pro rata share of the Trust Account (net of taxes payable) in connection with the Business Combination, except that (i) Nova Vision will not redeem the Public Shares in an amount that would cause Nova Vision’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination (such that we are not subject to the SEC’s “penny stock” rules) and (ii) no shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without Nova Vision’s prior consent.

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If you are a holder of Public Shares and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time on [     ], 2023 (two business days before the Extraordinary General Meeting), that Nova Vision redeem your shares into cash; and (ii) submit your request in writing to Nova Vision’s transfer agent, at the address listed at the end of this section and deliver your shares to Nova Vision’s transfer agent physically or electronically using the DWAC system at least two business days prior to the vote at the Extraordinary General Meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to Nova Vision’s transfer agent. The proxy card or separate request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the NOVA Ordinary Shares for which you are electing redemption on or before two business days before the Extraordinary General Meeting by either:

●	Delivering certificates representing Nova Vision’s ordinary shares to Nova Vision’s transfer agent, or

●	Delivering the NOVA Ordinary Shares electronically through the DWAC system.

Nova Vision shareholders will be entitled to redeem their NOVA Ordinary Shares for a full pro rata share of the Trust Account (currently anticipated to be no less than approximately [$*] per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by Nova Vision’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary general meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of NOVA Ordinary Shares as of the record date. Any public shareholder who holds NOVA Ordinary Shares on or before [     ], 2023 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Nova Vision’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, in each case, two business days before the Extraordinary General Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and Nova Vision’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker this cost and the broker would determine whether or not to pass this cost on to the redeeming holder. It is Nova Vision’s understanding that Nova Vision’s shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Nova Vision does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Nova Vision shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

In the event that a shareholder tenders its shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Nova Vision anticipates that a shareholder who tenders shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.

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If properly demanded by Nova Vision’s public shareholders, Nova Vision will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $[     ] per share. If you exercise your redemption rights, you will be exchanging your NOVA Ordinary Shares for cash and will no longer own the shares. If Nova Vision is unable to complete the Business Combination by August 10, 2023, (24 months after the consummation of the IPO, if the time period is extended, as described herein), it will liquidate and dissolve and public shareholders would be entitled to receive approximately [$*] per share upon such liquidation.

The Business Combination will not be consummated if the holders of [     ] or more of NOVA Ordinary Shares exercise their redemption rights.

Holders of outstanding NOVA Units must separate the underlying NOVA Ordinary Shares, NOVA Warrants and NOVA Rights prior to exercising redemption rights with respect to the NOVA Ordinary Shares. If NOVA Units are registered in a holder’s own name, the holder must deliver the certificate for its NOVA Units to the transfer agent with written instructions to separate the NOVA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds NOVA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s NOVA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of NOVA Units to be separated and the nominee holding such NOVA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NOVA Units and a deposit of an equal number of NOVA Ordinary Shares, NOVA Warrants and NOVA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their NOVA Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Tendering Share Certificates in connection with Redemption Rights

Nova Vision is requiring the Nova Vision public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Nova Vision’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option at least two business days prior to the Extraordinary General Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether Nova Vision requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Nova Vision will promptly return the share certificates to the public shareholder.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of the Nova Vision Board. This solicitation is being made by mail but also may be made by telephone or in person. Nova Vision and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. [*], a proxy solicitation firm that Nova Vision has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

Nova Vision will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Nova Vision will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person (including by virtual presence) if you revoke your proxy before it is exercised at the Extraordinary General Meeting.

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PROPOSAL NO. 1:

THE REDOMESTICATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan and Articles of Merger are attached hereto as Annex A1 and Annex A2, respectively, which are incorporated by reference herein.

Purpose of the Redomestication Merger Proposal

The purpose of the Redomestication Merger is to establish a Cayman Islands exempted company as the parent entity of Real Messenger that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Redomestication Merger, the Nova Vision shareholders will no longer be shareholders of Nova Vision and (other than the Nova Vision shareholders who exercise their redemption rights) will become shareholders of PubCo, a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Redomestication Merger

The Merger Agreement was entered into by and among Nova Vision, PubCo, Merger Sub, Real Messenger and certain other parties on [*], 2023. Upon the approval of the Merger Agreement and the Plans and Article of Merger by the Nova Vision shareholders, PubCo and Nova Vision will execute the and Plan and Articles of Merger relating to the Redomestication Merger, which shall be filed with the British Virgin Islands Registrar of Corporate Affairs, and the Plan of Merger shall also be filed with the Registrar of Companies in the Cayman Islands with certain other documents on or prior to the Closing Date. On the effective date of the Redomestication Merger and substantially concurrently with the Acquisition Merger, Nova Vision will reincorporate to Cayman Islands by merging with and into PubCo, a Cayman Islands exempted company and wholly owned subsidiary of Nova Vision. The separate corporate existence of Nova Vision will cease and PubCo will continue as the surviving corporation. In connection with the Redomestication Merger, all outstanding NOVV Units will separate into their individual components of NOVA Ordinary Shares, NOVA Rights and NOVA Warrants and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Nova Vision shareholders shall be exchanged as follows:

(i)	Each NOVA Ordinary Share issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares, excluded NOVA Ordinary Shares and dissenting NOVA Ordinary Shares) will automatically be cancelled and cease to exist and, for each such NOVA Ordinary Share, PubCo shall issue to each Nova Vision shareholder (other than Nova Vision’s shareholders who exercise their redemption rights or dissenter’s rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of Nova Vision holding NOVA Ordinary Shares and any Nova Vision’s shareholders who exercise their dissenter’s rights under the British Virgin Islands law) one validly issued PubCo Ordinary Share, which shall be fully paid;

(ii)	Each whole NOVA Warrant issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a PubCo Warrant to purchase one-half of one PubCo Class A Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the NOVA Warrants; and

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(iii)	The holders of NOVA Rights issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Class A Ordinary Share in exchange for the cancellation of each NOVA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

The PubCo Ordinary Shares is classified into PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares, where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at all general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The conversion of NOVA Ordinary Shares into PubCo Ordinary Shares will be made in PubCo Class A Ordinary Shares.

Differences between PubCo’s Memorandum and Articles of Association and Nova Vision’s Memorandum and Articles of Association

Following is a summary of the material differences between the Memorandum and Articles of Association of PubCo to be in effect following the Business Combination and Nova Vision’s current amended and restated memorandum and articles of association:

●	The name of the new public entity will be “Real Messenger Corporation” as opposed to “Nova Vision Acquisition Corp.”;

●	PubCo is an exempted company incorporated under the laws of the Cayman Islands and Nova Vision is a company incorporated under the laws of the British Virgin Islands;

●	PubCo’s corporate existence is perpetual as opposed to Nova Vision’s corporate existence terminating if a business combination is not consummated by Nova Vision within a specified period of time; and

●	PubCo’s organizational documents do not include the various provisions applicable only to special purpose acquisition corporations that Nova Vision’s second amended and restated memorandum and articles of association contains.

Authorized but unissued ordinary shares may enable PubCo’s board of directors to render it more difficult or to discourage an attempt to obtain control of PubCo and thereby protect continuity of or entrench its management, which may adversely affect the market price of PubCo’s securities. For example, if, in the due exercise of its fiduciary obligations, for example, PubCo’s board of directors were to determine that a takeover proposal were not in the best interests of PubCo, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable PubCo to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for share dividends and share splits. PubCo currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

A copy of PubCo’s Amended and Restated Memorandum and Articles of Association, as will be in effect upon consummation of the Business Combination, is attached to this proxy statement/prospectus as Annex B. See also the Section entitled “Comparison of Shareholder’s Rights” on page 168 of this proxy statement/prospectus.

Required Vote

Approval of the Redomestication Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to vote and voted thereon. Adoption of the Redomestication Merger Proposal is conditioned upon the adoption of the Acquisition Merger Proposal. It is important for you to note that in the event that any one of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, then Nova Vision will not consummate the Business Combination.

Recommendation of Nova Vision Board

After careful consideration, the Nova Vision Board has determined that the Redomestication Merger forming part of the Business Combination with Real Messenger is in the best interests of Nova Vision and its shareholders. On the basis of the foregoing, the Nova Vision Board has approved and declared advisable the Business Combination with Real Messenger and recommends that you vote or give instructions to vote “FOR” adoption of the Redomestication Merger Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL NO. 2:

THE ACQUISITION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan and Articles of Merger are attached hereto as Annex A1 and Annex A2, respectively, which are incorporated by reference herein.

General Description of the Acquisition Merger

Acquisition Merger with Real Messenger; Acquisition Merger Consideration

Substantially concurrently with the Redomestication Merger, Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into Real Messenger, resulting in Real Messenger being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is up to $150,000,000, and is comprised of a closing payment equal to $75,000,000 (the “Closing Consideration Payment”) and an earnout component under which up to an additional $75,000,000 of consideration may be paid in the future, contingent on the achievement of certain performance milestones which are further described herein (the “Earnout Consideration”). The PubCo Ordinary Shares, if any, that are issued as Earnout Consideration are defined herein as the “Earnout Consideration Shares”. The Closing Consideration Payment will be made in the form of 7,500,000 newly issued PubCo Ordinary Shares (as defined below) valued at $10.00 per share, which is comprised of (A) 6,000,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 1,500,000 PubCo Ordinary Shares (the “Holdback Shares”, together with the Closing Payment Shares, the “Merger Consideration Shares”) which shall be issued at the Closing and subject to surrender and forfeiture for indemnification obligations under the Merger Agreement. The Merger Consideration will be paid 80% in PubCo Class B Ordinary Shares and 20% in PubCo Class A Ordinary Shares. In addition, [*] PubCo Class A Ordinary Shares will be reserved and authorized for issuance under the Incentive Plan upon closing. At the closing of the Acquisition Merger, the one fully paid share in Merger Sub held by PubCo will become one fully paid share in the surviving corporation, so that Real Messenger will become a wholly owned subsidiary of PubCo.

Additionally, the former Real Messenger shareholders may be entitled to receive up to 7,500,000 Earnout Consideration Shares as follows:

Alternative (1): If PubCo changes its fiscal year end to December 31 on or before March 31, 2024 the Earnout period shall commence on January 1, 2024, and the terms of the Earnout shall be as follows:

(a) In the event that, in any complete fiscal year starting in FYE December 31, 2024 and ending in FYE December 31, 2028, (i) PubCo’s revenue exceeds fifteen million dollars ($15,000,000), or (ii) PubCo’s EBITDA exceeds seven million five hundred thousand dollars ($7,500,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(b) In the event that, in any complete fiscal year starting in FYE December 31, 2024 and ending in FYE December 31, 2028, (i) PubCo’s revenue exceeds thirty million dollars ($30,000,000), or (ii) PubCo’s EBITDA exceeds fifteen million dollars ($15,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(c) In the event that, in any complete fiscal year starting in FYE December 31, 2024 and ending in FYE December 31, 2028, (i) PubCo’s revenue exceeds sixty million dollars ($60,000,000), or (ii) PubCo’s EBITDA exceeds thirty million dollars ($30,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(d) In the event that the volume weighted-average per-share trading price of PubCo’s Class A Ordinary Shares in any twenty (20)-day continuous trading period starting on the day of Closing and ending on December 31, 2028 (as to any such period, the “20-day Trailing VWAP”), is or exceeds $13.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

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(e) In the event that the 20-day Trailing VWAP starting on the day of Closing and ending on December 31, 2028 is or exceeds $16.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(f) Notwithstanding the foregoing, in the event that the volume weighted-average per-share trading price of PubCo’s Class A Ordinary Shares is below $5.00 per share for sixty (60) consecutive trading days in any sixty (60)-day continuous trading period beginning on the first trading day after Closing and ending 12 months thereafter, then the number of PubCo Ordinary Shares to be paid to the Shareholders under any of clauses (a) through (e) above upon the attainment of any milestone set forth in said clauses (a) through (e) shall be reduced to seven hundred fifty thousand (750,000) PubCo Ordinary Shares; provided, however, that no such reduction shall apply to any PubCo Ordinary Shares that are due and payable to the Shareholders based upon the attainment of any one or more milestones set forth in clauses (a) through (e) above for the fiscal year ended December 31, 2024. For the avoidance of doubt, if the this clause (f) is triggered during the fiscal year ended December 31, 2024, and also one or more milestones in clauses (a) through (e) is or are still attained in fiscal, then (i) the earnout payable for the attainment of each such milestone in FYE December 31, 2024 shall be one million five hundred thousand (1,500,000) PubCo Ordinary Shares, but (ii) the earnout payable for the attainment of any milestone in clauses (a) through (e) in FYE December 31, 2025 through FYE December 31, 2028 be reduced to seven hundred fifty thousand (750,000) PubCo Ordinary Shares. In the event that this paragraph is triggered, the number of PubCo Ordinary Shares that were issued at Closing and will not be paid to as Earnout Consideration because of the applicability of this paragraph will be promptly returned to PubCo.

Alternative (2): If PubCo fails to change its fiscal year end to December 31 on or before March 31, 2024 the Earnout period shall commence on April 1, 2023, and the terms of the Earnout shall be as follows:

(a) In the event that, in any complete fiscal year starting in FYE March 31, 2024 and ending in FYE March 31, 2028, (i) PubCo’s revenue exceeds fifteen million dollars ($15,000,000), or (ii) PubCo’s EBITDA exceeds seven million five hundred thousand dollars ($7,500,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(b) In the event that, in any complete fiscal year starting in FYE March 31, 2024 and ending in FYE March 31, 2028, (i) PubCo’s revenue exceeds thirty million dollars ($30,000,000), or (ii) PubCo’s EBITDA exceeds fifteen million dollars ($15,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(c) In the event that, in any complete fiscal year starting in FYE March 31, 2024 and ending in FYE March 31, 2028, (i) PubCo’s revenue exceeds sixty million dollars ($60,000,000), or (ii) PubCo’s EBITDA exceeds thirty million dollars ($30,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(d) In the event that the 20-day Trailing VWAP starting on the day of Closing and ending on March 31, 2028, is or exceeds $13.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

(e) In the event that the 20-day Trailing VWAP starting on the day of Closing and ending on March 31, 2028 is or exceeds $16.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) PubCo Ordinary Shares.

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(f) Notwithstanding the foregoing, in the event that the volume weighted-average per-share trading price of PubCo’s Class A Ordinary Shares is below $5.00 per share for sixty (60) consecutive trading days in any sixty (60)-day continuous trading period beginning on the first trading day after Closing and ending 12 months thereafter, then the number of PubCo Ordinary Shares to be paid to the Shareholders under any of clauses (a) through (e) above upon the attainment of any milestone set forth in said clauses (a) through (e) shall be reduced to seven hundred fifty thousand (750,000) PubCo Ordinary Shares; provided, however, that no such reduction shall apply to any PubCo Ordinary Shares that are due and payable to the Shareholders based upon the attainment of any one or more milestones set forth in clauses (a) through (e) above for the fiscal year ended March 31, 2024. For the avoidance of doubt, if the this clause (f) is triggered during the fiscal year ended March 31, 2024, and also one or more milestones in clauses (a) through (e) is or are still attained in fiscal, then (i) the earnout payable for the attainment of each such milestone in FYE March 31, 2024 shall be one million five hundred thousand (1,500,000) PubCo Ordinary Shares, but (ii) the earnout payable for the attainment of any milestone in clauses (a) through (e) in FYE March 31, 2025 through FYE March 31, 2028 be reduced to seven hundred fifty thousand (750,000) PubCo Ordinary Shares. In the event that this paragraph is triggered, the number of PubCo Ordinary Shares that were issued at Closing and will not be paid to as Earnout Consideration because of the applicability of this paragraph will be promptly returned to PubCo.

Any Earnout Consideration Shares will be paid to the Real Messenger shareholders within 30 days after the end of the applicable earnout period(s); 20% of which shall be PubCo Class A Ordinary Shares and 80% of which shall be PubCo Class B Ordinary Shares.

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five (5) members, three (3) of whom shall be independent directors under Nasdaq rules. The Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, one (1) of the independent directors to serve as a director of PubCo until the second annual shareholder meeting of PubCo that takes place after the Effective Time, and Real Messenger shall have the right, but not the obligation, to designate, or cause to be designated, the remaining directors. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

According to the Memorandum and Articles of Association of PubCo, the authorized share capital of PubCo is $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each, comprising (a) 488,000,000 PubCo Class A Ordinary Shares of par value of US$0.0001 each and (b) 12,000,000 PubCo Class B Ordinary Shares of par value of $0.0001 each. After the consummation of the Business Combination, PubCo will be a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about the foreign private issuer, please see the sections titled “PubCo’s Directors and Executive Officers After the Business Combination — Foreign Private Issuer Status.”

After the Business Combination, assuming (i) there are no redemptions of Nova Vision shares, (ii) there is no exercise of the PubCo Warrants and (iii) the Notes have not been converted, Nova Vision’s current public shareholders will own approximately 10.57% of the issued share capital of PubCo, Nova Vision’s current directors, officers and affiliates will own approximately 8.06% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately 64.23% of the issued share capital of PubCo (including the [*] PubCo Class A Ordinary Shares reserved and authorized for issuance under the Incentive Plan). Assuming redemption by holders of [*] Nova Vision’s issued and outstanding ordinary shares, Nova Vision’s current public shareholders will own approximately [*]% of the issued share capital of PubCo, Nova Vision’s current directors, officers and affiliates will own approximately [*]% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately [*]% of the issued share capital of PubCo (including the [*] PubCo Class A Ordinary Shares reserved and authorized for issuance under the Incentive Plan).

Representations and Warranties

In the Merger Agreement, Real Messenger makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (1) corporate existence and power of Real Messenger and its subsidiaries (together, the “Real Messenger Parties”) and similar corporate matters; (2) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (3) no need for governmental authorization for the execution, delivery or performance of the Merger Agreement and additional agreements thereto (the “Additional Agreements”); (4) absence of conflicts; (5) capital structure of Real Messenger; (6) accuracy of the list of each subsidiary of Real Messenger; (7) accuracy of charter documents and corporate records of the Real Messenger Parties; (8) accuracy of corporate records; (9) accuracy of the list of all assumed or “doing business as” names used by the Real Messenger Parties; (10) required consents and approvals; (11) financial information; (12) books and records; (13) absence of certain changes or events; (14) title to assets and properties; (15) litigation threatened against or affecting Real Messenger and its subsidiaries; (16) material contracts; (17) material licenses and permits; (18) compliance with laws; (19) ownership of intellectual property; (20) customers and suppliers; (21) accounts receivable and payable and loans; (22) pre-payments; (23) employees and benefits; (24) employment matters; (25) withholding of obligations of Real Messenger and its subsidiaries applicable to its employees; (26) leased property; (27) tax matters; (28) environmental laws; (29) finders’ fees; (30) powers of attorney and suretyships; (31) directors and officers; (32) international trade matters and anti-bribery compliance; (33) that Real Messenger is not an investment company; (34) insurance; (35) affiliate transactions; (36) privacy laws; (37) OFAC compliance; (38) board approval; and (39) exclusivity of representations and warranties.

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In the Merger Agreement, NOVA, on its behalf and also on behalf of NewCo and Merger Sub (together, the “Nova Parties”), makes certain representations and warranties relating to, among other things: (1) proper corporate existence and power; (2) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (3) no need for governmental authorization for the execution, delivery or performance of the agreement and Additional Agreements; (4) absence of conflicts; (5) finders’ fees; (6) issuance of the Aggregate Stock Consideration; (7) capital structure; (8) information supplied; (9) minimum trust fund amount; (10) validity of Nasdaq Stock Market listing; (11) that NOVA is a public reporting company; (12) no market manipulation; (13) board approval; (14) NOVA’s SEC filing documents and financial statements; (15) absence of litigation; (16) compliance with laws; (17) anti-money laundering laws; (18) OFAC compliance; (19) that NOVA is not an investment company; (20) tax matters; and (21) exclusivity of representations and warranties.

Conduct Prior to Closing; Covenants

Real Messenger and the Nova Parties have agreed to operate their business in the ordinary course, consistent with past practices, prior to the closing of the transactions (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains customary closing covenants.

Conditions to Closing

General Conditions to Closing

Consummation of the Merger Agreement and the transactions therein is conditioned on, among other things, (1) no provisions of any applicable law and no order prohibiting or preventing the consummation of the closing; (2) there not being any action brought by a third party that is not an affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the closing; (3) all consents, approvals and filings required to consummate the transactions contemplated by the Merger Agreement shall have been made or obtained; (4) the SEC having declared the registration statement with respect to the Business Combination effective, and no stop order suspending the effectiveness of the registration statement or any part thereof having been issued; (5) the Merger Agreement, each of the Additional Agreements and the transactions contemplated thereby, having been duly authorized and approved by the shareholders of Nova Vision; (6) the Merger Agreement, each of the additional agreements as described in the Merger Agreement and the transactions contemplated thereby, having been duly authorized and approved by the shareholders of Real Messenger; (7) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have been made and any applicable waiting period shall have been completed; (8) as of the Closing, PubCo shall have at least $5,000,001 in net tangible assets and (9) the formation of NewCo and Merger Sub and their execution of a joinder agreement to the Merger Agreement.

Real Messenger’s Conditions to Closing

The obligations of Real Messenger to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things: (1) the Nova Parties complying with all of their obligations under the Merger Agreement in all material respects; (2) the representations and warranties of the Nova Parties being true on and as of the date of the Merger Agreement and the closing date of the transactions except as would not be expected to have a material adverse effect; (3) the Nova Parties complying with the reporting requirements under the applicable Securities Act of 1933 and Securities Exchange Act of 1934; (4) Real Messenger having received a duly executed opinion in respect of Nova Vision from the Nova Parties’ British Virgin Islands counsel in form and substance reasonably satisfactory to it; (5) there having been no material adverse effect to the Nova Parties; and (6) PubCo having remained listed on Nasdaq and the additional listing of the shares issued as Aggregate Stock Consideration shall have been approved by Nasdaq.

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Nova Parties’ Conditions to Closing

The obligations of the Nova Parties to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things: (1) Real Messenger complying with all of its obligations under the Merger Agreement in all material respects; (2) the representations and warranties of Real Messenger being true on and as of the date of the Merger Agreement and the closing date of the transactions except as would not be expected to have a material adverse effect; (3) there having been no material adverse effect to Real Messenger; (4) Real Messenger having delivered an officer’s certificate as to the accuracy of (1)-(3) of this paragraph; (5) the Nova Parties having received (i) a copy of the organizational documents of Real Messenger, (ii) copies of resolutions duly adopted by the board of directors of Real Messenger authorizing the Merger Agreement and the transactions contemplated thereby, and confirmation of the same having been duly authorized and approved by the shareholders of Real Messenger, and (iii) a recent certificate of good standing of Real Messenger; (6) the Nova Parties having received copies of all governmental approvals, if any; (7) the Nova Parties having received a duly executed opinion in respect of Real Messenger from Real Messenger’s Cayman Islands counsel in form and substance reasonably satisfactory to the Nova Parties; (8) the Nova Parties having received a copy of each of the Additional Agreements to which Real Messenger is a party, duly executed by Real Messenger and in full force and effect, as well as a copy of each of the Additional Agreements duly executed by all required parties thereto, other than Nova Vision or Real Messenger; (9) the Nova Parties having received copies of certain third party consents, and no such consents have been revoked; (10) Real Messenger having no more than $1,000,000 of indebtedness at the Closing; and (11) repayment and/or forgiveness of all Real Messenger related party debt, and there being a related party debt balance of $0 at the Closing.

Indemnification

Until the eighteen month anniversary of the closing date, Real Messenger’s shareholders will indemnify PubCo from any losses incurred or sustained by PubCo arising from any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Real Messenger and/or its shareholders contained in the Merger Agreement.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing, whether before or after approval of the proposals being presented to the shareholders of Nova Vision, by:

● mutual written consent of the Nova Parties and Real Messenger;

● any of the Nova Parties, if any of the representations or warranties of Real Messenger shall not be true and correct, or if Real Messenger has failed to perform any covenant which, if capable of being cured is not cured (or waived by the Nova Parties) by the earlier of (i) August 4, 2023 (the “Outside Date”) or (ii) 20 days after written notice thereof is delivered to Real Messenger, provided that the Nova Parties are not in breach of the Merger Agreement at such time; or if Real Messenger has not delivered its audited financial statements for its fiscal year ended March 31, 2023 on or before April 30, 2023;

● Real Messenger, if any of the representations or warranties of the Nova Parties shall not be true and correct, or if any Nova Party has failed to perform any covenant which, if capable of being cured is not cured (or waived by Real Messenger) by the earlier of (i) the Outside Date or (ii) 20 days after written notice thereof is delivered to the Nova Parties, provided that Real Messenger is not in breach of the Merger Agreement at such time; or

● Real Messenger or any Nova Party on or after the Outside Date, (i) if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the terminating party shall not be in breach of the Merger Agreement as of the date of such termination; (ii) if any governmental order preventing the consummation of the Business Combination shall be in effect and shall have become final and non-appealable; or (iii) if any of the matters to be approved by Purchaser’s shareholders in connection with the Business Combination are not so approved.

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Additional Agreements Executed at the Signing of the Merger Agreement

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, certain holders of NOVA Ordinary Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Business Combination.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on December 13, 2022 and is incorporated herein by reference.

Additional Agreements to be Executed at Closing

Lock-Up Agreements

Upon the Closing, the Real Messenger Shareholders will execute lock-up agreements (the “Lock-up Agreements”). Pursuant to the Lock-Up Agreements, the Real Messenger Shareholders will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Closing Payment Shares and Holdback Shares held by them (the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is two years after the date of the Closing (the “Lock-Up Period”).

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, PubCo will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain existing Nova Vision shareholders and with the Real Messenger Shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the Closing. The Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. Purchaser will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which is included as Exhibit 10.3 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Employment Agreements

At the closing of the Business Combination, PubCo will enter into employment agreements with certain key executives of Real Messenger (the “Employment Agreements”) which will contain the terms and conditions governing the employment of such individuals.

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The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Nova Vision Board in favor of adoption of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that Nova Vision’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	On March 27, 2023, contemporaneously with the execution of the Merger Agreement, the Initial Shareholders entered into a the Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights;

●	The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2023. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

●	On August 4, 2022, Nova Vision issued an unsecured promissory note in the aggregate principal amount of $575,000 the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022. Subsequently, Nova Vision issued a total of eight non-interest bearing, unsecured promissory notes (excluding the promissory note issued on August 4, 2022 mentioned above), each for an amount of $75,030 (representing $0.0416 per NOVA Ordinary Share issued at the IPO that have not been redeemed), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023, respectively (collectively, with the promissory note issued on August 4, 2022, the “Notes”), to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account. The Notes do not bear interest and matures upon the closing of a business combination by Nova Vision. In addition, the Notes may be converted by the holder into NOVA Units at a price of $10.00 per unit by providing Nova Vision with written notice of its intention to convert the Note at least one business day prior to the closing of the Business Combination. If the proposed Business Combination is not completed by August 10, 2023 (24 months after the consummation of the IPO, if the time period is further extended, as described herein), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2023;

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●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination; and

●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting, Nova Vision will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing shares for the net assets of Nova Vision, accompanied by a recapitalization. The net assets of Nova Vision will be stated at fair value which approximates historical costs as Nova Vision has only cash and short-term liabilities. No goodwill or other intangible assets relating to the Business Combination will be recorded. Operations prior to the business combination will be those of Real Messenger. This determination was primarily based on the holders of Real Messenger expecting to have a majority of the voting power of the Combined Company, Real Messenger senior management comprising all of the senior management of the Combined Company, the relative size of Real Messenger compared to Nova Vision, and Real Messenger operations comprising the ongoing operations of the Combined Company. The net assets of Nova Vision will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

Regulatory Approvals

The Redomestication Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plans of Merger and by the British Virgin Islands Registrar of Corporate Affairs of the Plan and Articles of Merger.

Background of the Business Combination

Merger Agreement

On August 10, 2021, Nova Vision closed its Initial Public Offering of 5,750,000 Units, with each Unit consisting of one ordinary share, one Warrant to acquire one ordinary share at a price of $11.50 and one Right entitling the holder thereof to received one-tenth (1/10) of one Nova Vision Ordinary share. Each Unit was sold at an offering price of $10.00, generating total gross proceeds of $57,500,000. Simultaneously with the consummation of the Initial Public Offering and the exercise of the underwriters’ over-allotment option, Nova Vision consummated the private sale of an aggregate of 307,500 units to its Sponsor at $10.00 per unit for an aggregate purchase price of $3,075,000.

Promptly after the closing of the IPO on August 10, 2021, Nova Vision commenced the process of actively identifying potential business combination targets. Nova Vision’s efforts to identify a prospective target business will not be limited to any particular industry or geographic location, although it intended to direct part of its efforts in Asia (excluding China) and focus on sourcing opportunities that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors and that it shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). No discussions regarding a potential business combination with any candidate were held prior to Nova Vision’s IPO. The following is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by Nova Vision, but set forth the significant discussions and steps that Nova Vision took in reaching a definitive agreement with Real Messenger.

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NOVA’s Search Process

Prior to the consummation of the IPO on August 10, 2021, neither Nova Vision, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to any potential business combination transaction with NOVA. After the completion of its IPO and consistent with Nova Vision’s business purpose, Nova Vision’s directors and management team commenced an active, targeted search for an initial set of potential business combination targets, leveraging the Sponsor’s network of relationships and extensive investing experience, as well as the prior experience and network of Nova Vision’s directors and management team.

The following is a brief description of the background of Nova Vision’s search for and discussions with various potential target companies. The following is not intended to be an exhaustive list of all opportunities initially evaluated or explored but sets forth the discussions and steps that were taken in reaching a definitive agreement with Real Messenger.

Representatives of Nova Vision contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities, including financial advisors and companies in the fintech, renewable energy, agricultural technology, biotech, medical technology, EV technologies, and e-commerce industries. Nova Vision’s officers and directors also introduced target business candidates to Nova Vision. In connection with the foregoing, Nova Vision considered businesses located in various countries in the Southeast Asia region, India, and North America, and narrowed its focus on a subset of those businesses that it believed had attractive long-term growth potential, had developed new technologies within their respective industries and would benefit from being a public company.

During this search process, Nova Vision reviewed approximately 100 business combination opportunities and entered into substantive discussions with approximately 12 potential target companies including Real Messenger. Of those companies, Nova Vision executed a Non-Disclosure Agreement (“NDA”) with approximately 14 businesses in order for Nova Vision to receive and evaluate these companies’ financial information, access data rooms containing these companies’ materials and review other confidential information (Nova Vision did not have further discussions with two of these companies). The discussions with the companies other than Real Messenger took place from August 2021 through December 2022. These potential targets were in the fintech, renewable energy, agricultural technology, biotech, medical technology, EV technologies, and e-commerce industries. The discussions covered various aspects of potential business combinations such as target business operations, potential deal structures and considerations. Discussions with potential targets did not progress substantially due to one or more of the following reasons:

●	Due to the changing market dynamics, the business model was less attractive compared to other opportunities.

●	During Nova Vision’s initial discussions, the target communicated a valuation expectation that Nova Vision management believed to be excessive.

●	Nova Vision’s due diligence and research based upon publicly available information led Nova Vision to conclude that the potential target company was experiencing a decline in profitability and growth such that the ultimate value of the business would be insufficient to make a business combination compelling for Nova Vision and its shareholders.

Upon further discussions and consideration of suitability of each of these potential targets along with consideration of their willingness to transact with Nova Vision, Nova Vision executed letters of intent (each, an “LOI”) with two companies, including Real Messenger and one other company.

The following is a summary of the interactions between Nova Vision and the one other potential target with which Nova Vision executed an LOI (“LOI Candidate 2”):

LOI Candidate 2: Between November 2021 and March 2022, Nova Vision management engaged  in discussions with LOI Candidate 2 with respect to an initial business combination. LOI Candidate 2 initially contacted Nova Vision through its financial advisor. LOI Candidate 2 is an Asia-based biotech company focusing on cancer genetics and precision oncology. In connection with these discussions, Nova Vision and LOI Candidate 2 entered into an NDA on November 22, 2021. Thereafter, Nova Vision conducted preliminary due diligence, research, and evaluation, and entered into preliminary negotiations which resulted in the parties executing an LOI on January 20, 2022. After three months of discussions with this potential counterparty,  the efforts did not eventually lead to a transaction because of a difference in valuation expectations and the fact that LOI Candidate 2 was considering the pursuit of a direct public listing. The discussions with LOI Candidate 2 ended on March 28, 2022.

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The following is a summary of the 12 companies (including Real Messenger and LOI Candidate 2) with which Nova Vision executed an NDA and engaged in initial discussions before electing not to proceed further. Initial contacts were made with these companies between August 2021 and December 2022:

●	A Singapore based aggregator of eCommerce data, which uses AI to generate reports to help online retailers with sales plans and strategy.

●	An Australian-listed water treatment and technologies company that was looking to raise cash and transition its listing from Australia to Nasdaq.

●	A U.K. based company that develops non-invasive screening and scanning techniques to identify and diagnose liver diseases and other internal organ problems.

●	A California based business in consumer tech, focusing in the sleep/health products sector.

●	A New Mexico based business in the manufacture and distribution of cannabis products for consumer and medical use.

●	A company based in Nevada that produces and sells LED lighting products for the horticulture and agriculture industry

●	A Singapore based company focused in electronic payments servicing the Asian market.

●	A Malaysia based company in the hydroponic agriculture business supplying hydroponic IOT systems including drone monitoring solutions and IOT devices.

●	An Australian company focused on providing home care and assisting living services to disabled, handicapped, and elderly persons.

●	A company based in Arizona focused on membership-based private jet travel.

Negotiations with Real Messenger

The following sets forth the significant discussions and steps that Nova Vision took to reaching a Merger Agreement with Real Messenger.

On August 19, 2021, Nova Vision was introduced to Real Messenger by Mr. Tin Lun Brian Cheng, a director of Nova Vision and also a friend of Mr. Kwai Hoi Ma, Real Messenger’s co-founder and CEO. Nova Vision’s CEO, Mr. Eric Ping Hang Wong, Mr. Cheng, and Mr. Ma met over a teleconference. Mr. Ma made a management presentation to Nova Vision describing the business model, technology, and plans for growth which included a possible business combination with a blank check company. Nova Vision and Real Messenger both expressed their interests in discussing further.

On August 24, 2021, Nova Vision executed a NDA with Real Messenger governing the sharing of certain confidential information.

Between August 25, 2021 and August 31, 2021, Real Messenger provided Nova Vision with certain Real Messenger management projections for the years 2022 to 2026 (which were later updated to include 2027) and a company presentation deck.

On August 26, 2021, Mr. Wong and Mr. Ma met and discussed the business combination process timeline and the general requirements for a target to be considered. At the meeting, Nova Vision provided Real Messenger with a preliminary list of due diligence questions.

On September 2, 2021, Nova Vision received an initial response to its diligence questions.

Between September 3, 2021 and September 10, 2021, Nova Vision’s management team reviewed certain key information including Real Messenger’s capitalization structure, and key personnel. Nova Vision’s management team gathered and analyzed financial data of certain public companies within the real estate information services, PropTech, enterprise SaaS and other related sectors in connection with its evaluation of a potential business combination with Real Messenger.

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On September 14, 2021, Nova Vision’s Chairman, Mr. Wing-Ho Ngan, Mr. Wong, and Mr. Ma held a video conference to discuss the valuation of the business, transaction consideration and other key terms of the potential deal. Mr. Ma proposed a transaction consideration of $700 million. Nova Vision suggested a valuation of less than $700 million would be appropriate since Real Messenger had yet to formally launch in the US market, and its business model was relatively new. Nova Vision proposed a transaction consideration of $500 million within a transaction structure providing for a portion of the consideration to be paid in the form of an earnout.

Between September 15, 2021 and September 23, 2021, discussions continued between the representatives of Nova Vision and Real Messenger on the general economic and other terms of a potential transaction, including but not limited to, Nova Vision’s proposed valuation of Real Messenger, a minimum cash amount at closing, lock-up agreements for the co-founders and a proposed transaction timeline.

On September 25, 2021, Nova Vision and Real Messenger signed the letter of intent contemplating total consideration of $500 million paid at closing and upon meeting certain earnout criteria. Other agreed terms included a 12-month lockup period for both co-founders, an indemnification escrow of 15% of total consideration, and a minimum closing cash requirement of $25 million.

On September 30, 2021, representatives from Nova Vision and Real Messenger met and further discussed merger structures generally and discussed details of the timeline which included Real Messenger delivering two years of PCAOB audited financial statements. Real Messenger acknowledged the timeline although Mr. Ma stated that the timeline may be extended due to the time needed to complete PCAOB audits. He also discussed his plans for Real Messenger to launch in the United States during the first quarter of 2022. He was also working on plans for a well-known and highly regarded real estate expert to join his company as a co-founder and senior executive.

On October 16, 2021, Real Messenger informed Nova Vision it would work on completing the audits for the years ended March 31, 2021 and 2022. It expected the audits to be completed by mid-May 2022.

Between the months of September 2021 through December 2022, Nova Vision continued to pursue other business combination opportunities, and initiated discussions and evaluated 16 merger targets (of which 14 companies executed NDAs with Nova Vision including Real Messenger and LOI Candidate 2).

Between November 2021 and March 2022, Nova Vision and its representatives engaged in more detailed discussions with LOI Candidate 2; details are set forth above.

Between the months of November 2021 and March 2022, representatives from Nova Vision and Real Messenger held bi-weekly teleconference calls to provide updates on the status of the PCAOB audit and due diligence information, and on Real Messenger’s operations and the status of its U.S. launch. In addition, Mr. Ma also kept Mr. Wong informed on the progress of bringing on a well-known real estate agent who had a large social media presence. Between December 2021 and February 2022, Mr. Wong met two real estate agent candidates through video conferences arranged by Mr. Ma.

On March 2, 2022, Mr. Wong met with Mr. Ma and Mr. Fredrik Eklund, one of the top real estate agents in the U.S., in Beverly Hills, California. Mr. Ma and Mr. Eklund were in the final stages of discussions for Mr. Eklund to join Real Messenger. Mr. Ma provided an update on the marketing and promotional events leading up to Real Messenger’s U.S. launch, planned for August 3, 2022, including some of the events and interviews scheduled for both him and Fredrik. The representatives also discussed the general economic conditions including inflationary conditions globally, and the Russian Ukraine war, and the impact on equity markets and valuations. Mr. Wong stated that the market landscape had certainly changed, and the parties would need to re-evaluate the terms of the LOI. Mr. Ma agreed to review in two months to see whether the markets had recovered.

On April 26, 2022, representatives of Nova Vision held a video conference with its capital markets advisors, Brookline Capital Markets, a Division of Arcadia Securities LLC (“Brookline”) and EF Hutton, a division of Benchmark Securities LLC (“EF Hutton”), to discuss, among other things, the potential transaction with Real Messenger, valuations in the equity markets, and the current PIPE market.

Between May and June, 2022, the representatives of Real Messenger and Nova Vision met to discuss, among other things, the valuation and consideration for the business, due diligence information, the general delays in the proposed transaction timeline, and Real Messenger’s business plans in the U.S. The parties agreed to work towards completing and signing a business combination agreement by the beginning of August 2022.

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On June 9, 2022, Nova Vision sent an email to Real Messenger introducing its team of advisors working on the proposed transaction.

On June 14, 2022, Nova Vision’s U.S. counsel, Loeb & Loeb LLP (“Loeb”), sent its list of due diligence questions to Real Messenger, including a request for a preliminary description of the proposed deal structure.

On June 15, 2022, Real Messenger provided Nova Vision with updated financial projections for the years ended March 31, 2022 through 2026.

Between May 2022 through to the execution of the Amendment to the LOI on June 28, 2022, discussions were held between representatives of Real Messenger and Nova Vision on the general economic and other terms of the transaction, including but not limited to, Nova Vision’s revised valuation of Real Messenger, the earnout escrow, the extension of the negotiation exclusivity period, a proposed transaction timeline, and a shared extension fee in the event that Nova Vision was unable to file a preliminary proxy statement, registration statement or similar filing for the transaction by August 8, 2022.

On June 28, 2022, an Amendment to the LOI between Nova Vision and Real Messenger was executed. The amended terms included: (i) the exclusivity period to be extended to 11:59p.m. Eastern Time on December 31, 2022; (ii) consideration of $250 million in the form of 25 million ordinary shares of Nova Vision at a deemed price of $10.00; (iii) an earn out escrow for 50% of the Consideration; (iv) a sharing of Nova Vision’s extension fee in the event that Nova Vision was unable to file a preliminary proxy statement, registration statement, or similar filing for the transaction by August 8, 2022, with Real Messenger agreeing to pay Nova Vision a sum of $287,5000, which represented 50% of the extension fee that Nova Vision would be required to pay into its Trust Account in order to obtain its first three month extension.

On June 28, 2022, a tax structure kick-off call was held among Real Messenger, Nova Vision, and their respective legal and tax advisors to discuss an appropriate tax structure and to coordinate due diligence. Follow-up calls were held on June 30, 2022 and July 14, 2022, between the tax advisors for Real Messenger and Nova Vision to further discuss tax structuring.

On June 29, 2022, Real Messenger provided Nova Vision and its legal advisors with access to a virtual data room containing additional information for purposes of conducting business, operational, financial, legal, tax, intellectual property and other due diligence with respect to Real Messenger.

On July 6, 2022, Real Messenger notified Nova Vision that its audited financial statements for March 31, 2021 and March 31, 2022 would be ready by the end of July 2022. Real Messenger also notified Nova Vision that it would not be in a position to sign the Merger Agreement before August 2022 as originally planned because the company was focusing on a successful U.S. launch of its new application on August 3, 2022 at the Inman Connect Las Vegas 2022 conference.

On July 6, 2022, Nova Vision held a video conference with Loeb and its advisors to discuss tax and transaction structuring, including the earn out criteria and mechanics.

On July 7, 2022, Loeb sent updated due diligence questions to Real Messenger.

On July 11, 2022, Loeb shared initial drafts of the Merger Agreement reflecting the agreed structure of the proposed transaction, and other key transaction documents with Real Messenger’s legal advisor, Nixon Peabody LLP (“Nixon”). The initial draft of the Merger Agreement reflected the terms of the terms of the executed LOI including the Amendment to the LOI.

On July 26, 2022, in consideration of the time and expense incurred, and to be incurred, by both Nova Vision and Real Messenger, Real Messenger and Nova Vision’s Sponsor, Nova Pulsar Holdings Limited (“Sponsor”) executed an agreement for Real Messenger to pay the Sponsor $575,000 in order to extend Nova Vision’s combination period from August 10, 2022 to November 10, 2022. (On June [*], 2023, the parties agreed to waive the Sponsor’s obligation to repay such amount.)

On July 28, 2022, Loeb followed up with Nixon on due diligence information and when a marked-up response to the Merger Agreement would be shared.

On August 24, 2022, Nixon sent a revised draft Merger Agreement to Loeb reflecting discussions with Real Messenger’s management team and other advisors.

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On September 13, 2022, Real Messenger informed Nova Vision of its plans to pursue a private funding round, which was later delayed so that Real Messenger could instead focus on developing and growing its business.

Between September 2022 and December 2022, Real Messenger and Nova Vision continued to discuss revisions to the key commercial terms. During this period, technology stocks were losing value, and the parties had several discussions regarding valuation while Nova Vision continued its diligence review.

On October 1, 2022, Loeb shared an initial draft of the F-4 registration statement with Real Messenger and Nixon.

On October 18, 2022, Mr. Ma and Mr. Wong met to discuss and agree on revising some of the key commercial terms of the transaction, including: (i) valuation and consideration to be $200 million or 20 million shares at $10.00 per share; (ii) 30% of the valuation to be in the form of an earn out of 6 million shares to be paid out as follows:

(a) in the event that Real Messenger’s revenue exceeds $15 million or EBITDA exceeds $7.5 million, then 1 million shares will be paid;

(b) in the event that Real Messenger’s revenue exceeds $30 million or EBITDA exceeds $15 million, then 1 million shares will be paid;

(c) in the event that Real Messenger’s revenue exceeds $60 million or EBITDA exceeds $30 million, then 1 million shares will be paid;

(d) in the event that Real Messenger’s revenue exceeds $120 million or EBITDA exceeds $60 million, then 1 million shares will be paid; and

(e) in the event that the volume weighted-average per share trading price (“VWAP”) of PubCo Ordinary Shares is at or above eighteen dollars ($18.00) per share for twenty (20) consecutive trading days in any twenty (20) day continuous trading period starting the end day of closing of the business combination and ending on December 31, 2027, then 2 million shares will be paid.

On November 3, 2022, in consideration of the time and expense incurred, and to be incurred, by both Nova Vision and Real Messenger, Mr. Ma and the Sponsor executed a note agreement to provide the Sponsor with up to $575,000 in order to extend Nova Vision’s combination period from November 10, 2022 to February 10, 2023. The note will be converted upon the consummation of the business combination into PubCo Ordinary Shares at $10.00 per share. In addition, Mr. Ma and the Sponsor executed note agreements to provide the Sponsor with $75,030 per month in order to extend Nova Vision’s combination period from February 10, 2023 to June 10, 2023.

On November 15, 2022, Nixon emailed Nova Vision and Loeb to inform them that additional information was made available in the virtual data room. Nova Vision and its advisors continue to review information and prepare follow up questions.

On November 18, 2022, Loeb sent an updated draft Merger Agreement to Nixon and Real Messenger. This draft contained new valuation terms of $140 million or 11 million shares at $10.00 per share and closing, and an earnout of up to $60 million or 6 million shares at $10.00 per shares on the same terms as discussed on October 18, 2022 and described above; as well as revisions to some representations and warranties among other things.

Between November 2022 and February 2023, representatives from Nova Vision and Real Messenger continued to discuss the key terms of the transaction, including valuation and total consideration, earn out escrow and earn out criteria, indemnification escrow, and cash at closing. The parties also discussed Nova Vision’s continued extensions and the related costs. On each of February 7, 2023, March 7, 2023, April 5, and May 2, 2023, Mr. Ma and the Sponsor executed note agreements to provide the Sponsor with $75,030 per month in order to extend Nova Vision’s combination period from February 10, 2023 to June 10, 2023.

On January 13, 2023, Real Messenger sent Nova Vision updated financial forecasts for the years ended March 31, 2023 through March 31, 2027.

On February 9, 2023, representatives from Nova Vision and Real Messenger met to discuss and agree on revising some of the key commercial terms of the transaction, including: (i) valuation and consideration to be $150 million or 15 million shares at $10.00 per share; (ii) 50% of the valuation to be in the form of an earn out of 7.5 million shares to be paid out as follows:

(a) in the event that Real Messenger’s revenue exceeds $15 million or EBITDA exceeds $7.5 million, then 1.5 million shares will be paid;

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(b) in the event that Real Messenger’s revenue exceeds $30 million or EBITDA exceeds $15 million, then 1.5 million shares will be paid;

(c) in the event that Real Messenger’s revenue exceeds $60 million or EBITDA exceeds $30 million, then 1.5 million shares will be paid;

(d) in the event that the VWAP of PubCo Ordinary Shares is at or above thirteen dollars ($13.00) per share for twenty (20) consecutive trading days in any twenty (20) day continuous trading period starting the end day of closing of the business combination and ending on December 31, 2027, then 1.5 million shares will be paid;

(e) in the event that the VWAP of the PubCo Ordinary Shares is at or above sixteen dollars ($16.00) per share for twenty (20) consecutive trading days in any twenty (20) day continuous trading period starting the end day of closing of the business combination and ending on December 31, 2027, then 1.5 million shares will be paid; and

(f) in the event that the VWAP trading price of ordinary shares is below $5.00 per share for sixty (60) consecutive trading days in any sixty (60)-day continuous trading period beginning on the first trading day after closing and ending 12 months thereafter, then the remaining earn out shares will be reduced by 50% and subsequent earn-out payments will be reduced and adjusted on a proportionate basis;

(iii) indemnification escrow at 10% of consideration; and (iv) $10 minimum million cash at closing.

On February 16, 2023, Nixon received a revised draft of the Merger Agreement from Loeb that incorporated certain adjustments in provisions as discussed between the parties.

On February 16, 2023, Loeb circulated an updated Merger Agreement to all parties, with a request for call to discuss open issues and next steps.

On February 21, 2023, Loeb and Nixon had a teleconference to discuss the parts of the Merger Agreement covering purchase price mechanics; Loeb circulated an updated draft later that day.

On February 24, 2023 Nova Vision and Real Messenger discussed timing mechanics on the earnout, relating to Real Messenger’s March 31 fiscal year. Real Messenger agreed that Nixon would revise the Merger Agreement and share with the group.

On February 25, 2023, Nixon circulated a revised draft Merger Agreement to provide that the first year of the earn out period will cover the year ended March 31, 2024 or December 31, 2024, depending on the timing of Real Messenger’s change of its fiscal year. Nixon also incorporated the statement that the parties agreed for Real Messenger to change its fiscal year end from March 31 to December 31 after the completion of the business combination.

On February 26, 2023, Real Messenger emailed to Nova Vision a further revision of its financial forecast covering the years ended December 31, 2022 through to December 31, 2027.

On February 27, 2023, Real Messenger emailed an updated investor deck incorporating information prepared by Nova Vision including among other items, public comparable valuation metrics, and the transaction structure.

On February 28, 2023, Ogier delivered its comments on the Merger Agreement to Loeb. From February 28 to March 14, 2023, Loeb and Nova Vision worked on structuring and preparing for the formation of NewCo and Merger Sub.

On February 28, 2023, Loeb shared a revised BCA with Nixon.

On February 28, 2023, Nova Vision, Real Messenger and their legal advisors held an had an open points call; topics discussed included the draft Lock Up Agreement, Sponsor Support Agreement, and related documents which were generally discussed by the group.

On February 28, 2023, RM shared draft a press release announcement of the deal. Nova and Loeb held a teleconference to discuss certain finer points of the deal, including but not limited to, the timing of Real Messenger’s fiscal year change to December 31 and its impact on the earn out provisions, related party debt write off, and indemnification terms.

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On February 28, 2023, Mr. Ma met with Mr. Wong to discuss and agree on some outstanding terms of the Merger Agreement, including that (i) Mr. Ma will retain 10:1 voting rights in his Class B shares; (ii) the earn out shares will be issued at closing and held in escrow; (iii) all related party debt will be written off prior to closing; (iv) Real Management’s debt will be less than $1 million at closing; (v) cash at closing will be at least $10 million; (vi) PubCo will allocate 10% of total shares to its management incentive plan.

On March 1, 2023, Loeb circulated a new draft of the Merger Agreement.

On March 2, 2023, Nova held a teleconference call with EFH, Brookline and Loeb, – capital markets advisors to discuss financing and funding options and requirements.

On March 11, 2023, Loeb circulated a revised draft of the Merger Agreement, reflecting Cayman law comments from Ogier.

On March 13, 2023, all parties joined a status call to discuss on the Merger Agreement, outstanding issues and works in progress.

On March 15, 2023, Nova Vision, Loeb, and Brookline and Nova had a call to discuss backstop financing alternatives.

On March 16 and 17, 2023, Loeb and Nixon exchanged and shared revised drafts of the Merger Agreement to all parties.

On March 17, 2023, Nixon circulated a revised draft of the Sponsor Support Agreement, Lock-Up Agreement, and the Registration Rights Agreement.

From March 17 to March 23, 2023, the parties held a number of teleconference calls to discuss the Merger Agreement and the related deal documents, the remaining intellectual property diligence items, outstanding issues and works in progress.

On March 24, 2023, the working group had a status call to discuss logistics for signing, filing the 8-K announcement and issuing the press release announcing the signing of the Merger Agreement.

On March 27, 2023, the Nova Vision Board unanimously approved Nova Vision’s entry into the Merger Agreement. See “Nova Vision’s Reasons for the Approval of the Business Combination.”

On March 27, 2023, a draft of board resolutions regarding the Merger Agreement was sent by Ogier to Loeb & Loeb, and Loeb & Loeb provided comments on the resolutions to Ogier. On the same day, the Nova Vision board of directors unanimously approved Nova Vision’s entry into the Merger Agreement.

On March 27, 2023, Real Messenger and Nova Vision executed and delivered the Merger Agreement and related documents and agreements. Loeb and Nixon exchanged and signed off on final versions of the Merger Agreement and all ancillary transaction documents.

On March 28, 2023, Real Messenger and Nova Vision issued a joint press release announcing the execution of the Merger Agreement. On the same date, Nova Vision filed with the SEC a Current Report on Form 8-K announcing the execution of the Merger Agreement. The Current Report on Form 8-K attached exhibits including a copy of the Merger Agreement and other ancillary documents and the investor presentation prepared by members of the Nova Vision and Real Messenger management teams and representatives.

Nova Vision’s Reasons for the Approval of the Business Combination

Shortly after its IPO and through to the date of signing of the Merger Agreement on March 27, 2023, the Nova Vision Board reviewed and considered all of the 12 merger targets that Nova Vision held more substantive discussions and negotiations with, including LOI Candidate 2 and Real Messenger. During this period, the Nova Vision Board was notified and participated in discussions, analyses, and review both informally through emails and teleconference calls and formally during six board meetings.

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On March 27, 2023, the Nova Vision Board (i) approved the signing of the Merger Agreement and the transactions contemplated thereby and (ii) directed that the Merger Agreement, the related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to Nova Vision shareholders for approval and adoption, and recommended that Nova Vision shareholders approve and adopt the Merger Agreement, the related transaction documentation and such other proposals in connection with the Business Combination. Before reaching its decision, the Nova Vision Board reviewed the results of the due diligence preformed on Real Messenger, which included:

●	Research on the PropTech industry and social platform industry;

●	Extensive meetings and calls with the Real Messenger management team and representatives regarding operations, company products, application functions, intellectual property, IT, human resources, financial prospects and possible acquisition targets, public company preparedness, among other customer due diligence matters;

●	Legal and commercial review of Real Messenger’s material business contracts and certain other legal and commercial due diligence;

●	Legal review of Real Messenger’s intellectual property rights; and

●	Financial and accounting due diligence.

Based on its review of the results of the foregoing diligence efforts, the Nova Vision Board conducted analysis and review of factors relating to Real Messenger’s business operations, financial condition and management and the proposed Business Combination based on Nova Vision’s target company search criteria and guidelines and material risks associated with Real Messenger’s business operations and financial conditions and the proposed Business Combination. In particular, the Nova Vision Board considered, among other things, the following factors, although not weighted or in any order of significance:

General Criteria. Real Messenger satisfies a number of acquisition criteria that Nova Vision had established to evaluate prospective business combination targets. The Nova Vision Board determined that Real Messenger satisfies a number of criteria and guidelines that Nova Vision established at its initial public offering, including (i) a large total-addressable market with growth potential, (ii) a high quality management team, (iii) superior business model and compelling unit economics, (iv) attractive risk-adjusted returns for shareholders, (v) that the business will benefit from gaining access to public markets.

Favorable Prospects for Future Growth and Financial Performance. Current information and forecast projections from Nova Vision and Real Messenger’s management are favorable regarding (i) Real Messenger’s business, prospects, financial condition, operations, technology, products, management, competitive position, and strategic business goals and objectives, (ii) opportunities and competitive factors within Real Messenger’s industry.

Large Addressable Market with Growth Potential. Real estate is the largest asset class globally, and the real estate industry has seen limited sustainable technological advances even with the hundreds of billions of investment in PropTech over the past 15 years. This, combined with changing demographics, consumer preferences and behaviors demanding more innovative ways to deliver content, provides Real Messenger with an ideal opportunity to grow in this market.

High Quality and Highly Committed Management Team. Real Messenger’s management team is led by Mr. Kwai Hoi Ma, co-founder and Chief Executive Officer, who brings to Real Messenger his vision, values, and commitment to Real Messenger’s mission. Mr. Ma leads a talented management team with many years of collective experience and deep expertise in, among other matters, development of data-driven products integrating with artificial intelligence (AI) or machine learning, creating scalable web applications, cloud programming, and mobile technologies. Mr. Fredrik Eklund, co-founder and Chief Visionary Officer, brings his many years of experience and success as a top real estate agent, leading a top national real estate team, The Eklund Gomes team at Douglas Elliman, a leading US luxury real estate brokerage.

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Compelling Valuation. The implied enterprise value of Real Messenger in connection with the Business Combination is approximately $150 million, which the Nova Vision Board believes represents an attractive valuation relative to selected comparable companies in analogous PropTech markets, including REA Group, Rightmove, CoStar Group, Scout24, and Zillow. The public trading market valuations of these comparable companies implied 2024 projected multiples of enterprise value to sales of 12.0x, 11.5x, 9.5x, 6.2x, and 4.1x, respectively, and a median enterprise value to sales of 9.5x, based on publicly available market data as of February 26, 2023. Real Messenger’s 2024 projected enterprise value to sales multiple (9.4x) fell in line with the median (9.5x) of these comparable companies. On the basis of 2025 projections, the multiples of enterprise value to sales for these comparable companies decreased to 10.9x, 10.4x, 7.9x, 5.4x, 3.6x, respectively, with a median of 7.9x. With more potential for growth, Real Messenger’s implied projected 2025 multiple of enterprise value to sales falls to 1.4x. Despite the faster projected growth of Real Messenger against this peer group sample, the Nova Vision Board believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis. Accordingly, the Nova Vision Board also made qualitative judgments, based on its experience and judgment, concerning differences between the operational business model and financial characteristics of Real Messenger and the selected companies that could affect the public trading values of each in order to provide a more holistic context in which to consider the results of the quantitative analysis. See “Certain Projected Information of Real Messenger.”

Superior Business Model and Compelling Unit Economics. Real Messenger has a transformational business model applying the latest technologies in social communication, data, and AI. Real Messenger has a highly efficient model that can monetize and grow with favorable and compelling unit economics.

Benefit from Access to Public Equity Markets. Nova Vision seeks to acquire a target with an experienced management team that may lack experience with the capital markets but that has the ambition to take advantage of the improved liquidity and additional capital that can come from a successful listing in the United States. The access to the capital markets could allow such a target business to accelerate its growth, enhancing its ability to pursue accretive acquisitions, high-return capital projects, and/or strengthen its balance sheet and recruit and retain key employees through the use of publicly traded equity compensation.

Continued Significant Ownership by Real Messenger Existing Shareholders. The Nova Vision Board considered that Real Messenger’s existing equity holders would be receiving a significant number of PubCo Ordinary Shares in the proposed Business Combination and that Real Messenger principal shareholders are “rolling over” their existing equity interests of Real Messenger into equity interests in PubCo and its co-founders are also agreeing to be subject to a “lock-up” of twelve months in certain cases. The current Real Messenger shareholders are expected to hold approximately 80% of the pro forma ownership of the combined company after Closing, assuming none of the public Nova Vision shareholders exercise their redemption rights in connection with the Business Combination.

Seller Earnout Structure Provides Alignment with Shareholder Interests. The Nova Vision Board considered that Real Messenger’s existing equity holder would be receiving 50% of the total consideration in the form of an earnout. The earnout structure provides alignment with the interests of Nova Vision shareholders. The earnout is only payable after meeting revenue, EBITDA, and/or stock price performance milestones. Additionally, the earnout may be reduced by one half if the VWAP falls below $5.00 per share for any continuous 60 trading day period during the 12 months after completion of the transaction.

Other Alternatives. The Nova Vision Board believes that after a thorough review of other business combination opportunities reasonably available to Nova Vision, the Business Combination represents the best potential business combination for Nova Vision and its shareholders based upon the process utilized to evaluate and assess other potential acquisition targets and the Nova Vision Board believes that such process has not presented a better alternative.

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The Nova Vision Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

Business Risk. The risk that the future financial performance of Real Messenger may not meet the Nova Vision Board’s expectations due to factors in Real Messenger’s control or out of Real Messenger’s control.

Macroeconomic Risks. Macroeconomic uncertainty, and the effects it could have on Real Messenger’s revenues and business prospects post-closing.

Redemption Risk. The potential that a significant number of Nova Vision’s shareholders elect to redeem their shares prior to the consummation of the Business Combination which in turn leaving little to no cash left in the Trust Account for working capital purposes.

Shareholder Vote. The risk that Nova Vision’s shareholders may fail to provide the respective votes necessary to approve the Business Combination.

Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not or may not be within Nova Vision’s control.

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

Listing Risks. The challenges associated with preparing Real Messenger, a private entity, for the applicable disclosure and listing requirements to which Real Messenger will be subject as a publicly traded company on Nasdaq upon the closing of the Business Combination.

Projections May Not Be Achieved. The risks that Real Messenger would not attain the estimated revenue and profit set forth in their financial projections and/or would fail to achieve the earnout milestones provided in the Merger Agreement.

Liquidation of Nova Vision. The risks and costs to Nova Vision if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Nova Vision being unable to effect a business combination by the Outside Date and exceeding its lifespan.

Growth Initiatives May Not be Achieved. The risk that Real Messenger’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe.

Board and Independent Committees. The risk that Real Messenger’s board of directors post-Closing and independent committees might not possess adequate skills set within the context of Real Messenger’s operations as a public company.

Risks as to Pre-Revenue Ventures. The risk that Real Messenger, being a pre-revenue venture, is unable to achieve its revenue monetization plans or may not be achieved within the expected timeframe.

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No Third-Party Valuation. The Nova Vision Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. In analyzing the Business Combination, the Nova Vision Board and management conducted due diligence on Real Messenger and researched the industry in which Real Messenger operates and concluded that the Business Combination was in the best interests of Nova Vision. Specifically, the Nova Vision Board considered the comparable analysis prepared internally and discussed the industry trends, and believed that Real Messenger’s lean business model together with its proprietary technology could enable it to surpass its peers in the future. Accordingly, investors will be relying solely on the judgment of the Nova Vision Board and Nova Vision’s management in valuing Real Messenger’s business, and the Nova Vision Board and Nova Vision’s management may not have properly valued such business. The Nova Vision Board did consider that the lack of a third-party fairness opinion may lead to an increased number of shareholders voting against the proposed Business Combination or demanding redemption of their shares for cash, which could potentially impact Nova Vision’s ability to consummate the Business Combination or adversely affect PubCo’s liquidity following the consummation of the Business Combination; but also that conversely, the high demands for redemption and increased votes against the Business Combination are unavoidable given the current market sentiment and economic conditions.

Interests of Certain Persons. The Sponsor and Nova Vision’s officers and directors may have interests in the Business Combination that are not consistent with those of the other Nova Vision shareholders (see “The Business Combination — Interests of Certain Persons in the Business Combination”).

Nova Vision’s Shareholders Receiving a Minority Position in PubCo. The risk from Nova Vison’s shareholders owning a minority position in PubCo as of the Closing.

Fees and Expenses. The fees and expenses associated with completing the Business Combination.

Other Risks. Other factors that the Nova Vision Board deemed relevant, including various other risks associated with the Business Combination, Nova Vision’s business, and Real Messenger’s business.

Certain Projected Information of Real Messenger

Real Messenger does not, as a matter of course, publicly disclose long-term forecasts or internal projections of its future performance, revenue, earnings, financial condition or other results. However, in connection with Nova Vision’s due diligence and consideration of the potential Business Combination with Real Messenger, Real Messenger management provided Nova Vision with internally prepared financial forecasts for the years ending March 31, 2022 to 2027 and for the years ended December 31, 2022 to 2027 (the “Projections”). The Projections were provided to Nova Vision only for use as a component in its overall evaluation of Real Messenger and should not be viewed as public guidance. The summary information from the Projections is included in the table below because such information was considered by Nova Vision and the Nova Vision Board for purposes of evaluating the Business Combination.

Real Messenger’s management relied on numerous assumptions to derive the Projections described below, including assumptions regarding user growth, user engagement, and monetization of user conversion to paid services, among others. The Projections are subject to inherent uncertainty since they are based on assumptions about events that may occur in the future, many of which are beyond the control of Nova Vision and Real Messenger, instead of historical operating results. In addition, long-term Projections are subject to increased uncertainty and risk that they will not be achieved. None of the Projections should be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward complying with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants or IFRS or GAAP for the preparation and presentation of prospective financial information, but, in the view of Real Messenger’s management, were prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the prospective financial information. The Projections do not take into account any circumstances or events occurring after the date it was prepared. PubCo will not refer back to this unaudited prospective financial information in future periodic reports filed under the Exchange Act.

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There can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. These Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

No independent auditors have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, none of Nova Vision, Malone Bailey LLP (Nova Vision’s independent registered public accounting firm), and Marcum Asia CPAs LLP (Real Messenger’s independent registered public accounting firm), express an opinion or any other form of assurance with respect thereto or its achievability. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, NEITHER REAL MESSENGER NOR NOVA VISION INTENDS TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE FINANCIAL PROJECTIONS. THE FINANCIAL PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED FINANCIAL PROJECTIONS SET FORTH BELOW, AS SUCH FINANCIAL INFORMATION MAY BE MATERIALLY DIFFERENT THAN ACTUAL RESULTS. NONE OF REAL MESSENGER, NOVA VISION NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY REAL MESSENGER SHAREHOLDER, NOVA VISION SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE FINANCIAL PROJECTIONS OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED. NOVA VISION DOES NOT INTEND TO REFERENCE THESE FINANCIAL PROJECTIONS IN ITS FUTURE PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT.

Certain of the measures included in the Projections are non-GAAP financial measures, including Adjusted EBITDA and Adjusted Net Income. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Real Messenger are not reported by all of its competitors and may not be comparable to similarly titled amounts used by other companies.

A summary of the financial forecast information regarding Real Messenger’s anticipated future operations for the years ended December 31, 2023 to 2027, together with corresponding historical information for the years ended December 31, 2022, is set forth below.

During the due diligence process Real Messenger shared with Nova Vision its business model and development plan, together with ongoing prospects and challenges under the current climate. The Nova Vision Board viewed Real Messenger’s long-term growth potential from the perspectives of Real Messenger’s business plan as well as its total projected market size over the projection period.

The Projections formed one of the components of the Nova Vision Board’s overall evaluation process, while other quantitative and qualitative factors as set out in the section – Nova Vision’s Board’s Reasons for Approving the Business Combination – are also being considered.

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The Projections are illustrated as follows:

For the years ended December 31st (Unaudited)

In USD Millions

The Nova Vision Board considered many factors in addition to the Real Messenger financial projections and the comparable companies analysis in recommending the Business Combination. Shareholders of Nova Vision are strongly cautioned not to place undue reliance, if any, on these projections and analyses. See “Nova Vision Board’s Reasons for Approving the Business Combination.”

Required Vote

Approval of the Acquisition Merger Proposal requires the affirmative vote of the holders of a majority of the NOVA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to vote thereon. Adoption of the Acquisition Merger Proposal is conditioned upon the adoption of the Redomestication Merger Proposal. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, then Nova Vision will not consummate the Business Combination.

Recommendation of Nova Vision Board

After careful consideration, the Nova Vision Board determined that the Acquisition Merger forming part of the Business Combination with Real Messenger is in the best interests of Nova Vision and its shareholders. On the basis of the foregoing, the Nova Vision Board has approved and declared advisable the Business Combination with Real Messenger and recommends that you vote or give instructions to vote “FOR” the Acquisition Merger Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL No. 3:

THE NASDAQ PROPOSAL

Overview

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares); or (B) the PubCo Ordinary Shares to be issued is or will be equal to or in excess of 20% of the number of PubCo Ordinary Shares outstanding before the issuance of the shares or securities. Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the PubCo Ordinary Shares for the five trading days immediately preceding the signing of the binding agreement, if the number of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) to be issued equals to 20% or more of the PubCo Ordinary Shares, or 20% or more of the voting power, outstanding before the issuance.

Reasons for the Nasdaq Proposal

In consideration of the Acquisition Merger, at the Closing PubCo will issue 7,500,000 PubCo Ordinary Shares with a deemed price per share US$10.00 to the Real Messenger Shareholders. In addition, up to an additional 7,500,000 Earnout Consideration Shares may be issued to the Real Messenger Shareholders as contingent post-closing earnout consideration. The earnout milestones are in five tiers, and are based on PubCo’s performance during the years 2023 through 2027, with specific targets tied to the trading price of PubCo Ordinary Shares, PubCo’s market capitalization and PubCo’s net profit after tax. See “Proposal No. 2: — The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Real Messenger; Acquisition Merger Consideration.” Because the number of PubCo Ordinary Shares we anticipate issuing as consideration in the Business Combination (1) will constitute more than 20% of PubCo’s outstanding ordinary shares and more than 20% of outstanding voting power prior to such issuance, and (2) will result in a change of control of Nova Vision, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d).

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, up to an aggregate of 15,000,000 PubCo Ordinary Shares may be issued in connection with the Business Combination.

The issuance of the Ordinary Shares described above would result in significant dilution to Nova Vision’s shareholders, and result in its shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Combined Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the NOVA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

This Proposal is conditioned upon the approval of the Redomestication Merger Proposal and the Acquisition Merger Proposal. If the Redomestication Merger Proposal and the Acquisition Merger Proposal are not approved, Proposal No. 3 will have no effect even if approved by our shareholders.

Board Recommendation

The Nova Vision Board recommends a vote “FOR” adoption of the Nasdaq Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL No. 4:

THE GOVERNANCE PROPOSAL

Overview

We are asking our shareholders to vote upon, on a non-binding advisory basis, a proposal to approve the amendment and restatement of the memorandum and articles of association of Pubco by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of Pubco in the form attached to this proxy statement as Annex B upon the effective time of the Redomestication Merger. This proposal is being presented in accordance with SEC guidance and will each be voted upon on an advisory basis. The vote on each of these proposals are not binding on Nova Vision or our Board.

In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned upon the separate approval of the Governance Proposal.

Governance Proposal

The following is a summary of the material differences between our Current Charter and the PubCo Amended and Restated Memorandum and Articles of Association. This summary is qualified by reference to the complete text of the PubCo Amended and Restated Memorandum and Articles of Association, a copy of which is attached to this proxy statement as Annex B. We urge all shareholders to read the PubCo Amended and Restated Memorandum and Articles of Association in their entirety for a more complete description of its terms.

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Governance Proposal — Provisions Applicable to Blank Check Companies	Under the Current Charter, Article 23 sets forth various provisions related to Nova Vision’s operation as a blank check company prior to the consummation of an initial business combination, whereas PubCo Amended and Restated Memorandum and Articles of Association does not include these blank check company provisions. In addition, the Current Charter provisions requiring that the proceeds from Nova Vision’s IPO be held in a trust account until a business combination or liquidation of Nova Vision and the terms governing the consummation of a proposed business combination are not present in PubCo Amended and Restated Memorandum and Articles of Association.

Reasons for the Governance Proposal

Provisions Applicable to Blank Check Companies

The elimination of certain provisions related to Nova Vision’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the PubCo Amended and Restated Memorandum and Articles of Association does not include the requirement to dissolve PubCo after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from Nova Vision’s IPO be held in the Trust Account until a business combination or liquidation of Nova Vision has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the PubCo Amended and Restated Memorandum and Articles of Association.

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Vote Required for Approval

The Governance Proposal, which is a non-binding vote, assuming that a quorum is present at the Extraordinary General Meeting, will be approved only if holders of at least a majority of the issued and outstanding Ordinary Shares present in person (including by virtual attendance) or represented by proxy and entitled to vote at the Extraordinary General Meeting vote “FOR” each of the Governance Proposal. Accordingly, a shareholder’s failure to vote in person or online during the Extraordinary General Meeting or by proxy, a broker non-vote or an abstention have no effect on the Governance Proposal.

As discussed above, the Governance Proposal is advisory votes and therefore are not binding on Nova Vision or our Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the PubCo Amended and Restated Memorandum and Articles of Association will be the charter of PubCo upon consummation of the Business Combination.

The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Governance Proposal.

Board Recommendation

The Nova Vision Board recommends a vote “FOR” adoption of the Governance Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL NO. 5:

THE INCENTIVE PLAN PROPOSAL

Summary of the Proposal

In connection with the Business Combination, Nova Vision and Real Messenger have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to an aggregate of [     ] of PubCo Ordinary Shares.

The following is a summary of certain terms and conditions of the Incentive Plan. This summary is qualified in its entirety by reference to the Incentive Plan, which is attached to this proxy statement/prospectus as Annex C. You are encouraged to read the entirety of the Incentive Plan.

Summary of the Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will adopt a share incentive plan upon the Closing of the Business Combination. A form of the Share Incentive Plan is filed as Annex C to this proxy statement/prospectus.

The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Incentive Plan is initially [     ]. As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards. The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board or any committee appointed thereof.

Plan administration. The Incentive Plan shall be administered by the PubCo board or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement. Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility. PubCo may grant awards to directors, consultants, and employees of PubCo and its related entities.

Vesting schedule. In general, the PubCo board determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the PubCo board and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board or its executive officer or director authorized by the PubCo board, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board, pursuant to such conditions and procedures as the PubCo board may establish.

Termination and amendment. Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

Required Vote

The approval of the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the NOVA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal. Adoption of the Incentive Plan is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Nova Vision Board

The Nova Vision Board recommends a vote “FOR” adoption of the Incentive Plan Proposal.

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PROPOSAL NO. 6:

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Nova Vision Board to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Nova Vision’s shareholders in the event that based upon the tabulated vote at the time of the Extraordinary General Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal and the Incentive Plan Proposal. In no event will the Nova Vision Board adjourn the Extraordinary General Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Current Charter and Cayman Islands law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Nova Vision’s shareholders, the Nova Vision Board may not be able to adjourn the Extraordinary General Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal and the Incentive Plan Proposal. If we do not consummate the Business Combination and fail to complete an initial business combination by the end of the Combination Period, we will be required to liquidate the Trust Account by returning the then remaining funds in such account to the public shareholders and dissolve.

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal and the Incentive Plan Proposal, the Nova Vision Board may adjourn the Extraordinary General Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will Nova Vision seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after August 10, 2023 (the date that is 24 months after the closing of the IPO if the time period has been extended, as previously described herein).

Required Vote for Approval

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the NOVA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Nova Vision Board

The Nova Vision Board recommends a vote “FOR” adoption of the Adjournment Proposal.

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BUSINESS OF REAL MESSENGER

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” “our,” or “Real Messenger” refer to the business of Real Messenger Holdings Limited and its subsidiaries prior to the consummation of the Business Combination, which will be the business of PubCo and its subsidiaries following the consummation of the Business Combination.

Overview

Real Messenger is a social messaging app for real estate.

We believe that connecting all stakeholders in the real estate community into one social network platform is key to unleashing the greatest improvements in productivity and efficiency that technology can offer. Our products empower our members to build and engage with their real estate network, share their knowledge and insights, and identify buy and sell opportunities, enabling them to be more productive and successful.

We also believe that real estate should be a fun and joyful experience for everyone. No matter what your real estate journey entails, we are dedicated to bringing the thrill and excitement back. Our goal is to turn your dream house into a reality and make every step of the way a fun one. We are revolutionizing the traditional real estate content experience, and creating a world where real estate is always enjoyable.

Through our proprietary social messaging platform, we leverage the power of social network, data, and artificial intelligence (AI) technology dedicated to bridging the gap between the fragmented businesses of the real estate industry and creating a universal platform for enhanced value proposition for all stakeholders. We believe we are on the path of creating significant value for real estate agents, home buyers, home sellers, homeowners and property investors worldwide by connecting different stakeholders with opportunities at a massive scale. We believe that our members who use our app are only beginning to leverage the power and potential of our network and its underlying new form of presenting real estate information.

Our comprehensive app provides members with solutions, including tools, to search, connect and communicate with real estate professionals, learn about real estate buy and sell opportunities and share information. At the core of our app real estate agents create their professional profiles that serve as their professional profiles, which not only provide a comprehensive representation of their expertise, but also allows them to curate and share their evaluations and insights on any property. These profiles are accessible to all members of our platform, thereby fostering a transparent and collaborative environment for information exchange. We believe that out app enables members to process real estate information more effectively, make better-informed decisions faster, and their real estate journey more seamlessly.

The cornerstone of our business strategy is to focus on our members first. We intended to provide the majority of our solutions to our members at no cost. We believe this approach provides the best way to continue to build a critical mass of members, resulting in beneficial network effects that promote greater utilization of our solutions, higher levels of engagement and increased value for all our members.

We intended to generate revenue from home buyers, home sellers, homeowners, property investors and real estate agents who subscribe to our premium services. Premium subscriptions will include a variety of productivity tools, data analytics and smart virtual assistant solutions. We strive to ensure that all our premium subscriptions provide both a high level of value for our customers and also a high degree of relevance for our members. We believe this monetization strategy properly aligns objectives among members, customers and our entire network and supports our financial objective of sustainable revenue and earnings growth over the long term.

Our presence extends across all 50 states in the U.S., earning the trust of agents affiliated with renowned brokerage firms nationwide. Moreover, we are currently gaining momentum in 35 other countries around the world, expanding our global reach and influence.

Our Mission

Our mission is to connect and empower the real estate community through technology.

Real Messenger is revolutionizing real estate communication, connecting all stakeholders through our chat app, enabling real-time messaging, documentation, and integration with other real-estate software in a safe and secure environment. Our domain-specific, proprietary AI-trained data further enhances our value proposition, enabling our chat app users to consume curated content to help drive real estate transactions.

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Our Vision

Our vision is to provide three things to our users. We want to provide a window of discovery for all real estate agents. Secondly, we want to give them a canvas to create real estate contents. Finally, we seek to provide a bridge for people and businesses in the real estate community to connect.

Industry Overview

Era of Search

With the advent of the internet, property portals acting as an online database of listings have claimed the crown of the first eyeball from consumers. These portals have dethroned real estate brokerages and the agents, seizing the coveted first gaze of prospective buyers and sellers. This began the era of search, portals were built for people who want to search properties.

Despite the abundance of listings content available, a study by the National Association of Realtors has shown that consumers still turn to real estate agents to complete transactions, with an increasing trend exhibited over the past 20 years. We realized that with the expertise and experience of a real estate professional guiding the selection process, agent-curated content ensures that only the most relevant and accurate information is presented to consumers. This personalized approach saves users considerable time and effort, making it easier for them to make fully informed decisions and, in turn, achieve their real estate goals.

The first thing we did differently was to unlock these values, allowing all agents to curate their own recommendations and assessments on any properties, which offered a distinct advantage over traditional database format content. We also want consumers to experience real estate as a fun social experience. We want to redefine the way people consume real estate information.

Era of Social Graphs

While technology and the internet have moved on to the era of social graphs, we discovered that the real estate communities wish to see what is currently popular socially, as opposed to what traditional property portals offered. We found out that consumers want to stay informed about what’s happening in their networks, neighborhoods, and with their friends. They are interested in seeing what their favorite and connected real estate agents are working on. This desire for information and connection highlights the importance of creating a platform that allows consumers to easily keep up with the latest real estate news and developments in their community.

We intend to fully utilize the social network effect and build the app as a dedicated chat app for real estate. With that as a backbone, the app can also provide numerous benefits, such as real-time messaging, document sharing, and integration with other real estate software.

Era of discovery

Traditional property portals also acting as an online marketplaces that provide a platform for the advertising of real estate. They gain pricing power over real estate agents by aggregating the real estate agents’ work - the listing contents – by blocking (standing in between) their connection to leads. We believe that is wrong.

Real Messenger was founded by real estate agents with the belief that traditional portal models can be a zero-sum game for agents. Instead, we believe that creating high-quality content should be rewarded with free inbound connections and attention, allowing it to be discovered by the consumer.

What makes Real Messenger very unique and very different than other industry offerings is the whole discovery engine behind it. In the era of search, property portals, were built for people who wanted to search properties. Then the real estate industry at large omitted the whole of the social graphs era. Mainly due to property portals were built for a different purpose. Era of social graphs should be about connecting people and their followers. With modern machine-learning algorithms and AI power, we are moving into the era of discovery. We are showing consumer what they like. We are giving the everyday real estate agent a platform to be discovered. If they created good content, they will be discovered on Real Messenger.

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Connecting the dots

The real estate industry is considered to be fragmented for several reasons.

Firstly, the industry is made up of a diverse range of stakeholders, including buyers, sellers, agents, brokers, lenders, and appraisers, each of which operate in their own niche within the market. This fragmentation can create challenges in terms of communication and collaboration, as there are often many different parties involved in a single real estate transaction.

Secondly, the real estate industry is also highly localized, with different markets having their own unique characteristics and dynamics. This can create further fragmentation as different regions may have different regulations, customs, and market conditions, making it difficult to create standardized approaches or solutions that work across the board.

Lastly, the real estate industry has traditionally been slow to adopt new technology and digital solutions, which has created a fragmented landscape of different software, platforms, and data sources. This fragmentation can make it difficult to integrate different tools and systems, resulting in inefficiencies and higher costs for industry participants.

Overall, the fragmentation of the real estate industry can create challenges for stakeholders seeking to communicate, collaborate, and innovate in the market. However, the emergence of new technology and digital solutions is starting to address some of these challenges and bring greater unity and efficiency to the industry.

A real estate chat app can help to address the challenges of fragmentation in the industry by providing a centralized communication platform for all stakeholders involved in a real estate transaction. By using a chat app, buyers, sellers, agents, brokers, lenders, and appraisers can communicate and collaborate in real time, regardless of their location or role in the transaction.

Real Messenger can provide a unified communication platform that breaks down the barriers of the current fragmented real estate industry and helps to link up the international market.

By providing features that support international transactions, such as multilingual support, global property listings, currency conversion, and remote property viewing, real estate chat apps can help to expand the reach of real estate professionals and provide greater value to clients around the world.

Our Opportunity

Creating Value for the Real Estate Community by Putting Agents First

Current residential listing sites fail to adequately prioritize the interests of homeowners and real estate agents. These platforms primarily focus on selling advertisements alongside agent listings and increasingly offer competitive brokerage services. As a result, these platforms generate a portion of their revenue by redirecting potential homebuyers away from the listing agents and towards unrelated buyer agents who advertise on the platform.

Traditional portals gain pricing power over real estate agents by aggregating their work, including listing content, and acting as intermediaries between them and potential leads. We firmly believe that this market structure is fundamentally flawed, as it erects barriers and disconnects the real estate community.

Our core belief is that the creation of high-quality content should be rewarded with free inbound connections and exposure.

Our mission is to empower real estate agents with products and services that serve to increase their productivity and enable them to grow their businesses. We believe that by putting agents first, we can build a better and more sustainable Real Estate Industry.

To accomplish this, we have developed a real estate-specific chat application that is powered by best-in-class domain-specific AI training data, tailored to the unique requirements of real estate sector operators. Our proprietary dynamic data from RealAI offers a constant stream of carefully curated real estate content, without paid ads, giving each real estate agent a chance to be discovered and obtain leads based on their content. Through this level of innovation, we are revolutionizing the way the real estate community connects.

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We provide the following key benefits:

Free Inbound Connections

Traditional property listing platforms charge real estate agents for lead generation, while Real Messenger provides real estate agents to obtain free inbound connections based on their content quality. Our solution is designed for agents to attract leads within our global network, enabling them to become more productive and successful, build their reputation and brand awareness, and market their services without paying for leads.

Curated Content

With the expertise and experience of a real estate pro guiding the selection process, curated content ensures that only the most relevant and accurate information is presented to users. This personalized approach saves users time, mitigates frustration, and makes it easier for them to make informed decisions and, in turn, achieve their real estate goals.

Effective Communication Among All Stakeholders

Real estate is a complex and competitive industry that requires clear and effective communication among all stakeholders. Our dedicated chat app provides numerous benefits, such as real-time messaging, document sharing, and integration with other real estate software. The app also offers a secure and private communication channel, protecting sensitive information.

Keeping Consumers Informed in a Fun Way

Consumers wish to stay informed about what is happening in their network, neighborhood, and among friends. They are interested in seeing what their favorite and connected real estate agents are working on. This desire for information and connection highlights the importance of creating a platform that allows consumers to easily keep up with the latest real estate news and developments in their community.

Supporting International Transactions

By providing features that support international transactions, including multilingual support, global property listings, currency conversion, and remote property viewing, Real Messenger can help to expand the reach of real estate professionals and, as such, provide greater value to clients around the world.

Leveling the Playing Field for New Agents

There is now increased difficulty for new agents to get started in the industry and compete with seasoned agents. With this in mind, we are leveling the playing field for new agents by incorporating the social element into the home buying process, allowing new agents to grow a following based on their network instead of advertising dollars.

Creating a Centralized Communication Platform for a Diverse Range of Stakeholders

By providing a centralized communication platform, we strive to eliminate challenges in terms of communication and collaboration. The industry is in need of a centralized communication platform that will improve the industry’s overall efficiency and effectiveness. Hence, in the future, we intend to implement features that attract home sellers, homeowners, and investors, and provide them with tools for their unique needs. By attracting agents first, we intend to develop a strong starting point to later bring other stakeholders on our platform, which will also help diversify our revenue stream and help to mitigate risks of solely relying on real estate agents to generate revenue.

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Our Competitive Strengths

We believe the following strengths provide us with competitive advantages in realizing the potential of our opportunity:

Agent-Focused Chat App

While other traditional property portal companies present steep financial hurdles for real estate agents, our agent-focused chat app gives agents back control of their listings in order to generate leads and maximize their online presence. Through our app, agents have the power to post directly on the app, grow their following, follow other agents, and even post video clips of their day-to-day life via RealMoments. Such personalization allows agents to build trust and credibility with new homebuyers and find an agent that fits their needs.

Our focus on real estate agents will bring them to our platforms, while their presence will assist in attracting other shareholders.

Proprietary Real-estate Specific AI

By combining proprietary dynamic data with static data, our proprietary AI - RealAI - can help in unlocking new insights, streamlining workflows, and improving decision-making at every stage of the real estate journey.

Having a well-curated vertical data set that is specific to the Real Estate Industry, an AI model can be trained to recognize patterns and trends that are unique to the real estate community. RealAI will predict the real estate needs and wants of its users, whether they are buyers, sellers, agents, investors, or renters.

For real estate agents, AI can provide a wealth of new opportunities to generate leads, connect with clients, and close deals. With advanced machine learning algorithms and predictive analytics, AI can help agents to identify promising leads, personalize their outreach, and optimize their sales strategies. By using AI-powered lead scoring systems, agents can quickly identify and prioritize hot leads, increasing their chances of closing more deals.

For buyers and sellers, AI can provide a more seamless and personalized experience, helping them to identify the best properties for their needs and navigate the complex process of buying or selling a home. By analyzing vast amounts of data on everything from local market trends to individual buyer preferences, AI can help to streamline the search process and improve the accuracy of pricing and valuation estimates. Additionally, AI can help to identify the best agents to close the deal, based on their experience, success rate, and areas of expertise. This can help buyers and sellers to make more informed decisions and find the right agent to represent them.

At the same time, AI can also benefit real estate owners and investors, by providing real-time insights into market conditions, investment opportunities, and risk management strategies. By analyzing data on past and present market trends, AI can help to identify hot spots and potential opportunities, giving owners and investors a competitive edge in the market. Additionally, AI can help to identify potential risks and provide recommendations for mitigating those risks, helping to ensure a more profitable and sustainable investment strategy.

In short, the power of real estate AI lies in its ability to combine the best of dynamic and static data, unlocking new opportunities and insights for all stakeholders in the industry. By leveraging this technology to its full potential, we can build a more transparent, efficient, and sustainable real estate industry for everyone.

By having a well-curated vertical data set that is specific to a particular industry, like real estate for example, an AI model can be trained to recognize patterns and trends that are unique to that industry.

Our Key Metrics

Large and Growing Member Base

Our member base continues to grow rapidly, with over 470,000 downloads and a presence in 35 countries worldwide. We also boast of having access to over 90% of listings in the U.S. and have gained the trust of agents spread across all 50 U.S. states.

While Real Messenger is nascent and still has a lot of growing to do, we believe that both home seekers and agents have recognized the benefits provided by our platform. As such, its visibility and member base is projected to increase exponentially due to increasing viralability and lower customer acquisition costs.

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Business Model with Powerful Network Effects

The size and growth of our member base, especially regarding the number of real estate agents poised to benefit from our chat app and the curated content they will create and post, will increase the overall value that our app delivers to the real estate community.

A larger member base provides more opportunities to form connections with other members, as well as increased opportunities to attract real estate community shareholders to our app.

An increasing number of real estate agents accessing our network enhances the relevance for existing members, who stand to benefit from professional insights such as home buyers and renters. The presence of home buyers and renters joining our network will also magnify the benefits for real estate agents by providing them with a larger audience and improved market exposure.

Not only has our number of members increased over time, but so too has the average app session time, as well as the average time spent per daily active user at 14:16 minutes, which we believe is primarily attributable to the network effects of our business model, the strength of our brand, and the value of our solutions.

Although Real Messenger is still in the first stages of growth, its average app session duration length is 10:02 minutes, already significantly longer than many of its competitors’, including Zillow, which has the second-longest average session duration at 6:27 minutes.[1] This already strong user engagement will only increase in the future as our app gains more traction, users, and content, which will encourage users to spend even more time on our app.

Our app is already present in 35 countries, although no marketing campaigns have yet been conducted outside the U.S., which is a strong testament to the growing requirement for a real estate-specific chat app in the global market, illustrating this current market gap, along with the benefits of Real Messenger’s activities.

Our Strategy

Our mission is to connect and empower the real estate community through technology. The key elements of our strategy are as follows:

Bring the Real Estate Industry into the Discovery Era

The Real Estate Industry has traditionally been slow to adopt new technology and digital solutions and has always lagged in terms of tech innovation. Many other markets have already transitioned from the “era of search”, which belonged to platforms and apps built for people who wanted to search for things, and the “era of social graphs”, which connected people and their followers, to the “era of discovery”, which enables content creators to get discovered, and users to find content that they truly like and want to see.

A core element of our strategy is our discovery engine, which is based on our proprietary AI, which allows real estate agents to be discovered, and users to gain curated, all without the use of paid content.

[1] Source: Similarweb Feb 2023. Average website visit duration is the average amount of time a user spends on a website during a given session. Average visit duration is calculated as the time elapsed between a user’s first and last action on a website during a visit. A visit expires after 30 minutes of inactivity. The calculation period used was the month of Feb 2023. REAL’s average app session duration is the average amount of time a user spends on the app during a session. Average app session duration is calculated as the time elapsed between a user’s first and last action on the app during a session. The average time spent per session excludes the session length less than 10 seconds. A session expires after 30 minutes of inactivity. Calculation period is from 1 Jan to 22 Feb 2023. The average daily time spent per daily active user is the average over all days in the calculation period from each single day’s average time spent per daily active user.

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Serve as a Facilitator of Trusted and Professional Insights

For many years, traditional database portals have claimed the crown of the first eyeball. Although the traditional database style has grown, studies show that consumers still turn to real estate agents to complete transactions, with an increasing trend over the past 20 years. This highlights the need for agents to offer a more personalized and streamlined approach for clients, revolutionizing the overall real estate experience. Our platform enables members to easily contribute and share information with our ranking system, which was created for agents to rank their listings in three categories, with a maximum of five points per category.

Meaningful Content

By providing home seekers with meaningful content through our proprietary AI, we seek to become the leading platform for matching home seekers with their dream homes. By providing meaningful content, as well as a search personalization feature, we will also help agents to effectively increase their exposure and improve their engagement rate.

Increase Monetization While Creating Added Value for Our Members

We intend to leverage our unique business model to further monetize our platform while adding value for shareholders. For example, by connecting different productivity and analytics tools such as predictive home value analysis and CRM tools, our users will gain valuable market insights that assist them in improving their operations and fulfilling their needs.

Expand Our International Presence to Become a Truly International Platform

To date, we have established our presence with agents spread across all 50 U.S. states, with U.S.-based members making up 95% of our user base at present. Our app has also been downloaded in 35 countries around the world, although no marketing campaigns have yet been conducted outside the U.S. This shows that our app is a solution that is sought-after by the international real estate community, presenting a strong foundation for our intended global expansion.

Our Solutions

We provide real estate agents and their teams of all sizes with solutions designed to attract leads within our global network, enable them to be more productive and successful, build their reputation and brand awareness, and market their services.

Our solution is designed to cater to the diverse needs of all core stakeholders within the real estate sector, from buyers and sellers, to agents, owners, and investors, providing them with tailored resources, tools, and services for an enhanced real estate experience. Our solution will include different subscription packages, with each subscription boasting a unique suite of features, as well as a free-of-charge solution for home seekers. This free solution will be made available to all users with a verified phone number, and they will get a grey checkmark. The monetized solution will have four different subscription packages - Real Green, Verified Agent, Owner Suite, and Investor Suite.

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Free Solutions

Our free solution features are as follows:

Newsfeed

Newsfeed shows the latest posts of any agents that the users follow. On this page, users are able to like and share the posts and interact with an agent through the chat function. The objective of this feature is to create engagement between agents and users by providing the latest real estate information curated by real estate agents.

RealPin

The RealPin is a newsfeed post curated by agent. It can be current listing or a sold transaction. It allows agents to showcase any real estate information that they find interesting to share to their followers or others.

By posting a RealPin agents are required to give an assessments in the form of three evaluation area. 1. Value for money – Why is this property worth the asking price? 2. Build quality – What is the overall build quality of the home? 3. Location insight – What will this location feel like at different hours?

RealMoment

The RealMoment feature allows real estate agents to share videos and images of their listings and snippets of their day, elevating the virtual touring experience and giving users more insight into different agents’ personalities, tastes, and styles. Furthermore, agents can share their talents through RealMoment, which will help them to build their brands globally, similar to influencers utilizing social media platforms, such as Instagram, to promote themselves. With this feature, agents can rely on our proprietary AI technology to provide an optimal virtual touring experience to house seekers. The videos through RealMoment give prospective buyers and sellers highly immersive insight into listings through attention-captivating videos, with a maximum length of 15 seconds each. The feature also allows agents to post up to a hundred of these 15-second videos per month.

Explore

The explore page enables users to conduct smart searches in order to browse all listings posted on the app. Users are able to personalize their search based on top location or people. The ranking points and facility filter are also available for search personalization, as well as statistics on which filter can reach more users. The explore function helps in increasing agents’ level of market exposure and engagement rate, while at the same time helping users to personalize their search.

Interaction

Our app has an interactive function where users can make offers on properties on the app and initiate conversations with interested users. This feature has the potential to lure in listing agents who are not yet present on our platform, as it is designed to generate engagement and warm leads and - ultimately - increase agent acquisition and user retention rates.

Chat

Our instant chat is one of the most important app features, allowing everyone on our app to communicate with each other, saving agents the hassle of excessive follow-up correspondence. Also, users can synchronize their contacts and get connected whenever and wherever they may be. Through chat, we aim to improve the connection between users and agents and increase engagement. Real Messenger is built with a chat feature that utilizes sentiment analysis, helping agents to genuinely understand their customers, their desired communications styles, and their property-buying preferences.

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User Connection

Users can connect with anyone by following or liking each other. These features are designed to build the bridge to encourage our users to interact with each other in order to generate a connection between users and agents and increase engagement.

Monetized Solutions

All monetized solutions will be developed in order to provide added value to the real estate community through various productivity and analytics tools, and our app will never charge a listing fee or have paid promotions. Our current focus is on productivity tools for home seekers and real estate agents. Afterwards, we will implement analytics tools for real estate agents, as well as specialized features for real estate investors and owners.

Real Green

Green subscribers with verified phone numbers will get a green checkmark once approved. This subscription package is projected to cost $10 per month (up to $25 per month in 2027) and will include all existing verified user features and additional productivity and analytics tools, as well as a smart virtual assistant. The projected initial rollout of this offering is in Q1 2024.

Productivity Tools

●	Prioritized in conversation and search
●	Advanced audio and video call functions
●	All existing Verified User features
●	Buyer and seller perks
●	Additional features

Analytics

●	Advanced market insights
●	Advanced user connections
●	Predictive recommendations
●	Additional features

Desktop Application

●	Access desktop application on messaging functions
●	Smart virtual assistant

Verified Agent

Verified Agent subscribers, which will be charged $45 per month (up to $250 per month in 2027) and will get a gold checkmark once their credentials and license are verified and will also unlock a suite of professionally optimized features. The projected initial rollout of this offering is in Q1 2024.

Productivity Tools

●	Prioritized ranking
●	Post longer videos in 1080p
●	Customizable profile and team pages
●	Additional features

Analytics

●	Lead quality scores
●	Lead recommendations and save
●	Team collaboration tools
●	Content performance tracking
●	Additional features

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Desktop Application

●	Client Relationship Management (CRM) dashboard and tools
●	Smart virtual assistant
●	Advanced desktop application on messaging functions

Owner Suite

Owner Suite subscribers will unlock a suite of exclusive perks designed to optimize the homeownership experience. These features will be made available to each user for $45 per month (up to $250 per month in 2027). The projected initial rollout of this offering is in Q4 2024.

Productivity Tools

●	Access discount offers from auxiliary services (for example, home improvement, insurance, and financing)
●	Additional features

Analytics

●	Advanced market insights
●	Real-time updates and alerts
●	Predictive home value analysis and comparative analysis
●	Additional features

Desktop Application

●	Smart virtual assistant
●	Advanced desktop application on messaging functions

Investor Suite

The Investor Suite is an all-in-one platform for property investment mastery, charged at $45 per month (up to $250 per month in 2027). Subscribers will gain access to a range of tools designed to streamline agents’ communication and evaluation of their property portfolio. The projected initial rollout of this offering is in Q4 2024.

Productivity Tools

●	Customizable conversation grouping
●	Prioritized in conversation and search
●	All existing Owner Suite features
●	Additional features

Analytics

●	Advanced multiple location market insights
●	Real-time updates and alerts
●	Predictive home value analysis and comparative analysis
●	Additional features

Desktop Application

●	Smart virtual assistant
●	Advanced desktop application on messaging functions
●	Team collaboration interface

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Our monetized solutions will consist of:

Customizable Profile and Team Page

An agent’s profile allows users to get to know the agents better and also allows agents to populate their own profile information. The profile shows the agent’s information (e.g. bio, firm, license number, and team). Users are also able to see how many listings, followers, and followings each agent has.

The idea behind agent profiles is to help agents effectively boost their online presence, as well as build up their professional image.

Additionally, agents will be able to create a team and invite their team members to join, as well as customize the team page. This will make it easier for users to follow an agent’s team and their team members. This function will help agents manage their professional team and increase agent awareness, as well as improve engagement rates.

Data Analytics

In the future, we plan to also include analytic tools to our app in order to cater to the need of the real estate community. The analytics tools for real estate agents will include lead quality scores and lead recommendations, as well as team collaboration tools and content performance tracking. Additionally, we plan to develop a feature for real estate owners and investors, which would include predictive home value analysis and comparative analysis. Additionally, we also plan to include advanced market insights in single and multiple locations within our data analytics products.

CRM Dashboard and Tools

Integrating a CRM dashboard and tools into our app can significantly transform the way that real estate agents manage their businesses. From efficient lead management and streamlined communication to task organization and data-driven decision-making, the benefits to real estate agents are numerous. By leveraging the power of our CRM, real estate agents will be able to enhance their productivity and improve the customer experience.

Sales, Marketing and Customer Support

We will initially target real estate agents to our app, as they are poised to gain the most from our solution. However, we will not only rely on agents, as we plan to develop a suite of features to cater to the needs of real estate owners and investors, as well as other, free-of-charge features, that will help in increasing home seeker engagement rates on our app.

Due to the nature of our business model, we will only rely on marketing campaigns to attract home seekers and real estate professionals to our app, as there is no need for a large in-house sales team.

Our app’s features will serve as the main reason that the real estate community will gather on our platform, and the benefits they receive, as well as the sticky nature of the product, will ensure high user retention rates.

We currently only advertise in the U.S., but once we grow large enough, we will also expand our campaigns to other parts of the globe in order to develop an international user base.

To date, our member base has grown virally mostly based on word-of-mouth marketing. Through word-of-mouth marketing, we have been able to build our brand with relatively low marketing costs, and we expect the number of users to increase exponentially in the coming years, while at the same time seeing a decrease in the average acquisition cost per user. We use the quality of our own products and solutions as our most effective marketing tool, and word-of-mouth momentum continues to drive member awareness and trust worldwide. Our app’s features and its sticky nature ensure a strong engagement rate, along with a significantly higher average session time in comparison to our competitors, which is also projected to result in a high user retention rate in the future.

In addition to the quality of our app, we will ensure high retention rates via exceptional customer service, which we believe is critical for both retaining and expanding our member and customer base. Self-service support is available through our website, with customers also able to contact us via e-mail, as well as reach out to a customer service representative.

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Customers

Our app has already been downloaded over 470,000 times, and has over 350,000 users (June 2023), out of which approximately 17% are phone number verified users, with about nine minutes of average session duration, which is significantly longer than average session duration on other platforms. From July 2022 to May 2023, our app recorded a download month-on-month growth rate of 9.2%.

Technology Infrastructure

Our technology platform is designed to create an engaging networking experience for real estate shareholders and is built to enable future growth at scale. We will employ technological innovations whenever possible in order to increase efficiency and scale our business.

Our products rely upon our proprietary AI - the aforementioned RealAI. By combining proprietary dynamic data with static data, our AI helps to unlock new insights, streamline workflows, and improve decision-making at every stage of the real estate journey.

Our AI is based on a well-curated vertical data set that is specific to the real estate sector, and it is trained to recognize patterns and trends that are unique to the real estate community.

Our technology platform is designed to create an engaging networking experience for real estate shareholders and is built to enable future growth at scale. We will employ technological innovations whenever possible in order to increase efficiency and scale our business.

Our proprietary dynamic data via RealAI includes:

Behavioral Data - Includes user reactions and engagements such as likes, comments, shares, clicks, view duration, and interactions with others. This is the primary feedback loop to train the RealAI engine.

User-Generated Content (UGC) - Offers a constant stream of carefully curated real estate content, including RealMoment (short-form content) and RealPin (property recommendations and assessments). When combined with behavioral data, UGC can be used to run sentiment analysis and provide relative insights.

Social Map Data - Connects the dots between users via their followers or following network, phone connections, and chat connections. RealAI can then perform smart grouping and profiling of social dynamics.

Location Data - Analyzes users’ current or previous locations and browsing locations to learn the relationship between properties and locations. This helps to expand recommendations beyond geographical constraints.

Time Relativity - Real estate is a lifelong journey for many people, with a few cycles of home transactions. Time adds multiple dimensions to the above-listed datasets.

For real estate agents, our AI can provide a wealth of new opportunities to generate leads, connect with clients, and close deals. With advanced machine learning algorithms and predictive analytics, AI can help agents to identify promising leads, personalize their outreach, and optimize their sales strategies. By using AI-powered lead scoring systems, agents can quickly identify and prioritize hot leads, thus increasing their chances of closing more deals.

For buyers and sellers, AI can provide a more seamless and personalized experience, helping them to identify the best properties for their needs and navigate the complex process of buying or selling a home. By analyzing vast amounts of data on everything from local market trends to individual buyer preferences, AI can help to streamline the search process and improve the accuracy of pricing and valuation estimates. Additionally, AI can help to identify the best agents to close the deal, based on their experience, success rate, and areas of expertise. This can help buyers and sellers to make more informed decisions and find the right agent to represent them.

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At the same time, AI can also benefit real estate owners and investors, providing real-time insights into market conditions, investment opportunities, and risk management strategies. By analyzing data on past and present market trends, AI can help to identify hot spots and potential opportunities, giving owners and investors an important competitive edge in the market. Additionally, AI can help to identify potential risks and provide recommendations for mitigating those risks, helping to ensure a more profitable and sustainable investment strategy.

Our technology infrastructure will also include robust cybersecurity measures, which will ensure the safekeeping of user data.

Intellectual Property

Our success depends in part on our ability to protect our intellectual property and proprietary technologies. To protect our proprietary rights, we rely on a combination of intellectual property rights in the United States and other jurisdictions, including patents, trademarks, copyrights, trade secret laws, license agreements, internal procedures, and contractual provisions. Our internal controls restrict access to priority technology.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which our products and solutions are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results

Third parties, including our competitors and non-practicing entities, may make claims from time to time that we have infringed their patents, trademarks, copyrights, trade secrets, and/or other intellectual property rights. As our business grows and competition increases, we will likely face more claims related to intellectual property and litigation matters. In addition, to the extent that we gain greater visibility and market exposure, we face a higher risk of being the subject of intellectual property infringement claims from third parties.

Competition

Although we are offering a unique solution to the market, we are currently facing competition from traditional property listing platforms such as Zillow, Rightmove, REA Group, Apartments.com, Trulia, and Redfin. Indirect competitors include social media networks such as Facebook, Instagram, and LinkedIn.

Traditional Property Listing Platforms - Traditional portals stand between real estate agents and their leads, as well as between home seekers and their dream homes, by promoting paid, low-quality content. Despite the growth of such platforms, they have not proven effective, as surveys found that consumers still turn to real estate agents to complete transactions, with an increasing trend over the past 20 years. These traditional database-style real estate listings portals typically charge substantial fees to agents in three ways: bidding against other agents to advertise on a specific page on its site, an auction against other agents for potential buyer leads, and a commission-sharing fee.

Because we realize that real estate agents are at the center of the real estate sector and that quality should be rewarded, our app is agent-focused and is built on the principle of creating value for the real estate community. Unlike real estate portals, which create barriers and are a zero-sum game for agents, we believe that creating high-quality content should be rewarded with free inbound connections.

We do not take commission, nor charge advertising fees. Instead, user members pay a low monthly subscription fee in return for use of our products, data and other value-added services on our app platform.

Social Networks - Social networks such as LinkedIn, Instagram, and Facebook tend to be broad and unfocused. Although some social networks such as Facebook have groups, they are moderated by users and are not targeted by developers to create unique and powerful experiences. Furthermore, we are currently in our first stages of growth and are therefore still collecting data and feedback for our real estate-specific proprietary AI, which will in the future provide home seekers with recommendations for their perfect home, without overwhelming users with a number of irrelevant property listings.

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Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, as well as those utilizing AI, many of which are still evolving. Currently, the United States does not have a comprehensive legal framework to regulate AI’s development and use, and could be interpreted in ways that could harm our business.

Both within the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright, trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could potentially harm our business.

In addition, rising concern about the use of AI technologies for illegal conduct may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business, or cause users to abandon material aspects of our service.

In the area of information security and data protection, there are laws requiring notification to users when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and, as such, difficult to practically implement.

The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. We post on our website our privacy policy and user agreement, which describe our practices concerning the use, transmission, and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business.

In addition, because we strive to make our app accessible worldwide, certain foreign jurisdictions could claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Our Values and Company Culture

Our values are the principles by which we manage our day-to-day business and facilitate decision-making. Our core values are as follows:

Real Estate Should Be Fun - we are dedicated to bringing the thrill and excitement back to the real estate community by redefining the way that people consume real estate information.

Quality Content Should be Rewarded - we believe that creating high-quality content should be rewarded with free inbound connections and attention.

Improve Relationships, Reduce Barriers – by providing a centralized communication platform, we strive to reduce the barriers to communication and collaboration, thereby improving the real estate community’s overall efficiency and effectiveness.

Facilities

Our headquarters are based in the U.S., while the majority of our development team is located in Hong Kong.

Legal Proceedings

We are not currently (but may become in the future) involved in legal proceedings, claims, or investigations in the ordinary course of our business, including claims for infringing intellectual property rights related to our products and the content contributed by our users. Although the results of these potential future proceedings, claims, and investigations cannot be predicted with certainty, we do not believe that the final outcome of these matters is reasonably likely to have a material adverse effect on our business, financial condition, or results of operations. Regardless of final outcomes, however, any such proceedings, claims, and investigations may nonetheless impose a significant burden on management and employees and may come with costly defense costs or unfavorable preliminary and interim rulings.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF REAL MESSENGER

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Consolidated Financial Information of Real Messenger” section of this proxy statement/prospectus and our consolidated financial statements and the related notes appearing elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this proxy statement/prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or “Real Messenger Holdings Limited” refer to Real Messenger Holdings Limited and subsidiaries prior to the consummation of the Business Combination.

Overview

We provide a social messaging app for real estate. Through our proprietary social messaging platform, we leverage the power of social network, data, and AI technology dedicated to bridging the gap between the fragmented businesses of the real estate industry and creating a universal platform for enhanced value proposition for all stakeholders. Our comprehensive app provides members with solutions, including tools, to search, connect and communicate with real estate professionals, learn about real estate buy and sell opportunities and share information. At the core of our app real estate agents create their professional profiles that allow them to curate and share their assessments and insights on any property and are accessible by any other member.

We intended to generate revenue from home buyers, home sellers, homeowners, property investors and real estate agents who subscribe to our premium services. Premium subscriptions would include a variety of productivity tools, data analytics and smart virtual assistant solutions. Our presence extends across all 50 states in the U.S., earning the trust of agents affiliated with renowned brokerage firms nationwide. Moreover, we are currently gaining momentum in 35 other countries around the world, expanding our global reach and influence.

For the years ended March 31, 2023 and 2022, we have not generated revenues from our app. For the years ended March 31, 2023 and 2022, we reported net loss of $4.3 million and $1.7 million, respectively.

Factors Affecting Results of Operations

Our business, financial condition and results of operations have been, and are expected to continue to be, affected by a number of factors, which primarily include the following:

Our ability to monetize our services and products.

Our ability to engage, retain, and increase our user base and to increase our revenue will depend heavily on our ability to successfully monetize our services and products to convert into a subscription-based model. We may introduce significant changes to our existing products or develop and introduce new and unproven products that we have little or no prior development or operating experience. If new or enhanced products fail to engage our users and members, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, any of which may seriously harm our business.

Because our products created new ways of communicating, they have often required users to learn new behaviors to use our products. These new behaviors are not always intuitive to users. This can create a lag in adoption of new products and new user additions related to new products. To date, this has not hindered our user growth or engagement, but that may be the result of a large portion of our user base being in a younger demographic and more willing to invest the time to learn to use our products most effectively. To the extent that future users, including those in older demographics, are less willing to invest the time to learn to use our products, and if we are unable to make our products easier to learn to use, our user growth or engagement could be affected, and our business could be harmed. We may develop new products that increase user engagement and costs without increasing revenue.

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Our ability to grow our customer base.

We have made, and are continuing to make, investments to enable users to create compelling content to all members of our community. Existing and prospective users and advertisers may not be successful in creating content that leads to and maintains user engagement. We are continuously seeking to balance the objectives of our users and content creators with our desire to provide an optimal user experience. We do not seek to monetize all of our service and we may not be successful in achieving a balance that continues to attract and retain users. If we are not successful in our efforts to grow our user base or if we are unable to build and maintain good relations with our active users, our user growth and user engagement and our business may be seriously harmed. In addition, we may expend significant resources to launch new services that we are unable to monetize, which may seriously harm our business.

Our ability to launch new product or service offerings and to increase the prices of our products and services

The industry for residential real estate transaction services, technology, and information marketplaces is dynamic, and the expectations and behaviors of customers and consumers shift constantly and rapidly. As part of our operating strategy, we have increased, and plan in the future to continue to change, the nature and number of products, including depth products, that we offer to our customers and, with that, the prices we charge our customers for the services and products we offer. Changes or additions to our products and services may not attract or engage our customers, and may reduce confidence in our products and services, negatively impact the quality of our brands, negatively impact our relationships with partners or other industry participants, expose us to increased market or legal risks, subject us to new laws and regulations or otherwise harm our business. Our customers may not accept new products and services (which would adversely affect our average revenue per agent (“ARPA”)), or such price increases may not be absorbed by the market, or our price increases may result in the loss of customers or the loss of some of our customers’ business. We may not successfully anticipate or keep pace with industry changes, and we may invest considerable financial, personnel and other resources to pursue strategies that do not ultimately prove effective such that our results of operations and financial condition may be harmed. If we are not able to raise our prices or encourage our customers to upgrade their subscription packages or invest in depth products to further differentiate their listings, or if we lose some of our customers or some of our customers’ business as a result of price increases, or if the bargaining power of our customer base increases and the subscription prices and other fees we are able to charge real estate developer or agent customers decline, our business, financial condition and results of operations could be adversely affected.

Our ability to operate in a highly competitive and rapidly changing industry.

We face competition to attract consumers to our websites and mobile applications and to attract real estate and property developer customers to purchase our products and services. The markets for online real estate information technology, communication and productivity tools product and services in our Priority Markets are highly competitive and rapidly changing. In addition to competing with traditional media sources for a share of advertisers’ overall marketing budgets, our business is subject to the risk of digital and other disruption. Our success depends on our ability to continue to attract additional consumers to our websites and mobile applications. Existing or new competitors could increase their product offerings or develop new products or technology that compete with ours.

Furthermore, large companies with strong brand awareness in international markets or global search engines and social media sites may decide to enter the real estate market and start to provide information technology, communication and productivity tools product and services on their existing or new platforms, which could increase competition in our Priority Markets and may have a materially adverse effect on our business. These companies could devote greater technical and other resources than we have available, have a more accelerated time frame for deployment and leverage their existing user bases and proprietary technologies to provide products and services that consumers might view as superior to our offerings. Any of our future or existing competitors may introduce different solutions that attract consumers or provide solutions similar to our own but with better branding or marketing resources. If we are unable to continue to grow the number of consumers who use our websites and mobile applications, our business, financial condition and results of operations could be adversely affected.

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We compete to attract customers with media sites, including but not limited to other companies that operate digital property classifieds marketplaces in our Priority Markets and agent and property developer websites. We also compete for a share of advertisers’ overall marketing budgets with traditional media such as television, magazines, newspapers and home/apartment guide publications. To compete successfully for customers against future and existing competitors, we must continue to invest resources in developing our platform and proving the effectiveness and relevance of our information technology, communication and productivity tools product and services. New business models frequently emerge in our industry and may require us to modify our own business model or offerings in order to continue to compete effectively. For example, we may in the future face new competition from digital companies that use data to buy properties instantly from sellers, renovate/repair and then re-sell the property online at a profit. Additionally, competitors may drive traffic away from our platform and increase their market share through aggressive or high-spend marketing campaigns, or prolonged price discounting.

Key Components of Results of Operations

Sales and marketing expenses

Sales and marketing expenses primarily consist of marketing expenses incurred for promotion of our app.

	For the Year Ended March 31,
	2023		2022
	US$	%	US$	%
Marketing expenses	$2,051,550	100%	$473,866	100%
	$2,051,550	100%	$473,866	100%

General and administrative expenses

General and administrative expenses primarily consist of (i) staff costs, consisting of salaries, social insurance, and housing funds for our personnel in administrative departments; (ii) professional service fees, such as audit fees and legal fees for our daily operations; (iii) office rental expenses; and (iv) other miscellaneous expenses.

	For the Year Ended March 31,
	2023		2022
	US$	%	US$	%
Staff costs	$727,099	56%	$84,399	18%
Professional service fees	371,422	28%	142,069	31%
Office rental expenses	122,276	9%	71,493	15%
Others	94,712	7%	166,410	36%
	$1,315,509	100%	$464,371	100%

Research and development expenses

Research and development expenses primarily consist of staff costs, consisting of salaries, social insurance, and housing funds for our personnel in research and development departments; and (ii) other miscellaneous expenses.

	For the Year Ended March 31,
	2023		2022
	US$	%	US$	%
Staff costs	891,324	96%	728,745	100%
Others	38,592	4%	-	0%
	$929,916	100%	$728,745	100%

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Taxation

Cayman Islands

Under the current and applicable laws of the Cayman Islands, we are not subject to tax on income or capital gain. Additionally, upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed.

USA

For the US jurisdiction, Real USA is subject to federal income taxes on its business operations. The federal tax rate is 21%. We also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which were both passed in 2020, no material impact is expected based on the analysis. We will continue to monitor the potential impact going forward.

Hong Kong

Real Corporation HK and Hohojo are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the fiscal years ended March 31, 2023 and 2022, Hong Kong profits tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable tax rate for the first HKD 2 million of assessable profits is 8.25% and assessable profits above HKD 2 million will continue to be subject to the rate of 16.5% for corporations in Hong Kong, effective from the year of assessment 2018/2019. Before that, the applicable tax rate was 16.5% for corporations in Hong Kong. Under Hong Kong tax laws, Real Corporation HK and Hohojo are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Results of Operations

The following table sets forth a summary of our results of operations for the years indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Year Ended March 31,		Changes
	2023	2022	Amount	%

Revenues	$-	$-	$-	0%

Operating Expenses
Sales and marketing expenses	(2,051,550)	(473,866)	(1,577,684)	333%
General and administrative expenses	(1,315,509)	(464,371)	(851,138)	183%
Research and development expenses	(929,916)	(728,745)	(201,171)	28%
Total Operating Expenses	(4,296,975)	(1,666,982)	(2,629,993)	158%

Loss from Operations	(4,296,975)	(1,666,982)	(2,629,993)	158%

Other income, net	33,678	-	33,678	100%
Interest income, net	66	-	66	100%
Loss Before Income Taxes	(4,263,231)	(1,666,982)	(2,596,249)	156%

Income tax expense	-	-	-	0%
Net Loss	$(4,263,231)	$(1,666,982)	$(2,596,249)	156%

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Sales and marketing expenses

Our sales and marketing expenses increased by $1.6 million, or 333% from $0.5 million for the year ended March 31, 2022 to $2.1 million for the year ended March 31, 2023. The increase was mainly due to increasing investment in marketing campaigns to promote our app, from which we expected to charge subscription service fees in the year ended March 31, 2024.

General and administrative expenses

Our general and administrative expenses increased by $0.8 million, or 183% from $0.5 million for the year ended March 31, 2022 to $1.3 million for the year ended March 31, 2023. The increase was primarily due to (i) an increase in staff costs of $0.7 million because we employed our Chief Visionary Officer in the year ended March 31, 2023, whose annual salary is $0.5 million, and we also increased headcount in our USA subsidiary, and (ii) an increase in professional service fees of $0.2 million as audit expenses.

Research and development expenses

For the year ended March 31, 2023 and 2022, our research and development expenses was primarily comprised of staff cost of $0.9 million and $0.7, respectively, as we employed certain engineers to test and develop our app.

Net loss

As a result of the foregoing, our net loss was $4.3 million and $1.7 million for the years ended March 31, 2023 and 2022, respectively.

Discussion of Certain Balance Sheet Items

The following table sets forth selected information from our consolidated balance sheets as of March 31, 2023 and 2022. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

	March 31,	March 31,
	2023	2022
Assets
Current assets
Cash	$276,150	$104,492
Other current assets	835,712	7,431
Deferred offering costs	257,815	-
	1,369,677	111,923
Property and equipment, net	48,606	27,993
Operating lease right-of-use assets	-	58,306
Total assets	$1,418,283	$198,222

Liabilities
Current liabilities
Due to related parties	$-	$7,464,500
Accrued expenses and other liabilities	177,027	99,628
Operating lease liabilities, current	-	59,214
Total liabilities	$177,027	$7,623,342

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Cash

Cash consist of funds deposited with banks, which are highly liquid and are unrestricted as to withdrawal or use. The total balance of cash were $0.3 million and $0.1 million as of March 31, 2023 and 2022, respectively.

Compared with the balance as of March 31, 2022, the change in the balance of cash as of March 31, 2023 was primarily net effects of borrowings of $5.5 million from a related party and cash of $5.1 million used in operating activities.

Other current assets

As of March 31, 2023 and 2022, the breakdown of other current assets was as the following:

	March 31,	March 31,
	2023	2022
Amount due from the sponsor of NOVA (i)	$575,000	$-
Prepaid marketing expenses (ii)	111,798	-
Prepaid salary expenses (iii)	111,798	-
Others	37,116	7,431
	$835,712	$7,431

(i)	In July 2022, we made a loan of $575,000 to the sponsor of NOVA to extend the time to complete a business combination for a period of three months. The loan was non-interest bearing and was repayable upon the closing of the business combination.

(ii)	In June 2022, we entered into a marketing service agreement with True Blue Entertainment, LLC (“True Blue”), which is solely controlled by Fredrik Eklund, our co-founder and Chief Visionary Officer. Pursuant to the marketing service agreement, True Blue will provide marketing and promotion for our app and brand name within a service period of 3 years. The annual service fee is $500,000.

The Company made payments in an escrow account, through which paid marketing expenses to True Blue. As of March 31, 2023, the balance of prepaid marketing expenses represented prepaid marketing expenses for two months and twenty days in the escrow account.

(iii)	In addition to the marketing service agreement as mentioned above, the Company also entered into an employment agreement with Fredrik Eklund. Pursuant to the employment agreement, the annual compensation package for Fredrik Eklund is $500,000.

The Company made payments in an escrow account, through which paid salary expenses to Fredrik Eklund. As of March 31, 2023, the balance of prepaid salary expenses represented prepaid salary expenses two months and twenty days in the escrow account.

Due to related parties

During the years ended March 31, 2023 and 2022, Mr. Ma, our Co-founder, Chief Executive Officer and director, made various payments on our behalf, including payments of operating expenses and offering costs, and purchase of property and equipment. As of March 31, 2023 and 2022, we had an aggregated balance of $12.9 million and $7.5 million, respectively, due to Mr. Ma and his controlled entity.

On March 31, 2023, we entered into an agreement with Mr. Ma and his controlled entity. Pursuant to the agreement, Mr. Ma and his controlled entity agreed to waive our outstanding liabilities aggregating $12,910,857, and in return these liabilities were treated as capital injection from Mr. Ma. Accordingly, we reclassified the balance of due to Mr. Ma and his controlled entity to additional paid-in capital. As of March 31, 2023, the balance due to related parties was nil.

Liquidity and Capital Resources

To date, we have financed our operating activities primarily through borrowings from related parties.

We have been incurring losses from operations since our inception. Accumulated deficit amounted to $11.8 million and $7.6 million as of March 31, 2023 and 2022, respectively. Net cash used in operating activities were $5.1 million and $1.6 million for the fiscal years ended March 31, 2023 and 2022, respectively. As of March 31, 2023 and 2022, we reported a working capital of $1.2 million and a working capital deficit of $7.5 million, respectively. These conditions raised substantial doubts about our ability to continue as a going concern.

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Our liquidity is based on our ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds on favorable economic terms to fund its general operations and capital expansion needs. Our ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes generating revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of March 31, 2023, the balance of cash was $0.3 million, which can cover the current liabilities of $0.2 million. Currently, we are working to improve its liquidity and capital sources mainly through borrowing from related parties and obtaining financial support from its principal shareholder and immediate family member who have committed to continue providing funds for our working capital needs whenever needed.

On March 27, 2023, the Company entered into certain Agreement and Plan of Merger (the “Merger Agreement”) with Nova Vision Acquisition Corp (“NOVA”), a British Virgin Islands exempted company listed on NASDAQ as a special purpose acquisition company (“SPAC”).

However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditure, working capital, and other requirements. The consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty.

Cash flows

The following table sets forth a summary of our cash flows for the years presented:

	For the Year Ended March 31,
	2023	2022
Net cash used in operating activities	$(5,061,602)	$(1,624,093)
Net cash used in investing activities	(31,722)	(28,608)
Net cash provided by financing activities	5,264,382	1,756,824
Effect of exchange rate changes on cash	600	(4)
Net increase in cash	171,658	104,119
Cash at beginning of year	104,492	373
Cash at end of year	$276,150	$104,492

Operating activities

Net cash used in operating activities for the year ended March 31, 2023 was $5.1 million, primarily attributable to net loss of $4.3 million, adjusted for (i) an increase in other current assets of $1.1 million as a result of payments of $0.6 million to NOVA and payments of marketing service expenses of $0.5 million, and (ii) an increase in accrued expenses and other liabilities of $0.4 million with increase in operating expenses incurred.

Net cash used in operating activities for the year ended March 31, 2022 was $1.6 million, primarily attributable to net loss of $1.7 million.

Investing activities

For the years ended March 31, 2023 and 2022, we had cash used in investing activities of $31,722 and $28,608, respectively, for purchase of property and equipment.

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Financing activities

For the year ended March 31, 2023, the cash provided by financing activities was $5.3 million, which was primarily caused by borrowings of $5.5 million from a related party, partially offset by payment of offering cost of $200,000.

For the year ended March 31, 2022, the cash provided by financing activities was $1.8 million, which was primarily caused by borrowings of $1.9 million from a related party, partially offset by repayment of borrowings of $0.1 million to the related party.

Off-Balance Sheet Arrangements

We have not entered any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in product development services with us.

Research and Development

For the years ended March 31, 2023 and 2022, we incurred research and development expenses of $1.0 million and $0.7 million, respectively. Our research and development expenses was primarily comprised of staff cost and software expenses incurred for design, test and development of our platform and application.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Exchange Risk

Foreign currency risk is the risk of loss resulting from changes in foreign currency exchange rates. Fluctuations in exchange rates between the HKD and other currencies in which we conduct business may affect our financial position and results of operations.

Real Cayman and Real USA’s functional currency is U.S. dollar. Two of our subsidiaries are operating in Hong Kong with all their transactions settled in HKD. As a result of, we are mainly exposed to foreign exchange risk arising from our cash dominated in HKD.

However, we consider that our business in mainland China is not exposed to any significant foreign exchange risk as there are no significant financial assets or liabilities of these subsidiaries denominated in the currencies other than the functional currency.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank deposits and financial products purchased from financial institutions. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

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Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) income taxes, and (ii) share-based compensations. Out of our significant accounting policies, which are described in Note 2—Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this Registration Statement, certain accounting policies are deemed “critical”, as they require management’s highest degree of judgment, estimates and assumptions, including (i) grant-date fair value of share-based compensation, and (ii) valuation allowance for deferred tax assets.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Grant-date fair value of share-based compensation

For the year ended March 31, 2023, the Company granted certain shares to Mr. Fredrik Eklund, our Co-founder and Chief Visionary Officer. These shares shall vest in full if and when both of the following conditions are satisfied: (a) the closing of the business combination with a special purpose acquisition company (“de-SPAC Transaction”) of the Company occurs, and (b) Mr. Fredrik Eklund is employed by the Company as of the closing of de-SPAC Transaction. Given the vesting of these nonvested shares is contingent on the closing of business combination with a SPAC company, no share-based compensation expense is recognized until the date of successful business combination.

The Company used the asset-based approach to estimate the fair value of the shares granted on the grant date with assistance from an independent valuation firm. The asset-based approach incorporated certain assumptions including estimated cost used to develop our application, expected gross profit margin based on average gross profit margin of listed software development companies and risk-free rate. The fair value of the nonvested shares issued to Mr. Frederik Eklund was estimated at $248,000.

Valuation allowance for deferred tax assets

We account for income taxes using the liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in earnings. Deferred tax assets are reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more-likely-than-not that a portion of or all the deferred tax assets will not be realized.

We operate through our subsidiaries. The valuation allowance is considered on an individual entity basis. As of March 31, 2023 and 2022, valuation allowances on deferred tax assets are provided because we believe that it is more-likely-than-not that certain of the subsidiaries will not be able to generate sufficient taxable income in the near future, to realize the deferred tax assets carried-forwards.

As of March 31, 2023 and 2022, the total valuation allowance for deferred tax assets was $1.9 million and $1.1 million, respectively.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments (Topic 326)”, which significantly changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses”, which amends Subtopic 326-20 (created by ASU No.2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued ASU No.2019-04, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments”, in May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief”, and in November 2019, the FASB issued ASU No. 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, and ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses”, to provide further clarifications on certain aspects of ASU No. 2016-13 and to extend the nonpublic entity effective date of ASU No. 2016-13. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022, and the Company does not expect it will have a material effect on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

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NOVA VISION’S BUSINESS

Overview

Nova Vision Acquisition Corp. is a blank check company incorporated in the British Virgin Islands as a business company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Nova Vision’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although Nova Vision currently intends to direct parts of its efforts in Asia (excluding China) and focus on sourcing opportunities that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors. Nova Vision shall not undertake its initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

Our management team is led by Mr. Eric Wong, Nova Vision’s Chief Executive Officer, Chief Financial Officer and Director, and Mr. Wing-Ho Ngan, its Chairman. Mr. Wong and Mr. Ngan each has more than 20 years of investment experience and both have a strong track record in mergers and acquisitions and in developing and growing businesses across both expansionary and recessionary market cycles.

Mr. Eric Wong has more than 25 years of commercial experience in corporate finance, mergers and acquisitions, integrating and leading growth in public and private multinational companies. He has held senior executive and director positions in various high-growth private companies in both Asia and the United States. He also has extensive experience in leading and completing mergers and acquisitions. For example, he spearheaded the creation of one of the premier home furnishings suppliers in the North American market with operations across 12 countries.

Mr. Wing-Ho Ngan has over 20 years’ experience in senior management positions in the corporate world, investment banking and entrepreneurship. He focused on international expansion, business strategy and partnerships, corporate finance, mergers and acquisitions. Venturing from the corporate world to entrepreneurship in 2017, Mr. Ngan co-founded two fintech start-ups, namely QFPay International Limited and Alchemy Global Payment Solutions Limited, where he served as chief executive officer and co-founder.

Offering Proceeds Held in Trust

On August 10, 2021, Nova Vision consummated the IPO of 5,000,000 units at an offering price of $10.00 per unit, generating gross proceeds of $50,000,000. The underwriters were granted a 45-day option to purchase up to an additional 750,000 Units to cover over-allotments, if any. The underwriters exercised their over-allotment option in in full and, on August 10, 2021, the underwriters purchased an additional 750,000 units at an offering price of $10.00 per unit, generating gross proceeds to Nova Vision of $7,500,000. Simultaneously with the closing of the IPO, Nova Vision consummated the private placement with the Sponsor of 307,500 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

As of August 10, 2021, a total of $58,075,000 of the net proceeds from the IPO (including the over-allotment unit) and the sale of the Private Units) were deposited in a Trust Account established for the benefit of Nova Vision’s public shareholders. On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share in connection with the annual meeting held by NOVA to approve the amendment to the terms for NOVA to extend the business combination period, including income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,539. As of March 31, 2023, Nova Vision had approximately $123,147 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of March 31, 2023, there was $19,244,750 held in the Trust Account (including $202,609 of accrued interest which Nova Vision can withdraw to pay taxes).

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The Private Units are identical to the units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Furthermore, the Sponsor has agreed (A) to vote the ordinary shares underlying the Private Units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Current Charter that would stop its public shareholders from converting or selling their shares to Nova Vision in connection with a business combination or affect the substance or timing of Nova Vision’s obligation to redeem 100% of its public shares if it does not complete a business combination within 12 months (or 15 or 21 months if it extends the period of time to consummate a business combination, as described in more detail herein) from the closing of the IPO unless it provides public shareholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any private shares for cash from the Trust Account in connection with a shareholder vote to approve Nova Vision’s proposed initial business combination or a vote to amend the provisions of the Current Charter relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The Sponsor transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until 30 calendar days after the completion of Nova Vision’s initial business combination.

If public units or shares are purchased by any of Nova Vision’s directors, officers or Initial Shareholders, they will be entitled to funds from the Trust Account to the same extent as any public shareholder upon Nova Vision’s liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by Nova Vision upon the consummation of a business combination, except that there can be released to Nova Vision, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations and up to US$50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of Nova Vision if applicable. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Nova Vision’s liquidation. Nova Vision must liquidate unless a business combination is consummated by August 10, 2023 (if extended by the full amount of time allowed under its Current Charter). Pursuant to the IPO prospectus and the trust agreement entered into between Nova Vision and American Stock Transfer & Trust Company at the IPO, in order to extend the time available for Nova Vision to consummate the initial business combination, Nova Vision’s insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the Trust Account for each three-month extension $575,000 on or prior to the date of the applicable deadline. On August 4, 2022, Nova Vision issued an unsecured promissory note to its Sponsor, in the amount of $575,000, which amount was deposited into Nova Vision’s Trust Account to extend the available time to complete a business combination for an additional three months, from August 10, 2022 to November 10, 2022. Subsequently, as approved by its shareholders at the annual meeting of shareholders on November 9, 2022 (the “Meeting”), Nova Vision amended the Current Charter to extend the date by which it has to consummate a business combination nine (9) times for an additional one (1) month each time from November 10, 2022 to August 10, 2023 and entered into an amendment to the investment management trust agreement, dated August 5, 2021, with American Stock Transfer & Trust Company on November 9, 2022. Pursuant to the Trust Amendment, Nova Vision has the right to extend the time to complete a business combination nine (9) times for an additional one (1) month each time from November 10, 2022 to August 10, 2023, by depositing $0.0416 for each issued and outstanding Public Share that has not been redeemed for each one-month extension. As of the date of this prospectus, Nova Vision has issued unsecured promissory notes in the aggregate principal amount of $1,175,242 to the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination to July 10, 2023. Such promissory notes do not bear interest and matures upon the closing of a business combination by Nova Vision. In addition, the promissory note may be converted by the holder into units of Nova Vision identical to the units issued in the IPO at a price of $10.00 per unit.

Nova Vision’s units, shares, warrants and rights are each quoted on Nasdaq, under the symbols “NOVVU,” “NOVV,” “NOVVW” and “NOVVR,” respectively. Each NOVV Unit consists of one ordinary share, one redeemable warrant and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at the closing of the Business Combination at a price of $11.50 per full share. Nova Vision’s units commenced trading on Nasdaq on August 6, 2021. Nova Vision’s ordinary shares, public rights and public warrants underlying the units sold in the IPO commenced trading separately on September 30, 2021 on a voluntary basis on Nasdaq.

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Business Combination Activities

On March 27, 2023, Nova Vision entered into the Merger Agreement, which provides for the Business Combination, by and among Nova Vision, Real Messenger, PubCo, Merger Sub and the shareholders of Real Messenger. NewCo and Merger Sub executed the Joinder Agreement with Nova Vision and Real Messenger dated June 29, 2023, pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Merger Agreement. Pursuant to the terms of the Merger Agreement, Nova Vision will merge with and into PubCo resulting in all Nova Vision shareholders becoming shareholders of PubCo. Concurrently therewith, Merger Sub will merge with and into Real Messenger, resulting in PubCo acquiring 100% of the issued and outstanding equity securities of Real Messenger.

In the event that the Business Combination is not consummated by November 10, 2022 (15 months after the consummation of the IPO, as Nova Vision has extended the initial time period, i.e. 12 months, by an additional three months, as further described herein), or up to August 10, 2023 (21 months after the consummation of the IPO, if the time period is extended, as described herein), Nova Vision will distribute the proceeds held in the Trust Account to its public shareholders, liquidate and dissolve. See section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” for more information.

Since the IPO, Nova Vision’s sole business activity has been identifying and evaluating suitable acquisition transaction candidates.

Redemption Rights

Pursuant to the Current Charter, Nova Vision shareholders (except the Initial Shareholders, including the Sponsor) will be offered the option to redeem their NOVA Ordinary Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.10 per ordinary share for Nova Vision shareholders) net of taxes payable in connection with a business combination.

Nova Vision will consummate its initial business combination only if its public shareholders holding less than [*] NOVA Ordinary Shares elect to redeem their shares for cash based on the financial numbers as of [*], 2023.

The Initial Shareholders, including the Sponsor, do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.

Automatic Liquidation of Trust Account if No Business Combination

Nova Vision’s IPO prospectus dated August 5, 2021 provided that Nova Vision initially had until 12 months from the closing of the IPO to complete its initial business combination, or, if Nova Vision anticipates that it may not be able to consummate its initial business combination (i) within 12 months from the consummation of the IPO in the situation that Nova Vision has not filed a proxy statement, registration statement or similar filing for an initial business combination within such 12-month period, or (ii) within 15 months from the consummation of the IPO in the situation that Nova Vision has filed within such 12-month period, it may, but is not obligated to, extend the period of time to consummate a business combination three times and two times respectively by an additional three months each time for a total of up to 21 months to complete a business combination. In order to extend the time available for Nova Vision to consummate its initial business combination, its insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account for each three month extension $575,000, on or prior to the date of the applicable deadline. As Nova Vision had not filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the closing of the IPO, on August 4, 2022, Nova Vision issued an unsecured promissory note in the aggregate principal amount of $575,000 the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022. Such promissory note does not bear interest and matures upon the closing of a business combination by Nova Vision. In addition, the promissory note may be converted by the holder into units of Nova Vision identical to the units issued in the IPO offering at a price of $10.00 per unit.

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Subsequently, as approved by its shareholders at the Annual Meeting of Shareholders on November 9, 2022 (the “Meeting”), Nova Vision amended the amended and restated memorandum and articles of association to extend the date by which Nova Vision has to consummate a business combination nine (9) times for an additional one (1) month each time from November 10, 2022 to August 10, 2023 and entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated August 5, 2021, with American Stock Transfer & Trust Company on November 9, 2022. Pursuant to the Trust Amendment, Nova Vision has the right to extend the time to complete a business combination nine (9) times for an additional one (1) month each time from November 10, 2022 to August 10, 2023, by depositing $0.0416 for each issued and outstanding Nova Vision ordinary share issued in the IPO that has not been redeemed (each, a “Public Share”) for each one-month extension. Nova Vision’s insiders or their affiliates or designees must deposit such amount into the Trust Account for each one-month extension on or prior to the date of the applicable deadline. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit.

In order to extend the amount of time Nova Vision has to complete a business combination, it issued a total of eight non-interest bearing, unsecured promissory notes (excluding the promissory note issued on August 4, 2022 mentioned above, the “Promissory Notes”), each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023 respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account. All Promissory Notes would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so. As of the date of this report, the Company has until July 10, 2023 to consummate a business combination but may further extend the period four times for one month each time up to August 10, 2023. However, Nova Vision may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public shareholders. In the event of Nova Vision’s liquidation and subsequent dissolution, the public warrants and public rights will expire and will be worthless.

The amount in the Trust Account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, Nova Vision is able to pay its debts as they fall due in the ordinary course of business. If Nova Vision is forced to liquidate the Trust Account, it anticipates that it would distribute to its public shareholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest net of taxes payable). Prior to such distribution, Nova Vision would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over Nova Vision’s public shareholders with respect to amounts that are owed to them. Nova Vision cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Nova Vision’s shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event Nova Vision enters an insolvent liquidation. Furthermore, while Nova Vision will seek to have all vendors and service providers (which would include any third parties it engaged to assist it in any way in connection with its search for a target business) and prospective target businesses execute agreements with it waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of the Initial Shareholders and Nova Vision’s officers and directors have agreed to waive its rights to participate in any liquidation of Nova Vision’s Trust Account or other assets with respect to the insider shares and private units and to vote their insider shares, private shares in favor of any dissolution and plan of distribution which Nova Vision submits to a vote of shareholders. There will be no distribution from the Trust Account with respect to Nova Vision’s warrants and rights, which will expire worthless.

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If Nova Vision is unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price from the Trust Account would be $10.10.

The proceeds deposited in the Trust Account could, however, become subject to the claims of Nova Vision’s creditors which would be prior to the claims of its public shareholders. Although Nova Vision will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities it engages execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Nova Vision’s public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against Nova Vision’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, Nova Vision would perform an analysis of the alternatives available to it if it chose not to engage such third party and evaluate if such engagement would be in the best interest of Nova Vision’s shareholders if such third party refused to waive such claims. Examples of possible instances where Nova Vision may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, Nova Vision’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to it than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Nova Vision and will not seek recourse against the Trust Account for any reason.

Nova Pulsar Holdings Limited has agreed that, if it liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by it for services rendered or contracted for or products sold to it in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Nova Vision cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $10.10 due to claims of creditors. Additionally, if Nova Vision is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Nova Vision’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, Nova Vision cannot assure you that it will be able to return to its public shareholders at least $10.10 per share.

Facilities

Nova Vision maintains its principal executive office at 2 Havelock Road #07-12, Singapore 059763. The cost for this space is provided to Nova Vision by Nova Pulsar Holdings Limited (the Sponsor) as part of the $10,000   per month payment that Nova Vision makes to the Sponsor for office space and related services. Nova Vision considers its current office space adequate for its current operations.

Employees

Nova Vision has one executive officer, Mr. Eric Wong, who is its Chief Executive Officer and Chief Financial Officer. He is not obligated to devote any specific number of hours to Nova Vision’s matters and intend to devote only as much time as he deems necessary to its affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process that Nova Vision is in. Accordingly, once management locates a suitable target business to acquire, he will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to Nova Vision’s affairs) than he would prior to locating a suitable target business. Nova Vision presently expects its executive officers to devote such amount of time as they reasonably believe is necessary to its business (which could range from only a few hours a week while Nova Vision is trying to locate a potential target business to a majority of their time as Nova Vision moves into serious negotiations with a target business for a business combination). Nova Vision does not intend to have any full-time employees prior to the consummation of a business combination.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NOVA VISION

The following discussion and analysis of Nova Vision’s financial condition and results of operations should be read in conjunction with the audited and unaudited financial statements and the notes related thereto which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Nova Vision’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.

Overview

Nova was a organized blank check company incorporated on March 18, 2021, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities, which we refer to as a “target business”.

We presently have no revenue, have had losses since inception from incurring formation costs and have no other operations other than the active solicitation of a target business with which to consummate a business combination. We have relied upon the sale of our securities and loans from our officers and directors to fund our operations.

Offering Proceeds Held in Trust

On August 10, 2021, Nova consummated its initial public offering of 5,000,000 Units and the underwriters exercised the option in full of 750,000 units (the “Over-Allotment Units”), which was consummated also on August 10, 2021. Each Unit consists of one ordinary share (“Ordinary Share”), one warrant (“Warrant”) entitling its holder to purchase one-half of one Ordinary Share at a price of $11.50 per whole share, and one right (“Right”) to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination. The Units (including the Over-Allotment Units) were sold at an offering price of $10.00 per Unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the initial business combination, the Company consummated the Private Placement of 307,500 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000. A total of $58,075,000 of the net proceeds from the sale of Units (including the Over-Allotment Units) and the Private Placements were placed in a trust account established for the benefit of the Company’s public shareholders. The Company incurred $1,207,980 in initial public offering related costs, including $1,006,250 of underwriting fees and $201,730 of initial public offering costs.

We will not issue fractional shares. As a result, one must (1) exercise warrants in multiples of two warrants, at a price of $11.50 per full share, to validly exercise the warrants; and (2) hold rights in multiples of 10 in order to receive shares for all of the rights upon closing of a business combination.

On August 4, 2022, Nova issued an unsecured promissory note in an amount of $575,000 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 10, 2022.

On each of November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023, Nova issued Notes in the amount of $75,030, respectively to the Sponsor, pursuant to which such amount had been deposited into the trust account in order to extend the amount of available time to complete a business combination until July 10, 2023.

As of March 31, 2023, we have approximately $123,147 of unused net proceeds that were not deposited into the trust account to pay future general and administrative expenses. The net proceeds deposited into the trust account remain on deposit in the trust account, earning interest. As of March 31, 2023, there was $19,244,750 held in the trust account.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through December 31, 2022, were organizational activities, those necessary to prepare for the IPO, described below, and, after our IPO, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended March 31, 2023, we had a net income of $23,978, which was comprised of general and administrative expenses of $178,634, dividend income earned in investments held in Trust Account of $202,609 and interest income of $3.

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For the three months ended March 31, 2022, we had a net loss of $198,929, which was comprised of general and administrative expenses of 203,686, dividend income earned in investments held in Trust Account of $4,740 and interest income of $17.

For the year ended December 31, 2022, we had a net loss of $75,807, which was comprised of dividend income earned in investments held in Trust Account of $637,925, interest income of $48, exchange gain of $47 and general administrative expenses of $713,827.

For the period from March 18, 2021 (inception) through December 31, 2021, we had a net loss of $378,461, which was comprised of dividend income earned in investments held in Trust Account of $1,604, interest income of $47 and general and administrative expenses of $380,112.

Liquidity and Capital Resources

On August 10, 2021, we consummated the Initial Public Offering of 5,000,000 ordinary units, generating gross proceeds of $50,000,000. Simultaneously, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units. The underwriters purchased an additional 750,000 Units at an offering price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 307,500 units at a price of $10.00 per Private Unit in a private placement, generating gross proceeds of $3,075,000.

Transaction costs amounted to $1,207,980, consisting of $1,006,250 of underwriter’s fees and $201,730 of other offering costs.

On November 1, 2022, we, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension.

On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share, including dividend income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,539.

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As of March 31, 2023, we had cash outside our trust account of $123,147, working capital deficit of $990,559 and marketable securities held in the Trust Account of $19,244,750.

As of December 31, 2022, we had cash outside our trust account of $163,442 and marketable securities held in the Trust Account of $18,742,020, respectively.

We intend to use substantially all of the net proceeds of the initial public offering, including the funds held in the Trust Account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our business combination, the remaining proceeds held in the Trust Account, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company had initially until August 10, 2022 to consummate a Business Combination. Originally, the Company may elect, following the Trust Agreement, to extend the period of time to consummate a Business Combination up to three times, each by an additional three months (or up to 21 months total) subject to the Sponsor depositing into the Trust Account $575,000 for each three month extension. On August 4, 2022, an extension payment of $575,000 was deposited by the Sponsor into the Company’s Trust Account to extend the August 10, 2022 deadline to November 10, 2022. Additionally, as approved by its shareholders at the Annual Meeting of Shareholders on November 9, 2022, the Company amended its amended and restated memorandum and article of association and the Trust Agreement to extend the date by which the Company has to consummate a business combination nine times for an additional one month each time from November 10, 2022 to August 10, 2022 by depositing into the trust account $0.0416 per issued and outstanding Public Shares that has not been redeemed for each one-month extension.

In order to further extend the amount of time the Company has to complete a business combination, the Company issued a total of seven non-interest bearing, unsecured promissory notes (collectively, the “Promissory Notes”), each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 5, 2023, May 2, 2023 and June 8, 2023, respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Company’s trust account. All Promissory Notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. As of the date of this report, the Company has until July 10, 2023 to consummate a business combination but may further extend the period two more times for one month each time up to August 10, 2023. If a Business Combination is not consummated by July 10, 2023 and an extension is not   requested by the Sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur and an extension is not requested by the Sponsor, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities as of March 31, 2023.

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We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is minimal as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. In the event that the business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. The terms of such loans by our initial shareholders, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of NOVA and Real Messenger adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of March 31, 2023, gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended March 31, 2023, give pro forma effect to the Business Combination as if it had occurred on April 1, 2022. This information should be read together with Real Messenger’s and NOVA’s respective audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Real Messenger,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NOVA” and other financial information included elsewhere in this registration statement.

The unaudited pro forma combined balance sheet as of March 31, 2023, has been prepared using the following:

●	Real Messenger’s audited balance sheet as of March 31, 2023, as included elsewhere in this registration statement; and

●	NOVA’s unaudited balance sheet as of March 31, 2023 as included elsewhere in this registration statement.

The unaudited pro forma combined statement of operations for the year ended March 31, 2023, has been prepared using the following:

●	Real Messenger’s audited statement of operations and comprehensive income for the year ended March 31, 2023, as included elsewhere in this registration statement; and

●	NOVA’s audited statement of operations for the three months ended March 31, 2023 as included elsewhere in this registration statement (Nine months ended December 31, 2022, information added to pro forma condensed financial statements in line with Real Messenger’s audited financial year end).

Description of the Transactions

On March 27, 2023, NOVA entered into a merger agreement, (“Agreement”), which provides for a business combination between Nova Vision Acquisition Corp., a British Virgin Islands company (“NOVA”) and Real Messenger Holdings Limited, a Cayman Islands company (“Real Messenger”). Pursuant to the Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of NOVA, NOVA will be merged with and into Real Messenger Corporation, a Cayman Islands corporation, as its wholly owned subsidiary (““NewCo” prior to the Acquisition Merger and “PubCo” as of the Acquisition Merger”), (the “Redomestication Merger”) with NewCo surviving the Redomestication Merger ; (ii) immediately after the Redomestication Merger, RM2 Limited (“Merger Sub”), a Cayman Islands corporation and wholly owned subsidiary of PubCo, will be merged with and into Real Messenger, resulting in Real Messenger being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Redomestication Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

At Closing, NOVA will become, by way of an acquisition merger, the beneficial owner of all of the issued and outstanding shares and other equity interests in and of Real Messenger, and NOVA will, in exchange, issue 7,500,000 of its ordinary shares to Real Messenger shareholders at an aggregate consideration of $75,000,000 (the “Merger Consideration”) at $10 per ordinary share. Under the Agreement, 20% of the Merger Consideration Shares (i.e., 1,500,000 Purchaser Ordinary Shares) shall be issued and held in escrow for eighteen months after the closing to satisfy indemnification obligations (the “Holdback Shares”). Nothing in this undertaking, however, shall prevent Real Messenger, subject to compliance with applicable Law, from pledging or encumbering the Merger Consideration Shares (including the Holdback Shares) or selling or otherwise disposing of any or all of the Merger Consideration Shares (including the Holdback Shares) to any other person or persons for value consideration. Up to an additional 7,500,000 ordinary shares may be issued to the Shareholders as contingent post-closing earnout consideration. The earnout milestones are in five tiers, and are based on specific targets tied to the PubCo’s revenue, PubCo’s EBITDA and the trading price of PubCo’s ordinary shares.

For more information about the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.” A copy of the Business Combination Agreement is attached to this registration statement as Annex A, Annex A-1, Annex A-2, Annex A-3, and Annex A-4.

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Accounting Treatment for the Transactions

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, NOVA is treated as the “acquired” company, while Real Messenger is treated as the accounting acquirer for financial reporting purposes. This determination was primarily based on the holders of Real Messenger expecting to have a majority of the voting power of the post-combination company, Real Messenger’s senior management comprising all of the senior management of the Post-Combination Company, the relative size of Real Messenger compared to NOVA, and Real Messenger’s operations comprising the ongoing operations of the Post-Combination Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing shares for the net assets of NOVA, accompanied by a recapitalization. The net assets of NOVA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

Real Messenger has been designated as the accounting acquirer and has a fiscal year end of March 31. Upon the closing of business combination, the surviving public entity will choose to change the fiscal year end of March 31, to align with the accounting acquirer.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Post-Combination Company will experience. Real Messenger and NOVA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption into cash of NOVA’s ordinary shares:

●	Scenario 1 — Assuming actual redemptions for cash: This presentation reflects the actual redemption of 3,946,388 NOVA ordinary shares on November 9, 2022 for an aggregate redemption payment of $40.6 million and assumes that no other NOVA shareholders exercise redemption rights all NOVA ordinary shares previously subject to possible redemption amounting to $19.2 million would be transferred to permanent equity. The settlement of the deferred underwriter payment will be 3.0% of the remaining in trust post redemptions subject to a minimum of $500,000.

●	Scenario 2 — Assuming interim redemptions of 901,806 ordinary shares for cash: This presentation reflects the actual redemption of 3,946,388 NOVA ordinary shares on November 9, 2022, for an aggregate redemption payment of $40.6 million and assumes that interim number of shares are redeemed for cash by the NOVA shareholders, $9.3 million would be paid out in cash. The $9.3 million, or 901,806 ordinary shares, represents the interim redemption amount to leave a minimum of $5,000,001 of net tangible assets, including the cash to be released from NOVA’s trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2023. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the interim redemptions.

●	Scenario 3 — Assuming maximum redemptions of 1,803,612 ordinary shares for cash: This presentation reflects the actual redemption of 3,946,388 NOVA ordinary shares on November 9, 2022, for an aggregate redemption payment of $40.6 million and assumes that the maximum number of ordinary shares are redeemed for cash by the NOVA shareholders, $19.5 million would be paid out in cash. The $19.5 million, or 1,803,612 ordinary shares, represents the maximum redemption amount to leave a minimum of $5,000,001 of net tangible assets, including the cash to be released from NOVA’s trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2023. Scenario 3 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 7,500,000 PubCo Ordinary Shares to be issued to Real Messenger’s shareholders under Scenarios 1, 2, and 3.

As a result of the Business Combination, assuming (i) the NOVA shareholders do not exercise their redemption rights or dissenter rights, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have been converted, (iv) there is $11,500,000 private placement funding (v) there is no issuance of PIPE Shares, (vi) Earnout Shares excluded in consideration (vii) none of the initial shareholders or Real Messenger shareholders purchase NOVA Ordinary Shares in the open market, and (vii) there are no other issuances of equity by NOVA prior to or in connection with the consummation of the Business Combination, NOVA’s sponsor will own approximately 13.06% of the issued share capital of PubCo, NOVA’s current directors and officers will own approximately 1.18% of the issued share capital of PubCo and NOVA’s current public shareholders will own approximately 15.26% of the issued share capital of PubCo, and Real Messenger’s shareholders will own approximately 66.90% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares).

If 1,803,612 ordinary shares are redeemed for cash, which assumes the maximum redemption of NOVA ordinary shares, Real Messenger’s shareholders will own approximately 74.91% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares), NOVA’s sponsor will own approximately 15.41% of the issued share capital of PubCo, NOVA’s current directors and officers will own approximately 1.40% of the issued share capital of PubCo, and NOVA’s current public shareholders will own 0% of the issued share capital of PubCo. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by each of the persons above, will be different.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PRO FORMA COMBINED BALANCE SHEET

(UNAUDITED)

in US$ thousands

	As of March 31, 2023	As of March 31, 2023	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) NOVA	(B) Real Messenger	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$123	$276	$19,470	(1)	$30,300	19,470	(1)	$21,094	$19,470	(1)	$10,908
			(17)	(3)		(17)	(3)		(17)	(3)
			(577)	(5)		(500)	(5)		(500)	(5)
			(475)	(4)		(475)	(4)		(475)	(4)
			11,500	(8)		11,500	(8)		11,500	(8)
						(9,283)	(5)		(19,469)	(5)
Prepaid expenses and other current asset	61	836	—		897	—		897	—		897
Total Current Assets	184	1,112	29,901		31,197	20,695		21,991	10,509		11,805

Non-current assets:
Cash and investment held in Trust account	19,245	—	225	(1)	—	225	(1)	—	225	(1)	—
			(19,470)	(2)		(19,470)	(2)		(19,470)	(2)
Property and equipment		48	—		48	—		48	—		48
Deferred offering cost	—	258	(258)	(7)	—	(258)	(7)	—	(258)	(7)	—
Total non-current assets	19,245	306	(19,503)		48	(19,503)		48	(19,503)		48
Total Assets	$19,429	$1,418	$10,398		$31,245	1,192		$22,039	$(8,994)		$11,853

Liabilities and shareholders’ (deficit) equity:
Current liabilities:
Accrued liabilities and other payable	$17	$177	$(17)	(3)	$177	(17)	(3)	$177	(17)	(3)	$177
Note payable	950		225	(1)	—	225	(1)	—	225	(1)	—
			11,500	(8)		11,500	(8)		11,500	(8)
			(1,175)	(3)		(1,175)	(3)		(1,175)	(3)
			(11,500)	(9)		(11,500)	(9)		(11,500)	(9)
Due to related parties	208		(208)	(3)	—	(208)	(3)	—	(208)	(3)	—
Total current liabilities	1,175	177	(1,175)		177	(1,175)		177	(1,175)		177

Non-current liabilities:
Deferred underwriting compensation	750	—	(750)	(5)	—	(750)	(5)	—	(750)	(5)	—
Total non-current liabilities	750	—	(750)		—	(750)		—	(750)		—
Total liabilities	1,925	177	(1,925)		177	(1,925)		177	(1,925)		177

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PRO FORMA COMBINED BALANCE SHEET — (Continued)

(UNAUDITED)

(in US$ thousands, except share and per share amounts)

	As of March 31, 2023	As of March 31, 2023	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) NOVA	(B) Real Messenger	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Commitments and contingencies

Ordinary shares, subject to possible redemption: 1,803,612 shares as of March 31, 2023 (at redemption value)	19,245	—	(19,245)	(5)	—	(19,245)	(5)	—	(19,245)	(5)	—

Shareholders’ equity (deficit)
Ordinary share	—	—	—	(5)	—	—	(5)	—	—	(5)	—
Ordinary shares – Class A	—	—	—	(3)	—	—	(3)	—	—	(3)	—
Ordinary shares – Class B	—	—	—	(5)	—	—	(5)	—	—	(5)	—
			—	(6)		—	(6)		—	(6)
			1	(6)		1	(6)		1	(6)
Additional paid-in capital	—	13,039	19,417	(5)	51,365	10,211	(5)	42,159	25	(5)	31,973
			1,383	(3)		1,383	(3)		1,383	(3)
			(1,741)	(6)		(1,741)	(6)		(1,741)	(6)
			(475)	(4)		(475)	(4)		(475)	(4)
			(258)	(7)		(258)	(7)		(258)	(7)
			11,500	(9)		11,500	(9)		11,500	(9)
Accumulated deficit	(1,741)	(11,847)	1,741	(6)	(11,847)	1,741	(6)	(11,847)	1,741	(6)	(11,847)
Accumulated other comprehensive loss	—	49	—		49	—		49	—		49
Total shareholders’ equity (deficit)	(1,741)	1,241	31,568		31,068	22,362		21,862	12,176		11,676
Total liabilities and shareholders’ equity (deficit)	$20,986	$1,418	$10,398		$31,245	1,192		22,039	(8,994)		$11,853
Shares outstanding – basic and diluted					11,209,953			10,308,147			9,406,341
Book value per share or Pro Forma book value per share – basic and diluted					2.77			2.12			1.24

See accompanying notes to the unaudited pro forma condensed combined financial information.

129

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED MARCH 31, 2023

(in US$ thousands, except share and per share amounts)

	Year ended March 31, 2023	Year ended March 31, 2023	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) NOVA	(B) Real Messenger	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Total revenue	$—	$—	$—		$ —	—		$ —	$ —		$ —
Total cost of revenue	—	—	—		—	—		—	—		—
Gross profit	—	—	—		—	—		—	—		—

Operating expenses:
Research and development	—	930	—		930	—		930	—		930
Selling and marketing	—	2,052	—		2,052	—		2,052	—		2,052
General and administrative	689	1,315	(120)	(2)	1,884	(120)	(2)	1,884	(120)	(2)	1,884

Income (loss) from operations	(689)	(4,297)	120		(4,866)	120		(4,866)	120		(4,866)

Other income (expense):
Dividend income	836	—	(836)	(1)	—	(836)	(1)	—	(836)	(1)	—
Other income, net	—	34	—		34	—		34	—		34
Total other income (expense), net	836	34	(836)		34	(836)		34	(836)		34
Income (loss) before income taxes	147	(4,263)	(716)		(4,832)	(716)		(4,832)	(716)		(4,832)
Income tax expense	—	—	—		—	—		—	—		—
Net income (loss)	$147	$(4,263)	$(716)		$(4,832)	(716)		(4,832)	$(716)		$(4,832)

Basic and diluted weighted average ordinary shares outstanding	—	4,000,000	—		11,209,953	—		10,308,147	—		9,406,341
Basic and diluted net income (loss) per ordinary shares	$—	$(1.07)			$(0.43)			$(0.47)			$(0.51)

See accompanying notes to the unaudited pro forma condensed combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, NOVA is treated as the “acquired” company, while Real Messenger is treated as the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing shares for the net assets of NOVA, accompanied by a recapitalization. The net assets of NOVA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

The unaudited pro forma combined balance sheet as of March 31, 2023, gives pro forma effect to the Business Combination and related transactions as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended March 31, 2023, give pro forma effect to the Business Combination and the related transactions as if it had occurred as of April 1, 2022. NOVA and Real Messenger have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	Real Messenger’s audited balance sheet as of March 31, 2023, as included elsewhere in this registration statement;

●	Real Messenger’s audited statement of operations for the year ended March 31, 2023, as included elsewhere in this registration statement;

●	NOVA’s unaudited condensed balance sheet as of March 31, 2023, as included elsewhere in this registration statement;

●	NOVA’s unaudited condensed statement of operations for the three months ended March 31, 2023 as included elsewhere in this registration statement;

●	other information relating to Real Messenger and NOVA contained in this registration statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal” and “Proposal No. 2 — The Amendment Proposal”; and

●	the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Real Messenger,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NOVA” and other financial information included elsewhere in this registration statement.

The management of each of NOVA and Real Messenger have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this registration statement and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination is reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Real Messenger’s accumulated deficit and are assumed to be cash settled.

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Real Messenger intends to enter into subscription agreements with various investors for the private placement of its own ordinary shares, which will close shortly before the closing of the Business Combination, resulting in gross proceeds of approximately $11.5 million. The purpose of this Private Placement is to fund the Business Combination and related transactions and for general corporate purpose. The PIPE Shares are not included in the number of issued and outstanding shares of PubCo Common Stock upon closing of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Real Messenger has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

NOVA and Real Messenger have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023, are as follows:

(1)	Reflects to record the additional unsecured promissory notes of $225,090 to the Sponsor to pay the extension loans in April, May and June 2023, respectively, in order to extend times to complete a business combination.

(2)	Reflects the release of cash from marketable securities held in NOVA’s trust account.

(3)	Reflects the cash settlement of accrued expense and issuance of 138,341 NOVA ordinary shares at $10 per share to repay the outstanding balance of related party balances and notes payable, an aggregate of $1,383,410. Upon the closing of the Business Combination, NOVA is obligated to pay these balances off, pursuant to the Business Combination Agreement.

(4)	Reflects the Real Messenger’s transaction costs totaling approximately $475,000. This cost is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(5)	Reflects an aggregate redemption payment of $40.6 million made from the Trust Account for a pre-combination redemption of 3,946,388 NOVA ordinary shares for a redemption price of $10.29 per share on November 9, 2022.

In Scenario 1, this presentation reflects the actual redemption of 3,946,388 NOVA ordinary shares on November 9, 2022, for an aggregate redemption payment of $40.6 million and assumes no other NOVA public shareholders exercise their redemption rights, all NOVA ordinary shares previously subject to possible redemption amounting to $19.2 million would be transferred to additional paid-in capital.

The settlement of the deferred underwriter payment will be equal to $0.3 (3.0%) of each unit that has been redeemed by shareholders, or $172,657 of discount and charged to the additional paid-in capital. The net deferred underwriter fee of $577,343 will be paid upon the completion of business combination.

In Scenario 2, which assumes the same facts as described in Scenario 1 above, but also assumes the interim number of 901,806 NOVA ordinary shares are redeemed for cash by NOVA shareholders, $9.3 million would be paid out in cash and the remaining NOVA ordinary shares previously subject to possible redemption amounting to $10.0 million would be transferred to additional paid-in capital.

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The settlement of the deferred underwriter payment will be equal to $0.30 (3.0%) of each unit that has been redeemed by shareholders which is subject to minimum cash fee of $500,000, or $0.25 million of discount and charged to the additional paid-in capital. The net deferred underwriter fee of $500,000 will be paid upon the completion of the Business Combination.

In Scenario 3, which assumes the same facts as described in Scenario 1 above, but also assumes the maximum number of 21,803,612 NOVA ordinary shares are redeemed for cash by NOVA shareholders, $19.5 million would be paid out in cash.

The settlement of the deferred underwriter payment will be equal to $0.30 (3.0%) of each unit that has been redeemed by shareholders which is subject to minimum cash fee of $500,000, or $0.25 million of discount and charged to the additional paid-in capital. The net deferred underwriter fee of $500,000 will be paid upon the completion of the Business Combination.

The $19.5 million, which is the amount required to redeem 1,803,612 NOVA ordinary shares, represents the maximum redemption, including the cash to be released from NOVA’s trust account, after giving effect to the payments for estimated transaction expenses and payments to redeeming shareholders based on the consummation of the Business Combination.

(6)	Reflects recapitalization of Real Messenger’s equity through the issuance of 7,500,000 Post-Combination Company ordinary shares (assuming a redemption price of $10 per share) to Real Messenger ‘s equity holders as consideration for the reverse recapitalization, and the elimination of NOVA’s historical accumulated deficit.

(7)	Reflects Real Messenger’s deferred offering cost to record as a reduction in additional paid in capital upon the completion of the Business Combination.

(8)	Reflects the issue of the convertible notes for the private placement of $11.5 million by Real Messenger.

(9)	Reflects the conversion of convertible notes upon the completion of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2023, are as follows:

(1) Represents an adjustment to eliminate interest income and dividend income related to cash, cash equivalents and marketable securities held in NOVA’s trust account.

(2) Represents an adjustment to eliminate a monthly administrative service fee of $10,000 payable to Nova Pulsar Holdings Limited commencing from April 1, 2022, which is terminated upon completion of the Business Combination or the liquidation of the trust account to public shareholders.

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Earnings per share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Pro forma net loss (US$ thousand)	$(4,852)	$(4,852)	$(4,852)
Weighted average shares outstanding – basic	11,209,953	10,308,147	9,406,341
Weighted average shares outstanding – diluted	11,209,953	10,308,147	9,406,341
Net income per share – basic	$(0.43)	$(0.47)	$(0.52)
Net income per share – diluted	$(0.43)	$(0.47)	$(0.52)
Weighted average shares calculation, basic and diluted
NOVA public shares	1,803,612	901,806	—
NOVA shares held by the directors	140,000	140,000	140,000
NOVA shares held by Sponsor	1,543,341	1,543,341	1,543,341
NOVA shares held by Shareholder	200,000	200,000	200,000
NOVA public rights	575,000	575,000	575,000
NOVA rights included in the Private Units	30,750	30,750	30,750
Representative shares	23,000	23,000	23,000
Post-Combination Company ordinary shares issued in the Business Combination to Real Messenger shareholders	7,500,000	7,500,000	7,500,000

	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares outstanding, basic and diluted	11,815,703	10,913,897	10,012,091
Percent of shares owned by existing Real Messenger shareholders	63.47%	68.72%	74.91%
Percent of shares owned by existing NOVA public shareholders	20.14%	13.54%	5.74%
Percent of shares owned by NOVA’s Sponsor	13.32%	14.42%	15.72%
Percent of shares owned by NOVA’s directors	1.18%	1.28%	1.40%
Percent of shares owned by NOVA’s shareholder	1.69%	1.83%	2.00%
Percent of shares owned by underwriter	0.19%	0.21%	0.23%
	100.00%	100.00%	100.00%

For the year ended March 31, 2023, the diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the combined entity’s net loss position. As 5,750,000 and 307,500 ordinary shares underlying the public and private warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares under the above three scenarios.

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DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION

AND CORPORATE GOVERNANCE OF NOVA VISION

Current Directors and Executive Officers of Nova Vision

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Eric Ping Hang Wong	51	Director, Chief Executive Officer, and Chief Financial Officer
Wing-Ho Ngan	48	Chairman
Tin Lun Brian Cheng	46	Independent Director
Philip Richard Herbert	58	Independent Director
Chun Fung Horace Ma	53	Independent Director

Below is a summary of the business experience of each of Nova Vision’s executive officers and directors:

Mr. Eric Ping Hang Wong has served as our Chief Executive Officer, Chief Financial Officer and Director since March 2021. Mr. Wong has more than 25 years of commercial experience in corporate finance, mergers and acquisitions, integrating and leading growth in public and private multinational companies. Mr. Wong currently serves as a senior advisor at Third Generation Capital Limited, a middle market corporate finance advisory firm specializing in the Asian market. Mr. Wong is also the Chairman and Managing Director of Nova Vision Capital Limited, a management consulting company. Prior to joining Nova Vision Capital Limited and Third Generation Capital Limited in 2020, Mr. Wong was an executive vice president of Living Style Group (LSG), previously the Home Lifestyle product vertical of Li & Fung Limited, a leading global consumer products and supply chain company. Mr. Wong was also a member of the Executive Committee driving the growth strategy of this Home Lifestyle vertical at Li & Fung from 2008 to 2018. He led the mergers and acquisitions strategy for Li & Fung, having completed and integrated multiple strategic acquisitions to spearhead the creation of one of the premier home furnishings suppliers to the North American market with operations across 12 countries. Concurrent with leading mergers and acquisitions, Mr. Wong was leading LSG’s largest industrial brand Whalen, scaling the business and doubling revenue in two years from 2018 to 2020. This growth helped culminate into the sale and privatization of LSG to private equity firms Hony Capital and Fung Group in 2018. Prior to joining Li & Fung, from 2005 to 2008, Mr. Wong was a senior vice president and shareholder at RT Sourcing Asia Limited (a leading global supply chain company), where he led its general merchandise division and Asia operations. In 2008, Mr. Wong and his partners at RT Sourcing sold its business to Li & Fung. From 2008 to 2011, Mr. Wong was a senior vice president at Li & Fung leading the general merchandise division and the quality operations for the company. Mr. Wong has also held senior executive and director positions in high growth private companies in Asia and the United States from 2001 to 2007. Mr. Wong has been a member of the Chartered Professional Accountants of Canada since 1999. He practiced public accounting and corporate finance for Deloitte & Touche LLP and Ernst & Young Corporate Finance LLC, respectively, in Toronto Canada from 1996 to 2000, where he focused in the technology, manufacturing and real estate sectors. Mr. Wong graduated from Western University with a Bachelor of Arts degree majoring in economics and commerce in 1993. He completed an MBA from the Rotman School of Management at University of Toronto in 1999.

Mr. Wing-Ho Ngan has served as our Chairman since March 2021. Mr. Ngan has over 20 years of experience in senior management positions in corporate, investment banking and entrepreneurship areas. Mr. Ngan is currently the chairman of QFPay Japan Inc, a leading digital payment company in Japan and global chief executive officer of ANA NEO Inc. a virtual entertainment company in Japan. Mr. Ngan started his investment banking career in 1999 at global investment banks including ABN AMRO, HSBC, Huatai International Financial Holdings, Lehman Brothers and UBS, and he last served as a managing director, Head of Asia Equity Capital Markets at Huatai International Financial Holdings. Following a successful career in the investment banking industry, Mr. Ngan entered the corporate world in 2015 and was appointed as global vice president of Sanpower Group in Nanjing China, board member of Hamleys Global Holdings Limited in the United Kingdom and chief financial officer of HKEx-listed C.Banners International Holdings Limited. During his time in the corporate world, Mr. Ngan focused on international expansion, business strategy and partnerships, corporate finance, and mergers and acquisitions. Venturing from the corporate area to entrepreneurship in 2017, Mr. Ngan co-founded two fintech start-ups QFPay International Limited and Alchemy Global Payment Solutions Limited, where he served as chief executive officer and co-founder. Mr. Ngan graduated with a Master’s Degree in Accounting & Finance from University of Southampton in the United Kingdom in 1998.

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Mr. Tin Lun Brian Cheng has served as our Independent Director since March 2021. Mr. Cheng has over 20 years of experience in real estate investment, property development and property management in Asia. Mr. Cheng is currently the chief executive officer of Bridge Connections Property Consultants Ltd. (“BCPC”), a property consulting firm providing strategic planning, advisory, leasing services, and property management consultation to property owners. Prior to founding BCPC in 2007, Mr. Cheng has served as general manager of Bridge 8 Holdings Ltd. since 2007. Bridge 8 Holdings Ltd. is an award-winning property redeveloper, having completed several large redevelopment projects including Bridge 8 Shanghai. Bridge 8 Shanghai is a property converted from the former Shanghai Automobile factory to a contemporary mixed-use space, and model establishment in Shanghai. Since 2002, Mr. Cheng has been a vice president at Lifestyle Centre Holdings Limited, where he focused on leasing and business development to government entities, local companies and MNCs. Before moving to Shanghai, Mr. Cheng was a senior accountant at Arthur Anderson in Hong Kong, focusing on the financial sector. Mr. Cheng has been a Certified Professional Member and APC Assessor of the Royal Institution of Chartered Surveyors (RICS) - Commercial Property since 2014. Mr. Cheng holds a Dual Bachelor’s Degree in Banking/Finance and Management from Northwood University, and a Master’s Degree in International Real Estate from Hong Kong Polytechnic University.

Mr. Philip Richard Herbert has served as our Independent Director since March 2021. Mr. Herbet has over 30 years of experience leading multinational companies in Asia. He is currently a director of air service and commercial development (Asia) of Edmonton Regional Airports Authority (Alberta, Canada), one of the leading airports for private investment in North America where he leads business development in Asia. Mr. Herbert’s core clients focus in the technology, bio-pharmaceuticals, advanced manufacturing, renewables, logistics, horse-racing, and retail and hospitality sectors. Concurrent with his role at Edmonton Regional Airports Authority, Mr. Herbert was the director of Strategy and Government Relations at Hong Kong Express Airways Limited from 2016 to 2017. Hong Kong Express Airways Limited is an emerging, high growth (at the time) budget airline. From 1992 to 2013, Mr. Herbert was with the Swire Group, where he was a part of its senior leadership team overseeing various parts of the business including air crew manager at Cathay Pacific Airways Limited, business manager at Swire Pacific Cold Storage Pty. Limited, development manager of Asia Miles (Asia’s largest frequent flyer program). Mr. Herbert served as an infantry officer in the British Army (1987-1992), reaching the rank of Captain, including extra-regimental duty with the Multinational Force & Observers, an international peacekeeping organization in the Sinai Peninsula, Egypt. Mr. Herbert is a graduate of Oxford University (Jesus College), where he studied Human Sciences. He has also studied at the Royal Military Academy Sandhurst and the Junior Division of the Staff College (both British Army), as well as at INSEAD, Fontainebleau, France.

Mr. Chun Fung Horace Ma has served as our Independent Director since March 2021. Mr. Ma has over 20 years of experience in senior management, audit, compliance and finance in the technology and consumer sectors. Mr. Ma is currently the chief financial officer of S. Culture Holdings (BVI) Limited, where he joined in 2011 to lead the company to a successful IPO on the Hong Kong Stock Exchange in July 2013. Prior to joining S. Culture Holdings (BVI) Limited, Mr. Ma was the Group Financial Controller of Samvo Strategic Holdings Limited, an online gaming company licensed out of London, England from 2009 to 2010. Prior to Samvo Strategic Holdings Limited, Mr. Ma founded Protiviti Hong Kong, a leading independent risk consulting firm in 2003. Mr. Ma’s core clients focused in technology, telecom and real estate sectors. Mr. Ma started his formal professional training in Arthur Andersen Hong Kong in 1993. He has been a Certified Public Accountant (Practicing) registered with the Hong Kong Institute of Certified Public Accountants since 2003, a fellow member of the Association of Chartered Certified Accountants since 2004, a Certified Internal Auditor registered with the Institute of Internal Auditors since 2005 and holder of Certification of Control Self-Assessment of the Institute of Internal Auditors since 2006. Mr. Ma graduated with a Master of Science in Finance (2004) and Bachelor of Business Administration and Professional Accountancy (1993) conferred by The Chinese University of Hong Kong and Bachelor of Laws External Programme (2001) conferred by the University of London.

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Executive Officer and Director Compensation

Nova Vision will pay $10,000 per month administrative fee to the Sponsor for up to 15 months. No other compensation of any kind, including finders, consulting or other similar fees, has been paid or will be paid to any of its existing shareholders, including its directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Nova Vision’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Nova Vision’s board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of Nova Vision’s initial business combination, directors or members of its management team who remain with the company may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to Nova Vision’s shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to Nova Vision’s executive officers will be determined by a compensation committee constituted solely of Independent Directors.

Nova Vision does not intend to take any action to ensure that members of its management team maintain their positions with it after the consummation of its initial business combination, although it is possible that some or all of Nova Vision’s executive officers and directors may negotiate employment or consulting arrangements to remain with it after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with Nova Vision may influence its management’s motivation in identifying or selecting a target business but Nova Vision does not believe that the ability of its management to remain with it after the consummation of its initial business combination will be a determining factor in its decision to proceed with any potential business combination. Nova Vision is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

Director Independence

NASDAQ requires that a majority of Nova Vision’s board must be composed of “Independent Directors.” Currently, Brian Cheng, Philip Herbert, and Horace Ma would each be considered an “Independent Director” under the NASDAQ listing rules, which is defined generally as a person other than an officer or employee of Nova Vision or its subsidiaries or any other individual having a relationship, which, in the opinion of Nova Vision’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Nova Vision’s Independent Directors will have regularly scheduled meetings at which only Independent Directors are present.

Our Advisor

Poseidon Ocean Corporation is an advisor to the NOVA Board. Poseidon Ocean Corporation is controlled by Mr. Kin (Stephen) Sze. Mr. Sze has been serving as executive director at Silverbricks Asset Management Company Limited since July 2020. Mr. Sze has over 20 years of experience in banking, finance, mergers and acquisitions, initial public offerings and listings of special purpose acquisition companies (SPACs). He currently also serves as the director of Nan International Holdings Limited. Mr. Sze was the chairman and chief executive officer of HHG Capital Corporation from July 2020 to June 2021. Prior to that he was the chief executive officer and director of Proficient Alpha Acquisition Corp (“PAAC”) from March 2019 to June 2020. PAAC was a SPAC which completed a business combination with Lion Group Holding Limited (Nasdaq: LGHL) in June 2020. Prior to that, he served in senior positions at Agricultural Bank of China International from 2018 to 2019 and China Everbright Holdings Company Limited from 2006 to 2018. Mr. Sze received an MBA degree from the University of South Australia and a Bachelor’s degree in Chemical Engineering from the University of Toronto. Mr. Sze is a Chartered Financial Analyst (“CFA”) Charter holder, Fellow of Institute of Public Accountants and Institute of Financial Accountants.

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Audit Committee

Nova Vision’s audit committee consists of Mr. Tin Lun Brian Cheng, Mr. Philip Richard Herbert, and Mr. Chun Fung Horace Ma, each of whom is an independent director under NASDAQ’s listing standards. Mr. Chun Fung Horace Ma is the Chairperson of the audit committee. The board of directors has determined that Mr. Chun Fung Horace Ma is qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The audit committee’s duties, which are specified in Nova Vision’s Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in Nova Vision’s Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Nova Vision’s financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management Nova Vision’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by Nova Vision’s independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding its financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by the management team in identifying potential target businesses.

Nominating Committee

Our Nominating Committee consists of Mr. Tin Lun Brian Cheng, Mr. Philip Richard Herbert, and Mr. Chun Fung Horace Ma, each of whom is an independent director under NASDAQ’s listing standards. Mr. Chun Fung Horace Ma is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the NOVA Board. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

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The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The NOVA Board will also consider director candidates recommended for nomination by Nova Vision’s shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Nova Vision shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in its amended and restated memorandum and articles of association. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Our Compensation Committee consists of Mr. Tin Lun Brian Cheng, Mr. Philip Richard Herbert, and Mr. Chun Fung Horace Ma, each of whom is an independent director under NASDAQ’s listing standards. Mr. Chun Fung Horace Ma is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in Nova Vision’s Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of its other executive officers;

●	reviewing its executive compensation policies and plans;

●	implementing and administering its incentive compensation equity-based remuneration plans;

●	assisting management in complying with its proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its executive officers and employees;

●	if required, producing a report on executive compensation to be included in its annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

No other compensation of any kind, including finders, consulting or other similar fees, will be paid to any of Nova Vision’s existing shareholders, including its directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Ethics

Nova Vision has adopted a code of ethics that applies to all of its executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of Nova Vision’s business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

●	None of Nova Vision’s officers and directors is required to commit their full time to its affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, Nova Vision’s officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to the company as well as the other entities with which they are affiliated. Management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by the company.

●	The insider shares owned by Nova Vision’s officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, Nova Vision’s officers and directors will not receive distributions from the Trust Account with respect to any of their insider shares if Nova Vision does not complete a business combination. Furthermore, the Initial Shareholders have agreed that the private units will not be sold or transferred by them until after Nova Vision has completed its initial business combination. In addition, Nova Vision’s officers and directors may loan funds to it after the IPO and may be owed reimbursement for expenses incurred in connection with certain activities on Nova Vision’s behalf which would only be repaid if it completes an initial business combination. For the foregoing reasons, the personal and financial interests of Nova Vision’s directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

Under British Virgin Islands law, directors owe the following fiduciary duties:

(i)	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not improperly fetter the exercise of future discretion;

(iv)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(v)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, Nova Vision’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when the NOVA Board evaluates a particular business opportunity with respect to the above-listed criteria. Nova Vision cannot assure you that any of the above-mentioned conflicts will be resolved in its favor. Furthermore, most of Nova Vision’s officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, Nova Vision’s officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to Nova Vision that otherwise may be attractive to it unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

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In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Nova Vision’s officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, its liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of Nova Vision’s officers and directors:

Name of Individual	Name of Affiliated Company	Affiliation	Priority/Preference relative to the Company
Wing-Ho Ngan	QFPay Japan Inc. ANA NEO Inc.	Chairman Global Chief Executive Officer	QFPay Japan Inc. ANA NEO Inc.
Brian Cheng	Bridge Connection Properties Consultants Ltd.	Managing Director	Bridge Connection Properties Consultants Ltd.
Horace Ma	S. Culture Holdings (BVI) Limited	Chief Financial Officer	S. Culture Holdings (BVI) Limited

In connection with the vote required for any business combination, all of Nova Vision’s existing shareholders, including all of its officers and directors, have agreed to vote their respective insider shares and private shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to the IPO. If they purchase ordinary shares in the IPO or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares (or sell their shares in any tender offer) in connection with the consummation of Nova Vision’s initial business combination or an amendment to its amended and restated memorandum and articles of association relating to pre-business combination activity.

All ongoing and future transactions between Nova Vision and any of its officers and directors or their respective affiliates will be on terms believed by it to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by Nova Vision’s audit committee and a majority of its uninterested “independent” directors, or the members of the NOVA Board who do not have an interest in the transaction, in either case who had access, at Nova Vision’s expense, to its attorneys or independent legal counsel. Nova Vision will not enter into any such transaction unless its audit committee and a majority of its disinterested “independent” directors determine that the terms of such transaction are no less favorable to it than those that would be available to it with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, Nova Vision has agreed not to consummate its initial business combination with an entity that is affiliated with any of Nova Vision’s officers, directors or Initial Shareholders, unless it has obtained (i) an opinion from an independent investment banking firm that the business combination is fair to its unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of its disinterested and Independent Directors (if there are any at that time). Furthermore, in no event will any of the Initial Shareholders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of Nova Vision’s initial business combination.

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Limitation on Liability and Indemnification of Officers and Directors.

The Current Charter provides that, subject to certain limitations, Nova Vision shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of Nova Vision and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of Nova Vision and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Nova Vision or that the person had reasonable cause to believe that his conduct was unlawful.

Nova Vision’s Current Charter permits it to purchase and maintain insurance on behalf of any officer or director who at the request of Nova Vision is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Nova Vision has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. Nova Vision will purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Nova Vision against its obligations to indemnify its officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against Nova Vision’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit Nova Vision and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Nova Vision pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Nova Vision believes that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Nova Vision pursuant to the foregoing provisions, it has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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PUBCO’S DIRECTORS AND EXECUTIVE OFFICERS

AFTER THE BUSINESS COMBINATION

Directors Nominees and Executive Officers

The following table sets forth certain information relating to the executive officers and directors of PubCo immediately after the consummation of the Business Combination.

Name	Age	Position(s)
Thomas Kwai Hoi Ma	45	Chief Executive Officer and Chairman of the Board of Directors
Elaine Yee Ling Ho	49	Acting Chief Financial Officer
Eric Ping Hang Wong	51	Director
Matthew Smith	56	Independent Director
David Wai-Keung Chung	56	Independent Director
Chun Fung Horace Ma	53	Independent Director

The following is a brief biography of each of executive officers, directors and director of PubCo upon the closing of business combination:

Mr. Thomas Kwai Hoi Ma is a co-founder of Real Messenger. He has served as Real Messenger’s (and its affiliates’) Chief Executive Officer and as Chairman of the Board, since their respective dates of incorporation. Mr. Ma was raised in both Hong Kong and the United Kingdom, affording him a distinct global perspective that Real Messenger believes helps it both address local needs and expand its influence internationally. Mr. Ma and his family are deeply entrenched in Hong Kong’s banking and real estate industries, with Tai Sang Bank, founded by his family in 1961. This background has instilled in him a profound entrepreneurial spirit and a business mindset, enabling him to make significant strides in the real estate sector. After obtaining his degree from The University of Manchester in the United Kingdom in 1999, Mr. Ma embarked on his professional journey with Arthur Andersen, where he honed his skills from 1999 to 2001. Subsequently, he joined his family businesses, leveraging his expertise to foster growth in the banking and real estate sectors. Over a decade of immersion in this industry have helped him cultivate an in-depth understanding of the market dynamics and the evolving needs of consumers. In 2010, Mr. Ma founded HOHOJO, a trailblazing rental marketplace. He formed Real Messenger in 2018, with a focus on transforming the real estate sector and providing tools for real estate agents to excel in their work.

Ms. Elaine Yee Ling Ho is Real Messenger’s Acting Chief Financial Officer Ms. Ho has over 20 years working experience in professional accounting firm, MNCs and Private Equity Funds. Ms. Ho joined Real Messenger as Financial Controller since February 2023. In this capacity, Ms. Ho is responsible for overseeing the finance and accounting function of the group companies. Before joining Real Messenger, Ms. Ho spent majority of her professional career in the PE Fund industry. She was the Vice President, Finance at Phoenix Property Investors and was responsible for the Fund administration and finance operation of a number of reputable PE Funds in the Asia Pacific region. She also worked at Tencent, where her role was Fund Financial Controller and responsible for overseeing the PE Fund investments from Tencent’s investment portfolio. Ms. Ho is a Certified Public Accountant and a member of The Hong Kong Institute of Certified Public Accountants. She obtained her Bachelor of Accounting and Master degree in Finance from The Hong Kong University of Science and Technology.

Mr. Eric Ping Hang Wong has served as Nova Vision’s Chief Executive Officer, Chief Financial Officer and Director since March 2021. Mr. Wong has more than 25 years of commercial experience in corporate finance, mergers and acquisitions, integrating and leading growth in public and private multinational companies. Mr. Wong currently serves as a senior advisor at Third Generation Capital Limited, a middle market corporate finance advisory firm specializing in the Asian market. Mr. Wong is also the Chairman and Managing Director of Nova Vision Capital Limited, a management consulting company. Prior to joining Nova Vision Capital Limited and Third Generation Capital Limited in 2020, Mr. Wong was an executive vice president of Living Style Group (LSG), previously the Home Lifestyle product vertical of Li & Fung Limited, a leading global consumer products and supply chain company. Mr. Wong was also a member of the Executive Committee driving the growth strategy of this Home Lifestyle vertical at Li & Fung from 2008 to 2018. He led the mergers and acquisitions strategy for Li & Fung, having completed and integrated multiple strategic acquisitions to spearhead the creation of one of the premier home furnishings suppliers to the North American market with operations across 12 countries. Concurrent with leading mergers and acquisitions, Mr. Wong was leading LSG’s largest industrial brand Whalen, scaling the business and doubling revenue in two years from 2018 to 2020. This growth helped culminate into the sale and privatization of LSG to private equity firms Hony Capital and Fung Group in 2018. Prior to joining Li & Fung, from 2005 to 2008, Mr. Wong was a senior vice president and shareholder at RT Sourcing Asia Limited (a leading global supply chain company), where he led its general merchandise division and Asia operations. In 2008, Mr. Wong and his partners at RT Sourcing sold its business to Li & Fung. From 2008 to 2011, Mr. Wong was a senior vice president at Li & Fung leading the general merchandise division and the quality operations for the company. Mr. Wong has also held senior executive and director positions in high growth private companies in Asia and the United States from 2001 to 2007. Mr. Wong has been a member of the Chartered Professional Accountants of Canada since 1999. He practiced public accounting and corporate finance for Deloitte & Touche LLP and Ernst & Young Corporate Finance LLC, respectively, in Toronto Canada from 1996 to 2000, where he focused in the technology, manufacturing and real estate sectors. Mr. Wong graduated from Western University with a Bachelor of Arts degree majoring in economics and commerce in 1993. He completed an MBA from the Rotman School of Management at University of Toronto in 1999.

Mr. Matthew Smith has over twenty years’ experience at senior levels within the technology industry. Mr. Smith is currently the Managing Director of Digital Insights (HK) Limited, a boutique management consulting company that focusses on the digitisation of traditional industries, specifically helping large Multi-Lateral Banking organizations and Large Pension Funds create strategies for successful investments in the Digital Space. Prior to Digital Insights, Mr. Smith worked for eighteen years with Cisco Systems in a variety of senior global roles. These included COO for Cisco’s Middle East and Africa Region, Head of Strategy for Emerging Countries Transformation and as the Global Head of Market Development for Cisco’s Internet of Things Business. Prior to Cisco, Mr Smith had a varied career starting as an aircrew officer in the Royal Navy, he also served as an Inspector in the Hong Kong Police and held managerial roles in a Big Four Accounting Firm. Mr. Smith holds a Master’s Degree in Law, an MBA and Bachelor’s Degree in Accountancy and Computing.

David Wai-Keung Chung is a seasoned technologist, entrepreneur, and policymaker with over 30 years of experience. He is a strong advocate for impact investment and has held senior management positions in leading multinational, Hong Kong, and mainland enterprises such as Cyberport, Microsoft, and Jardine Pacific. He has also led the expansion of several technology startups into international markets. Currently, Professor Chung is an Adjunct Professor in the Department of Computer Science at City University and the Founder and Chief Impact Officer of ImpactD Limited. He previously served as the Under Secretary for Innovation and Technology Bureau of the HKSAR for two terms. In recognition of his contributions to the field, he was awarded the Iconic Star - IFTA FinTech and Innovation Award 2021/22 and was named Top CIO of Greater China by CEO/CIO magazine in 2013. Professor Chung is actively involved in various high-level advisory committees in the academic, professional, and community arenas. He has served as a member of the Consumer Council and Expert Group on Cloud Computing Services and Standards. Professor Chung holds a Doctorate in Engineering Management from City University of Hong Kong, an MBA from Open University of Hong Kong, a Postgraduate Diploma in Business Management from Chinese University of Hong Kong, and a Bachelor of Science (Engineering) in Computer Science from Imperial College London.

Mr. Chun Fung Horace Ma has served as Nova Vision’s Independent Director since March 2021. Mr. Ma has over 20 years of experience in senior management, audit, compliance and finance in the technology and consumer sectors. Mr. Ma is currently the chief financial officer of S. Culture Holdings (BVI) Limited, where he joined in 2011 to lead the company to a successful IPO on the Hong Kong Stock Exchange in July 2013. Prior to joining S. Culture Holdings (BVI) Limited, Mr. Ma was the Group Financial Controller of Samvo Strategic Holdings Limited, an online gaming company licensed out of London, England from 2009 to 2010. Prior to Samvo Strategic Holdings Limited, Mr. Ma founded Protiviti Hong Kong, a leading independent risk consulting firm in 2003. Mr. Ma’s core clients focused in technology, telecom and real estate sectors. Mr. Ma started his formal professional training in Arthur Andersen Hong Kong in 1993. He has been a Certified Public Accountant (Practicing) registered with the Hong Kong Institute of Certified Public Accountants since 2003, a fellow member of the Association of Chartered Certified Accountants since 2004, a Certified Internal Auditor registered with the Institute of Internal Auditors since 2005 and holder of Certification of Control Self-Assessment of the Institute of Internal Auditors since 2006. Mr. Ma graduated with a Master of Science in Finance (2004) and Bachelor of Business Administration and Professional Accountancy (1993) conferred by The Chinese University of Hong Kong and Bachelor of Laws External Programme (2001) conferred by the University of London. We believe Mr. Ma is well-qualified to serve as a member of our board of directors given his experience, relationships and contacts. Mr. Ma is unrelated to Mr. Thomas Kwai Hoi Ma.

Board of Directors

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five members, three of whom shall be independent directors under Nasdaq rules. The Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, one director to serve as a director of PubCo until the second annual shareholder meeting of PubCo that takes place after the Effective Time, and Real Messenger shall have the right, but not the obligation, to designate, or cause to be designated, the remaining directors. In the event that Sponsor designates one director, the Real Messenger Shareholders and the ultimate beneficial owners of Real Messenger will enter into a voting agreement with the Sponsor pursuant to which they shall agree to vote their PubCo Ordinary Shares in favor of such designee’s nomination to PubCo’s board of directors for no less than two years after closing of the Business Combination. A director is not required to hold any shares in PubCo to qualify as a director. The Listing Rules of the NASDAQ generally require that a majority of an issuer’s board of directors must consist of independent directors.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with PubCo is required to declare the nature of his or her interest at a meeting of PubCo’s directors. A general notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. PubCo’s board of directors may exercise all of the powers to borrow money, to mortgage or charge its undertaking, property, present and future assets and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whenever money is borrowed or as security for any debt, liability or obligation of PubCo or of any third party. None of PubCo’s directors has a service contract with PubCo that provides for benefits upon termination of service as a director.

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Committees of PubCo’s Board of Directors

Upon the closing of the Business Combination, PubCo intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee under its board of directors. PubCo also intends to adopt a charter for each of the three committees upon the closing of the Business Combination. Each committee’s members and functions are described below.

Audit Committee. PubCo’s audit committee will consist of [   ], chaired by [   ]. PubCo has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. PubCo has determined that [ ] qualifies as an “audit committee financial expert.” The audit committee oversees PubCo’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

●	establishing clear hiring policies for employees or former employees of the independent auditors;

●	reviewing and recommending to PubCo’s board of directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by PubCo’s independent auditors at least annually;

●	obtaining a written report from PubCo’s independent auditor describing matters relating to its independence and quality control procedures;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	discussing with PubCo’s independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	reviewing and recommending the financial statements for inclusion within PubCo’s quarterly earnings releases and to its board of directors for inclusion in its annual reports;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing policies with respect to risk assessment and risk management;

●	reviewing the adequacy and effectiveness of PubCo’s accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	periodically reviewing and reassessing the adequacy of the committee charter;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing;

●	meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

●	monitoring compliance with PubCo’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

●	reporting periodically to PubCo’s board of directors; and

●	such other matters that are specifically delegated to PubCo’s audit committee by PubCo’s board of directors from time to time.

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Compensation Committee. PubCo’s compensation committee will consist of [ ], chaired by [ ]. PubCo has determined that [ ] satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the PubCo’s board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to PubCo’s directors and executive officers. PubCo’s chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing and evaluating PubCo’s executive compensation and benefits policies generally;

●	reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

●	periodically reviewing and reassessing the adequacy of the committee charter;

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management; and

●	reporting periodically to PubCo’s board of directors; and

●	such other matters that are specifically delegated to the compensation committee by PubCo’s board of directors from time to time.

Nominating and Corporate Governance Committee. PubCo’s nominating and corporate governance committee will consist of [ ], chaired by [ ]. PubCo has determined that [ ] satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the PubCo’s board of directors in selecting individuals qualified to become PubCo’s directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to PubCo’s board of directors for election or re-election to PubCo’s board of directors, or for appointment to fill any vacancy or newly created directorships on PubCo’s board of directors;

●	reviewing periodically with PubCo’s board of directors the current composition of PubCo’s board of directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

●	recommending to PubCo’s board of directors such criteria with respect to nomination or appointment of members of its board of directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

●	recommending to PubCo’s board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	periodically and reassessing the adequacy of the committee charter;

●	overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

●	overseeing and leading the self-evaluation of PubCo’s board of directors in its performance and effectiveness as a whole.

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Duties and Functions of Directors

Under Cayman Islands law, PubCo’s directors owe fiduciary duties to PubCo, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in PubCo’s best interests. PubCo’s directors must also exercise their powers only for a proper purpose. PubCo’s directors also owe to PubCo a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to PubCo, PubCo’s directors must ensure compliance with PubCo’s memorandum and articles of association, as amended and restated from time to time. PubCo has the right to seek damages if a duty owed by its directors is breached. The functions and powers of PubCo’s board of directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends and distributions, (iii) appointing directors or officers and determining their terms of offices, and (iv) exercising the borrowing powers and mortgaging the property of PubCo.

Terms of Directors and Officers

PubCo’s officers are elected by and serve at the discretion of the PubCo’s board of directors. Each PubCo’s director is not subject to a term of office and holds office until such time as his successor takes office or, until their resignation, death, or incapacity or until his or her office is otherwise vacated in accordance with the PubCo’s memorandum and articles of association (as amended from time to time). A PubCo’s director will be removed from office automatically if, among other things, the PubCo’s director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (iii) resigns by notice in writing to PubCo; (iv) is prohibited by law from being a director; or (v) is removed from office pursuant to any other provisions of PubCo Amended and Restated Memorandum and Articles of Association.

Code of Business Conduct and Ethics

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Code of Business Conduct and Ethics applicable to its directors, officers and employees. PubCo seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. PubCo’s Code of Business Conduct and Ethics sets out the principles designed to guide PubCo’s business practices with integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including PubCo’s directors and executive officers. PubCo expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to PubCo or acting on PubCo’s behalf.

Diversity and Inclusion Policy

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Diversity and Inclusion Policy intended to achieve PubCo’s diversity goals through regular review and monitoring. As an international organization across Asia-Pacific and other regions, PubCo is mindful of the different market practices that apply in the countries in which will operate and recognizes the importance of ethnic and cultural diversity in its management and workforce. PubCo recognizes that each individual is unique, and diversity encompasses many dimensions. As such, PubCo recognizes all types of diversity under the policy. The policy applies to all directors, officers, employees and extended workforce, including PubCo’s directors and executive officers.

Under the terms of the policy, the PubCo board of directors will be responsible for the following:

●	annually setting measurable objectives for achieving gender diversity in the composition of the board of directors, senior management and workforce and, where appropriate, other aspects of diversity including in respect of women in leadership, age diversity and cultural diversity. The board will assess annually PubCo’s progress in achieving such objectives;

●	ensuring the Diversity and Inclusion Policy is on PubCo’s website; and

●	reviewing the objectives set for the relevant reporting period and PubCo’s progress in achieving the objectives in its annual report.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo will enter into employment agreements with all executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

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PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2021, Real Messenger paid an aggregate of US$[ ] million in cash to its directors and executive officers. Real Messenger currently does not have an incentive plan; prior or concurrently with the Closing, PubCo will adopt an incentive plan under which to grant awards to its directors and executive officers, see “— Share Incentive Plan.”

Share Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will adopt a share incentive plan upon the Closing of the Business Combination. A form of the Share Incentive Plan is included as Annex C to this proxy statement/prospectus.

The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Incentive Plan is initially [ ]. As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards. The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board or any committee appointed thereof.

Plan administration. The Incentive Plan shall be administered by the PubCo board or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement. Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility. PubCo may grant awards to directors, consultants, and employees of the company and its related entities.

Vesting schedule. In general, the PubCo board determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the PubCo board and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

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Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board or its executive officer or director authorized by the PubCo board, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board, pursuant to such conditions and procedures as the PubCo board may establish.

Termination and amendment. Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

Foreign Private Issuer Status

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of June 30, 2023 the number of ordinary shares beneficially owned by (i) each person who is known by Nova Vision to be the beneficial owner of more than five percent of Nova Vision’s issued and outstanding ordinary shares (ii) each of its officers and directors; and (iii) all of its officers and directors as a group. As of June 30, 2023, Nova Vision had 3,571,612 ordinary shares issued and outstanding.

Unless otherwise indicated, Nova Vision believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of the warrants or conversion of rights, as the warrants are not exercisable within 60 days of June 30, 2023 and the rights are not convertible within 60 days of June 30, 2023.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Nova Pulsar Holdings Limited(2)	1,405,000	39.3%
Poseidon Ocean Corporation(3)	200,000	5.6%
Eric Ping Hang Wong	100,000	2.8%
Wing-Ho Ngan(2)	1,405,000	39.3%
Tin Lun Brian Cheng	10,000	* %
Philip Richard Herbert	10,000	* %
Chun Fung Horace Ma	20,000	* %
All directors and executive officers (five individuals) as a group	1,545,000	43.3%
Other 5% shareholders
Yakira Partners, L.P.(4)	350,000	9.8%
Polar Asset Management Partners Inc.(5)	435,000	12.2%
Periscope Capital Inc.(6)	237,819	6.7%

* Less than 1%.

(1) Unless otherwise indicated, the business address of each of the individuals or entities is c/o Nova Vision Acquisition Corp., 2 Havelock Road, #07-12, Singapore 059763.

(2) Nova Pulsar Holdings Limited is the record holder of the insider shares reported herein. Mr. Wing-Ho Ngan, Nova Vision’s Chairman, by virtue of his control over the Sponsor, may be deemed to beneficially own shares held by the Sponsor.

(3) Poseidon Ocean Corporation, Nova Vision’s advisor, is controlled by Mr. Kin (Stephen) Sze.

(4) According to a Schedule 13G filed on January 31, 2023, interests shown are held by Yakira Partners, L.P., Yakira Enhanced Offshore Fund Ltd. and MAP 136 Segregated Portfolio. The address of the business office of each of these reporting persons is 1555 Post Road East, Suite 202, Westport, CT 06880.

(5) According to an amended Schedule 13G filed on February 13, 2023, interests shown are held by Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada, which serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) with respect to the shares directly held by PMSMF. Polar Asset Management Partners Inc. is an investment fund manager, portfolio manager, exempt market dealer and commodity trading manager registered with the Ontario Securities Commission. The business address of each of the reporting entities or individuals is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

(6) According to a Schedule 13G filed on February 13, 2023, Periscope Capital Inc. is the beneficial owner of 143,219 shares, and acts as investment manager of, and exercises investment discretion with respect to, certain private investment funds that collectively directly own 94,600 shares. The business address of the reporting entity is 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2.

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SECURITY OWNERSHIP OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of PubCo Ordinary Shares immediately after the consummation of the Business Combination by:

●	each person known to PubCo who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, PubCo believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all PubCo’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, PubCo believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All PubCo Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of issued shares is based on [   ] PubCo Ordinary Shares to be issued and outstanding upon consummation of the Business Combination. Such amount (i) includes the issuance of the [   ] PubCo Ordinary Shares in the Acquisition Merger, including [   ] PubCo Ordinary Shares and [   ] PubCo Ordinary Shares to be issued to the current Real Messenger shareholders; (ii) includes the issuance of up to [   ] PubCo Ordinary Shares to the Nova Vision shareholders in connection with the Redomestication Merger (assuming there are no Nova Vision shareholders who exercise their redemption rights and an aggregate of [   ] shares are issued upon conversion of the NOVA Rights, including private rights); (iii) assumes that no exercise of the PubCo Warrants; and [(iv) includes an aggregate of [   ] PubCo Ordinary Shares to be issued upon conversion of the promissory note issued to Real Messenger on [   ]].

	PubCo Ordinary Shares		Voting Power (%)
Name and Address of Beneficial Owner(1)	Number	%	%
Executive Officers and Directors

All Executive Officers and Directors as a group

	PubCo Ordinary Shares		Voting Power (%)
Name and Address of Beneficial Owner(1)	Number	%	%
5% Or Greater Holders

* Less than 1%.

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CERTAIN TRANSACTIONS

Certain Transactions of Nova Vision

In March 2021, 1,150,000 insider shares were issued to the sponsor for an aggregate purchase price of $25,000, and 100,000 insider shares were issued to Poseidon Ocean Corporation, Nova Vision’s advisor, as consideration for its agreeing to be advisor to the NOVA Board. In April 2021, the Sponsor transferred 240,000 insider shares to Nova Vision’s officers, directors and advisor and Nova Vision further allotted an aggregate of 187,500 insider shares to the Sponsor, resulting in an aggregate of 1,437,500 ordinary shares outstanding to the Initial Shareholders.

Simultaneously with the closing of the IPO, Nova Vision consummated the private placement (“Private Placement”) with its sponsor of 307,500 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

As of December 31, 2021, Nova Vision had temporary advances of $9,086 from a related party for the payment of costs related to the Initial Public Offering. The balance is unsecured, interest-free and has no fixed terms of repayment.

In order to meet our working capital needs following the consummation of the IPO, the Initial Shareholders, officers and directors and their respective affiliates may, but are not obligated to, loan funds to Nova Vision, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of Nova Vision’s initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of its initial business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 50,000 ordinary shares, warrants to purchase 25,000 ordinary shares and rights to receive 5,000 ordinary shares if $500,000 of notes were so converted). Nova Vision’s shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of its initial business combination. If Nova Vision does not complete a business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available.

The holders of Nova Vision’s insider shares, as well as the holders of the private units (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the IPO. The holders of a majority of these securities are entitled to make up to two demands that Nova Vision registers such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans can elect to exercise these registration rights at any time after Nova Vision consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Nova Vision’s consummation of a business combination. Nova Vision will bear the expenses incurred in connection with the filing of any such registration statements.

Nova Pulsar Holdings Limited, the sponsor, has agreed that, commencing on April 1, 2021, it will make available to Nova Vision certain general and administrative services, including office space, utilities and administrative support, as Nova Vision may require from time to time. Nova Vision has agreed to pay $10,000 per month for these services. However, pursuant to the terms of such agreement, Nova Vision may delay payment of such monthly fee upon a determination by its audit committee that it lacks sufficient funds held outside the trust to pay actual or anticipated expenses in connection with its initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of such an initial business combination. Nova Vision believes that the fee charged by Nova Pulsar Holdings Limited is at least as favorable as it could have obtained from an unaffiliated person.

On August 4, the Sponsor extended the time available to Nova Vision to complete the Business Combination to November 10, 2022 by depositing $575,000 into its Trust Account. In conjunction with the extension, Nova Vision issued unsecured promissory notes in the aggregate principal amount of $575,000 to the Sponsor in exchange for they depositing such amount into the Trust Account. The notes are non-interest bearing and due upon the consummation of a Business Combination. In addition, the notes may be converted at the lender’s discretion into units identical to the units issued in the IPO at a price of $10.00 per unit.

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Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of the Initial Shareholders, officers or directors who owned Nova Ordinary Shares prior to the IPO, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

Nova Vision will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Nova Vision’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account, such expenses would not be reimbursed by Nova Vision unless it consummates an initial business combination. Nova Vision’s audit committee will review and approve all reimbursements and payments made to any Initial Shareholder or member of the management team, or Nova Vision’s or their respective affiliates, and any reimbursements and payments made to members of the audit committee will be reviewed and approved by the NOVA Board, with any interested director abstaining from such review and approval.

All ongoing and future transactions between Nova Vision and any of its officers and directors or their respective affiliates will be on terms believed by Nova Vision to be no less favorable to it than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of Nova Vision’s uninterested “independent” directors (to the extent there are any) or the members of the NOVA Board who do not have an interest in the transaction, in either case who had access, at Nova Vision’s expense, to its attorneys or independent legal counsel. Nova Vision will not enter into any such transaction unless its disinterested “independent” directors (or, if there are no “independent” directors, its disinterested directors) determine that the terms of such transaction are no less favorable to it than those that would be available to it with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics, which Nova Vision has adopted upon consummation of the IPO, will require it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Nova Vision or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Nova Ordinary Shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Nova Vision also requires each of its directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent Nova Vision enters into such transactions. All ongoing and future transactions between Nova Vision and any of its officers and directors or their respective affiliates will be on terms believed by it to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by the audit committee and a majority of the uninterested “independent” directors, or the members of the NOVA Board who do not have an interest in the transaction, in either case who had access, at Nova Vision’s expense, to its attorneys or independent legal counsel. Nova Vision will not enter into any such transaction unless its audit committee and a majority of its disinterested “independent” directors determine that the terms of such transaction are no less favorable to it than those that would be available to it with respect to such a transaction from unaffiliated third parties. Additionally, Nova Vision requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, Nova Vision has agreed not to consummate a business combination with an entity which is affiliated with any of the Initial Shareholders unless Nova Vision obtain an opinion from an independent investment banking firm that the business combination is fair to its unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of Nova Vision’s existing officers, directors or Initial Shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of Real Messenger

1)	Nature of relationships with related parties

Name	Relationship with the Company
Kwai Hoi, Ma	Co-founder, Chief Executive Officer and director of the Company
Fredrik Eklund	Co-founder, and Chief Visionary Officer of the Company
Tai Sang Technology Limited	Controlled by Mr. Kwai Hoi, Ma
True Blue	Controlled by Mr. Fredrik Eklund

2)	Transactions with related parties

	For the fiscal years ended March 31,
	2023	2022
Borrowings from a related party
Kwai Hoi, Ma (a)	$976,941	$1,184,023

Repayment of borrowings to a related party
Kwai Hoi, Ma	$1,276	$113,631

Payment of operating expenses of behalf of the Company
Kwai Hoi, Ma	$4,256,995	$657,824

Payment of deferred offering costs
Kwai Hoi, Ma	$200,000	$-

Purchase of property and equipment on behalf of the Company
Kwai Hoi, Ma	$31,722	$28,608

Purchase of marketing expenses
True Blue	$375,000	$-

(a)	The borrowings from the related party were interest free and repayable on demand.

3)	Balances with related parties

The Company had no outstanding balance due to related parties as of March 31, 2023.

As of March 31, 2023 and 2022, the balances due to related parties were as follows:

	March 31, 2023	March 31, 2022
Kwai Hoi, Ma	$-	7,042,559
Tai Sang Technology Limited	-	421,941
	$-	7,464,500

Policies and Procedures for Related Party Transactions

The PubCo’s board of directors will establish an audit committee, to be effective upon the effectiveness of the registration statement of which this prospectus is a part, which will be tasked with review and approval of all related party transactions.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo will enter into employment agreements with all executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment. A form of such employment agreement is filed as Exhibit 10.8 to this proxy statement/prospectus.

PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders (defined below) of NOVA Ordinary Shares, (ii) of the Redomestication Merger to U.S. Holders of NOVA Ordinary Shares (excluding any redeemed shares), NOVA Rights, and NOVA Warrants (collectively, the “Nova Vision securities”), (iii) of the Acquisition Merger to U.S. Holders of Real Messenger ordinary shares and Real Messenger warrants (collectively, the “Real Messenger securities”) and (iv) of the subsequent ownership and disposition of PubCo Ordinary Shares and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination by U.S. Holders. In addition, the following includes a general discussion of certain U.S. federal income tax consequences of the Business Combination to Nova Vision and PubCo.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of PubCo securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws, except as discussed herein, any tax reporting obligations of a holder of Nova Vision securities, Real Messenger securities or PubCo securities. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Nova Vision securities or Real Messenger securities and, after the completion of the Business Combination, PubCo securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

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●	persons who received shares of NOVA Ordinary Shares or Real Messenger ordinary shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding NOVA Ordinary Shares or Real Messenger ordinary shares, or, after the Business Combination, the issued PubCo Ordinary Shares (excluding treasury shares);

●	holders holding Nova Vision securities or Real Messenger securities, or, after the Business Combination, PubCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

●	controlled foreign corporations, PFICs, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation section 1.367(b)-3(b)(1)(ii); or

●	the Sponsor or its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Nova Vision securities or Real Messenger securities, and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Nova Vision securities or Real Messenger securities, and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

Because the NOVA Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a NOVA Unit should be treated as the owner of the underlying component Nova Vision securities for U.S. federal income tax purposes. The discussion below with respect to Nova Vision securities should also apply to holders of Nova Vision Units (as the deemed owner of the underlying component Nova Vision securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF NOVA VISION SECURITIES, REAL MESSENGER SECURITIES AND, AFTER THE BUSINESS COMBINATION, PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF NOVA VISION SECURITIES OR REAL MESSENGER SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

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Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its NOVA Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the NOVA Ordinary Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the NOVA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the NOVA Ordinary Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the NOVA Ordinary Shares may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holders is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of NOVA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Nova Vision’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the NOVA Ordinary Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will not be eligible for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the NOVA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of NOVA Ordinary Shares treated as held by the U.S. Holder (including any NOVA Ordinary Shares constructively owned by the U.S. Holder as a result of owning NOVA Warrants or NOVA Rights) relative to all of the NOVA Ordinary Shares outstanding both before and after the redemption. The redemption of NOVA Ordinary Shares generally will be treated as a sale or exchange of the NOVA Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Nova Vision or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only NOVA Ordinary Shares actually owned by the U.S. Holder, but also NOVA Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include NOVA Ordinary Shares which could be acquired pursuant to the exercise of the NOVA Warrants or NOVA Rights. In order to meet the substantially disproportionate test, (i) the percentage of Nova Vision’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of NOVA Ordinary Shares must be less than 80% of the percentage of Nova Vision’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of Nova Vision’s outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of Nova Vision stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the NOVA Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the NOVA Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other NOVA Ordinary Shares. The redemption of the NOVA Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Nova Vision. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Nova Vision will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

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If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed NOVA Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining NOVA Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its NOVA Warrants or possibly in other NOVA Ordinary Shares constructively owned by it. Shareholders who hold different blocks of NOVA Ordinary Shares (generally, shares of Nova Vision purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Redomestication Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights, will be subject to the potential tax consequences of Section 367(a) of the Code and the tax rules relating to PFICs as a result of the Redomestication Merger (as discussed further below).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their NOVA Ordinary Shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Redomestication Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code. The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Redomestication Merger qualifies as a “reorganization,” and that none of Nova Vision or PubCo has requested nor intends to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code, and Treasury Regulations promulgated thereunder, require 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Redomestication Merger in a manner that causes gain recognition to 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations, unless the exchange of Nova Vision securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from Nova Vision pursuant to the Redomestication Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the Code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations). In addition, U.S. Holders may be subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status.” Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will not recognize gain, if any, as a result of the exchange of Nova Vision securities for PubCo securities.

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Because the Redomestication Merger will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Redomestication Merger. All holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Redomestication Merger and exercise of redemption rights.

If the Redomestication Merger Qualifies as a Reorganization

Subject to the PFIC rules discussed below, if the Redomestication Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code, and provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its Nova Vision securities pursuant to the Redomestication Merger should not recognize gain or loss on the exchange of Nova Vision securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo securities received as a result of the Redomestication Merger should equal the aggregate adjusted tax basis of the NOVA securities surrendered in the exchange. A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the Nova Vision securities surrendered in the exchange. If Section 367(a) of the Code applies to the Redomestication Merger, as described above, a 5 Percent Holder who does not enter into a GRA under applicable Treasury Regulations, may be required to recognize gain (but not loss) as a result of the Redomestication Merger.

Because the Redomestication Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Redomestication Merger.

If the Redomestication Merger Does Not Qualify as a Reorganization

If the Redomestication Merger fails to qualify as a “reorganization” within the meaning of Section 368 of the Code, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its Nova Vision securities for PubCo securities in the Redomestication Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the Nova Vision securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Redomestication Merger will begin on the day after the date the U.S. Holder receives such PubCo securities.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Nova Vision securities exceeds one year at the time of the Redomestication Merger. Long-term capital gains of non-corporate U.S. Holders currently are subject to reduced rates of U.S. federal income taxation. However, it is unclear whether the redemption rights with respect to the NOVA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Notwithstanding the foregoing, if the Redomestication Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code and Nova Vision has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Nova Vision securities has not made certain elections with respect to its Nova Vision securities), such U.S. Holder would be subject to tax under the PFIC rules on any gain on the exchange of its Nova Vision securities for the consideration under the Business Combination, as discussed below, “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.”

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U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of Nova Vision securities for PubCo securities pursuant to the Business Combination, the qualification of the Redomestication Merger as a reorganization, and the potential application of Section 367(a) to the Redomestication Merger.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Nova Vision, PubCo, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Nova Vision securities, or after the Business Combination, PubCo securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, Nova Vision has not provided assurance that it was not a PFIC for its 2021 taxable year or for any prior year. If (a) Nova Vision has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Nova Vision securities has not made certain elections with respect to its Nova Vision securities), and (b) PubCo is not a PFIC in the taxable year of the Business Combination and the Redomestication Merger does not qualify as a “reorganization” under Section 368 of the Code, such U.S. Holder would likely recognize gain (but not loss if the Redomestication Merger qualifies as a “reorganization”) upon the exchange of Nova Vision securities for PubCo securities pursuant to the Redomestication Merger. The gain (or loss) would be computed as described above under “— If the Redomestication Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. Holder on the exchange of Nova Vision securities for PubCo securities would be allocated ratably over the U.S. Holder’s holding period for the Nova Vision securities. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which Nova Vision was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. Holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that Nova Vision became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Likewise, whether PubCo or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of PubCo Ordinary Shares and how, and how quickly,

PubCo uses liquid assets and cash obtained in the Business Combination may influence whether PubCo or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether PubCo or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that PubCo or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under Section 1295 of the Code.

If Nova Vision securities, or after the Business Combination, PubCo were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Nova Vision securities or PubCo securities and, in the case of NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of Nova Vision securities or PubCo securities (including a redemption treated as a sale or exchange); and

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●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for NOVA securities, or after the Business Combination, PubCo securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Nova Vision’s or PubCo’s first taxable year in which Nova Vision or PubCo is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to Nova Vision’s, or after the Business Combination, PubCo’s PFIC status will be made annually, an initial determination that Nova Vision, or after the Business Combination, PubCo is a PFIC will generally apply for subsequent years to a U.S. Holder who held Nova Vision securities while Nova Vision was a PFIC, or after the Business Combination, PubCo securities while PubCo was a PFIC, whether or not Nova Vision, or after the Business Combination, PubCo meets the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which Nova Vision, or after the Business Combination, PubCo is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that Nova Vision, or after the Business Combination, PubCo is treated as a PFIC the excess, if any, of the fair market value of its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year over the adjusted basis in its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its NOVA Ordinary Share, or after the Business Combination, PubCo Ordinary Shares over the fair market value of its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares in a taxable year in which PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which Nova Vision, or after the Business Combination, PubCo is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to NOVA Warrants, or after the Business Combination, PubCo Warrants.

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The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which NOVA Ordinary Shares are listed, and, after the Business Combination, on which PubCo intends to list the Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minims quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the NOVA Ordinary Share, or after the Business Combination, PubCo Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

If Nova Vision, or after the Business Combination, PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Nova Vision, or after the Business Combination, PubCo were to receive a distribution from, or dispose of all or part of Nova Vision’s, or after the Business Combination, PubCo’s interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Nova Vision securities, or after the Business Combination, PubCo securities should consult their own tax advisors concerning the application of the PFIC rules to Nova Vision securities, or after the Business Combination, PubCo securities under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. holder if (i) the U.S. holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Real Messenger Ordinary Shares or PubCo Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Real Messenger Ordinary Shares or PubCo securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Real Messenger Ordinary Shares or PubCo securities, as the case may be, nor will gains derived from the disposal of Real Messenger Ordinary Shares or PubCo securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to PubCo levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed, in or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by PubCo. There are no exchange control regulations or currency restrictions in the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (As Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Pubco is required to comply with the economic substance requirements and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

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SHARES ELIGIBLE FOR FUTURE SALE

According to the PubCo Amended and Restated Memorandum and Articles of Association, the authorized share capital of PubCo is $50,000 divided into 500,000,000 PubCo Ordinary Shares of par value of $0.0001 each, comprising of (i) 488,000,000 PubCo Class A Ordinary Shares and 12,000,000 PubCo Class B Ordinary Shares. All of the PubCo Ordinary Shares issued in connection with the Redomestication Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below. The PubCo Ordinary Shares issued in the Acquisition Merger will also be registered at the closing, but will be subject to the lock-up agreements described below. Sales of substantial amounts of PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo intends to apply for listing of the PubCo Ordinary Shares and PubCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Ordinary Shares or PubCo Warrants.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and PubCo’s Memorandum and Articles of Association, the fully paid-up ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual common form or in a form acceptable to the directors and the applicable securities laws in the relevant jurisdictions. The directors may decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence as the directors may require to show the right of the transferor to make the transfer. PubCo will replace lost or destroyed certificates for shares upon notice to it and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

No less than 100% of the shares to be issued in the Acquisition Merger to the current Real Messenger shareholders will be subject to certain restrictions on sale and cannot be sold for twenty-four (24) months from the date of the Business Combination.

PubCo Options

In connection with the Business Combination, Nova Vision and Real Messenger have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to an aggregate of [   ] PubCo Ordinary Shares. See “PubCo’s Directors and Executive Officers after the Business Combination — Share Incentive Plan.”

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

PubCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that PubCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by PubCo’s affiliates. Generally, subject to certain limitations, holders of PubCo’s restricted shares who are not affiliates of PubCo or who are affiliates of PubCo by virtue of their status as an officer or director of PubCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of PubCo restricted shares by an officer or director who is an affiliate of PubCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of PubCo restricted shares who will be an affiliate of PubCo other than by virtue of his or her status as an officer or director of PubCo.

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PubCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of PubCo Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [ ] equity shares (assuming redemption by holders of [ ] Nova Vision shares); or

●	the average weekly trading volume of PubCo Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of PubCo’s employees, consultants or advisors who purchases equity shares from PubCo in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

At the closing of the Business Combination, PubCo will enter into the Registration Rights Agreement with certain existing Nova Vision’s shareholders and with the Real Messenger Shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the closing. The Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which was filed as Exhibit 10.5 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on December 13, 2022, and is incorporated herein by reference.

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DESCRIPTION OF PUBCO’S SECURITIES

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands company. Its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

PubCo Ordinary Shares

Immediately prior to the consummation of the Redomestication Merger, PubCo shall amend its memorandum and articles of association, which amendment is referred to herein as the “PubCo Amended and Restated Memorandum and Articles of Association”. The following includes a summary of the terms of PubCo Ordinary Shares, based on PubCo Amended and Restated Memorandum and Articles of Association and Cayman Islands law.

General. Immediately prior to the consummation of the Business Combination, PubCo’s authorized share capital is US$50,000 divided into 488,000,000 class A ordinary shares of par value of $0.0001 each and 12,000,000 class B ordinary shares of par value of $0.0001 each. All of PubCo’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. PubCo shall not issue shares or warrants to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends. The holders of PubCo Ordinary Shares are entitled to such dividends as may be declared by its the PubCo’s board of directors subject to the PubCo Amended and Restated Memorandum and Articles of Association and the Companies Act. In addition, PubCo’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. The PubCo Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of any funds of the PubCo lawfully available for distribution. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution of the PubCo’s shareholders, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest. No dividend may be declared and paid unless PubCo’s directors determine that, immediately after the payment, PubCo will be able to pay its debts as they become due in the ordinary course of business and PubCo has funds lawfully available for such purpose.

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Voting Rights. In respect of all matters subject to a shareholders’ vote, each PubCo Class A Ordinary Share is entitled to one vote and each PubCo Class B Ordinary Share is entitled to ten votes. Subject to any rights or restrictions as to voting attached to any shares, unless otherwise required under the Companies Act or by the PubCo Amended and Restated Memorandum and Articles of Association, holders of PubCo Class A Ordinary Share and PubCo Class B Ordinary Share shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders of the PubCo. On a show of hands every shareholder of the PubCo who is present in person and every person representing a shareholder of the PubCo by proxy shall have one vote per PubCo Ordinary Share, an individual who represents two or more shareholders of the PubCo, including a shareholder of the PubCo in that individual’s own right, that individual shall be entitled to a separate vote for each shareholder of the PubCo. On a poll, unless any share carries special voting rights, every shareholder of the PubCo who is present in person and every person representing a shareholder of the PubCo by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, unless the shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all shareholders of the PubCo holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either in person or by proxy.

General Meetings. As a Cayman Islands exempted company, the PubCo is not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, PubCo may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by the board of directors of the PubCo. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors of the PubCo may convene general meetings whenever they think fit. General meetings of the PubCo shall also be convened on the written requisition of one or more of the shareholders of the PubCo entitled to attend and vote at the general meetings of the PubCo who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the PubCo Amended and Restated Memorandum and Articles of Association, specifying the purpose of the meeting and signed by or on behalf of each of the shareholders of the PubCo making the requisition. If the directors of the PubCo do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders of the PubCo who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors of the PubCo failing to convene a meeting shall be reimbursed by us.

At least 7 clear days’ notice of a general meeting shall be given to shareholders of the PubCo entitled to attend and vote at such meeting. The notice shall specify the place, the date and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors of the PubCo.

Subject to the Companies Act and with the consent of the shareholders of the PubCo who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of (a) if PubCo has only one shareholder: that shareholder; (b) if the PubCo has more than one shareholder, then (i) subject to requirement (ii) set forth below, two or more shareholders holding PubCo Class B Ordinary Share carrying the right to vote at such general meeting; or (ii) for so long as the PubCo’s shares are listed on a designated stock exchange, one or more shareholders of the PubCo holding shares that represent not less than one-third of the outstanding shares of the PubCo carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors of the PubCo. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders of the PubCo present in person or by proxy shall constitute a quorum.

The chairman at such meeting of the PubCo may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the PubCo Amended and Restated Memorandum and Articles of Association.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not at least ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

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Transfer of Ordinary Shares. Subject to the restrictions in the PubCo Amended and Restated Memorandum and Articles of Association as set out below, any of PubCo’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by PubCo’s board of directors. The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the PubCo in respect of the relevant shares of the PubCo.

PubCo’s board of directors may, in its absolute discretion, decline to register any transfer of any shares of the PubCo which is not fully paid up or on which PubCo has a lien. PubCo’s board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with the PubCo, accompanied by the certificate for the shares of the PubCo to which it relates and such other evidence as PubCo’s board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares of the PubCo;

●	the instrument of transfer is properly stamped, if required;

●	the PubCo Ordinary Share transferred is fully paid and free of any lien in favor of the PubCo; and

●	any fee related to the transfer has been paid to the PubCo; and

●	the transfer is not more than four joint holders.

If PubCo’s board of directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the PubCo’s register of members closed at such times and for such periods as PubCo’s board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, shall not be suspended, and the PubCo’s register of members may not be closed, for more than 30 days in any year.

Liquidation. If the PubCo is wound up, the PubCo’s shareholders may, subject to the PubCo Amended and Restated Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders of the PubCo the whole or any part of the PubCo’s assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the PubCo’s shareholders or different classes of PubCo’s shareholders; and/or

●	to vest the whole or any part of the assets in trustees for the benefit of the PubCo’s shareholders and those liable to contribute to the winding up.

The PubCo’s directors have the authority to present a petition for the PubCo’s winding up to the Grand Court of the Cayman Islands on behalf of the PubCo without the sanction of a resolution passed at a general meeting.

Redemption, Repurchase and Surrender of Ordinary Shares. Subject to the Companies Act and any rights for the time being conferred on the PubCo’s shareholders holding a particular class of shares, the PubCo may by action of the PubCo’s directors:

●	issue shares that are to be redeemed or liable to be redeemed, at the PubCo’s option or the PubCo’s shareholder holding those redeemable shares, on the terms and in the manner the PubCo’s directors determine before the issue of those shares;

●	with the consent by special resolution of the PubCo’s shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the PubCo’s option on the terms and in the manner which the PubCo’s directors determine at the time of such variation; and

●	purchase all or any of the PubCo’s own shares of any class including any redeemable shares on the terms and in the manner which the PubCo’s directors determine at the time of such purchase.

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The PubCo may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, the PubCo’s profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the PubCo’s directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variations of Rights of Shares. Whenever the PubCo’s capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class voting in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder of the PubCo holding PubCo’s shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

For the purposes of a separate class meeting, the directors may treat two or more or all the classes of Shares as forming one class of Shares if the directors consider that such classes of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

Inspection of Books and Records. Holders of PubCo Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of PubCo’s register of members or its corporate records. However, PubCo will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. PubCo Amended and Restated Memorandum and Articles of Association authorize its board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

Anti-Takeover Provisions. Some provisions of PubCo Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including provisions that authorize PubCo’s board of directors to issue further Class A Ordinary Shares without any further vote or action by its shareholders.

PubCo Warrants

Set forth below is also a description of the PubCo Options and the PubCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Memorandum and Articles of Association attached as Annex B to this proxy statement/prospectus.

The PubCo Warrants will have the same terms as the NOVA Warrants. Each whole PubCo Warrant entitles the holder thereof to purchase one PubCo Ordinary Share at a price of $11.50 per full share commencing 30 days after the consummation of the Business Combination. PubCo will not issue fractional shares. As a result, a warrant holder must exercise its PubCo Warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the PubCo Warrants. The PubCo Warrants will become exercisable 30 days after the completion of the Business Combination, and will expire five years after the consummation of the Business Combination.

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PubCo may redeem the outstanding PubCo Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the PubCo Warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of PubCo Ordinary Shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before PubCo sends the notice of redemption, and

●	if, and only if, there is a current registration statement in effect with respect to the PubCo Ordinary Shares underlying the PubCo Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and PubCo issues a notice of redemption, each warrant holder can exercise his, her or its PubCo Warrant prior to the scheduled redemption date. However, the price of the PubCo Ordinary Shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit PubCo’s ability to complete the redemption.

If PubCo calls the PubCo Warrants for redemption as described above, PubCo’s management will have the option to require all warrant holders that wish to exercise PubCo Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole PubCo Warrant for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the PubCo Warrants, multiplied by the difference between the exercise price of the PubCo Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PubCo Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether PubCo will exercise its option to require all warrant holders to exercise their PubCo Warrants on a “cashless basis” will depend on a variety of factors including the price of the PubCo Ordinary Shares at the time the PubCo Warrants are called for redemption, PubCo’s cash needs at such time and concerns regarding dilutive share issuances.

COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of NOVA Ordinary Shares will become shareholders of PubCo and their rights will be governed by the Cayman Islands law and the PubCo Amended and Restated Memorandum and Articles of Association. Currently, the rights of Nova Vision shareholders are governed by the laws of the BVI and the Current Charter.

This section describes the material differences between the rights of Nova Vision shareholders and the proposed rights of PubCo’s shareholders. This summary is not complete and does not cover all of the differences between Nova Vision’s and PubCo’s organizational documents. The summary is therefore subject to the complete text of the relevant provisions of the British Virgin Islands and Cayman Islands laws and Nova Vision’s and PubCo’s organizational documents. For information on Current Charter see the section titled, “Where You Can Find Additional Information” in this proxy statement/prospectus. For a summary of PubCo Amended and Restated Memorandum and Articles of Association, see the section titled “Description of PubCo’s Securities” in this proxy statement/prospectus and see the full text of PubCo Amended and Restated Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex B.

		NOVA			PubCo

Shareholder Meetings

●		Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our directors may designate such time and place. Following consummation of the Business Combination, annual general meeting shall be held annually at such date and time as may be determined by our directors.	●		Held at a time and place as designated in the PubCo Amended and Restated Articles of Association and set out in the notice of general meeting.

●		May be held within or outside the British Virgin Islands	●		May be held within or outside the Cayman Islands

●	Notice:		●	Notice:

	-	may be given by personal service by mail, facsimile or other similar means of electronic communication, addressed to each shareholder at the address shown in the share register;		-	A copy of the notice of any meeting shall be given personally to the recipient or left at the shareholder’s or director’s registered address or sent by mail or electronic mail as designated in the PubCo Amended and Restated Articles of Association.

	-	not less than 10 nor more than 60 days’ written notice of such meeting to shareholders whose names on the date the notice shall be given appear as shareholders in the share register of the Company and are entitled to vote at the meeting and the directors		-	Notice of not less than 7 clear days before the meeting

Shareholders’ Voting Rights

●		Until the consummation of IPO, any action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing, without the need for any prior notice. If any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution. Following the Company’s IPO, any action required or permitted to be taken by the Members of the Company must be effected by a meeting of the Company, such meeting to be duly convened and held in accordance with these Articles.	●		The PubCo Amended and Restated Articles of Association provide shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by all shareholders or the required majority of shareholders entitled to vote (as appropriate) on such resolution, in accordance with the procedure in the PubCo Amended and Restated Articles of Association.

●		A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder. Our Articles of Association permit such proxies.	●		Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the PubCo Amended and Restated Articles of Association. The PubCo Amended and Restated Articles of Association permit such proxies

●		Quorum, as designated in the Articles of Association, shall be comprised of one or more shareholder(s) holding not less than 50 percent of the votes of the shares entitled to vote present in person or by proxy.	●		Quorum is as designated in the PubCo Amended and Restated Articles of Association. Quorum in the PubCo Amended and Restated Articles of Association is (a) if PubCo has only one shareholder: that shareholder; (b) if the PubCo has more than one shareholder, then (i) subject to requirement (ii) set forth below, two or more shareholders holding PubCo Class B Ordinary Share carrying the right to vote at such general meeting; or (ii) for so long as the PubCo’s shares are listed on a designated stock exchange, one or more shareholders of the PubCo holding shares that represent not less than one-third of the outstanding shares of the PubCo carrying the right to vote at such general meeting.

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●		Our Articles of Association provide that the rights attached to any class of shares, whether or not the Company is being wound up, may be varied with the consent in writing of at least fifty percent of the issued shares of that class, or by a resolution passed at a meeting by, the holders of more than fifty percent of the shares present at a duly convened and constituted meeting of shareholders holding Shares which were present at the meeting and voted, or unless otherwise provided by the terms of issue of such class.	●		The PubCo Amended and Restated Articles of Association provide that the rights attached to any class of shares may be varied, modified or abrogated with the consent in writing of the holders of a not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Directors
●		Our Articles of Association provide that the minimum number of directors shall be two.	●		The PubCo Amended and Restated Memorandum and Articles of Association provides that there shall be a Board consisting of not less than one person provided however that the PubCo may by ordinary resolution increase or reduce the limits in the number of its Directors.

●		Maximum number of directors can be changed by an amendment to the Articles of Association. Our Articles of Association provides that there shall be no maximum number of directors.	●		The PubCo Amended and Restated Memorandum and Articles of Association provides that unless fixed by ordinary resolution, the maximum number of its Directors shall be unlimited.

			●		The PubCo Amended and Restated Memorandum and Articles of Association provides that a director may be appointed by ordinary resolutions of the PubCo’s shareholders or the PubCo’s board of directors. Any appointment may be to fill a vacancy or as an additional director of PubCo.

Fiduciary Duties

●		In summary, directors and officers owe the following fiduciary duties:		●	In summary, directors and officers owe the following fiduciary duties:

	-	a duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;		●	a duty to act in what the director bona fide considers to be in the best interests of the company;

	-	a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;		●	a duty to exercise their powers for the purposes they were conferred;

	-	a directors should not improperly fetter the exercise of future discretion;

	-	a duty to exercise powers fairly as between different groups of shareholders;		●	a duty to avoid fettering his or her discretion in the future; and

	-	a duty not to put himself in a position of conflict between their duty to the company and their personal interests; and		●	a duty to avoid conflicts of interest and of duty.

	-	a duty to exercise independent judgment.

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●	The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time.	●	The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with the PubCo Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time.

Shareholders’ Derivative Actions

●

The BVI Business Companies Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Business Companies Act.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	Under the BVI Business Companies Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court.	-	a company acts or proposes to act illegally or ultra vires

●	A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.	-	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

		-	those who control the company are perpetrating a “fraud on the minority.

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Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

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By virtue of your investment in the PubCo, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the PubCo for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the PubCo, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that the PubCo may remain out of scope of the legislation or else be subject to more limited substance requirements.

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ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

PubCo is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. PubCo is incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include,:

●	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The PubCo Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the PubCo, the PubCo’s officers, the PubCo’s directors and the PubCo’s shareholders, be arbitrated.

Substantially all of the PubCo’s operations are conducted outside the United States, and all of the PubCo’s assets are located outside the United States. A majority of the PubCo’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for the PubCo’s shareholder to effect service of process within the United States upon the PubCo or these persons, or to enforce against the PubCo or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may be difficult for the PubCo’s shareholder to enforce judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against the PubCo and the PubCo’s officers and directors.

PubCo will appoint [] as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Transactions.

Ogier, PubCo’s counsel as to Cayman Islands law, and Maples and Calder (Hong Kong) LLP, Real Messenger’s counsel as to Cayman Islands law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against the PubCo judgments of United States courts based on the civil liability provisions of the securities laws of the United States; and

●	entertain original actions brought in each respective jurisdiction against the PubCo or the PubCo’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed PubCo that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:(a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

173

LEGAL MATTERS

The validity of the PubCo Ordinary Shares and the PubCo Warrants to acquire PubCo Ordinary Shares will be passed upon by Ogier, Cayman Islands counsel to PubCo, and [*], PubCo’s U.S. Counsel respectively.

EXPERTS

The consolidated financial statements of Real Messenger Holdings Limited as of and for the year ended March 31, 2023 included in this registration statement have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Real Messenger Holdings Limited as of and for the year ended March 31, 2022 included in this registration statement have been audited by Friedman LLP, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Nova Vision Acquisition Corp. for the period from March 18, 2021 (inception) through December 31, 2021 included in this Prospectus have been audited by Malone Bailey LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Nova Vision Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The financial statements of Nova Vision Acquisition Corp. for the year ended December 31, 2022 included in this Prospectus have been audited by Malone Bailey LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Nova Vision Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Nova Vision knows of no other matters which may be brought before the Extraordinary General Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Extraordinary General Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Nova Vision and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Nova Vision’s proxy statement/prospectus. Upon written or oral request, Nova Vision will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Nova Vision deliver single copies of such documents in the future. Shareholders may notify Nova Vision of their requests by calling or writing Nova Vision at its principal executive offices at 2 Havelock Road #07-12, Singapore 059763.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Nova Vision is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC.

Neither Nova Vision, PubCo nor Real Messenger has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to Nova Vision shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

174

NOVA VISION ACQUISITION CORP.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Nova Vision Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nova Vision Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2022 and for the period from March 18, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from March 18, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Correction of Misstatements

As discussed in Note 3 to the financial statements, the 2021 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2023.

Houston, Texas

June 30, 2023

F-2

NOVA VISION ACQUISITION CORPORATION

BALANCE SHEETS

	December 31,
	2022	2021
		(Restated)
ASSETS
Current assets
Cash	$163,442	$752,635
Prepaid expenses	121,259	137,498

Total current assets	284,701	890,133
Investment held in Trust Account	18,742,020	58,076,604

TOTAL ASSETS	$19,026,721	$58,966,737

LIABILITIES, TEMPORATY EQUITY AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accrued expenses	$17,027	$29,092
Amount due to a related party	129,451	9,086
Extension loan	650,030	-

Total Current Liabilities	796,508	38,178

Deferred underwriting compensation	750,000	750,000

TOTAL LIABILITIES	1,546,508	788,178

Commitments and contingencies
Ordinary shares subject to possible redemption 1,803,612 and 5,750,000 shares issued and outstanding at redemption value at December 31, 2022 and 2021, respectively	18,742,020	53,555,690

Shareholders’ (deficit) equity:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,768,000 shares issued and outstanding (excluding 1,803,612 and 5,750,000 shares subject to redemption), respectively	177	177
Additional paid-in capital	-	5,001,153
Accumulated deficit	(1,261,984)	(378,461)

Total Shareholders’ (Deficit) Equity	(1,261,807)	4,622,869

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ (DEFICIT) EQUITY	$19,026,721	$58,966,737

The accompanying notes are an integral part of these financial statements.

F-3

NOVA VISION ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	Year ended December 31,	Period from March 18, 2021 (inception) through December 31,
	2022	2021
	(Restated)	(Restated)

General and administrative expenses	$(713,827)	$(380,112)

Other income:
Dividend income earned in investments held in Trust Account	637,925	1,604
Exchange gain	47	-
Interest income	48	47

Total other income	638,020	1,651

Loss before income taxes	(75,807)	(378,461)

Income taxes	-	-

NET LOSS	$(75,807)	$(378,461)

Basic and diluted weighted average shares outstanding, ordinary shares subject to redemption	5,187,775	2,855,035

Basic and diluted net income per ordinary shares subject to possible redemption	$0.27	$0.25

Basic and diluted weighted average shares outstanding, ordinary shares attributable to Nova Vision Acquisition Corporation	1,768,000	1,541,229

Basic and diluted net loss, ordinary shares attributable to Nova Vision Acquisition Corporation	$(0.85)	$(0.71)

The accompanying notes are an integral part of these financial statements.

F-4

NOVA VISION ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

	For the year ended December 31, 2022
	Ordinary shares		Additional	Accumulated	Total shareholders’
	No. of shares	Amount	paid-in capital	deficit	equity (deficit)

Balance as of January 1, 2022 (Restated)	1,768,000	$177	$5,001,153	$(378,461)	$4,622,869

Accretion of carrying value to redemption value	-	-	(5,001,153)	(807,716)	(5,808,869)
Net loss for the year	-	-	-	(75,807)	(75,807)

Balance as of December 31, 2022	1,768,000	$177	$-	$(1,261,984)	$(1,261,807)

	For the period from March 18, 2021 (inception) through December 31, 2021
	Ordinary shares		Additional	Accumulated	Total shareholders’
	No. of shares	Amount	paid-in capital	deficit	equity

Balance as of March 18, 2021 (inception)	100,000	$10	$-	$-	$10

Founder shares issued	1,337,500	134	24,856	-	24,990
Sale of units in initial public offering	5,750,000	575	57,499,425	-	57,500,000
Sale of units to the founder in private placement	307,500	31	3,074,969	-	3,075,000
Sale of representative share	23,000	2	(2)	-	-
Offering costs	-	-	(2,042,980)	-	(2,042,980)
Initial classification of ordinary shares subject to possible redemption	(5,750,000)	(575)	(50,831,119)	-	(50,831,694)
Accretion of carrying value to redemption value	-	-	(2,723,996)	-	(2,723,996)
Net loss for the period	-	-	-	(378,461)	(378,461)

Balance as of December 31, 2021 (restated)	1,768,000	$177	$5,001,153	$(378,461)	$4,622,869

The accompanying notes are an integral part of these financial statements.

F-5

NOVA VISION ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2022	Period from March 18, 2021 (inception) through December 31, 2021
	(Restated)	(Restated)
Cash flows from operating activities:
Net loss	$(75,807)	$(378,461)
Adjustments to reconcile net loss to net cash used in operating activities
Dividend income earned in investments held in Trust Account	(637,925)	(1,604)

Change in operating assets and liabilities:
(Increase) decrease in prepayment	16,239	(137,498)
Increase (decrease) in accrued expenses	(12,065)	29,092
Net cash used in operating activities	(709,558)	(488,471)

Cash flows from investing activities
Cash withdrawn from Trust Account in connection to redemption	40,622,539	-
Proceeds deposited in Trust Account	-	(58,075,000)

Net cash used in investing activities	40,622,539	(58,075,000)

Cash flows from financing activities:
Redemption of common stock	(40,622,539)	-
Proceeds from a related party loan	120,365	9,086
Proceeds from issuance of ordinary shares	-	25,000
Proceeds from public offering	-	57,500,000
Proceeds from private placement	-	3,075,000
Payment of offering costs	-	(1,292,980)
Net cash (used in) provided by financing activities	(40,502,174)	59,316,106

NET CHANGE IN CASH	(589,193)	752,635

CASH, BEGINNING OF YEAR/PERIOD	752,635	-

CASH, END OF YEAR/PERIOD	$163,442	$752,635

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Issuance of representative shares	$-	$2
Accretion of carrying value to redemption value	$5,808,869	$2,723,996
Proceeds of promissory notes deposited in Trust Account by a founder shareholder	$650,030	$-
Initial classification of ordinary shares subject to possible redemption	$-	$50,831,694
Deferred underwriting fee payable	$-	$750,000

The accompanying notes are an integral part of these financial statements.

F-6

NOVA VISION ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Nova Vision Acquisition Corp. (the “Company” or “we”, “us” and “our”) is a newly organized blank check company incorporated on March 18, 2021, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (the “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors in Asia (excluding China).

The Company’s entire activities from inception up to August 10, 2021 were in preparation for the initial public offering. Since the initial public offering, the Company’s activity has been limited to the evaluation of business combination candidates. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s initial public offering (the “Initial Public Offering” as described in Note 5) became effective on August 5, 2021. On August 10, 2021, the Company consummated the Initial Public Offering of 5,000,000 ordinary units (the “Public Units”), generating gross proceeds of $50,000,000 which is described in Note 5. Simultaneously, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units. The underwriters purchased an additional 750,000 Units (the “Over-Allotment Units”) at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $7,500,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement, generating gross proceeds of $3,075,000, which is described in Note 6.

Transaction costs amounted to $1,207,980, consisting of $1,006,250 of underwriter’s fees and $201,730 of other offering costs.

Trust Account

Upon the closing of the Initial Public Offering and over-allotment exercised, $55,000,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company acting as trustee. The aggregate amount of $58,075,000 (including $3,075,000 released from the escrow account on August 13, 2021) held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 21 months from the closing of the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations. On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share, including income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,539.

Business Combination

Pursuant to Nasdaq listing rules, the Company’s initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for our initial Business Combination, although the Company may structure a Business Combination with one or more target businesses whose fair market value significantly exceeds 80% of the Trust Account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company currently anticipates structuring a Business Combination to acquire 100% of the equity interests or assets of the target business or businesses.

F-7

The Company may, however, structure a Business Combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but the Company will only complete such Business Combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares have been recorded at redemption value and are classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 Distinguishing Liabilities from Equity (“ASC 480”). The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 15% or more of the ordinary shares sold in the Initial Public Offering without the Company’s prior consent. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any of the Company’s officers and directors that hold Founder Shares (as described in Note 7) (the “ Initial Shareholders”) will agree (i) to vote any of their respective shares, including the ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), ordinary shares included in the Private Units to be sold in the Private Placement, and any ordinary shares which were initially issued in connection with the Initial Public Offering, whether acquired in or after the effective date of the Initial Public Offering, in favor of the initial Business Combination; (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated.

F-8

Liquidation

For the year ended December 31, 2022, the Company incurred net loss of $75,807 and had cash used in operating activities of $709,558. As of December 31, 2022, the Company had cash of $163,442 with negative working capital of $511,807. For the period from March 18, 2021 (inception) to December 31, 2021, the Company incurred net loss of $378,461and had cash used in operating activities of $488,471. As of December 31, 2021, the Company had cash of $752,635 with working capital of $851,955. If the Company does not complete a Business Combination within 12 months from the consummation of the Initial Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, if the Company anticipate that the Company may not be able to consummate its initial Business Combination within 12 months (or 15 months if the Company has filed a proxy statement, registration statement or similar filing for an initial Business Combination within 12 months from the consummation of the Initial Public Offering but have not completed the initial Business Combination within such 12-month period), the Company may, but are not obligated to, extend the period of time to consummate a Business Combination three times (or two times) by an additional three months each time (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of the amended and restated memorandum and articles of association and the trust agreement entered into between the Company and American Stock Transfer & Trust Company on July 30, 2021, in order to extend the time available for the Company to consummate the initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000 ($0.10 per share in either case), on or prior to the date of the applicable deadline. On November 1, 2022, the Board of Directors of the Company, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of the Company’s initial Business Combination, or, at the lender’s discretion, converted upon consummation of our Business Combination into additional private units at a price of $10.00 per unit. The Company’s shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of the Company’s initial Business Combination. In the event that the Company receives notice from the Company’s insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate the Company initial Business Combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If the Company is unable to consummate the Company’s initial Business Combination within such time period, the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the warrants and rights will expire and will be worthless.

Liquidity and Going Concern

For the year ended December 31, 2022, the Company incurred net loss of $75,807 and had cash used in operating activities of $709,558. As of December 31, 2022, the Company had cash of $163,442 with working deficit of $511,807. For the period from March 18, 2021 (inception) to December 31, 2021, the Company incurred net loss of $378,461 and had cash used in operating activities of $488,471. As of December 31, 2021, the Company had cash of $752,635 with working capital of $851,955. Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company may need to raise additional capital through loans or additional investments from its Sponsor or third parties as discussed in Note 7.

In connection with the Company’s assessment of going concern in accordance with the authoritative guidance in ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution, should the Company be unable to complete a Business Combination, raises substantial doubt about the Company’s ability to continue as a going concern. The Company has until April 10, 2023 (up to August 10, 2023) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date without an extension to the acquisition period, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 10, 2023 (up to August 10, 2023).

F-9

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

● Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

● Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

● Use of estimates

In preparing these financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

● Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

F-10

● Investment held in Trust Account

At December 31, 2022 and 2021, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. These securities are presented on the Balance Sheets at fair value at the end of each reporting period. Earnings on these securities is included in dividend income in the accompanying Statements of Operations and is automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets.

● Warrant accounting

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815 “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

As the warrants issued upon the Initial Public Offering and private placements meet the criteria for equity classification under ASC 815, therefore, the warrants are classified as equity as of December 31, 2022 and 2021.

● Income taxes

Income taxes are determined in accordance with the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-11

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero for the year ended December 31, 2022 and for the period from March 18, 2021 (inception) through December 31, 2021.

The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

● Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ (deficit) equity. As of December 31, 2022 and 2021, 1,803,612 and 5,750,000, respectively, ordinary shares subject to possible redemption which are subject to occurrence of uncertain future events and considered to be outside of the Company’s control are presented as temporary equity, outside of the shareholders’ (deficit) equity section of the Company’s balance sheets.

● Net income (loss) per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary share and non-redeemable ordinary share and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to redemption value of the ordinary share subject to possible redemption was considered to be dividends paid to the public stockholders. As of December 31, 2022 and 2021, the Company has not considered the effect of the warrants sold in the Initial Public Offering to purchase an aggregate of 1,055,556 and 3,028,750 shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the periods presented.

The net loss per share presented in the statements of operations is based on the following:

	For the Year Ended December 31,	For the period from March 18, 2021 (inception) through December 31,
	2022	2021
	(Restated)	(Restated)
Net loss	$(75,807)	$(378,461)
Accretion of carrying value to redemption value	(5,808,869)	(2,723,996)
Net loss including accretion of carrying value to redemption value	$(5,884,676)	$(3,102,457)

	For the year ended December 31,		For the period from March 18, 2021 (inception) through December 31,
	2022		2021
	(Restated)		(Restated)
	Redeemable Ordinary Share	Non- Redeemable Ordinary Share	Redeemable Ordinary Share	Non-Redeemable Ordinary Share
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(4,388,925)	$(1,495,751)	$(2,014,807)	$(1,087,650)
Accretion of carrying value to redemption value	5,808,869	-	2,723,996	-
Allocation of net income (loss)	$1,419,944	$(1,495,751)	$709,189	$(1,087,650)
Denominators:
Weighted-average shares outstanding	5,187,775	1,768,000	2,855,035	1,541,229
Basic and diluted net income (loss) per share	$0.27	$(0.85)	$0.25	$(0.71)

F-12

● Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

● Fair value of financial instruments

FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820 approximates the carrying amounts represented in the balance sheets. The fair values of cash, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of December 31, 2022 and 2021 due to the short maturities of such instruments.

● Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

● Recent accounting pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. The amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

F-13

NOTE 3 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the initial issuance of the Company’s 2021 financial statements on April 15, 2022, management concluded that the previously issued audited financial statements for the year ended December 31, 2022 and the period from March 18, 2021 (inception) through December 31, 2021, should be restated to correct the following errors:

(i)	Adjustment #1: change the initial fair value allocation of public shares due to errors in the original valuation of instruments in the IPO units.

(ii)	Adjustment #2: change the accretion of carrying value to redemption value as a result of the change in valuation noted in adjustment #1.

The errors had no impact on the Company’s cash position, revenues, or liquidity. The errors have been corrected by restating each of the affected financial statement line items for the period.

The following tables summarize the effects of the restatement on the Company’s 2021 annual audited financial statements:

	As Previously	Adjustments	Adjustments	As Since
	Reported	#1	#2	The Restated

Balance sheet as of December 31, 2021
Ordinary shares subject to possible redemption	$52,016,645	$2,379,403	$(840,358)	$53,555,690
Additional paid-in capital	6,540,198	(2,379,403)	840,358	5,001,153
Total Stockholders’ equity	6,161,914	(2,379,403)	840,358	4,622,869

Statement of operations for Period from March 18, 2021 (inception) through December 31, 2021

Basic and diluted net income per ordinary shares subject to possible redemption	0.35	-	(0.10)	0.25
Basic and diluted net loss, ordinary shares attributable to Nova Vision Acquisition Corporation	(0.90)	-	0.19	(0.71)

Statement of changes in shareholder’s equity as of December 31, 2021
Initial classification of ordinary shares subject to possible redemption	(48,452,291)	(2,379,403)	-	(50,831,694)
Accretion of carrying value to redemption value	(3,564,354)	-	840,358	(2,723,996)
Balance as of December 31, 2021 (restated)	6,161,914	(2,379,403)	840,358	4,622,869

Statement of Cash Flows as of December 31, 2021 (restated)
Initial classification of ordinary shares subject to possible redemption	(48,452,291)	(2,379,403)	-	(50,831,694)
Accretion of carrying value to redemption value	(3,564,354)	-	840,358	(2,723,996)

The following tables summarize the effects of the restatement on the Company’s 2022 annual audited financial statements:

	As Previously	Adjustments	Adjustments	As Since
	Reported	#1	#2	The Restated

Statement of operations for Year ended December 31, 2022

Basic and diluted net income per ordinary shares subject to possible redemption	0.35	-	(0.08)	0.27
Basic and diluted net loss, ordinary shares attributable to Nova Vision Acquisition Corporation	(1.07)	-	0.22	(0.85)

Statement of changes in shareholder’s equity as of December 31, 2022
Accretion of carrying value to redemption value	(7,347,914)	2,379,403	(840,358)	(5,808,869)

Statement of Cash Flows as of December 31, 2022 (restated)
Accretion of carrying value to redemption value	7,347,914	(2,379,403)	840,358	5,808,869

F-14

NOTE 4 — INVESTMENT HELD IN TRUST ACCOUNT

As of December 31, 2022, investment securities in the Company’s Trust Account consisted of $18,742,020 in United States Treasury Bills and $0 in cash. As of December 31, 2021, investment securities in the Company’s Trust Account consisted of $58,076,604 in United States Treasury Bills and $0 in cash.

On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share, including dividend income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,539.

The carrying value, including fair value of held to marketable securities on December 31, 2022 and 2021 are as follows:

	For the year ended December 31,	For the period from March 18, 2021 (inception) through December 31,
	2022	2021
Balance brought forward	$58,076,604	$-
Gross proceeds from IPO	-	58,075,000
Plus:
Dividend income earned in Trust Account	637,925	1,604
Business combination extension loan	650,030	-
Less:
Share redemption during the year	(40,622,539)	—

Balance carried forward	$18,742,020	$58,076,604

NOTE 5– INIITIAL PUBLIC OFFERING

On August 10, 2021, the Company sold 5,000,000 Public Units at a price of $10.00 per Unit. Simultaneously, the Company sold an additional 750,000 units to cover over-allotments. Each Public Unit consists of one ordinary share, one redeemable warrant (“Public Warrant”) and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination.

The Company paid an upfront underwriting discount of $1,006,250, equal to 1.75% of the gross offering proceeds to the underwriter at the closing of the Initial Public Offering, with an additional fee of $750,000 (the “Deferred Underwriting Discount”). The Deferred Underwriting Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close the Business Combination, the underwriter has waived its right to receive the Deferred Underwriting Discount. The underwriter is not entitled to any interest accrued on the Deferred Underwriting Discount.

NOTE 6– PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) with its sponsor of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

The Private Units are identical to the units sold in the Initial Public Offering except with respect to certain registration rights and transfer restrictions.

F-15

NOTE 7– RELATED PARTY TRANSACTIONS

Founder Shares

On March 18, 2021, the Company issued an aggregate of 100,000 founder shares to the initial shareholders for an aggregate purchase price of $10.

On March 31, 2021, the Company issued an aggregate of 1,150,000 additional founder shares to the initial shareholders for an aggregate purchase price of $24,990.

In April 2021, the Company issued additional 187,500 ordinary shares to the Sponsor that were subject to forfeiture if the over-allotment option is not exercised in part or in full by the underwriters. As all over-allotment options were exercised by the underwriters on August 10, 2021, none of these ordinary shares are forfeited.

Advances from a Related Party

As of December 31, 2022 and 2021, the Company had temporary advances of $129,451 and $9,086 from a related party for the payment of costs related to general and administrative services and the Initial Public Offering. The balance is unsecured, interest-free and has no fixed terms of repayment.

Administrative Services Agreement

The Company is obligated, commencing from April 1, 2021, to pay Nova Pulsar Holdings Limited a monthly fee of $10,000 for general and administrative services. This agreement will terminate upon completion of the Company’s Business Combination or the liquidation of the Trust Account to public shareholders. As of December 31, 2022 and 2021, the unpaid balance of $120,000 and $0 which included in amount due to related party balance, respectively.

Related Party Extensions Loan

The Company will have until 12 months from the consummation of the Initial Public Offering to consummate the initial Business Combination. However, if the Company anticipates that the Company may not be able to consummate the initial Business Combination within 12 months (or 15 months if the Company has filed a proxy statement, registration statement or similar filing for an initial Business Combination within 12 months from the consummation of the Initial Public Offering but have not completed the initial Business Combination within such 12-month period), the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times (or two times) by an additional three months each time for a total of up to 21 months to complete a Business Combination. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, in order to extend the time available for us to consummate our initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000, on or prior to the date of the applicable deadline. On November 1, 2022, the Board of Directors of the Company, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of our initial Business Combination, or, at the lender’s discretion, converted upon consummation of our Business Combination into additional private units at a price of $10.00 per unit.

F-16

On August 4, 2022, the Company issued an unsecured promissory note in an amount of $575,000 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 10, 2022. The Note is non-interest bearing and are payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit.

On each of November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023, the Company issued an unsecured promissory note in an amount of $75,030 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until July 10, 2023. The Note is non-interest bearing and are payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit. As of December 31, 2022 and 2021, the note payable balance was $650,030 and $0, respectively.

NOTE 8– SHAREHOLDERS’ EQUITY (DEFICIT)

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares at par value $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, 1,768,000 Ordinary Shares were issued and outstanding excluding 1,803,612 and 5,750,000 shares are subject to possible redemption, respectively.

Rights

Each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. In the event the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert the rights in order to receive the one-tenth (1/10) of an ordinary share underlying each right upon consummation of a Business Combination.

If the Company is unable to complete a Business Combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants

The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of this Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 52 business days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.5 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

F-17

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering. The private warrants (including the ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described herein).

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless. The Company assessed the key terms applicable to the Public Warrants as well as the Private Warrants and believes the Public Warrants and Private Warrants, if were issued, should be classified as equity in accordance with ASC 480 and ASC 815.

NOTE 9– COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Additionally, if the Company is unable to complete a Business Combination within the Combination Period, the Company will cease all operations except for the purpose of winding up and redeem 100% of the outstanding Public Shares for amount then on deposit in the Trust Account. Furthermore, the ordinary shares included in the units offered in the IPO provide the holder redemption upon the consummation of the initial Business Combination or the liquidation. These risks and uncertainties also impact the Company’s financial positions, results of its operations. Please refer to Note 1 for detail discussion of these risks and uncertainties.

F-18

Registration Rights

The holders of the founder shares issued and outstanding on the date of the Company’s prospectus for its initial public offering, as well as the holders of the Private Units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this Initial Public Offering. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) or loans to extend our life can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $750,000 or 1.50% of the gross proceeds of the Initial Public Offering. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date was the Company issued the financial statements.

On January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023 and June 8, 2023, the Company issued each of unsecured promissory note in the aggregate principal amount of $75,030 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited depositing such amount into the Company’s Trust Account in order to extend the amount of time it has available to complete a business combination until July 10, 2023.

On March 27, 2023, the Company entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company and Real Messenger Holdings Limited, a Cayman Islands exempted company. pursuant to which (a) the Company will form Real Messenger Corporation, a Cayman Islands exempted company, as its wholly owned subsidiary (“Purchaser”), (b) Purchaser will form RM2 Limited, a Cayman Islands exempted company, as its wholly owned subsidiary (“Merger Sub”), (c) the Company will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser surviving the Reincorporation Merger, and (d) Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly owned subsidiary of Purchaser (collectively, the “Business Combination”).

Pursuant to the Merger Agreement, Purchaser will issue 7,500,000 ordinary shares with a deemed price per share of US$10.00 for a total value of $75,000,000 (“Aggregate Stock Consideration”) to the current shareholders of the Company (the “Shareholders”), among which, 6,000,000 ordinary shares (the “Closing Payment Shares”) will be delivered to the Shareholders at the Closing and 1,500,000 ordinary shares will be held back by Purchaser for one year after the Closing as security for indemnification obligation of the representations and warranties of the Company as set forth in the Merger Agreement (the “Holdback Shares”).

F-19

Real Messenger Holdings Limited

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Real Messenger Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Real Messenger Holdings Limited and its subsidiaries (collectively, the “Company”) as of March 31, 2023, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity(deficit), and cash flows for the year ended March 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023, and the results of its operations and its cash flows for the year ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has been incurring losses from operations and negative cash flow from operating activities since its inception. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

June 30, 2023

We have served as the Company’s auditor since 2022. (Such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022)

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Real Messenger Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Real Messenger Holdings Limited and its subsidiaries (collectively, the “Company”) as of March 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for the year ended March 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022, and the results of its operations and its cash flows for the year ended March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has been incurring losses from operations since its inception and has negative working capital of $7,511,419 as of March 31, 2022 that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

New York, New York

November 1, 2022

We have served as the Company’s auditor since 2022 through 2023.

F-22

REAL MESSENGER HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

As of March 31, 2023 and 2022

(Expressed in U.S. dollar, except for the number of shares)

	March 31, 2023	March 31, 2022
ASSETS
Current Assets
Cash	$276,150	$104,492
Other current assets	835,712	7,431
Deferred offering costs	257,815	-
Total Current Assets	1,369,677	111,923

Property and equipment, net	48,606	27,993
Operating lease right-of-use assets	-	58,306
Total Assets	$1,418,283	$198,222

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Due to related parties	$-	$7,464,500
Accrued expenses and other liabilities	177,027	99,628
Operating lease liabilities, current	-	59,214
Total Current Liabilities	177,027	7,623,342

Commitments and Contingencies (Note 11)

Shareholders’ Equity (Deficit)
Class A Ordinary Share (par value $0.0001 per share, 496,000,000 shares authorized; 1,000,000 and nil shares issued and outstanding as of March 31, 2023 and 2022, respectively)	100	-
Class B Ordinary Share (par value $0.0001 per share, 4,000,000 shares authorized; 4,000,000 and 4,000,000 shares issued and outstanding of March 31, 2023 and 2022, respectively)*	400	400
Additional paid-in capital	13,038,627	127,870
Accumulated deficit	(11,847,211)	(7,583,980)
Accumulated other comprehensive income	49,340	30,590
Total Shareholders’ Equity (Deficit)	1,241,256	(7,425,120)

Total Liabilities and Shareholders’ Equity (Deficit)	$1,418,283	$198,222

* The number of shares are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of the consolidated financial statements.

F-23

REAL MESSENGER HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Fiscal Years Ended March 31, 2023 and 2022

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended March 31,
	2023	2022
Revenues	$-	$-

Operating Expenses
Sales and marketing expenses	(2,051,550)	(473,866)
General and administrative expenses	(1,315,509)	(464,371)
Research and development expenses	(929,916)	(728,745)
Total Operating Expenses	(4,296,975)	(1,666,982)

Loss from Operations	(4,296,975)	(1,666,982)

Other income, net	33,678	-
Interest income, net	66	-

Loss Before Income Taxes	(4,263,231)	(1,666,982)

Income tax expense	-	-

Net Loss	$(4,263,231)	$(1,666,982)

Other Comprehensive Income
Foreign currency translation adjustment	18,750	52,085
Comprehensive Loss	$(4,244,481)	$(1,614,897)

Weighted Average Number of Ordinary Shares Outstanding
Basic and Diluted*	4,000,000	4,000,000

Loss per Share
Basic and Diluted*	$(1.07)	$(0.42)

* The number of shares are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of the consolidated financial statements.

F-24

REAL MESSENGER HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2023 and 2022

(Expressed in U.S. dollar, except for the number of shares)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Accumulated Other Comprehensive		Total Shareholders’ Equity
	Shares*	Amount	Shares*	Amount	Capital	Deficit	(Loss) Income		(Deficit)
Balance as of April 1, 2022	-	$-	4,000,000	$400	$127,870	$(5,916,998)	$(21,495)		$(5,810,223)
Net loss	-	-	-	-	-	(1,666,982)	-		(1,666,982)
Foreign currency translation adjustments	-	-	-	-	-	-	52,085		52,085
Balance as of March 31, 2022	-	$-	4,000,000	$400	$127,870	$(7,583,980)	$30,590		$(7,425,120)
Issuance of Class A Ordinary Shares	1,000,000	100	-	-	(100)	-	-		-
Waive of liabilities due to related parties	-	-	-	-	12,910,857	-	-	-	12,910,857
Net loss	-	-	-	-	-	(4,263,231)	-		(4,263,231)
Foreign currency translation adjustments	-	-	-	-	-	-	18,750		18,750
Balance as of March 31, 2023	1,000,000	$100	4,000,000	$400	$13,038,627	$(11,847,211)	$49,340		$1,241,256

* The number of shares are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of the consolidated financial statements.

F-25

REAL MESSENGER HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2023 and 2022

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,263,231)	$(1,666,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	11,019	12,252
Amortization of right-of-use assets	58,258	57,052
Changes in operating assets and liabilities:
Other current assets	(1,086,101)	(1,554)
Accrued expenses and other liabilities	277,619	33,105
Operating lease liabilities	(59,166)	(57,966)
Net cash used in operating activities	(5,061,602)	(1,624,093)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,722)	(28,608)
Net cash used in investing activities	(31,722)	(28,608)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from a related party	5,465,658	1,870,455
Repayment of borrowings to a related party	(1,276)	(113,631)
Payment of offering cost	(200,000)	-
Net cash provided by financing activities	5,264,382	1,756,824

Effect of exchange rate changes on cash	600	(4)

Net increase in cash	171,658	104,119
Cash at beginning of year	104,492	373
Cash at end of year	$276,150	$104,492

Supplemental cash flow information
Cash paid for interest expense	$-	$-
Cash paid for income tax	$-	$-

Noncash investing and financing activities
Right-of-use assets obtained in exchange for operating lease obligations	$-	$171,952
Conversion of due to related parties to equity	$12,910,857	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-26

1.	ORGANIZATION AND BUSINESS DESCRIPTION

Real Messenger Holdings Limited (“Real” or the “Company”) was incorporated on September 13, 2021 under the laws of the Cayman Islands (“Cayman”) as an exempted company with limited liability.

Real owns 100% of the equity interests of Real Messenger Inc. (“Real USA”), which is a limited liability company incorporated in accordance with the laws and regulations of the State of Delaware of the United States on September 24, 2021.

Real USA owns 100% of the equity interests in Real Corporation Limited (Hong Kong) (“Real Corporation HK”), which is a limited liability company incorporated in accordance with the laws and regulations of Hong Kong on April 9, 2015. Real Corporation HK owns 100% of the equity interests in Hohojo.com Limited (“Hohojo”), which is a limited liability company incorporated in accordance with the laws and regulations of Hong Kong on March 18, 2008.

The Company and its subsidiaries operate an online marketplace that directly connects real estate agents with home buyers and sellers, through its social network application named “Real”. Currently the Company does not charge fees from real estate agents and has not generated revenues to date.

Reorganization

Reorganization of the legal structure of the Company (“Reorganization”) has been completed on March 23, 2022 by carrying out below contemplated transactions, where the Company became the holding company of all entities discussed above.

Prior to the reorganization, Real Corporation HK and Hohojo were both indirectly wholly owned by Mr. Kwai Hoi, Ma, who is the ultimate sole shareholder of Real. On March 23, 2022, the equity interests in Hohojo was transferred to Real Corporation HK, and on the same date, the equity interests in Real Corporation HK was transferred to Real USA.

Before and after the Reorganization, the Company, together with its wholly-owned subsidiaries, are ultimately and effectively controlled by the same shareholder. Hence, the Reorganization is considered under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-27

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on past experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for doubtful accounts, valuation allowance for deferred tax assets, incremental borrowing rate for leases, grant-date fair value of share-based compensation and other provisions and contingencies.

Cash

Cash primarily consist of bank deposits, as well as highly liquid investments, with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of the bank accounts in Hong Kong. Each bank account in Hong Kong is insured by the government authority with the maximum limit of HKD 500,000 (equivalent to approximately $64,000).

Deferred offering costs

In the event of offering of equity securities, incremental costs that otherwise would not have been incurred are deferred and capitalized in the balance sheet as deferred offering costs which will be later deducted against additional paid-in capital upon completion of offering of equity securities.

Operating leases

The Company leases its offices, which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. There was no impairment for right-of-use lease assets as of March 31, 2023 and 2022.

The Company elected the short-term lease exemption as the lease terms are 12 months or less. As of March 31, 2023, the Company had short-term lease only. The Company recognized the lease expenses on a straight-line basis over the lease term.

F-28

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment, net

Property and equipment primarily consist of office equipment, which is stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful live of office equipment is five years.

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations and other comprehensive loss in other income or expenses.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the fiscal years ended March 31, 2023 and 2022.

Revenue recognition

The Company did not generate revenue for the fiscal years ended March 31, 2023 and 2022. The Company’s revenue is expected to be primarily derived from subscription fees charged from real estate agents and advertising service fees from customers which post advertisements on the Company’s application.

Research and development expenses

Research and development expenses consist primarily of salary and welfare for research and development personnel, software expenses and other expenses in associated with research and development activities. Cost incurred for the internally developed platform and application during the planning and designing stage are expensed when incurred and are included in the research and development expenses. Costs incurred in the phase subsequent to establishing technological feasibility of such software and application are capitalized.

For the years ended March 31, 2023 and 2022, no costs were qualified for capitalization. Research and development expenses were $929,916 and $728,745 were recorded, respectively.

Share-based compensation

The Company accounts for share-based awards issued to employees in accordance with ASC Topic 718 Compensation – Stock Compensation. Share-based awards granted are measured at fair value on grant date and share-based compensation expense is recognized (i) immediately at the grant date if no vesting conditions are required, or (ii) using the straight-line method over the requisite service period. For awards with performance conditions, the Company recognizes compensation cost if it is probable that the performance condition will be met. Forfeitures are recognized when they occur.

Employee benefits

All salaried employees of the Company in Hong Kong are enrolled in a Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance, within two months of employment. The MPF scheme is a defined contribution retirement plan administered by an independent trustee. The Company makes regular contributions of 5% of the employee’s relevant income to the MPF scheme, subject to a maximum of $191 per month. Contributions to the plan vest immediately. The Company recorded MPF expense of $57,233 and $44,085 for the fiscal years ended March 31, 2023 and 2022, respectively.

F-29

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

The Company accounts for income taxes in accordance with the Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.”. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company does not believe that there was any uncertain tax position as of March 31, 2023 and 2022. As of March 31, 2023, the tax years ended March 31, 2016 through 2022 are subject to examination for by the HK authorities and the tax years ended December 31, 2021 through 2022 are subject to examination by the US tax authorities.

Loss per share

Basic loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the sum of the weighted average number of ordinary share outstanding and of potential dilutive securities (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary share that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted loss per share. For the fiscal years ended March 31, 2023 and 2022, the computation of diluted net loss per share does not include unvested restricted shares in the weighted average shares outstanding, as they would be anti-dilutive.

F-30

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The functional currency is U.S. dollar for the Company’s US entities and Hong Kong dollar for all other entities. The Company’s reporting currency is the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income and expense accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income (loss).

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	March 31, 2023	March 31, 2022
Year-end spot rate	7.8499	7.8325

	For the Years Ended March 31,
	2023	2022
Average rate	7.8389	7.7844

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of the fair value hierarchy are described below:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value.

As of March 31, 2023 and 2022, financial instruments of the Company comprised primarily current assets and current liabilities including cash, other receivables, other payables and due to related parties, which approximate their fair values because of the short-term nature of these instruments.

F-31

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (the “CODM”), which is comprised of certain members of the Company’s management team. Consequently, the Company has determined that it has only one reportable operating segment.

Reclassification

Certain items in the financial statements of comparative period have been reclassified to conform to the financial statements for the current period. The reclassification has no impact on the total assets and total liabilities as of March 31, 2022, the statements of operations or cash flows for the year ended March 31, 2022.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments (Topic 326)”, which significantly changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses”, which amends Subtopic 326-20 (created by ASU No.2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued ASU No.2019-04, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments”, in May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief”, and in November 2019, the FASB issued ASU No. 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, and ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses”, to provide further clarifications on certain aspects of ASU No. 2016-13 and to extend the nonpublic entity effective date of ASU No. 2016-13. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022, and the Company does not expect it will have a material effect on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

3.	LIQUIDITY AND GOING CONCERN

The Company has been incurring losses from operations since its inception. Accumulated deficit amounted to $11,847,211 and $7,583,980 as of March 31, 2023 and 2022, respectively. Net cash used in operating activities were $5,061,602 and $1,624,093 for the fiscal years ended March 31, 2023 and 2022, respectively. As of March 31, 2023 and 2022, the Company reported a working capital of $1,192,650 and a working capital deficit of $7,511,419, respectively. These conditions raised substantial doubts about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds on favorable economic terms to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes generating revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of March 31, 2023, the Company’s balance of cash was $276,150, which can cover the current liabilities of $177,027. Currently, the Company is working to improve its liquidity and capital sources mainly through borrowing from related parties and obtaining financial support from its principal shareholder and immediate family member who have committed to continue providing funds for the Company’s working capital needs whenever needed.

On March 27, 2023, the Company entered into certain Agreement and Plan of Merger (the “Merger Agreement”) with Nova Vision Acquisition Corp (“NOVA”), a British Virgin Islands exempted company listed on NASDAQ as a special purpose acquisition company (“SPAC”).

However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditure, working capital, and other requirements. The consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty.

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4.	OTHER CURRENT ASSETS

As of March 31, 2023 and 2022, other current assets were comprised of the following:

	March 31, 2023	March 31, 2022
Amount due from the sponsor of NOVA (i)	$575,000	$-
Prepaid marketing expenses (ii)	111,798	-
Prepaid salary expenses (iii)	111,798
Others	37,116	7,431
	$835,712	$7,431

(i)	In July 2022, the Company made a loan of $575,000 to the sponsor of NOVA, so as the sponsor deposited such amount into NOVA’s trust account in order to extend the time to complete a business combination for a period of three months. The loan was non-interest bearing and was repayable upon the closing of a business combination

(ii)	The prepaid marketing expenses arose from a related party transaction. In June 2022, the Company entered into a marketing service agreement with True Blue Entertainment, LLC (“True Blue”) which is solely controlled by Fredrik Eklund, the co-founder and Chief Visionary Officer of the Company (Note 9). Pursuant to the marketing service agreement, True Blue will provide marketing and promotion for the Company’s social network application and brand name within a service period of 3 years. The annual service fee is $500,000.

The Company made payments in an escrow account, through which paid marketing expenses to True Blue. As of March 31, 2023, the balance of prepaid marketing expenses represented prepaid marketing expenses for two months and twenty days in the escrow account.

(iii)	In addition to the marketing service agreement as mentioned above, the Company also entered into an employment agreement with Fredrik Eklund. Pursuant to the employment agreement, the annual compensation package for Fredrik Eklund is $500,000.

The Company made payments in an escrow account, through which paid salary expenses to Fredrik Eklund. As of March 31, 2023, the balance of prepaid salary expenses represented prepaid salary expenses two months and twenty days in the escrow account.

5.	PROPERTY AND EQUIPMENT, NET

As of March 31, 2023 and 2022, property and equipment, net was comprised of the following merchant products:

	March 31, 2023	March 31, 2022
Office equipment	$97,033	$65,500
Less: accumulated depreciation	(48,427)	(37,507)
	$48,606	$27,993

For the fiscal years ended March 31, 2023 and 2022, the Company recognized depreciation expenses of $11,019 and $12,252, respectively.

6.	OPERATING LEASE

During the year ended March 31, 2022, the Company leases office space under one non-cancelable operating lease, with expected lease term through March 2023. The Company early terminated its operating lease agreement in December 2022. The Company then entered in to a lease arrangement with WeWork Hong Kong Limited, which provided shared workplace for the Company and the Company is entitled to terminate the lease arrangement at any time at its own discretion. Because the Company cannot reasonably estimate the lease term, the Company classified the lease arrangement as a short-term lease.

The Company considers the renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense is recognized on a straight-line basis over the lease term.

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6.	OPERATING LEASE (CONTINUED)

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The table below presents the operating lease related assets and liabilities recorded on the balance sheets.

	March 31, 2023	March 31, 2022
Right-of-use assets	$-	$58,306

Operating lease liabilities, current	-	59,214

	$-	$59,214

The remaining lease term and discount rate for the operating leases was as follows as of March 31, 2023 and 2022

	March 31, 2023	March 31, 2022
Remaining lease term and discount rate
Remaining lease term (years)	-	1.00
Discount rate	-	2.75%

For the fiscal years ended March 31, 2023 and 2022, the Company incurred total rental expenses of $122,276 and $71,493, respectively. For the fiscal years ended March 31, 2023 and 2022, the Company made operating lease payments of $75,625 and $59,962, respectively.

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7.	EQUITY

Ordinary Shares

The Company’s authorized share capital is 500,000,000 ordinary shares consisting of 496,000,000 Class A Ordinary Shares and 4,000,000 Class B ordinary shares, par value $0.0001 per share.

On June 19, 2019 and June 24, 2022, 10,000 and 3,990,000 Class B Ordinary Shares were issued, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A Ordinary Share will be entitled to 1 vote and each Class B Ordinary Share will be entitled to 10 votes. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one to one basis.

In connection with reorganization, all references to numbers of ordinary shares and per-share data in the consolidated financial statements have been adjusted to reflect such reorganization and have been retroactively stated as if it occurred since inception.

On June 15, 2022, the Company entered into an employment agreement with Mr. Fredrik Eklund. Pursuant to the employment agreement, Mr. Fredrik Eklund will act as the Co-founder and Chief Visionary Officer of the Company, and is entitled an annual compensation of $500,000 and restricted shares of 1,000,000 Class A Ordinary Shares of the Company. On June 24, 2022, the Company issued the nonvested shares which shall vest in full if and when both of the following conditions are satisfied: (a) the closing of the business combination with a special purpose acquisition company (“de-SPAC Transaction”) of the Company occurs, and (b) Mr. Fredrik Eklund is employed by the Company as of the closing of de-SPAC Transaction.

As of March 31, 2023, 1,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares were issued and outstanding, respectively. As of March 31, 2022, nil Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares were issued and outstanding, respectively.

Capital injection from a shareholder

During the years ended March 31, 2023 and 2022, Mr. Ma, the Co-founder, Chief Executive Officer and director of the Company made various payments, including payments of operating expenses and offering costs, and purchase of property and equipment, on behalf of the Company (Note 9). As of March 31, 2023, the Company had an outstanding balance of $12,489,851 and $421,006 due to Mr. Ma and Tai Sang Technology Limited (“Tai Sang”) which is wholly owned by Mr. Ma.

On March 29, 2023, the Company, Mr. Ma and Tai Sang entered into an agreement, pursuant to which Mr. Ma and Tai Sang agreed to waive the Company’s outstanding liabilities aggregating $12,910,857, and in return these liabilities were treated as capital injection from Mr. Ma. Accordingly, the Company reclassified the balance of due to related parties to additional paid-in capital.

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8.	INCOME TAXES

Cayman Islands

Under the current and applicable laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

USA

For the US jurisdiction, Real USA is subject to federal income taxes on its business operations. The federal tax rate is 21%. The Company also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which were both passed in 2020, no material impact on the Company is expected based on the analysis. The Company will continue to monitor the potential impact going forward.

As a result of the Tax Act, the Company has evaluated whether it has an additional tax liability from the Global lntangible Low Taxed Income (“GILTI”) inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the tax rate on the foreign income to 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. As of March 31, 2023 and 2022, the Company does not have an aggregate positive tested income; and as such the Company did not record a liability for GILTI tax.

Hong Kong

Real Corporation HK and Hohojo are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the fiscal years ended March 31, 2023 and 2022, Hong Kong profits tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable tax rate for the first HKD 2 million of assessable profits is 8.25% and assessable profits above HKD 2 million will continue to be subject to the rate of 16.5% for corporations in Hong Kong, effective from the year of assessment 2018/2019. Before that, the applicable tax rate was 16.5% for corporations in Hong Kong. Under Hong Kong tax laws, Real Corporation HK and Hohojo are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

For the fiscal years ended March 31, 2023 and 2022, the Components of the income (loss) before income taxes are as follows:

	For the Years Ended March 31,
	2023	2022
Cayman	$9,507	$(132,091)
Hong Kong subsidiaries	(1,918,483)	(1,487,074)
USA subsidiary	(2,354,255)	(47,817)
	$(4,263,231)	$(1,666,982)

For the fiscal years ended March 31, 2023 and 2022, income tax expenses consist of the following:

For the Years Ended March 31,
	2023	2022
Current income expenses	$-	$-
Deferred income tax expenses	-	-
	$-	$-

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8.	INCOME TAXES (CONTINUED)

A reconciliation of the difference between the expected income tax expense computed at applicable statutory income tax rates and the Company’s income tax expenses is shown in the following table:

	For the Years Ended March 31,
	2023	2022
Loss before income tax expenses	$(4,263,231)	$(1,666,982)

Income tax computed at Hong Kong income tax rate of 16.5%	(703,433)	$(275,052)
Effect of preferential tax benefits	158,231	-
Effect of differences in income tax rates in other jurisdictions (a)	(107,510)	19,643
Effect of change in valuation allowance	652,712	255,409
	$-	$-

(a)	The applicable statutory rate applied is based on the profits tax rates in Hong Kong. Effective for tax years ended on or after March 31, 2018, the applicable tax rate was 8.25% on the first HK $2,000,000 of assessable profits and 16.5% on any assessable profits above that threshold.

Deferred tax assets as of March 31, 2023 and 2022 consist of the following:

	For the Years Ended March 31,
	2023	2022

Net operating losses carryforwards	$1,851,193	$1,066,713
Excess research and development expenses	26,464	-
Less: allowance on deferred tax assets	(1,877,657)	(1,066,713)
	$-	$-

As of March 31, 2023, the Company had net operating losses of $9,322,555 and $2,276,053 arising from subsidiaries incorporated Hong Kong and the USA, respectively, which will be available to offset future taxable income. The carryforwards of net operating losses in Hong Kong and the USA generally has no time limit.

The Company evaluates its valuation allowance requirements at end of each reporting period by reviewing all available evidence, both positive and negative, and considering whether, based on the weight of that evidence, a valuation allowance is needed. When circumstances cause a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in income from operations. The future realization of the tax benefit of an existing deductible temporary difference ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryforward period available under applicable tax law. As of March 31, 2023 and 2022, due to uncertainties surrounding future utilization on Real USA, Real Corporation HK and Hohojo, the Company accrued full valuation allowance against the deferred tax assets based upon management’s assessment as to their realization.

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9.	RELATED PARTIES

1)	Nature of relationships with related parties

Name	Relationship with the Company
Kwai Hoi, Ma	Co-founder, Chief Executive Officer and director of the Company
Fredrik Eklund	Co-founder, and Chief Visionary Officer of the Company
Tai Sang Technology Limited	Controlled by Mr. Kwai Hoi, Ma
True Blue	Controlled by Mr. Fredrik Eklund

2)	Transactions with related parties

	For the fiscal years ended March 31,
	2023	2022
Borrowings from a related party
Kwai Hoi, Ma (a)	$976,941	$1,184,023

Repayment of borrowings to a related party
Kwai Hoi, Ma	$1,276	$113,631

Payment of operating expenses of behalf of the Company
Kwai Hoi, Ma	$4,256,995	$657,824

Payment of deferred offering costs
Kwai Hoi, Ma	$200,000	$-

Purchase of property and equipment on behalf of the Company
Kwai Hoi, Ma	$31,722	$28,608

Purchase of marketing expenses
True Blue	$375,000	$-

(a)	The borrowings from the related party were interest free and repayable on demand.

3)	Balances with related parties

As we have mentioned in Note 7, the Company had no outstanding balance due to related parties as of March 31, 2023.

As of March 31, 2023 and 2022, the balances due to related parties were as follows:

	March 31, 2023	March 31, 2022
Kwai Hoi, Ma	$-	7,042,559
Tai Sang Technology Limited	-	421,941
	$-	7,464,500

10.	SHARE BASED COMPENSATION

On June 24, 2022, the Company issued the nonvested shares which shall vest in full if and when both of the following conditions are satisfied: (a) the closing of the business combination with a special purpose acquisition company (“de-SPAC Transaction”) of the Company occurs, and (b) Mr. Fredrik Eklund is employed by the Company as of the closing of de-SPAC Transaction. Given the vesting of these nonvested shares is contingent on the closing of business combination with a SPAC company, no share-based compensation expense is recognized until the date of successful business combination.

The Company used the asset-based approach to estimate the fair value of the shares granted on the grant date with assistance from an independent valuation firm. The asset-based approach incorporated certain assumptions including estimated cost used to develop our application, expected gross profit margin based on average gross profit margin of listed software development companies and risk-free rate. The fair value of the nonvested shares issued to Mr. Frederik Eklund was estimated at $248,000. As of March 31, 2023, the Company had unrecognized share-based compensation expenses of $248,000.

11.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to loss contingencies, such as certain legal proceedings, claims and disputes. The Company records a liability for such loss contingencies when the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

12.	SUBSEQUENT EVENTS

The Company evaluated the subsequent event through June 30, 2023, the issuance date of this report, and concluded that there are no material reportable subsequent events need to be disclosed.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

PubCo Amended and Restated Memorandum and Articles of Association provide that, to the extent permitted by the Cayman Islands laws, each existing or former director (including alternate director), secretary and other officer of the PubCo (including an investment adviser or an administrator or liquidator) and their personal representatives, will be entitled to indemnification from PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director, secretary or officer, other than by reason of his or her own dishonesty, in or about the conduct of PubCo’s business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1+	Merger Agreement dated March 27, 2023 (incorporated by reference to Exhibit 2.1 to Nova Vision Current Report on Form 8-K filed with the Securities & Exchange Commission on March 28, 2023)
3.1+	Nova Vision Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on November 10, 2022)
3.2*	Certificate of Incorporation of PubCo
3.3*	Memorandum and Articles of Association of PubCo
3.4*	Amended and Restated Memorandum and Articles of Association of PubCo
3.5*	Amended Memorandum and Articles of Association of Redomestication Merger Surviving Corporation
4.1+	Specimen NOVA Unit Certificate (incorporated by reference to Exhibit 4.1 to the Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.2+	Specimen NOVA Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.3+	Specimen NOVA Warrant Certificate (incorporated by reference to Exhibit 4.3 to Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.4+	Specimen NOVA Rights Certificate (incorporated by reference to Exhibit 4.4 to Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.5+	Warrant Agreement, dated August 5, 2021, by and between American Stock Transfer & Trust Company, LLC and Nova Vision (incorporated by reference to Exhibit 4.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
4.6+	Rights Agreement, dated August 5, 2021, by and between American Stock Transfer & Trust Company, LLC and Nova Vision (incorporated by reference to Exhibit 4.2 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 5, 2021)
5.1*	Form of Opinion of Ogier as to Validity of PubCo Ordinary Shares
5.2*	Form of Opinion of Nixon Peabody LLP as to Validity of PubCo Warrants
8.1*	Form of Opinion of Nixon Peabody LLP regarding certain federal income tax matters
10.1+	Letter Agreements, dated August 5, 2021, among the Registrant, the Initial Shareholders and the Registrant’s Officers and Directors (incorporated by reference to Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 5, 2021)
10.2+	Investment Management Trust Account Agreement, dated August 5, 2021, by and American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
10.3+	Amendment to the Investment Management Trust Account Agreement dated November 9, 2022 (incorporated by reference to Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on November 10, 2022)
10.5+	Stock Escrow Agreement, dated August 5, 2021, among Nova Vision, American Stock Transfer & Trust Company, and the Initial Shareholders (incorporated by reference to Exhibit 10.3 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
10.6+	Registration Rights Agreement, dated December 16, 2021, among Nova Vision, American Stock Transfer & Trust Company and the Initial Shareholders (incorporated by reference to Exhibit 10.4 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
10.7*	PubCo’s 2023 Equity Incentive Plan (included as Annex C to this proxy statement/consent solicitation statement/prospectus)
10.8*	Form of Employment Agreement between PubCo and PubCo’s executive officers
10.10*	Form of Lock-Up Agreement (Exhibit C to the Merger Agreement)
10.11*	Registration Rights Agreement (Exhibit E to the Merger Agreement)
10.12*	Sponsor Support Agreement (Exhibit B to the Merger Agreement)
10.13*	Joinder Agreement dated June 29, 2023
14*	Form of Code of Ethics
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Marcum Asia CPAs LLP
23.3	Consent of Friedman LLP
23.4*	Consent of Ogier (included in Exhibit 5.1)
23.5*	Consent of Nixon Peabody LLP (included in Exhibit 5.2)
99.1*	Consent of [director nominee] (PubCo’s director nominee)
99.2*	Consent of [director nominee] (PubCo’s director nominee)
99.3*	Consent of [director nominee] (PubCo’s director nominee)
99.4*	Consent of [director nominee] (PubCo’s director nominee)
99.5*	Consent of [director nominee] (PubCo’s director nominee)
99.6*	Form of Proxy for Extraordinary General Meeting of Holders of Nova Vision Ordinary Shares
99.7*	Assessment of Valuation of Real Messenger Holdings Limited
107	Filing Fee Table

* To be filed

+ Previously filed and incorporated by reference

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Item 22. Undertakings

A.	PubCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	PubCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, China, on the 3rd day of July, 2023.

Real Messenger Corporation

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on July 3, 2023 in the capacities indicated.

Name	Title

/s/ Eric Ping Hang Wong	Chief Executive Officer and Director
Eric Ping Hang Wong	(Principal Executive Officer)

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